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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Affinity Gaming
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Affinity Gaming Common Stock, $0.001 par value per share.
(2)	Aggregate number of securities to which transaction applies:
11,970,274 shares of common stock (including 25,835 shares of restricted stock) and 217,158 shares of common stock underlying stock options with an exercise price of $17.35 per share or less.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee is determined based on the aggregate merger consideration, which is the sum of (a) the product of 11,970,274 shares of common stock and the merger consideration of $17.35 per share (equal to $207,684,254) and (b) the difference between the merger consideration of $17.35 per share and the exercise price per share of each of the 217,158 stock options outstanding for which the exercise price per share is less than $17.35 (equal to $1,365,922). In accordance with Exchange Act Rule 0-11(c), the filing fee of $24,228.92 was determined by multiplying 0.0001159 by the aggregate merger consideration of $209,050,176.
	(4)	Proposed maximum aggregate value of transaction: $209,050,176
	(5)	Total fee paid: $24,228.92
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

[-], 2016

Dear Stockholder:

          We cordially invite you to attend a special meeting of the stockholders of Affinity Gaming, a Nevada corporation ("Affinity"), to be held at [-], Eastern Daylight Time, on [-], 2016, at the New York City offices of Morrison & Foerster LLP, 250 West 55th Street, New York, NY 10019.

          At the special meeting, you will be asked to consider and adopt an Agreement and Plan of Merger, dated as of August 22, 2016, among Z Capital Affinity Owner, LLC, a Delaware limited liability company ("Parent"), Affinity Merger Sub, Inc., a Nevada corporation ("Merger Sub," and together with Parent, the "Purchaser Parties") and Affinity (as amended from time to time, the "merger agreement"). Pursuant to the merger agreement, Merger Sub will be merged with and into Affinity (the "merger"), with Affinity surviving the merger as a wholly owned subsidiary of Parent. Each of the Purchaser Parties is an affiliate of Z Capital Partners, L.L.C., a Delaware limited liability company ("Z Capital"). Certain affiliates of Z Capital own approximately 41.2% of Affinity's outstanding shares of common stock, $0.001 par value per share. Upon completion of the merger, each outstanding share of Affinity common stock will be converted into the right to receive $17.35 in cash, without interest and subject to deduction for any required withholding tax, other than shares held in treasury of Affinity or owned, directly or indirectly, by the Purchaser Parties, the Z Capital Rollover Investors, the Management Rollover Investors or shares for which dissenters' rights are properly demanded and perfected pursuant to Nevada Revised Statute 92A.300 through 92A.500, provided that each share contributed by certain affiliates of Z Capital to Parent immediately prior to the time the merger becomes effective or at such later time as may be agreed by Affinity and Parent and specified in the articles of merger (such time, the "Effective Time"), will not be cancelled and will remain outstanding.

          The proposed merger is a "going private" transaction under the Securities and Exchange Commission rules. Immediately following the Effective Time of the merger, Affinity will be a wholly owned subsidiary of Parent, which is controlled by affiliates of Z Capital.

          Affinity's board of directors (the "Board") formed a special committee consisting solely of independent and disinterested members of the Board (the "Special Committee") to, among other things, (i) review and evaluate the proposal received from Z Capital to acquire all of the outstanding shares of Affinity common stock that are not already owned by affiliates of Z Capital, and any other offer to acquire Affinity and any other strategic alternatives available to Affinity, including the alternative of remaining a stand-alone company, and (ii) negotiate and make recommendations to the Board with respect to any such proposals or other alternatives. The members of the Board present and voting, in accordance with the unanimous recommendation of the members of the Special Committee present and voting, unanimously (a) approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, (b) determined that the terms of the merger agreement are just and reasonable as to Affinity, (c) determined that the merger agreement and the transactions contemplated thereby, including the merger and the merger consideration, are fair to and in the best interests of Affinity and its stockholders (other than affiliates of Z Capital) and (d) resolved to recommend that Affinity's stockholders adopt and approve the merger agreement and the transactions contemplated thereby. Accordingly, the Board recommends that stockholders vote "FOR" the adoption of the merger agreement. The Board also recommends that stockholders vote "FOR" the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the named executive officers of Affinity in connection with the merger, as disclosed under "Special Factors—Potential Change of Control Payments to Named Executive Officers" in the accompanying proxy statement, as required by the rules adopted by the Securities and Exchange Commission, and "FOR" any adjournment or postponement of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

          We encourage you to read the accompanying proxy statement carefully as it sets forth the specifics of the merger and other important information related to the merger. In addition, you may obtain information about us from documents filed with the Securities and Exchange Commission.

          Regardless of the number of shares of Affinity common stock that you own, your vote is very important. The merger cannot be completed unless holders of at least a majority of the issued and outstanding shares of Affinity common stock vote in favor of the adoption of the merger agreement. If you fail to vote or abstain from voting on the merger agreement, the effect will be the same as a vote "AGAINST" adoption of the merger agreement.

          We hope that you will be able to attend the special meeting. However, whether or not you plan to attend in person, please complete, sign, date and return the accompanying proxy card in the enclosed postage prepaid envelope as promptly as possible. You also may submit a proxy by using the toll-free telephone number or by accessing the Internet website specified on your proxy card. If your shares are held in the name of a broker, bank or other nominee, please follow the instructions on the voting instructions card furnished by the bank, broker or other nominee.

          Thank you for your attention to this important matter.

Sincerely,

Michael Silberling Chief Executive Officer

          The accompanying proxy statement is dated [-], 2016 and, together with the enclosed form of proxy, is first being mailed to stockholders on or about [-], 2016.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [-], 2016

        We cordially invite you to attend a special meeting of the stockholders of Affinity Gaming, a Nevada corporation ("Affinity"). The special meeting will be held at [-], Eastern Daylight Time, on [-], 2016, at the New York City offices of Morrison & Foerster LLP, 250 West 55th Street, New York, NY 10019. The meeting is being held for the following purposes:

  1.
  to approve the adoption of the Agreement and Plan of Merger (including the principal terms thereof), dated as of August 22, 2016, among Z Capital Affinity Owner, LLC, a Delaware limited liability company ("Parent"), Affinity Merger Sub, Inc., a Nevada corporation ("Merger Sub," and together with Parent, the "Purchaser Parties") and Affinity (as amended from time to time, the "merger agreement"), and the merger, pursuant to which Merger Sub will be merged with and into Affinity (the "merger"), with Affinity surviving the merger as a wholly owned subsidiary of Parent;

  2.
  to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the named executive officers of Affinity in connection with the merger, as disclosed under "Special Factors—Potential Change of Control Payments to Named Executive Officers;" and

  3.
  to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

        Affinity's board of directors (the "Board") has fixed the close of business on [-], 2016 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the meeting. Affinity will transact no other business at the special meeting except such business as may properly be brought before the special meeting or any adjournment or postponement thereof by or at the direction of the Board.

        The Board formed a special committee consisting solely of independent and disinterested members of the Board (the "Special Committee") to, among other things, (i) review and evaluate the proposal received from Z Capital to acquire all of the outstanding shares of Affinity common stock that are not already owned by affiliates of Z Capital, and any other offer to acquire Affinity and any other strategic alternatives available to Affinity, including the alternative of remaining a stand-alone company, and (ii) negotiate and make recommendations to the Board with respect to any such proposals or other alternatives. The members of the Board present and voting, in accordance with the unanimous recommendation of the members of the Special Committee present and voting, unanimously (a) approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, (b) determined that the terms of the merger agreement are just and reasonable as to Affinity, (c) determined that the merger agreement and the transactions contemplated thereby, including the merger and the merger consideration, are fair to and in the best interests of Affinity and its stockholders (other than affiliates of Z Capital) and (d) resolved to recommend that Affinity's stockholders adopt and approve the merger agreement and the transactions contemplated thereby. Accordingly, the Board recommends that stockholders vote "FOR" the adoption of the merger agreement. The Board also recommends that stockholders vote "FOR" the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the named executive officers of Affinity in connection with the merger, and "FOR" any adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

        Your vote is very important. The merger cannot be completed unless holders of at least a majority of the issued and outstanding shares of Affinity common stock vote in favor of the adoption of the merger agreement. Even if you plan to attend the special meeting in person, please complete, date, sign and return the enclosed proxy card to ensure that your shares will be represented at the special meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. You also may submit your proxy by using the toll-free telephone number or by accessing the Internet website specified on your proxy card. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions on the voting instructions card furnished by the bank, broker or other nominee.

        Your proxy may be revoked at any time before the vote at the special meeting by following the procedures outlined in the accompanying proxy statement. Even if you have voted by proxy, you may still vote in person if you attend the special meeting and withdraw your proxy.

        The merger is described in the accompanying proxy statement, which we urge you to read carefully. A copy of the merger agreement is included as Appendix A to the accompanying proxy statement.

By order of the board of directors,
Marc H. Rubinstein
Senior Vice President, General Counsel & Secretary

[-], 2016

Page
SUMMARY TERM SHEET	1
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER	11
The Merger	11
The Special Meeting	11
Voting and Proxy Procedures	12
Getting More Information	15
SPECIAL FACTORS	17
Background of the Merger and Special Committee Proceedings	17
Reasons for the Merger; Recommendation of the Special Committee; Recommendation of the Board of Directors; Fairness of the Merger	35
Opinion of Financial Advisor to the Special Committee	42
Position of the Purchaser Parties and the Z Capital Filing Persons as to the Fairness of the Merger to Affinity's Stockholders that are not Z Capital Rollover Investors	48
Purposes and Reasons of Affinity for the Merger	52
Purposes and Reasons of the Purchaser Parties and the Z Capital Filing Persons for the Merger	52
Treatment of Stock Options and Restricted Stock	52
Certain Effects of the Merger	55
Plans for Affinity after the Merger	57
Projected Financial Information	58
Structure of the Merger	61
Effective Time of the Merger	61
Payment of the Merger Consideration and Surrender of Stock Certificates	61
Merger Financing	62
Interests of Affinity's Directors and Executive Officers in the Merger; Potential Conflicts of Interest	66
Potential Change of Control Payments to Named Executive Officers	70
Intent to Vote	73
Estimated Fees and Expenses of the Merger	73
Appraisal and Dissenters' Rights	74
Material U.S. Federal Income Tax Consequences	75
Anticipated Accounting Treatment of the Merger	79
Certain Legal Matters	79
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	81
THE MERGER AGREEMENT	82
Explanatory Note Regarding the Merger Agreement	82
The Merger	82
Closing and Effectiveness of the Merger	82
Representations and Warranties	83
Conditions to the Merger	85
Effect of the Merger on the Common Stock	86
Treatment of Stock Options and Restricted Stock	87
Dissenting Shares	87
Interim Operations	88

i

ii

iii

SUMMARY TERM SHEET

        This summary term sheet summarizes selected information contained elsewhere in this proxy statement, but may not contain all of the information that is important to you. Affinity urges you to read the entire proxy statement carefully, including the attached appendices. For additional information on Affinity included in documents incorporated by reference into this proxy statement, see the section entitled "Other Matters—Information Incorporated by Reference." The items in this summary term sheet include page references directing you to a more complete description of that topic in this proxy statement.

The Parties to the Merger (pages 112 and 123)

Affinity Gaming
3755 Breakthrough Way, Suite 300
Las Vegas, Nevada 89135
Tel: (702) 341-2400

        Affinity Gaming ("Affinity") is a Nevada corporation, headquartered in Las Vegas, which emerged from Chapter 11 bankruptcy proceedings on December 31, 2010 and converted from a Nevada limited liability company (under the name Affinity Gaming, LLC) into a Nevada corporation on December 20, 2012. Affinity owns and operates 11 casinos in four states—five in Nevada, three in Colorado, two in Missouri and one in Iowa. See "Information about Affinity—Background."

Z Capital Affinity Owner, LLC
c/o Z Capital Partners, L.L.C.
Financial Times Building
1330 Avenue of the Americas, 16th Floor
New York, NY 10019
(212)595-8400

        Z Capital Affinity Owner, LLC ("Parent") is a newly formed Delaware limited liability company. Parent was formed for purposes of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Parent has not carried on any activities other than in connection with the merger and the merger agreement. The sole member and managing member of Parent is Z Capital Affinity Holdings, L.L.C. ("Holdings"), a privately-held Delaware limited liability company which was formed for purposes of consummating the transactions contemplated by the merger agreement. Prior to the Effective Time of the merger, the members of Holdings consist of Z Capital Partners II, L.P., a Delaware limited partnership, Z Capital Partners II-A, L.P, a Delaware limited partnership, and Z Capital Partners II-B, L.P., a Delaware limited partnership, which are affiliated investment funds of Z Capital Partners, L.L.C. ("Z Capital"), a Delaware limited liability company. Z Capital Partners II-B, L.P. is the managing member of Holdings, and as of the Effective Time Z Capital Group, L.L.C., a Delaware limited liability company, will be the manager of Holdings. Z Capital is a private equity fund manager that manages investments of affiliated investment funds in various industries.

        Subject to the terms and conditions of the rollover commitment letter, described below under "Special Factors—Merger Financing—Rollover Investments," certain affiliates of Z Capital that, prior to the Effective Time of the merger, collectively hold approximately 41.2% of the outstanding shares of Affinity's common stock, consisting of Z Capital Partners II, L.P., Z Capital Partners II-A, L.P., Z Capital Partners II-B, L.P., Z Capital Partners GP I, L.P., a Delaware limited partnership, Z Capital CUAL Co-Invest, L.L.C., a Delaware limited liability company, Z Capital HG-C, L.L.C., a Delaware limited liability company, Z Capital HG, L.L.C., a Delaware limited liability company, and Z Capital Partners Fund Holdings I, L.L.C., a Delaware limited liability company (collectively, the "Z Capital

Rollover Investors"), will contribute all of their shares of common stock in exchange for membership interests in Holdings.

        Z Capital Partners GP II, L.P., a Delaware limited partnership, is the general partner of each of Z Capital Partners II, L.P., Z Capital Partners II-A, L.P., and Z Capital Partners II-B, L.P. The managing member of Z Capital Partners Fund Holdings I, L.L.C. is Z Capital Partners I, L.P., a Delaware limited partnership. Z Capital Partners GP I, L.P. is the managing member of each of Z Capital HG, L.L.C., Z Capital HG-C, L.L.C., and Z Capital CUAL Co-Invest, L.L.C. Z Capital Partners GP I, L.P. is the general partner of Z Capital Partners I, L.P. The general partner of each of Z Capital Partners GP II, L.P. and Z Capital Partners GP I, L.P. is Z Capital Partners UGP, L.L.C., a Delaware limited liability company. Z Capital is the sole member and managing member of Z Capital Partners UGP, L.L.C. The sole member and managing member of Z Capital is Z Capital Group, L.L.C., a Delaware limited liability company. The managing member of Z Capital Group, L.L.C. is Zenni Holdings, LLC, a Delaware limited liability company. The sole member and managing member of Zenni Holdings, LLC is James J. Zenni, Jr. We refer to James J. Zenni, Jr., Zenni Holdings, LLC, Z Capital Group, L.L.C., Z Capital, Z Capital Partners UGP, L.L.C., Z Capital Partners GP II, L.P., Z Capital Partners I, L.P., and the Z Capital Rollover Investors, collectively with Holdings, as the "Z Capital Filing Persons." Each of the Z Capital Filing Persons is engaged, directly or indirectly, in the private equity and leveraged buyout business. For further information about the Z Capital Filing Persons, see "Information Concerning the Purchaser Parties and the Z Capital Filing Persons."

        Immediately following the Effective Time of the merger, Affinity will be a wholly owned subsidiary of Parent, and an indirect wholly owned subsidiary of Holdings.

Affinity Merger Sub, Inc.
c/o Z Capital Partners, L.L.C.
Financial Times Building
1330 Avenue of the Americas, 16th Floor
New York, NY 10019
(212) 595-8400

        Affinity Merger Sub, Inc. ("Merger Sub") is a newly formed Nevada corporation and a wholly owned subsidiary of Parent. Merger Sub has not carried on any activities other than in connection with the merger.

        In this proxy statement, the term "Purchaser Parties" refers to Merger Sub and Parent, collectively. Each of the Purchaser Parties is an affiliate of Z Capital. The Z Capital Rollover Investors own approximately 41.2% of Affinity's outstanding shares of common stock, $0.001 par value per share. See "Information Concerning the Purchaser Parties and Z Capital Filing Persons."

Structure of the Merger (page 82)

        The proposed acquisition of Affinity has been structured as a merger of Merger Sub with and into Affinity, with Affinity surviving as a wholly owned subsidiary of Parent.

Payment of the Merger Consideration (page 86)

        Each outstanding share of Affinity common stock (other than shares held in treasury of Affinity or owned, directly or indirectly, by the Purchaser Parties or the Management Rollover Investors (as defined below) or shares for which dissenters' rights are properly demanded and perfected pursuant to Nevada Revised Statute 92A.300 through 92A.500) will be converted into the right to receive $17.35 in cash (the "Merger Consideration"), without interest and subject to deduction for any required withholding tax; provided that each share contributed by certain affiliates of Z Capital to Parent immediately prior to the Effective Time will not be cancelled and will remain outstanding.

Treatment of Stock Options and Restricted Stock (page 52 and 87)

Stock Options and Restricted Stock Cash-Out and Rollover Contribution by Michael Silberling, Walter Bogumil and Jeffrey Solomon

        On October 13, 2016, Holdings and Michael Silberling, Walter Bogumil and Jeffrey Solomon (the "Management Rollover Investors") agreed that each of their previously owned shares, options to purchase common stock of Affinity, whether vested or unvested, each of their outstanding shares of restricted stock that are unvested and outstanding immediately prior to the Effective Time, and commitments of Affinity and any of its affiliates to issue equity or equity-based awards will be treated as follows: Mr. Silberling's previously owned shares, outstanding options, outstanding shares of restricted stock, and commitments of Affinity and any of its affiliates to issue equity or equity-based awards will be cancelled and, in exchange therefor, Holdings will provide Mr. Silberling $1,901,647 in cash, vested options to purchase 269,232 Class A units of Holdings and 854,586 profits interest awards in the form of restricted Class B units of Holdings (subject to the terms and conditions described in the "Special Factors—Treatment of Stock Options and Restricted Stock—Details of Class A and Class B Units of Holdings" section starting on page 53). Mr. Bogumil's previously owned shares, outstanding options, outstanding shares of restricted stock, and commitments of Affinity and any of its affiliates to issue equity or equity-based awards, will be cancelled and, in exchange therefor, Holdings will provide Mr. Bogumil $52,050 in cash, 28,804 Class A units of Holdings, vested options to purchase 135,547 Class A units of Holdings and 421,440 profits interest awards in the form of restricted Class B units of Holdings (subject to the terms and conditions described in the "Special Factors—Treatment of Stock Options and Restricted Stock—Details of Class A and Class B Units of Holdings" section starting on page 53). Mr. Solomon's outstanding options, outstanding shares of restricted stock, and commitments of Affinity and any of its affiliates to issue equity or equity-based awards, will be cancelled and, in exchange therefor, Holdings shall provide to Mr. Solomon options to purchase 135,547 Class A units of Holdings (67,774 of which will be subject to time-based vesting, fifty percent (50%) of which will vest on December 31, 2017 and fifty percent (50%) of which will vest on December 31, 2018, and 67,773 of which will be fully vested at the Effective Time) and 374,705 profits interest awards in the form restricted Class B units of Holdings (subject to the terms and conditions described in the "Special Factors—Treatment of Stock Options and Restricted Stock—Details of Class A and Class B Units of Holdings" section starting on page 53).

        Immediately prior to the closing of the merger, the Management Rollover Investors will enter into a limited liability company agreement (the "LLC Agreement"), option award agreements and profits interest award agreements with Holdings. These agreements will govern the Class A units, options to purchase Class A units and the Class B units described above. The Class A units and the Class B units generally will not have any voting rights. The Management Rollover Investors' entitlement to allocations, distributions and other rights with respect to the Class A and Class B units, as applicable (including, without limitation, drag-along rights, tag-along rights, put rights, call rights, and participation rights), will be set forth in the LLC Agreement. The LLC Agreement will also provide for the establishment of a management long-term incentive plan (the "MIP"). As of the date hereof, no commitments with respect to grants of awards under the MIP have been made to any directors or executive officers of Affinity other than the Management Rollover Investors. See the "Special Factors—Treatment of Stock Options and Restricted Stock—Details of Class A and Class B Units of Holdings" section starting on page 53.

Treatment of Stock Options and Restricted Stock Held By Non-Management Rollover Investors

        The merger constitutes a change in control as defined in Affinity's Amended and Restated 2011 Long Term Incentive Plan (the "2011 LTIP") and, therefore, for any awards outstanding under the 2011 LTIP and held by non-Management Rollover Investors: (1) each option to purchase common stock of Affinity, whether vested or unvested, that is outstanding immediately prior to the Effective

Time shall become fully vested (to the extent unvested) and be converted into the right to receive an amount in cash equal to the product of (i) the excess, if any, of $17.35 over the exercise price per share under such stock option by (ii) the number of shares of Affinity common stock subject to the option, and (2) each outstanding share of restricted stock subject to time-based vesting restrictions that is unvested and outstanding immediately prior to the Effective Time shall become fully vested and be converted into the right to receive an amount in cash equal to the product of (i) $17.35 and (ii) the number of shares of Affinity common stock subject to the restricted stock award.

Affinity's Directors' and Executive Officers' Voting Intentions (pages 73 and 103)

        Except in their capacities as members of the Board and/or the Special Committee, no officer or director of Affinity, nor any of the Purchaser Parties, has made any recommendation either in support of or in opposition to the merger or the merger agreement. To Affinity's knowledge, each of Affinity's directors and executive officers intends to vote all shares of Affinity common stock he or she beneficially owns in favor of adoption of the merger agreement and each of the other proposals described below. Subject to the terms of voting and support agreements, Z Capital, an affiliate of Affinity director James J. Zenni, Jr. and the employer of Affinity director Andrei Scrivens, SPH Manager, LLC ("SPH Manager"), an affiliate of Affinity director David Reganato, and One East Partners Master, L.P., One East Partners Opportunities, L.P., One East Capital Advisors, L.P. and One East Partners Capital Management LLC (collectively, "One East"), an affiliate of Affinity director James Cacioppo, each have agreed to vote all shares of Affinity common stock they beneficially own in favor of adopting the merger agreement and approving the terms thereof. See "Agreements Involving Common Stock—Voting Agreements" beginning on page 103.

Required Vote (pages 85 and 105)

        For Affinity to complete the merger, under Nevada law, holders of a majority of the outstanding shares of common stock at the close of business on the record date must vote "FOR" the adoption of the merger agreement. Approval of the holders of at least a majority of the shares of Affinity common stock not owned by affiliates of Z Capital is not required for Affinity to complete the merger. Subject to the terms of voting and support agreements, Z Capital and each Z Capital affiliate which is the beneficial owner of Affinity common stock, SPH Manager and One East each have agreed to vote all shares of Affinity common stock they beneficially own in favor of adopting the merger agreement and approving the terms thereof. See "Agreements Involving Common Stock—Voting Agreements" beginning on page 103.

        Holders of common stock as of the record date have one vote for each share of common stock owned by such stockholder as of the close of business on the record date. As of the record date, there were [-] shares of Affinity common stock outstanding, of which the Purchaser Parties and their affiliates (including Z Capital) may be deemed to beneficially own 8,418,616 shares of Affinity common stock, including 8,333 shares of unvested restricted stock, representing in the aggregate approximately 41.2% of the outstanding shares of common stock as of the record date. SPH Manager may be deemed to beneficially own 5,544,092 shares, representing in the aggregate approximately 27.1% of the outstanding shares of common stock as of the record date. One East may be deemed to beneficially own 334,940 shares, representing in the aggregate approximately 1.6% of the outstanding shares of common stock as of the record date.

        Stockholders holding a majority of the aggregate voting power of the Common Stock present in person or represented by proxy at the meeting and entitled to vote must vote "FOR" the non-binding, advisory proposal regarding compensation that may become payable to Affinity's named executive officers in connection with the merger (as described in the "Special Factors—Interests of Affinity's Directors and Executive Officers in the Merger; Potential Conflicts of Interest" section starting on page 66), referred to as the "Non-Binding Merger-Related Compensation Proposal," in order for such proposal to be approved. Approval of the Non-Binding Merger-Related Compensation Proposal is not a condition to the completion of the merger, and the vote with respect to the Non-Binding Merger-Related Compensation Proposal is advisory only and will not be binding on Parent or Affinity.

        Interests of Affinity's Directors and Executive Officers in the Merger; Potential Conflicts of Interest (page 66)

        In considering the recommendations of the Board, you should be aware that certain of Affinity's executive officers and directors have interests in the transaction that are different from, or are in addition to, the interests of Affinity's stockholders generally. These interests relate to or arise from, among other things:

  •
  if the merger is completed, Affinity's common stock will be 100% beneficially owned, as of the closing, by Parent, an affiliate of Z Capital;

  •
  the payment of monthly retainers to each member of the Special Committee;

  •
  the fact that the executive officers of Affinity are anticipated to remain executive officers of the surviving corporation;

  •
  certain payments and benefits to certain executive officers of Affinity in connection with a qualifying termination of employment on or following the merger and cash and unit awards to certain executive officers;

  •
  the fact that Mr. Zenni will be the sole director of the surviving corporation immediately following the merger; and

  •
  the right to continued indemnification and insurance coverage for directors and executive officers of Affinity following the completion of the merger, pursuant to the terms of the merger agreement.

        The Special Committee was aware of and considered the interests that existed at the time of its deliberations on the merits of the merger in evaluating and negotiating the merger agreement and the merger.

No Solicitation (page 90)

        Under the merger agreement, Affinity is precluded from soliciting or encouraging any alternative acquisition proposals or engaging in any discussions regarding alternative acquisition proposals, except in the event that, prior to Affinity stockholder approval, Affinity receives an unsolicited acquisition proposal and the Special Committee determines in good faith (after consultation with its financial advisor and outside legal counsel) that (i) failure to take action would reasonably be likely to be inconsistent with the directors' fiduciary duties under applicable law and (ii) the acquisition proposal either constitutes, or would reasonably be expected to result in, a superior proposal. Prior to Affinity stockholder approval, the Board, acting upon the recommendation of the Special Committee, may change its recommendation with respect to any unsolicited acquisition proposal that the Special Committee believes in good faith is a superior proposal, or make a change in recommendation in response to a material event, occurrence, development or state of facts or circumstances that is not known by the Board prior to the date of the merger agreement, if (i) the Special Committee determines in good faith (after consultation with outside legal counsel) that failure to do so would reasonably be likely to be inconsistent with its fiduciary obligations under applicable law, and (ii) a three business day period has elapsed during which Parent is given the opportunity to negotiate such adjustments in the terms and conditions of the merger agreement in response to such superior proposal.

Conditions to the Merger (page 85)

        The respective obligations of the Purchaser Parties and Affinity to effect the merger are subject to the satisfaction or valid waiver of certain customary conditions, including adoption of the merger agreement by the affirmative vote of the holders of at least a majority of all outstanding shares of Affinity's common stock; the absence of any order, injunction, judgment or law that prohibits or makes illegal the consummation of the merger; the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), which condition was satisfied on September 13, 2016 (see "—Regulatory Approvals," below); and the issuance by applicable governmental authorities, including but not limited to gaming regulators in the states in which Affinity operates, of all licenses, permits, authorizations, and other similar approvals or actions necessary for or relating to the conduct of gaming operations, the sale of alcoholic beverages and related activities including the ownership, operation, management and development of Affinity's business and the financing thereof. In addition, each of Affinity's and the Purchaser Parties' obligation to consummate the merger is subject to certain additional conditions that include the other party's representations and warranties contained in the merger agreement being true and correct (subject to certain materiality qualifiers) and the other party's performance in all material respects of its obligations under the merger agreement. The Purchaser Parties' obligation to consummate the merger is also subject to there not having occurred a material adverse effect on Affinity.

Termination (page 97)

        The merger agreement contains certain termination rights for both Affinity and Parent, including, without limitation, if the merger is not consummated on or before April 22, 2017, if the approval of the stockholders of Affinity is not obtained and by either party if the other party has materially breached or failed to perform under the merger agreement.

        The merger agreement further provides that, upon termination of the merger agreement by Affinity or Parent under specified circumstances, including, among others, a change in recommendation by the Board for a Superior Proposal or a material, uncured breach of the merger agreement by Affinity, Affinity may be required to pay Parent a termination fee of $12.4 million.

Parent Termination Fee (page 100)

        Upon termination of the merger agreement by Affinity or Parent under specified circumstances, Parent may be required to pay Affinity a termination fee of either $7.1 million, in connection with a failure to obtain applicable gaming approvals relating to Affinity's business under certain circumstances as provided in the merger agreement and for the sole benefit of Affinity's stockholders that are not controlled affiliates of Z Capital, or $17.7 million, in connection with a material, uncured breach of the merger agreement by Parent or failing to obtain financing, in each case, under certain circumstances as provided in the merger agreement.

Specific Performance (page 101)

        Subject to certain limitations, the merger agreement provides that the parties will be entitled to specific performance, including injunctive relief, to enforce the merger agreement against a non-performing party, in addition to any other rights the parties have against the non-performing party, although neither Parent nor Affinity will be entitled to receive both a grant of specific performance and any money damages. In addition, Affinity will be entitled to specific performance of various obligations of Z Capital, Parent and certain of Z Capital's other affiliates in certain circumstances and subject to certain limitations, in addition to Parent's obligation to cause the funding of the equity financing described below if certain conditions are met, including the funding of the debt financing described below.

Limited Guarantee (page 102)

        In connection with the merger, Z Capital Partners II, L.P., Z Capital Partners II-A, L.P. and Z Capital Partners II-B, L.P. (collectively, the "Z Capital Funds") entered into a limited guarantee in favor of Affinity, referred to as the "Limited Guarantee," pursuant to which the Z Capital Funds, severally (and not jointly and severally), agreed to guarantee to Affinity the due and punctual performance and discharge of certain payment obligations of the Purchaser Parties to Affinity in the merger agreement, including to:

  •
  pay certain fees and expenses in connection with any amendment to Affinity's credit agreement proposed by Parent, including fees and expenses of the agent and/or lenders for the credit agreement and reasonable and documented out-of-pocket fees and expenses of Affinity in assisting Parent in connection with any such amendment;

  •
  reimburse costs and expenses associated with Affinity's reasonable cooperation in connection with the debt financing and indemnify and hold harmless Affinity in connection with the debt financing, except in connection with the willful misconduct, gross negligence or material breach by Affinity or any of its representatives;

  •
  pay the Parent termination fee; and

  •
  pay to Affinity the cost and expenses of any suit to enforce the Parent termination fee provisions that results in a judgment against Parent for the Parent termination fee,

in each case if, as and when such obligation becomes payable under the terms and conditions of the merger agreement. However, the maximum liability for each of the Z Capital Funds will not exceed such fund's participation percentage of the guaranteed obligations set forth in the Limited Guarantee less any portion of such guaranteed obligations that is indefeasibly paid to Affinity by Parent, Merger Sub or any other person.

        Purposes and Reasons of the Purchaser Parties and the Z Capital Filing Persons for the Merger (page 52)

        The purpose of the transactions contemplated by the merger agreement is for certain affiliates of Z Capital to acquire all of the outstanding shares of Affinity common stock not already owned by the Z Capital Rollover Investors. The merger will allow affiliates of Z Capital, through Parent and Merger Sub, to acquire Affinity's business and operate it as a private company.

Opinion of Financial Advisor to the Special Committee (page 42)

        Deutsche Bank Securities Inc. ("Deutsche Bank") has acted as financial advisor to the Special Committee of the Board of Directors in connection with the merger. At the August 22, 2016 meeting of the Special Committee, Deutsche Bank rendered its oral opinion to the Special Committee, subsequently confirmed by delivery of a written opinion dated August 22, 2016, to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, limitations, qualifications and conditions described in Deutsche Bank's opinion, the Merger Consideration was fair, from a financial point of view, to the holders of the outstanding Affinity common stock (other than the Z Capital Rollover Investors).

        The full text of Deutsche Bank's written opinion, dated August 22, 2016, which sets forth the assumptions made, procedures followed, matters considered and limitations, qualifications and conditions on the review undertaken in connection with the opinion, is included as Appendix B to this proxy statement and is incorporated herein by reference. The summary of Deutsche Bank's opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Deutsche Bank's opinion was addressed to, and for the use and benefit of, the Special Committee (in its capacity as such) in connection with its evaluation of the merger. Deutsche Bank's opinion does not constitute a recommendation as to how any holder of Affinity common stock should vote in respect to the merger or any other matter. Deutsche Bank's opinion was limited to the fairness of the Merger Consideration, from a financial point of view, to the holders of Affinity common stock (other than the Z Capital Rollover Investors) as of the date of the opinion and Deutsche Bank did not express any opinion as to the underlying decision by Affinity to engage in the merger or the relative merits of the merger as compared to any alternative transactions or business strategies.

        For a description of the opinion that the Special Committee received from Deutsche Bank, see the section entitled "Special Factors—Opinion of Financial Advisor to the Special Committee."

Fairness Determination by the Board of Directors and the Special Committee (page 35)

        The Special Committee determined, by unanimous decision of all directors present and voting, in good faith that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of Affinity and its stockholders (other than Z Capital and its affiliates), and, by unanimous decision of all directors present and voting, approved and recommended that the Board approve and adopt the merger agreement and the transactions contemplated thereby, including the merger. Based on the Special Committee's recommendation, the Board, by unanimous decision of all directors present and voting, approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, and determined that the terms of the merger agreement are just and reasonable as to Affinity, and that the merger agreement and the transactions contemplated thereby, including the merger and the Merger Consideration, are fair to and in the best interests of Affinity and its stockholders (other than Z Capital and its affiliates). See "Special Factors—Background of the Merger and Special Committee Proceedings" and "Special Factors—Reasons for the Merger; Recommendation of the Special Committee; Recommendation of the Board of Directors; Fairness of the Merger."

Fairness Determination by Purchaser Parties and Z Capital Filing Persons (page 48)

        Each of the Purchaser Parties and the Z Capital Filing Persons believes that the merger is substantively and procedurally fair to Affinity's stockholders other than the Z Capital Rollover Investors. The Purchaser Parties and Z Capital Filing Persons based this determination on their knowledge and analysis of available information regarding Affinity and discussions with Affinity's senior management regarding Affinity and its business and the factors considered by, and the analysis and resulting conclusions of, the Board and the Special Committee discussed under "Special Factors—Reasons for the Merger; Recommendation of the Special Committee; Recommendation of the Board of Directors; Fairness of the Merger."

Certain Effects of the Merger (page 55)

        The proposed merger is a "going private" transaction under the Securities and Exchange Commission ("SEC") rules. If the merger is completed, Affinity will become a private company wholly owned by Parent (which is controlled by affiliates of Z Capital), and Affinity's stockholders (other than shares held in treasury of Affinity or owned, directly or indirectly, by the Purchaser Parties, the Z Capital Rollover Investors, the Management Rollover Investors or shares for which dissenters' rights are properly demanded and perfected pursuant to Nevada Revised Statute 92A.300 through 92A.500) will no longer have an equity interest in Affinity, will not participate in any of the future earnings growth of Affinity and instead will only have the right to receive the Merger Consideration. See "Special Factors—Payment of the Merger Consideration and Surrender of Stock Certificates."

        After the merger, Affinity will deregister its common stock under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act").

Merger Financing (page 62)

        The Purchaser Parties estimate that approximately $209 million in cash will be required to pay the aggregate Merger Consideration and to pay the cash amounts payable to holders of outstanding Affinity stock options and restricted stock awards (see "The Merger Agreement—Treatment of Stock Options and Restricted Stock"). The Purchaser Parties anticipate that such funds will be obtained from debt and equity financings and from the unrestricted cash of Affinity and its subsidiaries. In addition, certain affiliates of Z Capital have committed, subject to the satisfaction or waiver of certain conditions, to contribute and deliver to Holdings immediately prior to the closing of the merger $62.5 million of cash in exchange for 11,946,776 Class A units of Holdings, provided that the amount of such cash contribution by affiliates of Z Capital may be adjusted based on the actual costs, fees and expenses required in connection with the merger at the closing.

        On September 30, 2016, Affinity's existing credit agreement was amended to, among other things, permit the merger, the proposed second-lien financing, as described below, and Affinity to borrow $30.0 million of additional first lien term loans under Affinity's existing credit agreement. Among other customary conditions, the consummation of the merger is a condition precedent to the effectiveness of such amendment and the extension of additional first lien term loans thereunder. Merger Sub has obtained a binding debt financing commitment from Citizens Bank, N.A. ("Citizens"), Credit Suisse Securities (USA) LLC ("CS Securities"), Credit Suisse AG ("CS") and Fifth Third Bank ("Fifth Third" and, together with Citizens, CS Securities and CS, collectively, the "debt financing sources"), which have committed on a several, but not joint, basis to provide a second lien term facility in the amount of $95 million. In addition, Parent has obtained a binding commitment letter from Z Capital Partners II, L.P., Z Capital Partners II-A, L.P. and Z Capital Partners II-B, L.P. (together, the "Z Capital Funds"), which have each committed on a several, and not joint and several, basis to, subject to the terms and conditions set forth in the commitment letter, contribute cash in the amount of $23.4 million, $27.0 million and $12.1 million (collectively, the "equity commitment amount"), respectively, in exchange for certain equity interests and/or debt securities of Parent, the proceeds of which will be used to fund the obligations of the Purchaser Parties under the merger agreement. The amount to be funded may be reduced in the manner designated by the Z Capital Funds to the extent (but only to the extent) Parent and Merger Sub do not require the full equity commitment amount. The aggregate proceeds of such financing commitments, together with the additional first lien term loans under Affinity's existing credit agreement and unrestricted cash of Affinity and its subsidiaries, will be used to complete the merger, pay fees and expenses in connection therewith and in connection with the financing thereof, and the other transactions contemplated by the merger agreement. Parent's obtaining all or any of the financing or any alternative financing is not a condition to the closing of the merger.

Appraisal and Dissenters' Rights (page 74)

        Holders of Affinity's common stock are entitled to assert dissenter's rights under Nevada Revised Statutes, or NRS, 92A.300 to 92A.500, inclusive. In the event of certain extraordinary corporate transactions, such as a merger, stockholders may exercise dissenter's rights by "demanding payment" for their shares at a price equal to its fair value immediately before the corporate action. If Affinity and a stockholder that properly asserts dissenter's rights cannot agree on a fair value, Affinity must then commence an appraisal process in state court to determine the fair value, which may be more than, equal to, or less than the Merger Consideration. To exercise dissenter's rights, a holder of Affinity common stock must deliver to Affinity a notice of the holder's intent to demand payment for his or her shares before the stockholder vote on the merger agreement is taken at the special meeting, must not vote any shares in favor of the proposal to adopt the merger agreement, and must strictly comply with all of the procedures required by Nevada law.

        A copy of the full text of NRS 92A.300 to 92A.500 is included as Appendix D to this proxy statement. Failure to follow the procedures set forth in NRS 92A.300 to 92A.500 will result in the forfeiture of dissenter's rights.

Regulatory Approvals (page 79)

        Under the HSR Act, the merger may not be completed until notifications have been given and information furnished to the United States Department of Justice and the Federal Trade Commission and all statutory waiting period requirements have been terminated or expired. On September 1, 2016, the Purchaser Parties and Affinity filed Notification and Report Forms with respect to the merger under the HSR Act. Early termination of the waiting period under the HSR Act was granted on September 13, 2016.

        The closing of the merger is conditioned upon all gaming approvals being duly obtained and in full force and effect. The following is a summary of the applications that Parent and Affinity, as applicable, will need to file in various jurisdictions; however, each regulatory authority also has the discretion to require that Parent, Affinity, or their affiliates file additional applications or provide additional information in connection with the gaming and liquor regulatory approval process.

        On September 29, 2016, Affinity filed a change of ownership application with the Colorado Limited Gaming Control Commission, and Parent filed an associated business application with the Colorado Limited Gaming Control Commission. On September 21, 2016, the following applications were filed with the Nevada Gaming Commission: (i) Z Capital Group, L.L.C. filed an application for an acquisition of control of Affinity and for registration as an intermediary/holding company; (ii) Affinity filed an application for deregistration as a publicly traded company and for registration as a private investment company; (iii) Z Capital, Holdings and Parent (collectively with Z Capital Group, L.L.C., the "Z Capital Entities") filed applications for registration as intermediary/holding companies; and (iv) James J. Zenni, Jr. filed applications for findings of suitability as the sole officer and director of each of the Z Capital Entities. The Z Capital Entities will also provide and obtain approvals, if necessary, from the local government authorities in Clark County, the City of Sparks, and Washoe County. On September 20, 2016, Parent filed an asset/stock purchase form for commission approval with the Iowa Racing and Gaming Commission. On September 21, 2016, Parent filed a Petition for Change of Control with the Missouri Gaming Commission. On October 6, 2016, Parent, Affinity and HGI—St. Jo, LLC, doing business as St. Jo Frontier Casino, and HGI—Mark Twain, LLC, doing business as Mark Twain Casino (together, the "Missouri Class B subsidiaries"), filed a 60-day notice of the merger financing with the Missouri Gaming Commission together with a Transaction Sheet and a Compliance Affidavit and a 15-day notice of private incurrence of debt exceeding $1 million and the granting of guaranty of unsecured notes and other instruments by the Missouri Class B subsidiaries.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers address briefly some questions you may have regarding the special meeting, the merger agreement and the merger. These questions and answers may not address all questions that may be important to you as a stockholder of Affinity. Please refer to the more detailed information contained elsewhere in this proxy statement, the appendices attached to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

The Merger

Q:    What is the proposed transaction?

A:
The proposed transaction is the merger of Merger Sub with and into Affinity pursuant to the merger agreement, with Affinity continuing as the surviving corporation as a wholly owned subsidiary of Parent. Parent is an entity formed and controlled by investment funds affiliated with Z Capital Partners, L.L.C., a Delaware limited liability company ("Z Capital"). The Z Capital Rollover Investors own approximately 41.2% of Affinity's outstanding shares of common stock, $0.001 par value per share. Following the Effective Time of the merger, Affinity will be privately held and controlled by affiliates of Z Capital. See "The Merger Agreement."

Q:    What will I receive in the merger?

A:
If the merger is completed, you will be entitled to receive $17.35 in cash, without interest and subject to deduction for any required withholding tax, for each share of common stock that you own; provided that each share contributed by the Z Capital Rollover Investors to Parent immediately prior to the Effective Time will not be cancelled and will remain outstanding. For example, if you own 100 shares of common stock, you will be entitled to receive $1,735 in cash in exchange for your shares of common stock, less any required withholding taxes. You will not be entitled to receive shares in the surviving corporation.

Q:    What are the U.S. federal income tax consequences of the merger?

A:
The receipt of cash in exchange for shares of Affinity common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder who receives cash in exchange for shares of Affinity common stock in the merger will recognize capital gain or loss equal to the difference, if any, between the cash received and the U.S. holder's adjusted tax basis in the shares surrendered in the merger. Gain or loss will be determined separately for each block of shares of Affinity common stock (that is, shares acquired for the same cost in a single transaction). The determination of actual tax consequences of the merger to a holder of Affinity common stock will depend on the holder's specific situation. You should refer to the discussion in the section entitled "Special Factors—Material U.S. Federal Income Tax Consequences" and consult your tax advisor with respect to the U.S. federal, state and local and foreign tax consequences of the merger.

The Special Meeting

Q:    When and where is the special meeting?

A:
The special meeting of the stockholders of Affinity will be held on [-], 2016, [-], Eastern Daylight Time, at the New York City offices of Morrison & Foerster LLP, 250 West 55th Street, New York, NY 10019.

Q:    What matters will be voted on at the Special Meeting?

A:
You will be asked to consider and vote on the following proposals:

•
approve a proposal to adopt the Agreement and Plan of Merger (including the principal terms thereof), dated as of August 22, 2016, among Parent, Merger Sub and Affinity, as amended from time to time (the "Merger Proposal"). The Agreement and Plan of Merger, as amended from time to time, and the proposed merger thereunder are referred to in this proxy statement as the "merger agreement" and the "merger," respectively (a copy of the merger agreement is included as Appendix A to this proxy statement);

•
approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the named executive officers of Affinity in connection with the merger, as disclosed under "Special Factors—Potential Change of Control Payments to Named Executive Officers" (the "Merger-Related Compensation Proposal"); and

•
approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Proposal (the "Adjournment Proposal").

Voting and Proxy Procedures

Q:    Who may vote at the special meeting?

A:
You are entitled to vote at the special meeting (or any adjournment or postponement thereof) in person or by proxy if you owned shares of Affinity common stock at the close of business on [-], 2016, which is the record date for the special meeting. As of the record date, there were [-] shares of Affinity common stock issued and outstanding. You will have one vote for each share of Affinity common stock you held on the record date. See "The Special Meeting—Voting Rights; Quorum."

Q:    What vote is required to approve the merger?

A:
Under Nevada law and as a condition to the consummation of the merger, the Merger Proposal requires the affirmative vote of stockholders holding at least a majority of the shares of Affinity common stock outstanding and entitled to vote at the special meeting. Approval of the holders of at least a majority of the shares of Affinity common stock not owned by affiliates of Z Capital is not required for Affinity to complete the merger.

Q:    What vote is required to approve the other matters to be voted upon at the special meeting?

A:
The Merger-Related Compensation Proposal and the Adjournment Proposal each require the affirmative vote of the holders of at least a majority of the shares of Affinity common stock present or represented by proxy and entitled to vote at the special meeting.

Q:
Why am I being asked to consider and vote on the compensation that may be paid or become payable to the named executive officers of Affinity in connection with the merger?

A:
The SEC rules require Affinity to seek stockholder approval on an advisory (non-binding) basis with respect to certain payments that will or may be made to Affinity's named executive officers in connection with the merger. Approval of the compensation that may be paid or become payable to the named executive officers of Affinity in connection with the merger is not a condition to the completion of the merger.

Q:    Who is soliciting my proxy?

A:
The Board is soliciting proxies to be voted at the special meeting or any adjournment or postponement thereof. Affinity's directors, officers and employees, and employees of Z Capital, may assist Affinity in soliciting proxies, but will not be specifically compensated for their services. See "The Special Meeting—Proxy Solicitation."

Q:    How does the Board recommend I vote?

A:
The Board unanimously recommends that you vote:

•
"FOR" the Merger Proposal;

•
"FOR" the Merger-Related Compensation Proposal; and

•
"FOR" the Adjournment Proposal.

Q:    What do I need to do now and how should I vote?

A:
You should read this proxy statement carefully, including its appendices, and consider how the merger affects you. Then, mail your completed, dated and signed proxy card in the enclosed return envelope, or follow the instructions set forth on the voting instruction form provided by the record holder if your shares are held in the name of your broker, bank or other nominee, as soon as possible so that your shares can be voted at the special meeting or any adjournment or postponement thereof. You also may submit your proxy by using the toll-free telephone number or by accessing the Internet website specified on your proxy card. See "The Special Meeting—Voting and Revocation of Proxies."

Q:
What happens if I do not return a proxy card or otherwise provide proxy instructions or if I elect to abstain from voting?

A:
If you do not submit a proxy card or submit a proxy by telephone or via the Internet, or follow the instructions set forth on the voting instruction form provided by the record holder if your shares are held in the name of your broker, bank or other nominee, unless you attend the special meeting in person, your shares will not be counted as present for the purpose of determining the presence of a quorum, which is required to transact business at the special meeting, and your failure to take action will have the same effect as a vote "AGAINST" the Merger Proposal. However, such failure will not have any effect on the outcome of the Merger-Related Compensation Proposal or the Adjournment Proposal.

  If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as present for the purpose of determining the presence of a quorum for the special meeting and all of your shares will be voted "FOR" the Merger Proposal, "FOR" the Merger-Related Compensation Proposal and "FOR" the Adjournment Proposal. However, if you submit a proxy card or provide proxy instructions by telephone or via the Internet or your bank, broker or other nominee and affirmatively elect to abstain from voting on one or more of the proposals, your proxy will be counted as present for the purpose of determining the presence of a quorum for the special meeting, but will not be voted on such proposals at the special meeting or at any adjournment or postponement thereof. As a result, your abstention(s) will have the same effect as voting "AGAINST" any proposals in respect of which you abstain.

Q:    May I vote in person?

A:
If your shares of Affinity common stock are registered directly in your name with Affinity's transfer agent, you are considered, with respect to those shares, to be the "stockholder of record,"

  and the proxy materials and proxy card are being sent directly to you by Affinity. If you are a stockholder of record, you may attend the special meeting and vote your shares in person, rather than by signing and returning your proxy card.

  If your shares of Affinity common stock are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in "street name," and these proxy materials are being forwarded to you together with a voting instruction form. As the beneficial owner, you are also invited to attend the special meeting. However, since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the special meeting unless you obtain a "legal proxy" from the broker, bank or other nominee that holds your shares giving you the right to vote the shares in person at the special meeting.

Q:    What constitutes a quorum?

A:
Stockholders who hold a majority of the shares of Affinity common stock outstanding as of the close of business on the record date for the special meeting must be present either in person or by proxy in order to constitute a quorum to conduct business at the special meeting or at any adjournment or postponement thereof. See "The Special Meeting—Voting Rights; Quorum."

Q:    What is a broker non-vote?

A:
Broker non-votes are shares held in "street name" by brokers, banks and other nominees that are present or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or nominee does not have discretionary voting power on such proposal. Because brokers, banks and other nominees holding shares in "street name" do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of Affinity common stock held in "street name" does not give voting instructions to the broker, bank or other nominee, then those shares will not be counted as present in person or by proxy at the special meeting or at any adjournment or postponement thereof.

  The vote to approve the Merger Proposal is based on the total number of shares of Affinity common stock outstanding on the record date for purposes of satisfying the majority vote condition under Nevada law. As a result, if you fail to issue voting instructions to your broker, bank or other nominee, it will have the same effect as a vote "AGAINST" the Merger Proposal. The failure to issue voting instructions to your broker, bank or other nominee will have no effect on the outcome of the Merger-Related Compensation Proposal or the Adjournment Proposal.

Q:
Will my shares held in "street name" or another form of record ownership be combined for voting purposes with shares I hold of record?

A:
No. Because any shares you may hold in "street name" will be deemed to be held by a different stockholder than any shares you hold of record, any shares held in "street name" will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares through various record holders, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q:    May I change my vote after I have mailed my signed proxy card?

A:
Yes. You may change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways:

•
you can send a written notice to Affinity's corporate secretary, stating that you would like to revoke your proxy;

•
you can complete and submit a new proxy card; or

•
you can attend the special meeting and vote in person. Your attendance at the special meeting will not alone revoke your proxy—you must vote at the special meeting.

  If you have instructed a broker, bank or other nominee to vote your shares, you must follow directions received from your broker, bank or other nominee to change those instructions. See "The Special Meeting—Voting and Revocation of Proxies."

Q:    Should I send in my stock certificates now?

A:
No. After the merger is completed, you will receive written instructions for exchanging your shares of Affinity common stock for the Merger Consideration. If you hold your shares in street name, your broker, bank or other nominee will provide you with instructions on how to surrender your shares of Affinity common stock in exchange for the Merger Consideration. See "Special Factors—Payment of the Merger Consideration and Surrender of Stock Certificates."

Q:    Do I have any dissenter's or appraisal rights?

A:
Yes. Under the NRS, holders of Affinity common stock are entitled to assert dissenter's rights, but only if they comply with all requirements of Nevada law, which are summarized in this proxy statement. By exercising dissenter's rights, stockholders can "demand payment" for their shares at a price equal to its fair value immediately before the corporate action. If Affinity and any stockholder that properly asserts dissenter's rights cannot agree on a fair value, Affinity must then commence an appraisal process in state court to determine the fair value. This appraisal amount could be more than, the same as, or less than the amount that a stockholder will be entitled to receive under the merger agreement. Any holder of shares of Affinity common stock intending to exercise dissenter's rights must, among other things, submit a written demand for appraisal to Affinity prior to the vote on the adoption of the merger agreement and must not vote or otherwise submit a proxy in favor of the adoption of the merger agreement. Failure to follow exactly the procedures specified under Nevada law will result in the forfeiture of dissenter's rights. Because of the complexity of the Nevada law relating to dissenter's rights, if you are considering exercising your dissenter's rights, we encourage you to seek the advice of your own legal counsel. For more information, see "The Merger—Appraisal and Dissenters' Rights." In addition, a copy of the full text of NRS 92A.300 to 92A.500 is attached as Appendix D to this proxy statement.

Getting More Information

Q:
When will Affinity announce the voting results of the special meeting, and where can I find the voting results?

A:
Affinity intends to announce the preliminary voting results at the special meeting, and will report the final voting results of the special meeting in a Current Report on Form 8-K filed with the SEC as soon as is reasonably practicable after the special meeting. All reports that Affinity files with the SEC are publicly available without charge at www.sec.gov when filed.

Q:    Who can help answer my questions?

A:
If you would like additional copies of this proxy statement (which copies will be provided to you without charge) or if you have questions about the merger, including the procedures for voting your shares, you should contact Marc H. Rubinstein, Senior Vice President, General Counsel & Secretary at Affinity Gaming, 3755 Breakthrough Way, Suite 300, Las Vegas, Nevada, 89135 or (702) 341-2400.

SPECIAL FACTORS

Background of the Merger and Special Committee Proceedings

        On December 31, 2010, the predecessor to Affinity emerged from Chapter 11 bankruptcy proceedings, and on December 20, 2012, the predecessor to Affinity converted from a Nevada limited liability company into a Nevada corporation, becoming Affinity. In July 2014, Affinity entered into a settlement agreement (the "Settlement Agreement") with Z Capital and certain of Affinity's stockholders. As more fully described below in the section entitled "Information About Affinity—Related Party Transactions," the Settlement Agreement resolved and dismissed a complaint that had been filed by Z Capital in February 2013 relating to Affinity's conversion into a Nevada corporation. In addition, pursuant to the Settlement Agreement, Affinity reconstituted the Board to include seven members, consisting of Affinity's chief executive officer, two members designated by Z Capital, now James J. Zenni, Jr. and Andrei Scrivens, and four other members designated by SPH Manager and stockholders other than Z Capital, now including David Reganato, Affinity's Chairman of the Board, and James A. Cacioppo, Matthew A. Doheny and Eric Tanjeloff.

        Affinity now owns and operates 11 casinos, five of which are located in Nevada, three in Colorado, two in Missouri and one in Iowa. Affinity's common stock is not listed on a national securities exchange and there is not otherwise an active trading market for Affinity's common stock. The directors of Affinity from time to time consider potential alternatives for Affinity.

        On April 3, 2015, Z Capital delivered a letter to the Board outlining the following proposal (the "April 3 Proposal"):

  "Z Capital Partners, L.L.C., on behalf of itself and its affiliated funds ("Z Capital"), is pleased to submit a proposal to acquire all the outstanding common shares of Affinity Gaming, a Nevada corporation ("Affinity Gaming" or the "Company"), that are not already owned by Z Capital.

  As you know, as of the date of this letter, Z Capital is the largest stockholder of Affinity Gaming, owning 8,024,436 common shares, representing approximately 39.5% of the Company's issued and outstanding capital stock. We have demonstrated our continuing commitment to Affinity Gaming, its businesses and its employees on a long-standing basis. We believe, however, that a fundamental change in the Company's ownership structure is essential if it is to realize its full potential. We therefore submit this proposal to make that change and provide the exit that we believe many of our fellow stockholders are seeking.

  Given Affinity Gaming's size and configuration, and the challenges it faces, we believe that it needs a single owner with the resources and committed capital, and a willingness to put them to work, necessary to make the company grow. Despite successfully emerging from bankruptcy in December 2010, almost four and a half years ago, Affinity Gaming has failed to thrive and grow. With $100 million of cash on its balance sheet, the Company has failed to embrace the transformational initiatives needed to realize its full potential. We believe that in its current ownership configuration Affinity Gaming is not likely to pursue these initiatives in the foreseeable future.

  Not only is this situation unproductive for Affinity Gaming's stockholders in the long term, it is not good for them now. There is effectively no market for Affinity Gaming and no liquidity opportunity for its stockholders. Indeed there have been no reported transactions in Affinity Gaming stock, other than purchases by Z Capital, for almost a year and a half. And those purchases reflect a negative trend in the price per share for the Company's stock—not a favorable development for stockholders. Absent a transaction of the type we are now proposing, we think there is no meaningful opportunity for Affinity Gaming's stockholders to see meaningful appreciation in their equity value, or any opportunity to realize that value now or in the foreseeable future.

  Purchase Price

  Z Capital is prepared to offer a purchase price of $9.75 per share in cash for all of the outstanding common shares of Affinity Gaming not already owned by Z Capital. This represents a 9.7x multiple to the Company's EBITDA during fiscal year 2014 and reflects our current assessment of the Company's business and prospects, our review of publicly available information and our experience in the gaming industry. The purchase price is subject to the satisfactory completion of limited confirmatory due diligence and the negotiation and execution of definitive documentation containing customary terms and conditions.

  We believe that the Company's stockholders will find our offer extremely attractive, particularly in light of the structural challenges and the challenging operating environment that Affinity Gaming continues to face, and the absence of a liquid market for its shares.

  Transaction Process and Timing

  Z Capital has in-depth knowledge of Affinity Gaming's history, business operations and management team. We are prepared to initiate and complete the required confirmatory due diligence on a rapid basis.

  In light of the service of employees of Z Capital on the Company's board of directors, we would expect that the board would appoint a special committee of independent directors to consider our offer. We would anticipate that definitive agreements containing customary terms and conditions could be expeditiously negotiated and finalized.

  Financing

  The transaction would be financed by equity capital provided by funds managed and advised by Z Capital, as well as debt financing from sources with which Z Capital has a long-standing relationship. We would expect to receive binding debt financing commitments in connection with the execution of definitive transaction documents.

  Necessary Approvals

  In addition to a stockholder vote and other customary closing conditions, closing of the transaction would be subject to receipt of customary antitrust and other required regulatory approvals, including approval by all the relevant gaming authorities. Given the existing approvals for our current ownership in all jurisdictions in which Affinity Gaming operates, we do not anticipate significant obstacles or lengthy delay in obtaining the approvals needed to consummate this transaction.

  Please understand that this letter is solely an indication of interest and does not constitute a binding offer on the part of Z Capital to submit a definitive agreement at any time. Moreover, our obligation with respect to our proposed acquisition of Affinity Gaming would exist only upon the negotiation, execution and delivery of mutually acceptable definitive agreements.

  We are available immediately to discuss the terms of our proposal and to negotiate a definitive agreement with you.

  We hope to receive a favorable response from you promptly."

        Messrs. Zenni and Scrivens, directors of Affinity, are the President and Chief Executive Officer of Z Capital and a Managing Director of Z Capital, respectively. Mr. Zenni founded Z Capital, and is the beneficial owner of approximately 41.2% of Affinity's common stock. On April 3, 2015, Z Capital filed an amendment to its Schedule 13D disclosing the April 3 Proposal.

        On April 7, 2015, the Board met telephonically with representatives of Morrison & Foerster LLP ("Morrison & Foerster"), Affinity's outside corporate counsel, to discuss the April 3 Proposal. During that meeting, having determined that a review of the April 3 Proposal and other strategic alternatives available to Affinity was in the best interest of Affinity and its stockholders, and believing it appropriate to appoint a special committee of the Board comprised solely of independent directors who were not expected to participate in any potential acquisition proposal and were not otherwise conflicted with respect to the April 3 Proposal or expected to be conflicted with respect to any other such proposal or alternative transaction, the members of the Board present and voting designated Messrs. Doheny, Cacioppo and Tanjeloff and Richard S. Parisi (then Chairman of the Board of Affinity, and a member of the Special Committee, through May 13, 2015), as members of the Special Committee to act for and on behalf of the Board with respect to the consideration of any potential acquisition transaction, whether proposed by Z Capital or otherwise, and all related matters. The Board also resolved that it would not approve or authorize, or recommend to Affinity's stockholders, the April 3 Proposal or any other proposal to acquire Affinity that was not recommended by the Special Committee.

        The Special Committee met telephonically on April 8 and April 10, 2015 with representatives of Morrison & Foerster. At the April 8, 2015 meeting, the representatives of Morrison & Foerster discussed with the Special Committee Morrison & Foerster's independence with respect to advising the Special Committee in light of its representation of Affinity. In addition, the representatives of Morrison & Foerster provided the members of the Special Committee with an overview of their fiduciary duties, and the Special Committee discussed each member's independence, including any relationships that such member may have with Z Capital or Affinity's other stockholders. Each member confirmed his belief that such member did not have any relationships with Z Capital or other likely potential acquirors that would affect his independence in reviewing the April 3 Proposal, and the Special Committee agreed. The members of the Special Committee thereafter appointed Mr. Doheny as chairman of the Special Committee.

        At both the April 8 and April 10, 2015 meetings, the members of the Special Committee discussed the terms of the April 3 Proposal. Among other things, the Special Committee discussed the need to clarify with Z Capital certain aspects of the April 3 Proposal, including with respect to Z Capital's proposed financing and regulatory matters, including timing for relevant approvals. Following this discussion, the Special Committee directed Morrison & Foerster to prepare a letter that the Special Committee could send to Z Capital requesting clarification of the April 3 Proposal.

        At the April 10, 2015 meeting, the members of the Special Committee also discussed the potential engagement of a financial advisor. Following the meeting, at the Special Committee's direction, Mr. Parisi, as Chairman of the Board, informed Affinity's Chief Executive Officer, Michael Silberling, that as a result of the April 3 Proposal, except to the extent of communications and information sharing with the Board as a whole, communications by Affinity's management with Z Capital and its designated directors should be limited.

        On April 12, 2015, the Special Committee sent a letter to Z Capital seeking clarification regarding certain aspects of the April 3 Proposal. Z Capital responded on April 15, 2015 in a letter to the Special Committee in which it indicated, among other things, that its willingness to proceed with the April 3 Proposal on the proposed timetable was subject to Affinity's agreement to negotiate exclusively with Z Capital for 60 days after signing a confidentiality agreement.

        The Special Committee met telephonically with representatives of Morrison & Foerster on April 15 and April 17, 2015. On April 15, 2015, the Special Committee met and, following a discussion wherein Morrison & Foerster confirmed there had been no developments that would affect its independence since its discussion with the Board on April 8, 2015, approved the engagement of Morrison & Foerster as independent counsel to the Special Committee. The Special Committee also discussed the retention of Fennemore Craig, P.C. ("Fennemore Craig") as independent Nevada counsel to the Special Committee, which retention was confirmed at the April 17, 2015 meeting. At both the April 15 and April 17, 2015 meetings, the Special Committee discussed the process for obtaining proposals from prospective financial advisors, including a draft request for proposals prepared by Morrison & Foerster at the request of the Special Committee, as well as the additional information provided by Z Capital with respect to the April 3 Proposal. At the Special Committees' direction, Morrison & Foerster sent the request for proposals to several prospective financial advisors.

        On April 15, 2015, the Special Committee also discussed whether, and the extent to which, the Special Committee should discuss with Affinity's stockholders the views of such stockholders regarding the April 3 Proposal, and determined to conduct preliminary work related to the April 3 Proposal before conducting such discussions. On April 15 and April 17, 2015, the Special Committee also discussed the potential for publicly providing financial guidance for 2015. The Special Committee noted that Affinity had not historically provided guidance, but that, given Affinity's common stock is not listed on a national securities exchange and there is not otherwise an active trading market for Affinity's common stock, there was no clear market price for Affinity's stock that might otherwise be a factor in helping stockholders to evaluate the strength of Z Capital's proposed acquisition price, and accordingly, the release of guidance at this time would be helpful to investors in valuing Affinity and its stock and considering what steps they might wish to take with respect to their shares of Affinity stock.

        In addition, on April 15, 2015, the Special Committee resolved to limit any conversations between individual Special Committee members, on the one hand, and Z Capital and its designated directors, on the other, in order to maintain the independence of the Special Committee's process. The Special Committee also directed the representatives of Morrison & Foerster to prepare guidelines for Affinity's management with respect to communications with Z Capital and its representatives relating to the April 3 Proposal and a draft non-disclosure agreement with Z Capital, which were reviewed at the April 17, 2015 meeting. Based on the Special Committee's direction at the April 17, 2015 Special Committee meeting, shortly thereafter the representatives of Morrison & Foerster provided the communication guidelines to Affinity's management and sent a draft non-disclosure agreement, which contained a 12-month standstill provision, to Z Capital's outside counsel. Representatives of Morrison & Foerster had a telephone conference later that day with Z Capital's outside counsel to discuss the non-disclosure agreement. Morrison & Foerster sent the communication guidelines to Z Capital's outside counsel on April 20, 2015, asked such counsel to provide such guidelines to Z Capital, and requested that Z Capital abide by such guidelines. Z Capital, following discussion with its outside counsel, indicated that they had no objections to complying with the guidelines.

        The Special Committee met telephonically on April 22 and April 24, 2015 with representatives of Morrison & Foerster and Fennemore Craig. At the meetings, representatives of Fennemore Craig discussed with the members of the Special Committee their fiduciary duties under Nevada law. The Special Committee also discussed the proposed process for seeking input from Affinity's stockholders on their views of the April 3 Proposal and invited management to join the call to present the five-year strategic plan that they had prepared at the direction of the Special Committee and certain disposition transactions then contemplated by Affinity.

        On April 22, 2015, Z Capital sent to the Special Committee a revised draft of the non-disclosure agreement and a draft exclusivity agreement providing that Affinity would only discuss acquisition transactions exclusively with Z Capital, and proposed that the period for the standstill and such exclusivity both be 30 days. During the meeting on April 24, 2015, the Special Committee and representatives from Morrison & Foerster discussed Z Capital's revised draft non-disclosure agreement and request for exclusive negotiations. Later that day, at the direction of the Special Committee, Morrison & Foerster sent Z Capital's counsel a revised draft of the non-disclosure agreement and conveyed that the standstill period under the non-disclosure agreement should be nine months and the Special Committee was unwilling to enter into exclusivity at that time. Over the next week, representatives of Morrison & Foerster and Z Capital's outside counsel discussed the foregoing matters, including the terms of the non-disclosure agreement.

        On April 27, 2015, Z Capital sent the Special Committee a letter stating that Z Capital's April 3 Proposal would expire on May 19, 2015. Also on April 27, 2015, Z Capital filed an amendment to its Schedule 13D disclosing the letter, and Affinity issued a press release announcing that the Board of Directors had formed the Special Committee to, among other things, review the April 3 Proposal and other strategic alternatives.

        On April 29, 2015, the Special Committee met telephonically with representatives of Morrison & Foerster and Fennemore Craig to discuss Z Capital's April 27 letter and potential dates for financial advisor presentations, and compensation for the directors' service on the Special Committee. Following this discussion, the Special Committee invited management to join the call to discuss management's five-year strategic plan and management's financial guidance for 2015 to be included in Affinity's earnings release for the first quarter of that year.

        On May 1, 2015 representatives from Morrison & Foerster had a call with representatives from Z Capital's outside counsel to discuss, among other things, the terms of the non-disclosure agreement and the standstill agreement. Z Capital's outside counsel indicated that Z Capital would only be willing to consider entering into a limited duration standstill agreement if the Special Committee would agree to Z Capital's proposed price of $9.75 per share as set forth in the April 3 Proposal.

        On May 5, 2015 the Special Committee met with prospective financial advisors to discuss their responses to the Special Committee's request for proposals. On May 6, 2016, the Special Committee held a telephonic meeting to discuss the various financial advisors, and had a follow-up call with Deutsche Bank Securities Inc. ("Deutsche Bank") to discuss the potential terms of their engagement, as well as their independence. After a discussion of the various financial advisors, the Special Committee unanimously determined to engage Deutsche Bank to act as the Special Committee's financial advisor based upon, among other things, Deutsche Bank's overall expertise in mergers and acquisitions and knowledge of the gaming industry and of Affinity. The Special Committee then directed Morrison & Foerster to work with Deutsche Bank to finalize the terms of its engagement.

        On May 8, 2015, representatives of Deutsche Bank met in person with Affinity's management team to discuss the financial projections and five-year plan prepared by management, conduct a property tour of Affinity's Silver Sevens Hotel & Casino property in Las Vegas, and commence its due diligence review of material provided by management. That day, Affinity also issued an earnings release for the first quarter of 2015, including guidance for Adjusted EBITDA (defined as earnings before interest expense, net; income tax; depreciation and amortization; share-based compensation expense; pre-opening costs; write downs, reserves and recoveries; loss on extinguishment or modification of debt; loss on impairment of assets; gains or losses on the disposition of assets; and restructuring and reorganization costs) for 2015 of between $62 million and $66 million.

        On May 14, 2015, the Special Committee met telephonically with representatives of Morrison & Foerster and Deutsche Bank. The representatives of Deutsche Bank delivered a presentation to the Special Committee regarding their views of the five-year strategic plan and financial projections prepared by management, which focused on improving margins through cost and expense reductions (rather than growth in revenues), the financial results of Affinity for the first quarter of 2015, and an illustrative analysis of the present value of projected future share prices, based on the financial projections provided by management. The representatives of Deutsche Bank also discussed potential difficulties Affinity might have in raising revenues through acquisitions as well as market trading information for companies and information on comparable transactions in the regional gaming industry. The Special Committee requested that the representatives of Deutsche Bank prepare a definitive presentation to discuss with the Special Committee on May 18, 2015. The representatives of Deutsche Bank then left the meeting and, following further discussion, the Special Committee determined that the representatives of Morrison & Foerster and Deutsche Bank should coordinate to set up meetings with Affinity stockholders to hear their views on the April 3 Proposal.

        Separate conference calls between the members of the Special Committee and representatives of SPH Manager and Spectrum Investment Partners, L.P. ("Spectrum") subsequently took place the morning of May 18, 2015, in each case with representatives of Morrison & Foerster and Deutsche Bank. On the calls, each of SPH Manager and Spectrum separately conveyed its view that it was not supportive of Z Capital's $9.75 per share proposal, indicating that it believed that $9.75 per share was substantially below what such stockholder would be willing to support.

        On the afternoon of May 18, 2015, the Special Committee met telephonically with representatives of Morrison & Foerster and Deutsche Bank to review the presentation by Deutsche Bank that the Special Committee had requested. The representatives of Deutsche Bank discussed with the Special Committee (i) the five-year strategic plan and financial projections prepared by management, noting that the strategic plan contemplated high compounded annual growth rate, largely driven by cost cutting initiatives and reductions in capital expenditures, and (ii) the illustrative valuation analysis prepared by Deutsche Bank based on trading comparables, transaction comparables, discounted cash flow and present value of future share price. The illustrative valuation reflected values ranging from $9.10 to $15.98 per share. The representatives of Deutsche Bank also discussed with the Special Committee several alternatives to the sale of Affinity, including potential acquisitions that Affinity might effect, which assumed funding through additional equity issuances by Affinity, a real estate income trust ("REIT") structure and potential sales of assets. Following further discussion regarding the foregoing matters, the Special Committee determined that the April 3 Proposal significantly undervalued Affinity and was not in the best interests of its stockholders. The next day, the Special Committee delivered a letter to Z Capital, noting the following:

  "After discussions and presentations with and from management and the Special Committee's legal and financial advisors, and consideration of other factors, the Special Committee believes that the [April 3 Proposal] significantly undervalues the Company and is not in the best interests of the Company or its shareholders. Z Capital would need to materially increase the per share price in the Proposal to make it attractive based on the Special Committee's evaluation.

  The Special Committee believes that under the management of both the Company's newly appointed CEO and CFO, the Company has the leadership the Company needs to advance its strategy and drive earnings power and growth. On this basis, the Special Committee believes that continuing to implement the Company's long-term corporate strategy, objectives and business plan is a better alternative than the [April 3 Proposal]. To the extent that Z Capital is interested, the Special Committee is open to sharing with you its perspectives on the Company's valuation. However, given the sensitivity of the information that would be discussed, Z Capital must first execute the non-disclosure agreement provided to your counsel on April 24, 2015 (the "NDA") (a copy of which is attached for your convenience).

  As a separate alternative, the Special Committee believes that there may also be opportunities to obtain value greater than the Proposal through a process that is designed to give all interested parties a meaningful opportunity to potentially acquire the Company."

        On May 19, 2015, SPH Manager and Spectrum each filed amendments to their respective Schedules 13D reporting that, as of May 15, 2015, such stockholders, among other things, planned to inform the Special Committee that such stockholders were not supportive of the April 3 Proposal at a price of $9.75 per share, and that the proposed price was substantially below the price at which they would be willing to consider a sale of their shares.

        On May 20, 2015, Z Capital delivered a letter to the Special Committee, which Z Capital filed that day on an amendment to its Schedule 13D, indicating the following:

  "By its terms, our April 3, 2015 proposal (as amended on April 27, 2015) to purchase the outstanding shares of Affinity Gaming that we do not currently own has expired.

  We are disappointed by the Special Committee's response with respect to our proposal. Despite the fact that Affinity Gaming exited bankruptcy four and half years ago and has sat on $100 million of costly excess cash for three years, it has seen no meaningful board leadership or value creation for shareholders.

  To the contrary, the value of the Company's equity has declined more than 30% during the last two years. In addition, given the type of investors in the control group that now controls the board, it is not in a position to deliver value to Affinity Gaming's shareholders in the future.

  We believe our proposal addressed these systemic problems and delivered maximum value to Affinity Gaming's shareholders.

  The status quo has not delivered and will not deliver value to shareholders.

  Accordingly, unless fundamental changes are made we would strongly encourage an orderly process to sell the company as a whole or in its constituent parts."

        On May 21, 2015, the Special Committee met telephonically with representatives of Morrison & Foerster and Deutsche Bank to discuss Z Capital's May 20, 2015 letter, including Z Capital's strong encouragement of a sale process. The Special Committee, together with its advisors, discussed the potential of a process for exploring the potential interest of third parties in acquiring Affinity, particularly in light of the publicity around Z Capital's proposal to acquire Affinity, and Z Capital's large percentage ownership of Affinity. In light of these circumstances, and the potential impact to Affinity of running such a process, the Special Committee discussed reaching out to Affinity's stockholders to gauge their views on such a process. Following the meeting, representatives of Morrison & Foerster, at the Special Committee's direction, reached out to a number of Affinity's stockholders in effort to schedule calls for the Special Committee to discuss Z Capital's May 20, 2015 letter and the possibility of pursuing an auction process to sell Affinity. SPH Manager and Spectrum each agreed to speak with the Special Committee. Z Capital declined the invitation to speak with the Special Committee, but indicated through its counsel that it would respect the process that the Special Committee chooses to employ and would participate as a seller if the price was right. Over the next several weeks, the Special Committee had one or more discussions with each of SPH Manager and Spectrum. In the discussions, representatives of each stockholder expressed interest in the Special Committee conducting a sales process (given Z Capital's letter withdrawing its proposal and encouraging a sales process) and potential willingness to waive dissenters' rights (subject to other major stockholders doing the same).

        The Special Committee met telephonically on June 1, 2015 with representatives of Morrison & Foerster to discuss the foregoing and agreed that Mr. Doheny should call Mr. Scrivens to discuss Z Capital's potential willingness to waive dissenters' rights and to encourage Z Capital to be more communicative with respect to the sales process. Mr. Doheny did so on June 2, 2015, speaking to Mr. Zenni as well, and reported at a telephonic meeting of the Special Committee on June 4, 2015 that the representatives of Z Capital had indicated that Z Capital would not be willing to waive dissenters' rights with respect to a negotiated transaction with a third party, that Z Capital might be willing to raise its offer from $9.75, and that Z Capital was requesting the Special Committee to identify a price that the Special Committee thought was a fair price to sell Affinity.

        At Special Committee meetings on June 12 and June 15, 2015, the Special Committee and representatives of Morrison & Foerster and Deutsche Bank discussed a potential sales process for Affinity, including variations on how the process could be structured.

        On June 18, 2015, Z Capital filed an amendment to its Schedule 13D, disclosing that it had purchased shares of Affinity for $11.00 per share.

        On June 20, 2015, the Special Committee met telephonically with representatives of Morrison & Foerster and Deutsche Bank. The representatives of Deutsche Bank discussed with the Special Committee a revised illustrative valuation of Affinity, based on updated financial projections from Affinity management that reflected Affinity management's recent internal guidance of an estimated $70 million in projected Adjusted EBITDA for 2015, which the Special Committee earlier in the week had directed Deutsche Bank to use in its revised illustrative valuation. The illustrative valuation implied a value for Affinity (without any synergies) in the range of approximately $10.96 to $17.88 per share. The Deutsche Bank representatives also discussed their assessment of potential interest of various third parties in acquiring Affinity. Following discussions regarding potential strategies for maximizing the price offered by Z Capital, the Special Committee determined, in light of the potential rewards, risks and uncertainties associated with the long-term outlook for Affinity and its strategic plan, that conducting a process to explore the potential for a sale of Affinity at an appropriate price could be an attractive alternative for Affinity's stockholders if Z Capital was not willing to increase its bid to at least $15.00 per share and allow for other potential bids. Accordingly, the Special Committee authorized Deutsche Bank to contact Z Capital regarding a $15.00 sale price subject to a go-shop process, and to advise Z Capital, in the event that Z Capital did not agree with those terms, that the Special Committee was prepared to commence an auction process for the potential sale of Affinity.

        On June 22 and 23, 2015, representatives of Deutsche Bank spoke with Mr. Zenni by telephone and relayed the Special Committee's decisions and proposals, including that the Special Committee would be willing to recommend a transaction with Z Capital, if Z Capital was to propose a purchase price of $15.00 per share and provide Affinity with a go-shop period, and that if Z Capital was not interested in these terms, then the Special Committee would explore the sale of Affinity pursuant to an auction process. Mr. Zenni responded that he thought $15.00 per share was too high, and that, he did not believe there would be support in the market for a $15.00 price per share.

        On June 24, 2015, SPH Manager filed an amendment to its Schedule 13D, disclosing that it had purchased shares of Affinity's common stock for $10.75 per share.

        On June 25, 2015, the Special Committee met telephonically with representatives of Morrison & Foerster and Deutsche Bank to discuss the prior conversations between representatives of Deutsche Bank and Mr. Zenni, and directed the representatives of Deutsche Bank to provide SPH Manager and Z Capital with a modified implied share price analysis based on $70 million in projected Adjusted EBITDA for 2015, without any synergies (given Z Capital's lack of other gaming operations), which they did. On June 25, 2015, representatives of Deutsche Bank and Mr. Zenni spoke by telephone, and Mr. Zenni indicated that he did not agree with Deutsche Bank's analysis and that Z Capital would be willing to raise its bid to around $11.00 per share and would come back to Deutsche Bank with an updated number. Mr. Zenni also sent the representatives a markup by Z Capital of the share price analysis, which reflected Z Capital's belief that any valuation of Affinity should be based on $65 million in projected Adjusted EBITDA for 2015, that the companies included in Deutsche Bank's materials were all much larger and more diverse than Affinity and that Z Capital believed that Adjusted EBITDA enterprise value multiples for Affinity should not exceed 8.0x.

        On June 29, 2015, Z Capital delivered to the Special Committee a letter outlining a proposal (the "June 29 Proposal") to acquire all of the shares of Affinity not owned by Z Capital for a price of $11.50 per share, which Z Capital noted represented a valuation of Affinity at 8.0x projected Adjusted EBITDA for 2015 consistent with Affinity's most recent internal guidance. The June 29 Proposal included terms for a 60-day standstill period, a 30-day exclusivity period and a 30-day go-shop period, subject to a termination fee equal to 4% of Affinity's equity value if Affinity was to terminate for a superior proposal. The June 29 Proposal also indicated that the proposal would expire on July 7, 2015. That day, Z Capital filed an amendment to its Schedule 13D disclosing the letter.

        On June 30, 2015, the Special Committee met with representatives of Morrison & Foerster and Deutsche Bank to discuss the June 29 Proposal, noting that, among other things, Z Capital's use of a lower projected Adjusted EBITDA number could account for the difference between Z Capital's price and the Special Committee's expectations. The Special Committee directed the representatives of Deutsche Bank to tell Z Capital that the $11.50 price per share was too low and that the price per share should be at least $14.00.

        On July 1 and 2, 2015, at the direction of the Special Committee, representatives of Deutsche Bank called Mr. Zenni to discuss the foregoing, and Mr. Zenni indicated that Z Capital was not a buyer at $14.00 per share. The representatives of Deutsche Bank discussed these calls with the Special Committee and the representatives of Morrison & Foerster on a conference call on July 3, 2015.

        On July 3, 2015, Z Capital delivered to the full Board a letter setting forth a valuation analysis supporting its proposed $11.50 price per share and requesting that the Board respond to the June 29 Proposal prior to its expiration on July 7, 2015.

        The Special Committee met telephonically on July 7, 2015 with representatives of Morrison & Foerster to discuss Z Capital's July 3, 2015 letter and the June 29 Proposal. Following the discussion, the Special Committee determined, based on its belief that commencing a sales process would either result in an increase in the valuation offered by Z Capital or the identification of one or more parties willing to acquire Affinity for greater than $11.50 per share, to move forward with a sales process.

        On July 8, 2015, Mr. Scrivens called representatives of Deutsche Bank to indicate that Z Capital continued to support its June 29 Proposal for $11.50 per share together with a go shop provision, but that Z Capital could also be a seller at certain prices.

        On July 9, 2015, Z Capital delivered to the Special Committee a letter indicating that the June 29 Proposal had expired by its terms and that Z Capital would consider a more realistic purchase price proposed by the Special Committee. On July 10, 2015, Z Capital filed an amendment to its Schedule 13D disclosing its July 9, 2015 letter.

        On July 13, 2015, an affiliate of SPH Manager filed a Form 4, disclosing that it had purchased shares of Affinity for $12.50 per share.

        Thereafter, the Special Committee met with representatives of Morrison & Foerster and Deutsche Bank telephonically 11 times between July 20, 2015 and October 1, 2015 regarding the process for exploring potential third party interest in acquiring Affinity commenced by the Special Committee and potential alternatives available for Affinity. These strategic alternatives included potential tax-efficient means of structuring a deal not involving certain assets, establishing a REIT structure and remaining independent and pursuing Affinity's strategic plan. In connection with this process, at the direction of the Special Committee, Deutsche Bank contacted 23 potential buyers, 13 of whom entered into nondisclosure agreements with Affinity and received its confidential information memorandum. During this period, Deutsche Bank provided feedback that it received from various potential bidders that participated in the process.

        On August 19, 2015, representatives of Deutsche Bank responded to outreach from Mr. Zenni, who had indicated his desire to discuss the Special Committee's process, noting to Mr. Zenni that he should reach out to the Special Committee and that he was welcome to submit a bid. Mr. Zenni responded by indicating to the representatives of Deutsche Bank that he wanted the process to move forward expeditiously and might be interested in submitting a bid, provided he would not be subject to a standstill or other restrictions. The Special Committee subsequently considered whether and at what time it would be appropriate to solicit a bid from Z Capital.

        On October 8, 2015, Party A, a private equity firm, submitted a written nonbinding indication of interest to acquire Affinity at a price per share of $14.00, provided that it could team up with a strategic party to assist in management of the acquired business. The Special Committee then met telephonically on each of October 12, October 21 and October 29, 2015 to discuss Party A's bid and the continuation of the Special Committee's process.

        On November 4, 2015, the Special Committee met telephonically with representatives of Morrison & Foerster and Deutsche Bank to discuss providing Affinity's new Chairman of the Board, David Reganato, an employee of an affiliate of SPH Manager, and the other members of the Board with an update on the Special Committee's process, during which the Special Committee determined to share the bid price from Party A with the other members of the Board and management's five-year plan with the full Board after reminding them of their fiduciary duties. On November 13, 2015, Party B, a publicly traded company, delivered a letter of its nonbinding indication of interest to acquire Affinity at a price per share of $14.00, which Party B indicated was based on a 10.0x multiple of projected EBITDA for 2015.

        On November 15, 2015, Z Capital delivered to the Special Committee a letter outlining a proposal (the "November 15 Proposal") to acquire all of the shares of Affinity not owned by Z Capital for a price of $13.00 per share, together with a draft merger agreement. The November 15 Proposal included a 60-day standstill period, a 30-day exclusivity period and a reverse termination fee equal to 4% of Affinity's equity value if the merger agreement is terminated due to a material breach by Z Capital or the failure by Z Capital to close the transaction when required under the merger agreement, but without the 30-day go-shop period included in the June 29 Proposal. The letter also indicated that the November 15 Proposal would expire on November 25, 2015. On November 16, 2015, Z Capital filed an amendment to its Schedule 13D disclosing the November 15 Proposal letter.

        On November 16, 2015, the Special Committee met telephonically with representatives of Morrison & Foerster and Deutsche Bank to discuss the November 15 Proposal and other aspects of the Special Committee's process. The representatives of Morrison & Foerster noted that aside from the increase in bid price to $13.00 per share, from $11.50 and $9.75 per share before that, the terms of the November 15 Proposal were materially similar to the prior offers, but that Z Capital was no longer offering a go-shop period. The Special Committee also discussed communications with Party A and Party B, and concluding that a deal with either of those parties did not seem likely, given Party A's need to team up with a strategic party in the industry and that such conversations had not yet begun, and that the Special Committee did not have confidence in Party B's bid given Party B's market position. The Special Committee then engaged in discussions regarding the minimum price at which the Special Committee might be willing authorize an exclusivity agreement with Z Capital and strategy to get Z Capital to that price.

        On November 19, 2015, representatives of Morrison & Foerster and Deutsche Bank spoke with Mr. Reganato, who confirmed that SPH Manager and its affiliates were not a potential bidder in the Special Committee's process and that in their view, $13.00 per share was too low to support a sale of the company. Later that day, the Special Committee met telephonically with representatives of Morrison & Foerster and Deutsche Bank to discuss the Special Committee's process, including discussions with Party A and Party B and with Z Capital's outside counsel. Representatives of Deutsche Bank also delivered an updated analysis based on a 7.0x multiple of $74.5 million Adjusted EBITDA then projected by management for 2016 as well as certain alternative assumptions.

        On November 21, 2015, Z Capital delivered a letter to the Special Committee explaining its belief that its November 15 Proposal offered maximum value to Affinity's stockholders based on the proposed $13.00 price per share, Z Capital's limited diligence requirements and Z Capital's existing licenses in jurisdictions in which Affinity operates and expressing its willingness to reduce the exclusivity period from 30 to 14 days.

        On November 23, 2015, representatives from Morrison & Foerster had a conversation with Z Capital's internal counsel and outside counsel, wherein Z Capital indicated that they likely had room to increase the bid from the $13.00 price per share reflected in the November 15 Proposal, and wanted to ensure that the Special Committee was intending to engage with Z Capital on the November 15 Proposal.

        On November 24, 2015, the Special Committee met telephonically with representatives of Morrison & Foerster and Deutsche Bank to discuss the status of the Special Committee's process, including an update on discussions with Party B, and the optimal strategy for maximizing the price Z Capital would be willing to pay. Later that day the Special Committee delivered to Z Capital a letter indicating that while the Special Committee appreciated that Z Capital had materially increased its bid, with the November 15 Proposal representing an approximate 33% increase in the price per share over the April 3 Proposal, based on discussions and presentations with and from management and the Special Committee's legal and financial advisors, and consideration of other factors, the Special Committee believed that the November 15 Proposal continued to undervalue Affinity and was not in the best interest of Affinity or its stockholders, and that, for Affinity to enter into exclusive negotiations with Z Capital, Z Capital would need to increase its proposal to $16.00 price per share.

        On the morning of November 25, 2015, Z Capital delivered a letter to the Special Committee amending the November 15 Proposal to increase the price per share from $13.00 to $14.50, extending the expiration of the proposal to November 27, 2015, and reducing the required exclusivity period from 30 days to 14 days. That day, Z Capital filed an amendment to its Schedule 13D disclosing the letter.

        Later on November 25, 2015, the Special Committee met telephonically with representatives of Morrison & Foerster and Deutsche Bank to discuss Z Capital's amended proposal, the potential risks and benefits of reverting to Z Capital with various proposed higher bids and the price at which the Special Committee might be willing to agree to enter into exclusive negotiations with Z Capital. Following this discussion, the Special Committee then authorized Mr. Doheny to engage with Z Capital to see if he could get them to increase their price per share, agreeing that the Special Committee would be willing to consider entering into exclusive negotiations with Z Capital if Z Capital increased their price per share to at least $15.00. In determining that $15.00 was an appropriate price per share at which to enter into exclusive negotiations with Z Capital, the Special Committee considered various factors, including (i) the Special Committee's discussions with Deutsche Bank regarding Deutsche Bank's preliminary analysis of potential valuations of Affinity, (ii) that Z Capital's interest in acquiring Affinity had been public since April 3, 2015, (iii) that Deutsche Bank had reached out to other potentially interested parties on behalf of the Special Committee, (iv) that the $15.00 price per share exceeded the prices offered by Party A and Party B, (v) that the Special Committee believed that the chances of successfully completing a transaction with either Party A or Party B were remote, given where such parties were in the process, (vi) the Special Committee's belief that Z Capital was already close to the highest price per share it likely would be prepared to offer, (vii) the risk that Z Capital would terminate its offer if the Special Committee took a more aggressive negotiating position at this stage on price, (viii) the risk that an alternative transaction with Party A, Party B or another bidder may not be successful if negotiations with Z Capital terminated, and (ix) the present state of Affinity, the financial markets and risk in the economy.

        The meeting then adjourned, and reconvened shortly thereafter following notice from Mr. Doheny that he had spoken with Mr. Scrivens. Mr. Doheny informed the Special Committee that on his call with Mr. Scrivens, Mr. Scrivens had advised him that $15.00 per share was Z Capital's best and final offer, and that Mr. Doheny had indicted to Mr. Scrivens that the Special Committee was prepared to enter into exclusive negotiations on that basis. The representatives of Morrison & Foerster and

Deutsche Bank then discussed the proposed exclusivity agreement, process, timing and related matters with the Special Committee, and the Special Committee unanimously approved of entering into an exclusivity agreement with Z Capital.

        Later that afternoon, Z Capital delivered a letter to the Special Committee confirming the further amendment of its November 15 Proposal to increase the purchase price from $14.50 to $15.00 per share, and reducing the required exclusivity period to 14 days, and filed the letter shortly thereafter on an amendment to its Schedule 13D. During the afternoon of November 25, 2015, Morrison & Foerster and Sidley Austin LLP, counsel to Z Capital ("Sidley Austin"), negotiated the terms of an exclusivity agreement that provided for exclusive negotiations through December 14, 2015 and that did not include a standstill provision (given the Special Committee's views that a short, limited standstill provision was of little use given the circumstances). Affinity and Z Capital executed the exclusivity agreement later that evening, and Z Capital disclosed a copy of the exclusivity agreement in an amendment to its Schedule 13D on November 27, 2015. Affinity and Z Capital also executed the nondisclosure agreement on November 28, 2015.

        On November 28, 2015, Deutsche Bank provided Sidley Austin with the confidential information memorandum previously shared with the other bidders in the Special Committee's process. On November 29, 2015, Sidley Austin forwarded to Morrison & Foerster a confirmatory legal due diligence request list for Affinity and requested access to Affinity's data room, which was granted that afternoon. The parties continued to coordinate Z Capital's due diligence review over the subsequent weeks, including conducting meetings with Affinity management the week of December 14, 2015.

        On November 30, 2015, Sidley Austin forwarded to Morrison & Foerster drafts of a rollover commitment letter, equity commitment letter and limited guarantee, as well as a voting and support agreement to be entered into by certain stockholders of Affinity.

        On December 2, 2015, the Special Committee met with representatives of Morrison & Foerster, Fennemore Craig and Deutsche Bank to discuss a potential timeline for signing and closing a transaction with Z Capital and material issues relating to the draft merger agreement delivered by Z Capital on November 15, 2015 and the other documents delivered on November 30, 2015, including government, regulatory and gaming approvals, financing obligations, conditions to closing, and termination fees and other remedies relating to the foregoing, as well as indications from Sidley Austin that Z Capital would prefer to have written consents delivered promptly after signing rather than entering into the voting and support agreement provided.

        On December 3, 2015, Sidley Austin emailed Morrison & Foerster to note that Z Capital was in active negotiations with several debt financing sources, that Z Capital believed that the best approach for securing financing would be a consent solicitation under Affinity's indenture and secured credit agreement to permit the change of control and the use of Affinity's cash to fund a portion of the merger consideration, and that to increase deal certainty Z Capital intended to obtain a backstop debt commitment from a lender group at the signing of the transaction to refinance the abovementioned debt in the event that the consent solicitation did not succeed.

        On December 8, 2015, the Special Committee met with representatives of Morrison & Foerster, Fennemore Craig and Deutsche Bank to discuss a revised draft of the merger agreement prepared by Morrison & Foerster. In addition, representatives of Fennemore Craig delivered a presentation to the Special Committee on the requirements under Nevada law for approving an acquisition of Affinity by Z Capital and related dissenter's rights.

        Over the course of the next several days, representatives from Morrison & Foerster and Sidley Austin discussed material issues in the draft merger agreement. On December 9, 2015, Mr. Scrivens called Mr. Doheny to note that Z Capital was fully engaged on due diligence of Affinity and that Z Capital believed a transaction could be signed by the end of the month. However, Mr. Scrivens noted

that Z Capital was having difficulty securing full financing for the transaction, and accordingly suggested, among other things, revising the terms of the merger agreement to permit a "best efforts" process for Z Capital to obtain debt financing for the transaction, pursuant to which Z Capital, instead of presenting committed debt financing at the signing of the proposed transaction, would agree at the signing of the transaction to thereafter use its best efforts to obtain such debt financing.

        On December 10, 2015, a Special Committee meeting was convened pursuant to which Mr. Doheny updated the Special Committee on his conversation with Mr. Scrivens. During the meeting, the Special Committee, together with representatives of Morrison & Foerster and Deutsche Bank, discussed Mr. Doheny's conversation with Mr. Scrivens and related options for Affinity, including the possibility of a "best efforts" debt financing, to extend exclusivity, so long as Z Capital continued to pursue financing, to investigate the potential for seller financing, or to let exclusivity expire and not sign a merger agreement unless debt financing was obtained, as well as options for Affinity if no transaction with Z Capital was to succeed, including pursuing a transaction with Party A or Party B or to continue as a stand-alone company. The Special Committee also discussed inviting representatives from Deutsche Bank's debt trading desk to join a call with the Special Committee so that the Special Committee could get their insights on the status of the debt markets. The Special Committee then adjourned the meeting, with a request to reconvene once the applicable representatives from Deutsche Bank's debt trading desk were available to speak with the Special Committee.

        Later on December 10, 2015, the Special Committee meeting was reconvened with representatives from Deutsche Bank's debt trading desk. The Special Committee and representatives from Morrison & Foerster and Deutsche Bank discussed Deutsche Bank's views on the current state of the debt markets, whether leveraged buyout transactions were currently getting financed, and the state of the second lien market. Following this conversation, the Special Committee considered the steps it should take with Z Capital, particularly in light of the conversation with Deutsche Bank and their assessment on how difficult it might be to get a leveraged buyout financed given the current state of the debt markets. Ultimately, the Special Committee decided that it would be willing to agree to allow Z Capital to use its best efforts to obtain debt financing, if Z Capital agreed to pay a significant termination fee if it was unable to obtain debt financing. The Special Committee then authorized Mr. Doheny to convey that information to Z Capital.

        Mr. Doheny subsequently called Mr. Scrivens to advise him that the Special Committee was willing to consider a merger agreement that contained terms permitting Z Capital to use its best efforts to obtain financing for the transaction, with a reverse termination fee of 6.5% of Affinity's equity value in the event that Z Capital was unable to obtain the debt financing, and requiring Z Capital to deliver debt commitment papers no later than February 15, 2016. Mr. Doheny spoke with Mr. Scrivens again on December 12, 2015, with Mr. Scrivens noting that Z Capital was not willing to agree to a reverse termination fee in the event debt financing could not be obtained, and that given that Z Capital did not believe it would obtain debt financing prior to the expiration of exclusivity on December 14, 2015, Z Capital wanted to keep working on the financing and wanted Affinity to extend exclusivity.

        The next morning, on December 13, 2015, Mr. Scrivens sent Mr. Doheny and Morrison & Foerster an issues list regarding the merger agreement. Later that morning, the Special Committee met with Morrison & Foerster and Deutsche Bank to discuss Mr. Doheny's conversations with Mr. Scrivens and potential next steps given Z Capital's refusal to consider a best efforts structure that contained any reverse termination fee if Z Capital was unable to obtain financing. After considering market conditions and the risks associated with the other alternatives available to the Special Committee, including the risk that no transaction would close if exclusivity with Z Capital expired and that Z Capital would walk away if the Special Committee insisted on signing a merger agreement with a substantial reverse termination fee for failure to obtain financing, the Special Committee agreed to extend exclusivity to January 29, 2016, provided that Z Capital continued to negotiate in good faith on the terms of the merger agreement, keep the Special Committee informed regarding its financing arrangements and diligently pursue obtaining financing. Morrison & Foerster then conveyed this proposal to Sidley Austin, and an amended exclusivity agreement was entered into on those terms on December 14, 2015, and reported by Z Capital on an amendment to its Schedule 13D filed the next day.

        Over the next several weeks, the Special Committee and Morrison & Foerster, at the direction of the Special Committee, and Sidley Austin on behalf of Z Capital continued to negotiate the terms of the merger agreement.

        During the same period, Mr. Scrivens provided Mr. Doheny with periodic updates regarding Z Capital's efforts to secure financing for the transaction, and the Special Committee met regularly with representatives of Morrison & Foerster and Deutsche Bank to discuss the negotiation of the merger agreement, Z Capital's financing status and the state of the debt markets and other related matters. At meetings held on January 20 and January 25, 2016, the Special Committee focused on Affinity's options in light of the potential withdrawal from negotiations by Z Capital upon the impending expiration of exclusivity and the absence of a clear path forward to financing the transaction, including allowing exclusivity to expire, proposing changes to the deal terms, agreeing to extend exclusivity or permitting Z Capital to use its "best efforts" to obtain debt financing for the transaction, without any reverse termination fee, discussing the potential benefits, detriments and risks with each option. In connection with considering potential next steps, the Special Committee wanted to get input from certain of Affinity's stockholders on their views. The Special Committee then directed Morrison & Foerster to reach out to certain of Affinity's stockholders to obtain an understanding of their views.

        At a Special Committee on January 29, 2016, Mr. Doheny and representatives from Morrison & Foerster updated the Special Committee with the discussions that had taken place with various of Affinity's stockholders, noting that none of the stockholders with whom Morrison & Foerster spoke with were interested in pursuing a transaction where Z Capital was permitted to use its "best efforts" to obtain financing without any reverse termination fee. The Special Committee then continued its prior discussion of potential next steps, including the potential benefits, detriments and risks with each option. Following this discussion, the Special Committee determined that the best approach to take was to allow Z Capital to continue its work with respect to financing and, if required by Z Capital, to extend exclusivity for up to an additional four weeks to see if Z Capital would be able to obtain committed financing for the transaction. The Special Committee authorized Mr. Doheny to communicate this decision to Z Capital.

        Between January 29, 2016 and January 31, 2016, Mr. Doheny and representatives of Morrison & Foerster had several calls with Z Capital and Sidley Austin regarding the Special Committee's decision that it was unwilling to agree to Z Capital's proposal to use "best efforts" without any reverse termination fee, and instead suggested the potential for allowing Z Capital to continue its work, and agreeing to extend exclusivity for up to four weeks if necessary. During such conversations, Z Capital conveyed that potential lenders were concerned about the $15.00 per share purchase price and that from Z Capital's perspective, the debt markets were not going to improve in the near term, and suggested that Z Capital was likely going to let its amended November 15 Proposal of $15.00 per share expire by its terms on January 31, 2016.

        On January 31, 2016, Z Capital delivered to the Special Committee a letter indicating that the amended November 15 Proposal had expired by its terms. On February 1, 2016, Z Capital filed an amendment to its Schedule 13D disclosing the letter.

        On February 1, 2016, the Special Committee met with representatives of Morrison & Foerster and Deutsche Bank to review Z Capital's letter and options remaining available to Affinity in light of the expiration of Z Capital's November 15 Proposal, including continuing to explore whether other companies might be interested in acquiring Affinity and continuing to operate Affinity as a stand-alone company. After a discussion, the Special Committee determined that although previously there had been parties potentially interested in a transaction, none of that interest had resulted in a firm proposal and, given the status of the debt markets, it was not advisable for the Special Committee to continue the Special Committee's process, and that the Special Committee should be disbanded immediately and terminate Deutsche Bank's engagement. The Special Committee then took a vote, and approved disbanding of the Special Committee and approving the termination of Deutsche Bank's engagement.

        The next day, on February 2, 2016, Affinity issued a press release announcing that the Special Committee was formally dissolved by a unanimous vote of the Special Committee and confirming that Z Capital's proposal and the exclusivity agreement had expired.

        On April 7, 2016, Z Capital filed a Form 4, disclosing that it had purchased shares of Affinity for $14.50 per share.

        On July 29, 2016, Z Capital sent a letter to the Board, by email to Mr. Reganato, submitting a proposal (the "July 29 Proposal") to acquire all of the outstanding shares of Affinity not owned by Z Capital for a price per share of $15.00 in cash. Z Capital included with the July 29 Proposal a draft merger agreement. Z Capital noted in its letter that the credit markets had improved since its prior proposal, and provided separately to the Board copies of debt commitment letters from two potential lenders. Z Capital stated that it expected that transaction agreements could be negotiated and finalized promptly after Affinity signed the exclusivity agreement that Z Capital provided separately to the Board. In its letter, Z Capital noted that it expected that the Board would appoint a special committee of independent directors to consider its offer, given the position of Messrs. Zenni and Scrivens on the Board. Z Capital disclosed the July 29 Proposal letter in an amendment to its Schedule 13D that also included a copy of Z Capital's draft merger agreement.

        On August 1, 2016, a special telephonic meeting of the Board was held to discuss receipt of Z Capital's July 29 Proposal (Messrs. Zenni and Scrivens did not attend the Board meeting). Representatives from Morrison & Foerster discussed the Board's fiduciary duties in connection with the proposal. Mr. Reganato then led a discussion by the Board regarding the July 29 Proposal. The non-employee Board members present all indicated their general belief that $15.00 price per share did not appear to adequately value Affinity, particularly given improvements in the business since February 2016, and that the Board needed additional information before it could formulate a definitive response to Z Capital, including receiving advice on the state of the market, understanding recent mergers and acquisitions in the gaming space and how they impacted the market, and preparing an updated 5-year plan and financial projections. The Board also discussed the potential for reconstituting a special committee, but determined that it was too early to do so and that a special committee could be formed at a later date to the extent it was needed After the meeting, at the direction of the independent directors, Mr. Reganato requested Affinity management to provide updated financial projections to the Board's independent directors, and to Deutsche Bank, for their review and contacted Deutsche Bank to discuss their possible engagement to assist in a response to the July 29 Proposal.

        On August 3, 2016, management delivered to Deutsche Bank five-year financial projections for Affinity (the "2016 5-Year Projections"), as more fully described under "Special Factors—Projected Financial Information" below.

        On August 5, 2016, the Board again met telephonically with representatives from Morrison & Foerster and members of Affinity management, with Messrs. Scrivens and Zenni recusing themselves from attendance. Walter Bogumil, Affinity's Chief Financial Officer, provided the members of the Board with an update on Affinity's financial position and an overview of the 2016 5-Year Projections, discussed other matters affecting Affinity's business and concluded by reviewing calculations of multiples of Affinity's last-twelve-months Adjusted EBITDA and projected 2016 Adjusted EBITDA implied by various price per shares. Management, including Mr. Silberling, then left the call. Morrison & Foerster then discussed with the members of the Board their fiduciary duties in considering the July 29 Proposal, noting among other things that the Board members acting on the proposal and the Board's advisors in this matter should be independent of Z Capital and not otherwise have interests in a potential acquisition of Affinity by Z Capital or other potential parties other than interests shared by stockholders generally. Mr. Reganato noted that Z Capital had reached out to SPH Manager with a conditional offer to buy SPH Manager's stake in Affinity for $16.50 per share. Mr. Reganato indicated that he was not involved in those conversations, but that he understood that representatives of SPH Manager had told Z Capital that SPH Manager was not interested in selling its Affinity shares to Z Capital on the terms Z Capital had proposed. Mr. Reganato indicated that he believed, and the Board agreed, that this proposal from Z Capital to SPH Manager did not affect Mr. Reganato's independence with respect to the Z Capital proposal. Mr. Reganato then updated the members of the Board on his discussions with Deutsche Bank, including updates that he received from Deutsche Bank on its outreach to certain parties who had participated in the prior process to explore a potential sale of Affinity, which outreach had been conducted by Deutsche Bank at Mr. Reganato's direction. Mr. Reganato advised that Deutsche Bank had heard back from various parties, including Party A and Party B, and, for a variety of reasons, including that such parties were occupied with other transactions, that Affinity's assets did not fit within their strategy, and structuring issues, none of such parties were interested in engaging in a transaction with Affinity at that time. The members of the Board present then discussed potential alternatives regarding the July 29 Proposal, including rejecting the proposal and continuing with Affinity's current strategic plan, negotiating with Z Capital to increase its proposal, or seeking an alternative transaction. The members of the Board present then discussed the foregoing matters and alternatives, concluding that further exploring whether other third parties might be interested in a potential acquisition of Affinity seemed unlikely to result in a transaction, as it was noted that, in addition to the likelihood that other third parties would face the same issues as those parties that Deutsche Bank already had contacted, as had been described by Mr. Reganato, Affinity had not received any in-bound acquisition indications of interest or other requests since the time that Z Capital's November 25 Proposal had expired, including after disclosure of Z Capital's July 29 Proposal. Several members of the Board also expressed their views that a deal with Z Capital based on the July 29 Proposal likely would not be acceptable if it was submitted to a vote of Affinity's stockholders. The members of the Board present also discussed whether it would be advisable to form a special committee to evaluate and negotiate the July 29 Proposal. The members of the Board present concluded by directing Mr. Reganato to discuss with Z Capital their request that the proposed price be significantly increased before Affinity would consider entering into exclusive negotiations with Z Capital, and for Mr. Reganato to keep the other directors not affiliated with Z Capital informed of his discussions with Z Capital, and noting that the Board could form a special committee at a later stage based on the direction of Z Capital's conversations with Mr. Reganato. The independent directors directed Mr. Reganato to push Z Capital to offer a price closer to $17.50 per share.

        Over the next several days, Mr. Reganato had several phone calls with Messrs. Scrivens and Zenni informing them that Affinity would not consider engaging in exclusive negotiations with Z Capital at the proposed $15.00 price per share. During the course of those conversations, Z Capital indicated that they would be willing to offer $17.35 per share if Affinity was to agree to exclusively negotiate with Z Capital.

        On the morning of August 9, 2016, Z Capital informed Mr. Reganato that they would increase their offer to $17.35 per share. Mr. Reganato thereafter informed the directors not affiliated with Z Capital of this news, and the directors agreed that a Board meeting should be called to reconstitute the Special Committee in order for the Special Committee to evaluate the increased offer.

        Later on August 9, 2016, the Board met telephonically with representatives of Morrison & Foerster, Mr. Bogumil and Marc H. Rubinstein, General Counsel to Affinity, with Mr. Silberling absent due to a prior commitment. During that meeting, Mr. Reganato confirmed that Z Capital had increased its proposal from $15.00 per share to $17.35 per share. The Board decided that the Special Committee should be reconstituted to evaluate Z Capital's increased offer and to consider other alternatives. After discussion, the Board designated Messrs. Reganato, Doheny, Cacioppo and Tanjeloff, as directors who were neither affiliated with Z Capital nor expected to participate in any potential alternative acquisition proposal, as members of a reconstituted Special Committee to review and evaluate the July 29 Proposal, including any revisions by Z Capital pursuant to discussions with the Special Committee or otherwise, and any other strategic alternatives available to Affinity, including the alternative to remain as a stand-alone company, and to negotiate and make recommendations to the full Board with respect to any such proposals or other alternatives. The Board also resolved that it would not approve or authorize, or recommend to Affinity's stockholders, the July 29 Proposal or any other proposal to acquire Affinity that was not recommended by the Special Committee.

        The Special Committee met telephonically immediately following the conclusion of the Board meeting on August 9, 2016, with representatives of Morrison & Foerster. At the meeting, the representatives of Morrison & Foerster discussed their belief that, although Morrison & Foerster continued to be the general outside corporate counsel for Affinity, the firm did not work for Z Capital, and the firm remained independent in its advising the reconstituted Special Committee. The representatives of Morrison & Foerster also requested that each member of the Special Committee advise if there had been any developments since the August 5, 2016 meeting of the Board that would change such member's independence or interests with respect to the July 29 Proposal, and each member of the Special Committee confirmed there had been no such developments. The Special Committee designated Mr. Reganato as its chairman. The Special Committee discussed whether to retain Deutsche Bank or another investment bank as its financial advisor, and, after determining to retain Deutsche Bank, discussed the potential terms for retention of Deutsche Bank, and requested that Mr. Reganato negotiate with Deutsche Bank regarding re-engagement with a reduced tail period.

        Representatives of Deutsche Bank then joined the meeting and delivered a presentation regarding the July 29 Proposal. The representatives of Deutsche Bank noted that there had been no developments with respect to themselves individually that would result in any material conflict of interest in Deutsche Bank's advising the Committee, and that they were not aware of any transactions by Deutsche Bank with Z Capital or otherwise that would result in any such material conflict on the part of Deutsche Bank, and would confirm separately prior to a formal engagement. Deutsche Bank discussed the July 29 Proposal, reviewed updates in Affinity's business and industry, including with respect to companies that might be interested in acquiring Affinity, and discussed Deutsche Bank's views with respect to the 2016 5-Year Projections. Deutsche Bank then reviewed an illustrative valuation analysis based on the 2016 5-Year Projections and various methodologies, noting that Z Capital's $17.35 bid was within the range of each valuation method utilized in the illustrative analysis. Deutsche Bank then discussed potential returns to Z Capital as a result of the transaction. Deutsche Bank also reviewed an evaluation of the potential value to Affinity's stockholders were Affinity to pursue a sale or a REIT transaction with a potential alternate buyer, noting, however, that the natural buyers in an such a transaction, including Party B and certain other potential buyers that Deutsche Bank had spoken with originally in 2015, did not appear to be interested in a transaction with Affinity for various reasons. The representatives of Deutsche Bank further noted that, based on current market conditions, it likely would be difficult to enter into a transaction with another major casino company as an alternative to a transaction with Z Capital at the $17.35 per share price, and instead Affinity could continue its operations with its present management team.

        The members of Deutsche Bank then left the meeting, and the Special Committee continued to discuss the foregoing matters. After discussing further the terms proposed by Z Capital, including the terms contained in the draft merger agreement provided by Z Capital with its proposal letter, and whether doing a transaction with Z Capital was preferable to continuing as a standalone company or commencing another sales process or considering another alternative, the Special Committee then, in part on the basis of Z Capital's increased offer to $17.35 per share, unanimously approved of moving forward to enter into an exclusivity agreement with Z Capital on similar terms to Affinity's prior exclusivity agreement with Z Capital. The Special Committee also directed Mr. Reganato and Morrison & Foerster to negotiate with Z Capital to reduce the exclusivity period to shorter than 30 days if possible. That afternoon, Morrison & Foerster and Sidley Austin negotiated the final terms of an exclusivity agreement that would extend through August 24, 2016, which was executed early that evening. On August 10, 2016, Z Capital disclosed the increase of its July 29 Proposal to $17.35 per share and the entry into the exclusivity agreement in an amendment to its Schedule 13D. Shortly thereafter, Affinity filed a Form 8-K reporting the formation of the Special Committee with Deutsche Bank as its financial advisor. Later that day, Z Capital and Sidley Austin were granted access to Affinity's data room.

        Between August 11 and August 22, 2016, Morrison & Foerster and Sidley Austin negotiated the terms of the merger agreement and ancillary agreements, including issues related to Z Capital's debt and equity financing and termination fees and other issues that remained unresolved following termination of the prior discussions with Z Capital. During that period, Z Capital and its potential lending sources conducted their due diligence investigation of Affinity. The working group also continued to discuss the terms of Z Capital's debt and equity financing, with the representatives of the Special Committee seeking to increase the certainty of the financing commitments before entering into any definitive agreement with Z Capital. During this period, Morrison & Foerster had conversations with, and received direction from, Mr. Reganato and the Special Committee regarding the open issues in the merger agreement, as well as Z Capital's debt and equity financing. Among other things, the parties discussed the covenants applicable to Z Capital's pursuit of required gaming regulatory approvals and the consequences of the termination of any definitive agreement without a consummation of the transaction due to the inability of Z Capital to obtain regulatory approvals. Also during this period, SPH Manager and its counsel negotiated directly with Z Capital and its outside counsel regarding the Z Capital's request for, and the terms of, SPH Manager's entry into a voting and support agreement regarding the merger.

        On August 22, 2016, the Special Committee met several times with representatives of Morrison & Foerster and Deutsche Bank. During these meetings, Mr. Reganato first updated the Special Committee on the status of negotiations around the merger agreement, noting that the working groups had agreed on the terms of a proposed merger agreement and that the debt financing commitments Z Capital had secured were expiring that night. Representatives of Morrison & Foerster then reviewed with the Special Committee the material terms of the merger agreement and Z Capital's debt and equity financing. At the request of the Special Committee, representatives of Deutsche Bank then reviewed with the Special Committee a presentation detailing Deutsche Bank's valuation analyses (a copy of which presentation is filed as an exhibit to the transaction statement on Schedule 13E-3 filed in connection with the merger and is incorporated herein by reference). Following discussion of the presentation, Deutsche Bank delivered to the Special Committee its oral opinion, confirmed by delivery of a written opinion dated August 22, 2016 (the full text of which is attached as Appendix B), that, as of that date and based upon and subject to assumptions, limitations, qualifications and conditions described in its opinion, the $17.35 per share Merger Consideration in the merger was fair, from a financial point of view, to the holders of outstanding shares of Affinity common stock (other than the Z Capital Rollover Investors). After further discussion and consideration of the factors summarized below in "—Recommendation of the Special Committee," the Special Committee determined, by unanimous decision of all directors present and voting, in good faith that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of Affinity and its stockholders (other than the Z Capital Rollover Investors), and, by unanimous decision of all directors present and voting, approved and recommended that the Board approve and adopt the merger agreement and voting agreements and the transactions contemplated thereby, including the merger.

        The Special Committee meeting then adjourned and a meeting of the Board was convened, including Mr. Zenni, Mr. Scrivens and Mr. Silberling. The representatives of Morrison & Foerster then discussed the process undertaken by the Special Committee and the analyses and opinion of Deutsche Bank that had been orally delivered to the Special Committee, and the recommendation of the Special Committee. The members of the Board in attendance present and voting (with Mr. Silberling, as an employee director, abstaining) then unanimously (i) approved and declared advisable the merger agreement and the voting agreements and the transactions contemplated thereby, including the merger, (ii) determined that the terms of the merger agreement are just and reasonable as to Affinity, (iii) determined that the merger agreement and the transactions contemplated thereby, including the merger and the Merger Consideration, are fair to and in the best interests of Affinity and its stockholders (other than the Z Capital Rollover Investors) and (iv) resolved to recommend that Affinity's stockholders adopt and approve the merger agreement and the transactions contemplated thereby.

        On the evening of August 22, 2016, following the Special Committee and Board meetings, the parties executed the merger agreement and related agreements. On August 23, 2016, Affinity and Z Capital issued a joint press release announcing the transaction. Also on August 23, 2016, Z Capital filed an amendment to its Schedule 13D with the SEC reflecting its entry into definitive agreements for the transaction and attaching a copy of the merger agreement and related agreements.

        On October 13, 2016, Holdings and Michael Silberling, Walter Bogumil and Jeffrey Solomon agreed to compensation arrangements for each such executive, to take effect as of the closing of the merger. Pursuant to such arrangements, the existing employment agreement for each of Messrs. Silberling, Bogumil and Solomon, as amended on October 13, 2016, will remain in effect following the Effective Time. In exchange for waiving their rights to all existing equity awards and commitments with respect to ongoing equity awards, Messrs. Silberling, Bogumil and Solomon will receive consideration, including Class A and Class B units of Holdings and options to purchase Class A units of Holdings, as described in "Special Factors—Treatment of Stock Options and Restricted Stock."

Reasons for the Merger; Recommendation of the Special Committee; Recommendation of the Board of Directors; Fairness of the Merger

Recommendation of the Special Committee

        The Special Committee, acting with the advice and assistance of its legal and financial advisors, evaluated and negotiated the merger, including the terms and conditions of the merger agreement, and:

  •
  determined, by unanimous decision of all directors present and voting, in good faith that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of Affinity and its stockholders (other than the Z Capital Rollover Investors); and

  •
  by unanimous decision of all directors present and voting, approved and recommended that the Board approve and adopt the merger agreement and voting agreements and the transactions contemplated thereby, including the merger.

        The Special Committee, as initially formed an April 2015 and reconstituted in August 2016, was comprised solely of independent directors who were not expected to participate in any potential acquisition proposal and were not otherwise conflicted with respect to Z Capital's proposals or expected to be conflicted with respect to any other such proposal or alternative transaction. The Special Committee, as initially formed and later reconstituted, held 63 meetings following receipt of the April 3 Proposal from Z Capital in April 2015. In determining to give Affinity's stockholders the opportunity to accept Z Capital's offer, the Special Committee considered the value proposition to stockholders of Z Capital's offer in comparison to Affinity's remaining a stand-alone company, and the amount of the offer in relation to the nonbinding indications of interest received from other parties in the sales process conducted by the Special Committee, and their belief that an alternative transaction was unlikely. The Special Committee also received input from certain of Affinity's stockholders with respect to their perspective on the offer and the risks and uncertainties facing Affinity.

        In the course of reaching its determination and recommendation, the members of the Special Committee considered the following factors and potential benefits of the merger, each of which the Special Committee believed supported its decision:

  •
  the per share cash Merger Consideration and the merger were likely to be more favorable to Affinity's stockholders (other than the Z Capital Rollover Investors) than the value likely to be realized from other alternatives available to Affinity, including remaining a stand-alone company and pursuing the current strategic plan, in light of the potential rewards, risks and uncertainties associated with those alternatives;

  •
  none of Affinity's common stock is traded on a national securities exchange and there is not otherwise an active trading market for Affinity's common stock, and it is unlikely that a market will ever develop, and the merger therefore provides Affinity's stockholders with a significant opportunity for recognizing value for illiquid shares with limited market demand;

  •
  that the per share cash Merger Consideration was significantly higher than the price at which Affinity's investors, including Z Capital, had purchased shares of Affinity's common stock in recent periods;

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  the negotiations that took place between the parties, which resulted in a price per share of $17.35, which is an 80% increase in the per share consideration from the $9.75 price per share stated in Z Capital's April 3 Proposal and a 16% increase in the per share consideration from the $15.00 price per share stated in Z Capital's July 29 Proposal;

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  the Special Committee's belief that the $17.35 per share cash price represented the highest per share consideration that could be obtained from Z Capital and that Z Capital likely would have withdrawn its offer if the Special Committee had waited longer to evaluate Z Capital's proposal;

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  subsequent to Z Capital's announcement of its April 3 Proposal, despite multiple public statements by Z Capital and Affinity regarding Z Capital's acquisition proposals and the potential for Affinity to enter into a strategic transaction, no third party approached Affinity, any member of the Special Committee or the Special Committee's advisors regarding a potential transaction, other than parties who were first contacted by Deutsche Bank in the fall of 2015;

  •
  that following the Special Committee's decision to explore other strategic alternatives, including the potential interest of third parties in an acquisition of Affinity, in the fall of 2015, although Deutsche Bank, at the direction of the Special Committee, contacted 23 parties, including those viewed as the most likely potentially interested parties, to solicit and encourage competing proposals to acquire Affinity, only Party A and Party B submitted nonbinding indications of interest, in each case at a $14.00 per share purchase price;

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  the Special Committee's belief following Z Capital's announcement of its July 29 Proposal that commencing another sales process would not be in the best interest of stockholders, given that, among other things, the natural buyers in such a transaction and other potential buyers that Deutsche Bank had spoken with in 2015, including Party A and Party B, did not appear to be interested in a transaction with Affinity, and Z Capital's indication that it would not participate in such a process;

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  the Special Committee's knowledge of the strategic alternatives available to Affinity as a result of the Special Committee's and the Board's ongoing strategic review;

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  the Special Committee's understanding of the business, operations, financial condition, strategy and prospects of Affinity (including the risks involved in achieving those prospects), as well as Affinity's historical and projected financial performance, and the Special Committee's and management's views and opinions on the current industry environment for gaming and casinos in Nevada, Colorado, Missouri and Iowa;

  •
  the various analyses undertaken by Deutsche Bank, each of which is described below under "Special Factors—Opinion of Financial Advisor to the Special Committee";

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  the opinion of Deutsche Bank, dated August 22, 2016, that as of that date and based on and subject to various assumptions, limitations, qualifications and conditions described in its opinion, the $17.35 per share Merger Consideration in the merger was fair, from a financial point of view, to the holders of outstanding shares of Affinity common stock (other than the Z Capital Rollover Investors);

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  all of the other terms and conditions of the merger agreement, including, among other things, the representations, warranties, covenants and agreements of the parties, the conditions to the closing of the merger, the "fiduciary out" provision and parties' termination rights, including that:

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  the merger agreement permits Affinity, prior to the time that Affinity's stockholders vote to adopt the merger agreement, to discuss and negotiate, under specified circumstances, an unsolicited proposal if the Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that failure to take action would reasonably be likely to be inconsistent with the directors' fiduciary duties under applicable law and (after consultation with its financial advisor and outside legal counsel) that the acquisition proposal either constitutes, or would reasonably be expected to result in, a superior proposal as defined in the merger agreement and to terminate the merger agreement in order to enter into a definitive agreement for that superior proposal, subject to a match right of Parent and paying Parent a $12,425,750 termination fee; and

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  the merger agreement allows the Board to change or withdraw its recommendation of the merger agreement if there is an intervening event (which is any material event, occurrence, development or state of facts or circumstances that is not known by the Board prior to August 22, 2016), if the Special Committee determines in good faith (after consultation with outside legal counsel) that failure to do so would reasonably be likely to be inconsistent with its fiduciary obligations under applicable law.

  •
  the likelihood that the merger would be completed based on, among other things (not necessarily in order of relative importance):

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  the absence of a financing condition in the merger agreement;

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  the requirement that, in the event of a failure of the merger to be consummated under certain circumstances, Parent pay Affinity a termination fee of $7.1 million (in connection with a failure to obtain applicable gaming approvals relating to Affinity's business under certain circumstances as provided in the merger agreement and for the sole benefit of Affinity's stockholders that are not controlled affiliates of Z Capital) or $17.7 million (in connection with the Purchaser Parties materially breaching the merger agreement or failing to obtain financing, in each case, under certain circumstances as provided in the merger agreement);

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  that Z Capital has agreed in the merger agreement to guarantee to Affinity the full and timely performance of certain obligations of Parent and Merger Sub under the merger agreement subject to certain limitations;

    •
    that Z Capital has in place committed debt financing and the level of effort that Parent and Merger Sub must use under the merger agreement to obtain the proceeds of the debt financing on the terms and conditions described in Z Capital's debt commitment letter, as well as the limited number and nature of the conditions to the debt financing and the reputation of the debt financing sources;

    •
    Affinity's ability to seek specific performance to prevent breaches of the merger agreement by the Purchaser Parties and, under circumstances specified in the merger agreement, to specifically enforce Parent's obligation to cause the funding of the financing on the terms and subject to the conditions contemplated in the merger agreement, the equity commitment letter and the rollover commitment letter;

    •
    the absence of any material risk that any governmental authority would prevent or materially delay the merger under any antitrust law;

    •
    that given the existing approvals for Z Capital's current ownership in all jurisdictions in which Affinity operates, Z Capital did not anticipate significant obstacles or lengthy delay in obtaining the gaming approvals needed to consummate the merger;

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    that the termination date under the merger agreement allows for sufficient time to complete the merger; and

    •
    the voting and support agreement entered into with Affinity by the Z Capital stockholders, which hold approximately 41.2% of the outstanding shares of Affinity common stock, and the voting and support agreements entered into with Z Capital by each of SPH Manager and One East, which together hold an additional approximately 28.6% of the outstanding shares of Affinity common stock, in which each party to such agreements has agreed to, among other things, vote all shares of common stock of Affinity held by them in favor of the adoption of the merger agreement and approval of the terms thereof, the merger and each of the other actions contemplated by the merger agreement and to vote against, among other things, any other acquisition proposal or other proposal, action or agreement that would impede, delay or interfere with the applicable voting and support agreement or the merger agreement, including that each of the voting and support agreements terminates upon the termination of the merger agreement, and that pursuant to each voting and support agreement, so long as there is in effect a change in recommendation, as defined in the merger agreement, resulting from an alternative acquisition proposal, certain provisions regarding agreements to vote shall not apply, and the stockholders party to the voting and support agreements shall be permitted to engage in discussions with the third party making the relevant acquisition proposal; and

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  the Special Committee's belief that it was fully informed about the extent to which the interests of Z Capital in the merger differed from those of Affinity's other stockholders.

        The Special Committee also considered a variety of risks and potentially negative factors concerning the merger and the merger agreement, including the following:

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  Affinity's stockholders, with the exception of the Z Capital Rollover Investors, will have no ongoing equity participation in Affinity following the merger and those stockholders will cease to participate in Affinity's future earnings or growth, if any, and will not benefit from increases, if any, in the value of the shares of Affinity common stock;

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  the risk of incurring substantial expenses related to the merger, including in connection with any future litigation;

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  the significant costs involved in connection with negotiating the merger agreement and completing the merger (including certain costs and expenses if the merger is not consummated), the substantial management time and effort required to effectuate the merger and the related disruption to Affinity's day-to-day operations during the pendency of the merger;

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  the terms of the merger agreement place restrictions on the conduct of Affinity's business prior to completion of the merger, which may delay or prevent Affinity from undertaking business opportunities that may arise pending completion of the merger, and the resultant risk if the merger is not consummated;

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  the possibility that Z Capital will be unable to fund the transaction, including by not obtaining the debt financing proceeds from the debt financing sources;

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  the risk that the required gaming and other regulatory approvals may not be obtained;

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  the risk that the merger will be delayed or will not be completed, as well as the potential loss of value to Affinity's stockholders and the potential negative impact on the operations and prospects of Affinity if the merger is delayed or is not completed for any reason;

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  the risk, if the merger is not consummated, that the pendency of the merger could affect adversely the relationship of Affinity and its subsidiaries with their respective customers, employees, suppliers, agents and others with whom they have business dealings;

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  Parent and Merger Sub are newly formed entities with essentially no assets and Affinity's remedy in the event of a termination of the merger agreement due to a material breach of the merger agreement by any of the Purchaser Parties may be limited to receipt of a $17.7 million termination fee payable by Parent;

  •
  the possibility that, under certain circumstances under the merger agreement, Affinity may be required to pay a termination fee to Parent;

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  the absence of a "go-shop" provision in the merger agreement that would permit Affinity to actively solicit a superior proposal for a period after execution of the merger agreement, and to terminate the merger agreement to enter into an agreement with respect to any such superior proposal for a reduced termination fee;

  •
  the participation in the merger by Z Capital and the fact that Z Capital's interests in the transaction differ from those of Affinity's stockholders that are not Z Capital Rollover Investors, including the public disclosures by Z Capital, prior to and during the process conducted by the Special Committee for exploring the potential interest of third parties in acquiring Affinity, of Z Capital's proposals to acquire the remaining shares of Affinity, and the impact such disclosures and such participation and interest might have had or might have on the potential interest of third parties in considering an acquisition of Affinity;

  •
  that the transaction is not structured to require approval of at least a majority of Affinity's stockholders that are not Z Capital Rollover Investors;

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  the receipt of cash in exchange for the shares of Affinity common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes; and

  •
  Affinity's officers and directors may have interests in the merger that are different from, or in addition to, the interests of Affinity's stockholders, and the interests of Affinity's directors and officers in continued indemnification, advancement of expenses and insurance coverage from the surviving corporation under the merger agreement.

        The Special Committee also considered a number of factors relating to the procedural safeguards involved in the negotiation of the merger, including those discussed below, each of which it believed supported its determination and recommendation and provided assurance of the fairness of the merger to Affinity's stockholders that are not Z Capital Rollover Investors:

  •
  the Special Committee consists solely of independent and disinterested directors who are not officers or employees or affiliated with the Purchaser Parties or their affiliates, including Z Capital, and who do not otherwise have a conflict of interest or lack independence with respect to the merger;

  •
  the Special Committee was delegated the exclusive power and authority to review and evaluate, and did so review and evaluate, the advisability of Z Capital's proposal and other strategic alternatives available to Affinity;

  •
  although the Special Committee did not retain an unaffiliated representative to act solely on behalf of stockholders who were unaffiliated with Z Capital for purposes of negotiating the transaction with Z Capital or preparing a report concerning the fairness of the transaction with Z Capital, the Special Committee was comprised solely of independent and disinterested directors and received financial advice from Deutsche Bank, an independent and nationally recognized financial advisor;

  •
  the process that the Special Committee conducted in the fall of 2015 to explore Affinity's potential strategic alternatives, including a sale of Affinity;

  •
  the members of the Special Committee were adequately compensated for their services and their compensation was in no way contingent on their approving the merger agreement and taking the other actions described in this proxy statement;

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  each of the Special Committee and the Board was aware that it had no obligation to recommend any transaction and that the Special Committee had the authority to "say no" to any proposals made by Z Capital or other potential acquirors;

  •
  the Special Committee received the advice and assistance of Deutsche Bank, as its financial advisor, and Morrison & Foerster LLP and Fennemore Craig, P.C., as its legal advisors, and requested and received from Deutsche Bank an opinion, dated August 22, 2016, that as of that date and based on and subject to various assumptions, limitations, qualifications and conditions described in its opinion, the $17.35 per share Merger Consideration in the merger was fair, from a financial point of view, to the holders of outstanding shares of Affinity common stock (other than the Z Capital Rollover Investors);

  •
  the Special Committee was involved in deliberations over a period of over 11 months regarding Z Capital's proposals to acquire Affinity since April 3, 2015 (not including the time period in which the Special Committee was not in existence); and

  •
  the financial and other terms and conditions of the merger agreement were the product of negotiations between the Special Committee and its independent advisors, on the one hand, and Z Capital and its representatives, on the other hand.

        The above discussion of the information and factors considered by the Special Committee is not intended to be exhaustive, but indicates the material matters considered. In reaching its determination and recommendation, the Special Committee did not quantify, rank or assign any relative or specific weight to any of the foregoing factors, and individual members of the Special Committee may have considered various factors differently. The Special Committee did not undertake to make any specific determination as to whether any specific factor, or any particular aspect of any factor, supported or did not support its ultimate recommendation. Moreover, in considering the information and factors described above, individual members of the Special Committee may have given differing weights to differing factors. The Special Committee based its recommendation on the totality of the information presented.

        The Special Committee did not consider the liquidation value of Affinity in determining the fairness of the merger to Affinity's stockholders that are not Z Capital Rollover Investors, because of its belief that liquidation value does not present a meaningful valuation for Affinity and its business, as Affinity's value is derived from the cash flows generated from its continuing operations rather than from the value of assets that might be realized in a liquidation. Accordingly, the valuation analyses presented by Deutsche Bank to the Special Committee (as described under "Special Factors—Opinion of Financial Advisor to the Special Committee") were based on the operation of Affinity as a continuing business, and, to that extent, such analyses could be characterized collectively as forms of going concern valuations.

        The Special Committee also did not consider net book value, which is an historical accounting measure, in determining the fairness of the merger to Affinity's stockholders that are not Z Capital Rollover Investors, because of its belief that net book value is not a material indicator of the value of Affinity as a going concern but rather is indicative of historical acquisition costs, and does not take into account the prospects of Affinity, market conditions, trends in the industries in which Affinity operates or the business risks and uncertainties inherent in those industries. Further, the Special Committee did not believe that net book value accurately reflects Affinity's present market value. Affinity's net book value per share as of June 30, 2016 was approximately $8.59 (calculated based on 20.5 million shares of common stock outstanding), which is lower than the $17.35 per share Merger Consideration.

Recommendation of the Board

        At a meeting held on August 22, 2016, the members of the Board present and voting (with Mr. Silberling, as an employee director, abstaining), in accordance with the unanimous recommendation of the members of the Special Committee present and voting, unanimously (i) approved and declared advisable the merger agreement and the voting agreements and the transactions contemplated thereby, including the merger, (ii) determined that the terms of the merger agreement are just and reasonable as to Affinity, (iii) determined that the merger agreement and the transactions contemplated thereby, including the merger and the Merger Consideration, are fair to and in the best interests of Affinity and its stockholders (other than affiliates of Z Capital) and (iv) resolved to recommend that Affinity's stockholders adopt and approve the merger agreement and the transactions contemplated thereby.

        In the course of making such determinations, the Board considered the following factors, which are not intended to be exhaustive and are not in any relative order of importance:

  •
  the Special Committee's analyses, as described in more detail above, conclusions and determination, by unanimous decision of all directors present and voting, in good faith that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of Affinity and its stockholders (other than the Z Capital Rollover Investors), and the Special Committee's recommendation that the Board approve and adopt the merger agreement and voting agreements and the transactions contemplated thereby, including the merger;

  •
  the procedural fairness of the transaction, including the fact that the transaction was negotiated by the Special Committee consisting solely of independent and disinterested members of the Board who are not affiliated with the Purchaser Parties, are not officers or employees of Affinity and have no financial interest in the merger different from, or in addition to, the interests of, Affinity's unaffiliated stockholders (other than the interests described under "Special Factors—Interests of Affinity's Directors and Executive Officers in the Merger; Potential Conflicts of Interest"); and

  •
  the financial analyses of Deutsche Bank, financial advisor to the Special Committee, and the opinion of Deutsche Bank that, as of August 22, 2016 and based upon and subject to various assumptions, limitations, qualifications and conditions described in its opinion, the $17.35 per share Merger Consideration in the merger was fair, from a financial point of view, to the holders of outstanding shares of Affinity common stock (other than the Z Capital Rollover Investors) as more fully described below in the section entitled "Special Factors—Opinion of Financial Advisor to the Special Committee."

        The foregoing discussion of the information and factors considered by the Board, is not intended to be exhaustive but includes the material factors considered by the Board. In light of the variety of factors considered in connection with its evaluation of the merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Board made its recommendation based upon the totality of the information it considered.

Opinion of Financial Advisor to the Special Committee

        Deutsche Bank has acted as financial advisor to the Special Committee of the Board of Directors in connection with the merger. At the August 22, 2016 meeting of the Special Committee, Deutsche Bank rendered its oral opinion to the Special Committee, subsequently confirmed by delivery of a written opinion dated August 22, 2016, to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, limitations, qualifications and conditions described in Deutsche Bank's opinion, the Merger Consideration was fair, from a financial point of view, to the holders of the outstanding Affinity common stock (other than the Z Capital Rollover Investors).

        The full text of Deutsche Bank's written opinion, dated August 22, 2016, which sets forth the assumptions made, procedures followed, matters considered and limitations, qualifications and conditions on the review undertaken by Deutsche Bank in connection with the opinion, is included as Appendix B to this proxy statement and is incorporated herein by reference. The summary of Deutsche Bank's opinion in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Deutsche Bank's opinion was approved and authorized for issuance by a Deutsche Bank fairness opinion review committee and was addressed to, and was for the use and benefit of, the Special Committee (in its capacity as such) in connection with and for the purpose of its evaluation of the merger. Deutsche Bank's opinion was limited to the fairness of the Merger Consideration, from a financial point of view, to the holders of Affinity common stock (other than the Z Capital Rollover Investors) as of the date of the opinion. Deutsche Bank's opinion did not address any other terms of the merger or the merger agreement, nor did it address the terms of any other agreement entered into in connection with the merger. The Special Committee did not ask Deutsche Bank to, and Deutsche Bank's opinion did not, address the fairness of the merger, or any consideration received in connection therewith, to the holders of any other class of securities, creditors or other constituencies of Affinity, nor did it address the fairness of the contemplated benefits of the merger. Deutsche Bank expressed no opinion as to the merits of the underlying decision by Affinity to engage in the merger or the relative merits of the merger as compared to any alternative transactions or business strategies. Nor did Deutsche Bank express any opinion, and Deutsche Bank's opinion does not constitute a recommendation, as to how any holder of shares of Affinity common stock should vote on the merger. In addition, Deutsche Bank did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the officers, directors, or employees of Affinity, or any class of such persons, in connection with the merger relative to the Merger Consideration to be received by the holders of Affinity common stock (other than the Z Capital Rollover Investors).

        In connection with its role as financial advisor to the Special Committee, and in arriving at its opinion, Deutsche Bank reviewed certain publicly available financial and other information concerning Affinity, and certain internal analyses, financial forecasts and other information relating to Affinity prepared by Affinity's management. Deutsche Bank also held discussions with certain senior officers of Affinity on the businesses and prospects of Affinity. In addition, Deutsche Bank:

  •
  reviewed the reported prices and trading activity for shares of Affinity common stock;

  •
  to the extent publicly available, compared certain financial and stock market information for Affinity with, to the extent publicly available, similar information for certain other companies Deutsche Bank considered relevant whose securities are publicly traded;

  •
  reviewed, to the extent publicly available, the financial terms of certain recent business combinations which Deutsche Bank deemed relevant;

  •
  reviewed a draft dated August 21, 2016 of the merger agreement and certain related documents; and

  •
  performed such other studies and analyses and considered such other factors as Deutsche Bank deemed appropriate.

        Deutsche Bank did not assume responsibility for independent verification of, and did not independently verify, any information, whether publicly available or furnished to it, concerning Affinity, including, without limitation, any financial information considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Bank has, with the knowledge and permission of the Special Committee, assumed and relied upon the accuracy and completeness of all such information. Deutsche Bank did not conduct a physical inspection of any of the properties or assets, and did not prepare, obtain or review any independent evaluation or appraisal of any of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities), of Affinity or any of its subsidiaries, nor did Deutsche Bank evaluate the solvency or fair value of Affinity under any law relating to bankruptcy, insolvency or similar matters. With respect to the financial forecasts made available to Deutsche Bank and used in its analyses, Deutsche Bank assumed, with the knowledge and permission of the Special Committee, that such forecasts had been reasonably prepared on bases reflecting the best currently available estimates and judgments of Affinity's management as to the matters covered thereby. In rendering its opinion, Deutsche Bank expressed no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. Deutsche Bank's opinion was necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Deutsche Bank expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion of which it becomes aware after the date of its opinion.

        For purposes of rendering its opinion, Deutsche Bank assumed with the knowledge and permission of the Special Committee that, in all respects material to its analysis, the merger would be consummated in accordance with the terms of the merger agreement, without any waiver, modification or amendment of any term, condition or agreement that would be material to its analysis. Deutsche Bank also assumed, with the knowledge and permission of the Special Committee, that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the merger will be obtained and that, in connection with obtaining any necessary governmental, regulatory or other approvals and consents, no restrictions, terms or conditions will be imposed that would be material to its analysis. Deutsche Bank is not a legal, regulatory, tax or accounting expert and has relied on the assessments made by Affinity and its other advisors on such issues. Deutsche Bank was informed by representatives of Affinity, and assumed with the knowledge and permission of the Special Committee, that the final terms of the merger agreement and related documents would not differ materially from the terms set forth in the draft Deutsche Bank reviewed.

        The Special Committee selected Deutsche Bank as its financial advisor in connection with the merger based on Deutsche Bank's qualifications, expertise, reputation and experience in mergers and acquisitions. Under an engagement letter between the Special Committee and Deutsche Bank, the

Special Committee of the Board of Directors has agreed to cause Affinity to pay Deutsche Bank a transaction services fee equal to 0.5% of (i) the total amount of cash and the fair market value on the date which is five days prior to the closing of the merger of all other property paid or payable directly or indirectly to Affinity or any of its securityholders for or in respect of their securities or interests in Affinity in connection with the merger, reduced by (ii) the total amount of any cash or cash equivalents or short-term investments held by Affinity and its subsidiaries as of the closing of the merger, for its services as financial advisor to the Special Committee, of which $250,000 became payable in connection with the May 18, 2015 delivery of a written report setting forth findings and evaluations relating to financial and strategic alternatives available to Affinity (the "Strategic Review Fee"), and of which $850,000 became payable upon delivery of its opinion (or would have become payable if Deutsche Bank had advised the Special Committee that it was unable to render its opinion) on August 22, 2016, and the remainder of which is payable upon closing of the merger. The Special Committee has also agreed to cause Affinity to reimburse Deutsche Bank for the reasonable fees, expenses and disbursements of its outside counsel and its reasonable travel and other out-of-pocket expenses, and to indemnify Deutsche Bank against certain liabilities, in connection with its engagement.

        Deutsche Bank is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions. Deutsche Bank is an affiliate of Deutsche Bank AG (together with its affiliates, the "DB Group"). One or more members of the DB Group have, from time to time, provided, and are currently providing, financial services to Parent or its affiliates for which the DB Group has received compensation, and in the future may receive, compensation, including compensation of approximately $375,619 received during the two year period prior to August 22, 2016. In addition, one or more members of the DB Group have, from time to time, provided, and are currently providing, financial services to Affinity or its affiliates for which the DB Group has received compensation, and in the future may receive, compensation, including compensation of approximately $270,575 received during the two year period prior to August 22, 2016 (which amount includes the Strategic Review Fee). The DB Group may also provide investment and commercial banking services to Parent and Affinity in the future, for which the DB Group would expect to receive compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of Parent, Affinity and their respective affiliates for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

Summary of Material Financial Analyses

        The following is a summary of the material financial analyses presented by Deutsche Bank to the Special Committee at its meeting held on August 22, 2016, and that were used in connection with rendering its opinion described above.

        The following summary, however, does not purport to be a complete description of the financial analyses performed by Deutsche Bank, nor does the order in which the analyses are described represent the relative importance or weight given to the analyses by Deutsche Bank. Some of the summaries of financial analyses below include information presented in tabular format. In order to fully understand the analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of Deutsche Bank's analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 19, 2016, and is not necessarily indicative of current market conditions.

Selected Public Companies Analysis

        Deutsche Bank reviewed and compared certain financial information and commonly used valuation measurements for Affinity with corresponding financial information and valuation measurements for the following four publicly traded companies in the gaming industry:

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  Isle of Capri Casinos, Inc.

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  Eldorado Resorts, Inc.

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  Monarch Casino & Resort, Inc.

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  Full House Resorts, Inc.

        Although none of the above selected companies is directly comparable to Affinity, the companies included were chosen because they are publicly traded companies with financial and operating characteristics that, for purposes of analysis, may be considered similar to those of Affinity. Accordingly, the analysis of publicly traded companies was not simply mathematical. Rather, it involved complex considerations and qualitative judgments, reflected in the opinion of Deutsche Bank, concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading value of such companies.

        Based on the closing prices of the common stock of the selected companies on August 19, 2016 and information contained in the most recent public filings of the selected companies, Deutsche Bank calculated for each of the selected companies the total enterprise value ("TEV") (defined as equity value plus net indebtedness) as a multiple of estimated 2016 EBITDA (defined as earnings before interest, taxes, depreciation and amortization), which is referred to in this section of this proxy statement as TEV/2016E EBITDA, and the total enterprise value as a multiple of estimated 2017 EBITDA, which is referred to in this section of this proxy statement as TEV/2017E EBITDA.

        The following table presents the TEV/2016E EBITDA and TEV/2017E EBITDA multiples for the selected companies and the mean and median of such multiples for the selected companies:

Selected Companies	TEV/2016E EBITDA	TEV/2017E EBITDA
Isle of Capri Casinos, Inc.	7.3x	7.1x
Eldorado Resorts Inc	8.6x	7.8x
Monarch Casino & Resort, Inc.	8.3x	7.7x
Full House Resorts, Inc.	5.2x	4.3x
Mean	7.3x	6.7x
Median	7.8x	7.4x

        Based in part upon the TEV/2016E EBITDA trading multiples of the selected companies described above, and taking into account its professional judgment and experience, Deutsche Bank calculated a range of implied values per share of Affinity common stock by applying TEV/2016E EBITDA multiples of 6.75x to 8.00x to Affinity's management estimate of Affinity's 2016 Covenant EBITDA, resulting in a range of implied values of approximately $15.49 to $20.40 per share of Affinity common stock, which Deutsche Bank compared to the Merger Consideration of $17.35 per share of Affinity common stock.

        Based in part upon the TEV/2017E EBITDA trading multiples of the selected companies described above, and taking into account its professional judgment and experience, Deutsche Bank calculated a range of implied values per share of Affinity common stock by applying TEV/2017E EBITDA multiples of 6.00x to 7.25x to Affinity's management estimate of Affinity's 2017 Covenant EBITDA, resulting in a range of implied values of approximately $15.54 to $21.08 per share of Affinity common stock, which Deutsche Bank compared to the Merger Consideration of $17.35 per share of Affinity common stock.

Selected Transactions Analysis

        Deutsche Bank reviewed publicly available information relating to the transactions described in the table below involving publicly traded companies in the gaming industry announced since May 2012. Although none of the selected transactions is directly comparable to the merger, the companies that participated in the selected transactions are such that, for purposes of analysis, the selected transactions may be considered similar to the merger.

        For each selected transaction and based on publicly available information, Deutsche Bank calculated the multiples of the target's total enterprise value to its one-year forward estimated EBITDA after the announcement of the transaction, which is referred to herein as TEV/FY+1 EBITDA. The following table presents the TEV/FY+1 EBITDA multiples for the selected transactions, and the mean and median of such multiples for the selected transactions:

Date Announced	Target	Acquirer	TEV/FY+1 EBITDA
April 25, 2016	Cannery Casino Resorts	Boyd Gaming Corp	7.2x
September 9, 2013	MTR Gaming	Eldorado Resorts, LLC	5.2x
December 20, 2012	Ameristar Casinos	Pinnacle Gaming	6.8x
May 16, 2012	Peninsula Gaming, LLC	Boyd Gaming	6.6x
Mean			6.5x
Median			6.7x

        Based in part upon the multiples of the selected transactions described above, and taking into account its professional judgment and experience, Deutsche Bank calculated a range of implied values per share of Affinity common stock by applying TEV/FY+1 EBITDA multiples of 6.00x to 7.25x to the Affinity's one-year forward estimated Covenant EBITDA following the announcement of the merger (calculated as the sum of 50% of Affinity's management estimate of Affinity's 2016 Covenant EBITDA and 50% of Affinity's management estimate of Affinity's 2017 Covenant EBITDA), resulting in a range of implied values of approximately $14.04 to $19.26 per share of Affinity common stock, which Deutsche Bank compared to the Merger Consideration of $17.35 per share of Affinity common stock.

Discounted Cash Flow Analysis

        Deutsche Bank performed a discounted cash flow analysis of Affinity using financial forecasts and data provided by Affinity's management and publicly available information to calculate a range of implied equity values per share of Affinity common stock as of June 30, 2016.

        In performing the discounted cash flow analysis, Deutsche Bank applied a range of discount rates of 9.0% to 12.0% to the sum of (i) Affinity's management estimates of its after-tax free cash flows for the period from July 1, 2016 through December 31, 2020 and (ii) a range of terminal values of Affinity at the end of such period.

        The discount rate ranges were selected based upon Deutsche Bank's professional judgment and experience after performing a weighted average cost of capital analysis of Affinity. The range of estimated terminal values was calculated by applying terminal value multiples ranging from 6.00x to 7.25x to an estimate of Affinity's Covenant EBITDA for calendar year 2021 (calculated by applying a 1.5% growth rate to Affinity's management estimate of Affinity's Covenant EBITDA for calendar year 2020).

        This analysis resulted in a range of implied present values of approximately $16.92 to $24.23 per share of Affinity common stock, which Deutsche Bank compared to the Merger Consideration of $17.35 per share of Affinity common stock.

Illustrative Present Value of Future Share Price Analysis

        Deutsche Bank calculated an illustrative range of the implied present value per share of Affinity common stock as of June 30, 2016 based on theoretical future values for the Affinity common stock as of December 31 of calendar years 2016 through 2019. This analysis was designed to provide an indication of the present value of a theoretical future value of a share of Affinity common stock as of December 31 of each applicable year based on Affinity's management estimates of Affinity's Covenant EBITDA for the following year. Deutsche Bank derived a range of theoretical future values for the shares of Affinity common stock as of December 31 of calendar years 2016 through 2019, by:

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  applying, with respect to each applicable calendar year, TEV/FY+1 EBITDA multiples of 6.00x to 7.25x to Affinity's management estimate of Affinity's Covenant EBITDA for the following calendar year, to derive a range of implied enterprise values for Affinity as of December 31 of such calendar year;

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  subtracting projected net debt as of such December 31 of such calendar year from the resulting range of implied enterprise values to yield a range of implied equity values for Affinity as of December 31 of such calendar year; and

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  dividing the resulting range of implied equity values by the estimated fully-diluted number of shares of Affinity common stock outstanding as of December 31 of such calendar year.

        By applying discount rates ranging from 12.0% to 14.0%, reflecting an estimate of Affinity's cost of equity, Deutsche Bank discounted to present value as of December 31, 2016 the range of theoretical future values for the Affinity common stock it derived as of December 31 of calendar years 2016 through 2019 to yield illustrative present values of approximately $15.54 to $24.30 per share of Affinity common stock, which Deutsche Bank compared to the Merger Consideration of $17.35 per share of Affinity common stock.

Miscellaneous

        This summary is not a complete description of Deutsche Bank's opinion or the underlying analyses and factors considered in connection with Deutsche Bank's opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business and financial judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to partial analysis or summary description. Deutsche Bank believes that its analyses described above must be considered as a whole and that considering any portion of such analyses and of the factors considered without considering all analyses and factors could create a misleading view of the process underlying its opinion. Selecting portions of the analyses or summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying the Deutsche Bank opinion. In arriving at its fairness determination, Deutsche Bank considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Rather, it made its fairness determination on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction in the analyses described above is identical to Affinity, Parent or the merger.

        In conducting its analyses and arriving at its opinion, Deutsche Bank utilized a variety of generally accepted valuation methods. The analyses were prepared solely for the purpose of enabling Deutsche Bank to provide its opinion to the Special Committee as to the fairness of the merger consideration, from a financial point of view, to the holders of outstanding Affinity common stock (other than the Z Capital Rollover Investors) as of the date of the opinion and do not purport to be an appraisal or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty. As described above, in connection with its analyses, Deutsche Bank made, and was provided by Affinity's management with, numerous assumptions about industry performance, general business, economic, market and other conditions and other matters, many of which are beyond the control of Deutsche Bank, Affinity or Parent. Analyses based on estimates or forecasts of future results are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of Affinity, Parent or their respective advisors, Deutsche Bank does not assume responsibility if future results or actual values are materially different from these forecasts or assumptions.

        The terms of the merger, including the Merger Consideration, were determined through arm's-length negotiations between Affinity and Parent and were approved by the Special Committee. Although Deutsche Bank provided advice to the Special Committee during the course of these negotiations, the decision to enter into the merger agreement was solely that of the Special Committee. Deutsche Bank did not recommend any specific consideration to Affinity or the Special Committee, or that any specific amount or type of consideration constituted the only appropriate consideration for the merger. As described above, the opinion of Deutsche Bank and its presentation to the Special Committee were among a number of factors taken into consideration by the Special Committee in making its determination to approve the merger agreement and the merger.

Position of the Purchaser Parties and the Z Capital Filing Persons as to the Fairness of the Merger to Affinity's Stockholders that are not Z Capital Rollover Investors

        Under the SEC rules governing "going private" transactions, each of the Purchaser Parties and the Z Capital Filing Persons may be deemed to be an affiliate of Affinity and, therefore, is required to express its beliefs as to the fairness of the merger to Affinity's "unaffiliated security holders," as defined under Rule 13e-3 of the Exchange Act. Each of the Purchaser Parties and the Z Capital Filing Persons are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of the Purchaser Parties and of the Z Capital Filing Persons should not be construed as a recommendation to any Affinity stockholder as to how that stockholder should vote on the Merger Proposal. As described below, each of the Purchaser Parties and the Z Capital Filing Persons believe that the merger is fair to Affinity's stockholders that are not Z Capital Rollover Investors on the basis of the factors described under "Special Factors—Reasons for the Merger; Recommendation of the Special Committee; Recommendation of the Board of Directors; Fairness of the Merger," "Special Factors—Opinion of Financial Advisor to the Special Committee," "Special Factors—Purposes and Reasons of the Purchaser Parties and the Z Capital Filing Persons for the Merger."

        The Purchaser Parties and the Z Capital Filing Persons attempted to negotiate with the Special Committee the terms of a transaction that would be most favorable to the Purchaser Parties, and not necessarily to Affinity's stockholders that are not Z Capital Rollover Investors, and, accordingly, did not negotiate the merger agreement with a goal of obtaining terms that were fair to Affinity's stockholders that are not Z Capital Rollover Investors. The Special Committee consists solely of independent and disinterested members of the Board who are not affiliated with the Purchaser Parties or the Z Capital Filing Persons, are not officers or employees of Affinity or any of its subsidiaries and have no financial interest in the merger different from, or in addition to, the interests of Affinity's stockholders that are not Z Capital Rollover Investors (other than the interests described under "Special Factors—Interests of Affinity's Directors and Executive Officers in the Merger; Potential Conflicts of Interest").

        None of the Purchaser Parties or the Z Capital Filing Persons, and neither James J. Zenni, Jr. nor Andrei Scrivens (such individuals, collectively, the "Z Capital Directors") participated in the deliberations of the Special Committee, or received advice from Affinity's legal or financial advisors, regarding the substantive or procedural fairness of the merger to Affinity's stockholders that are not Z Capital Rollover Investors. None of the Purchaser Parties, the Z Capital Filing Persons, or the Z Capital Directors has performed, or engaged a financial advisor to perform, any valuation or other analysis for the purposes of assessing the fairness of the merger to Affinity's stockholders that are not Z Capital Rollover Investors.

        As disclosed under "Special Factors—Purposes and Reasons of the Purchaser Parties and the Z Capital Filing Persons for the Merger," the Z Capital Filing Persons have interests in the merger that are different from those of the stockholders that are not Z Capital Rollover Investors, by virtue of the fact that the Z Capital Rollover Investors' common stock of Affinity will be exchanged in the merger for membership interests in Holdings. While the Z Capital Directors are employees of Z Capital (and Mr. Zenni indirectly controls Z Capital) and may be deemed to have an indirect interest in the Affinity common stock held by Z Capital as described under the section captioned "Special Factors—Interests of Affinity's Directors and Executive Officers in the Merger; Potential Conflicts of Interest—Ownership Interests of the Z Capital Directors," the Z Capital Directors were not members of and did not participate in the deliberations of the Special Committee. As a result, the Z Capital Directors do not believe that their or the Purchaser Parties' or the Z Capital Filing Persons' interests in the merger influenced the decision of the Special Committee with respect to the merger agreement or the Merger Proposal.

        Based on the knowledge and analysis of the Purchaser Parties and the Z Capital Filing Persons of available information regarding Affinity, and discussions with Affinity's senior management regarding Affinity and its business and on substantially the same factors considered, and not considered, by, and the analysis and resulting conclusions of, the Board and the Special Committee discussed under "Special Factors—Reasons for the Merger; Recommendation of the Special Committee; Recommendation of the Board of Directors; Fairness of the Merger" (which analysis and resulting conclusions each of the Purchaser Parties and the Z Capital Filing Persons adopt), each of the Purchaser Parties and the Z Capital Filing Persons believes that the merger is substantively and procedurally fair to Affinity's stockholders that are not Z Capital Rollover Investors. In particular, each of the Purchaser Parties and the Z Capital Filing Persons believes that the merger is substantively and procedurally fair to Affinity's stockholders that are not Z Capital Rollover Investors, based on its consideration of the following factors, among others:

Substantive Factors

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  the fact that the merger consideration of $17.35 per share of Affinity common stock in cash represents approximately a 20% premium over the most recent publicly reported transaction in Affinity common stock of $14.50 per share, acquired by affiliates of Z Capital on April 7, 2016, and an 80% increase in the per share consideration from the $9.75 price per share stated in Z Capital's April 3 Proposal and a 16% increase in the per share consideration from the $15.00 price per share stated in Z Capital's July 29 Proposal, as well as a valuation of Affinity's TEV at a 7.2x multiple to Affinity's estimated EBITDA for fiscal year 2016 and at a 6.4x multiple to Affinity's estimated EBITDA for fiscal year 2017;

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  the fact that the merger consideration is all cash, allowing Affinity's stockholders that are not Z Capital Rollover Investors to immediately realize a certain value for all of their shares of common stock (without incurring brokerage or other costs typically associated with market sales) and, as a result, to no longer be exposed to risks and uncertainties relating to the performance and prospects of Affinity;

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  the fact that the merger agreement permits Affinity, subject to specific limitations and requirements set forth therein, to consider and respond to an unsolicited acquisition proposal, and to furnish confidential information to, and engage in discussions or negotiations with, the person or parties making such acquisition proposal prior to the time Affinity's stockholders approve the proposal to adopt the merger agreement;

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  the fact that the merger agreement permits the Special Committee, subject to specific limitations and requirements set forth therein, to withdraw or change its recommendation that Affinity's stockholders vote in favor of the proposal to adopt the merger agreement and to terminate the merger agreement and accept a superior proposal, in each case prior to the time Affinity's stockholders approve the proposal to adopt the merger agreement, and subject in each case to Affinity paying a termination fee of approximately $12.4 million;

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  notwithstanding that the opinion of Deutsche Bank was provided solely for the benefit of the Special Committee and that the Purchaser Parties and the Z Capital Filing Persons are not entitled to, and did not, rely on such opinion, the fact that the Special Committee received an oral opinion, dated as of August 22, 2016, subsequently confirmed by delivery of a written opinion, also dated as of August 22, 2016, from Deutsche Bank to the effect that, as of the date of the opinion and based upon and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications set forth in such opinion, the merger consideration consisting of $17.35 per share of common stock to be received in the merger by holders of outstanding shares of Affinity common stock, other than the Z Capital Rollover Investors, was fair, from a financial point of view, to such holders;

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  the fact that the Purchaser Parties obtained debt and equity financing commitments for the transaction, the limited number and nature of the conditions to the debt and equity financing, the absence of a financing condition in the merger agreement and the obligation of the Purchaser Parties to use their reasonable best efforts to consummate the debt financing; and

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  the fact that two large stockholders not affiliated with Z Capital, which collectively own approximately 28.7% of the outstanding shares of Affinity common stock, entered into voting and support agreements with the Purchaser Parties pursuant to which they have agreed to vote in favor of adoption of the merger agreement.

Procedural Factors

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  the fact that the merger agreement and the transactions contemplated thereby, including the merger, were negotiated and were approved, determined to be fair to and in the best interests of Affinity and its stockholders that are not Z Capital Rollover Investors, and declared advisable by the Special Committee (where the Z Capital Directors, the Purchaser Parties and the Z Capital Filing Persons did not participate in the foregoing deliberations);

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  the fact that the merger consideration of $17.35 per share of Affinity common stock in cash and the other terms and conditions of the merger agreement resulted from arm's-length negotiations between the Special Committee and each of the Purchaser Parties and the Z Capital Filing Persons;

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  the fact that entry by Affinity into the merger agreement followed a series of efforts by Affinity to explore a full range of strategic alternatives with the goal of enhancing value for all of Affinity's stockholders, which process included the contacting of over 23 potential strategic and financial acquirers, and 13 entered into nondisclosure agreements with Affinity and received its confidential information memorandum;

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  the fact that following such process only the Purchaser Parties submitted a final proposal not subject to material due diligence or financing contingencies, and the Special Committee and its advisors negotiated the terms of the Purchaser Parties' bid for a period of three weeks prior to the signing of the merger agreement;

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  the fact that the Special Committee retained and received advice from Deutsche Bank, as financial advisor, and Morrison & Foerster LLP, as legal advisor, each of which has extensive experience in transactions similar to the merger; and

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  the fact that Affinity's stockholders have the ability to exercise appraisal rights under NRS 92A.300 to 92A.500, inclusive, which provides such stockholders with the right to "demand payment" for their shares at a price equal to its fair value immediately before the corporate action, and if Affinity and the stockholder cannot agree on a fair value, the stockholder will have an opportunity to have the Nevada state court determine the fair value of their shares of common stock (which may be more than, less than or the same as the amount such stockholders would have received under the merger agreement) and to receive payment based on that valuation in lieu of receiving the merger consideration. See "Special Factors—Appraisal and Dissenters' Rights."

        In their consideration of the fairness of the merger, the Purchaser Parties and the Z Capital Filing Persons did not find it practicable to, and did not, appraise the assets of Affinity to determine the liquidation value for Affinity's stockholders that are not Z Capital Rollover Investors because (i) of their belief that liquidation sales generally result in proceeds substantially less than the sales of a going concern, (ii) of the impracticability of determining a liquidation value given (a) the fact that a significant portion of Affinity's assets are not freely transferrable and (b) the significant execution risk involved in any breakup, (iii) they considered Affinity to be a viable going concern and (iv) Affinity will continue to operate its business following the merger. The Purchaser Parties and the Z Capital Filing Persons did not consider net book value, which is an accounting concept, for purposes of determining the fairness of the merger consideration to Affinity's stockholders that are not Z Capital Rollover Investors because, in their view, net book value is not indicative of Affinity's market value but rather is an indicator of historical costs. The Purchaser Parties and the Z Capital Filing Persons note, however, that the merger consideration of $17.35 per share of common stock is higher than the net book value of Affinity of approximately $8.59 per share of common stock as of June 30, 2016 (calculated based on 20.5 million shares of common stock outstanding). The Purchaser Parties and the Z Capital Filing Persons did not seek to establish a pre-merger going concern value for the common stock to determine the fairness of the merger consideration to Affinity's stockholders that are not Z Capital Rollover Investors, because following the merger Affinity will have a significantly different capital structure. However, to the extent the pre-merger going concern value was reflected in the price of Affinity's common stock immediately prior to the announcement of the merger, the merger consideration of $17.35 per share of common stock represented a premium to the going concern value of Affinity.

        The foregoing discussion of the factors considered by the Purchaser Parties and the Z Capital Filing Persons in connection with the fairness of the merger is not intended to be exhaustive, but is believed to include all material factors considered by each of them. The Purchaser Parties and the Z Capital Filing Persons did not find it practicable to, and therefore did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their position as to the fairness of the merger. Rather, the Purchaser Parties and the Z Capital Filing Persons made their fairness determination after considering all of the foregoing factors as a whole. The Purchaser Parties and the Z Capital Filing Persons believe these factors provide a reasonable basis upon which to form their belief that the merger is fair to Affinity's stockholders that are not Z Capital Rollover Investors. This belief should not, however, be construed as a recommendation to any Affinity stockholder to vote in favor of the Merger Proposal. The Purchaser Parties and the Z Capital Filing Persons make no recommendation as to how Affinity's stockholders should vote their shares of Affinity common stock on the Merger Proposal.

Purposes and Reasons of Affinity for the Merger

        Affinity's purpose in engaging in the merger is to enable its stockholders to receive $17.35 per share in cash, without interest and subject to deduction for any required withholding tax, which $17.35 price represents a premium of 20% over the most recent publicly reported transaction prior to the public announcement of Z Capital's initial proposal of $14.50 per share, acquired by affiliates of Z Capital on April 7, 2016, and an 80% increase in the per share consideration from the $9.75 price per share stated in Z Capital's April 3 Proposal and a 16% increase in the per share consideration from the $15.00 price per share stated in Z Capital's July 29 Proposal, as well as a valuation of Affinity's TEV at a 7.2x multiple to Affinity's estimated EBITDA for fiscal year 2016 and at a 6.4x multiple to Affinity's estimated EBITDA for fiscal year 2017; provided that each share contributed by the Z Capital Rollover Investors to Parent immediately prior to the Effective Time will not be cancelled and will remain outstanding. Affinity has determined to undertake the merger at this time based on the recommendation of the Special Committee and the Board described in detail above under "Special Factors—Reasons for the Merger; Recommendation of the Special Committee; Recommendation of the Board of Directors; Fairness of the Merger."

Purposes and Reasons of the Purchaser Parties and the Z Capital Filing Persons for the Merger

        Under the SEC rules governing "going-private" transactions, each of the Purchaser Parties and the Z Capital Filing Persons may be deemed to be affiliates of Affinity, and, therefore, they are required to express their purposes and reasons for the merger to Affinity's "unaffiliated security holders," as defined under Rule 13e-3 of the Exchange Act. The Purchaser Parties and the Z Capital Filing Persons are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and the related rules under the Exchange Act. The views of each of the Purchaser Parties and the Z Capital Filing Persons should not be construed as a recommendation to any Affinity stockholder as to how that stockholder should vote on the Merger Proposal.

        For the Purchaser Parties and the Z Capital Filing Persons, the primary purpose of the merger is to allow the Purchaser Parties to directly or indirectly own substantially all of the equity interests in Affinity and to bear the rewards and risks of such ownership after the merger is completed. The Purchaser Parties and the Z Capital Filing Persons believe that structuring the transaction in such manner is preferable to other transaction structures because it (i) will enable the Purchaser Parties and the Z Capital Filing Persons to directly or indirectly acquire substantially all of the outstanding common stock at the same time, (ii) will allow Affinity to cease to be a publicly registered and reporting company, (iii) represents an opportunity for Affinity's stockholders that are not Z Capital Rollover Investors or Management Rollover Investors to receive $17.35 per share in cash for their common stock and (iv) allows the Z Capital Rollover Investors to maintain their investment in Affinity through direct ownership in Holdings. In addition, the Purchaser Parties and the Z Capital Filing Persons believe that the merger will provide Affinity with the flexibility to pursue certain strategic alternatives that it would not be practicable to pursue as a public company, including the ability to pursue business initiatives without focusing on the short-term reaction of Affinity's public stockholders with respect to such initiatives or the collective risk tolerance of such public stockholders as it relates to such initiatives.

Treatment of Stock Options and Restricted Stock

Stock Options and Restricted Stock Cash-Out and Rollover Contribution by Michael Silberling, Walter Bogumil and Jeffrey Solomon

        On October 13, 2016, Holdings and Michael Silberling, Walter Bogumil and Jeffrey Solomon (the "Management Rollover Investors") agreed that each of their previously owned shares, options to purchase common stock of Affinity, whether vested or unvested, each of their outstanding shares of restricted stock that are unvested and outstanding immediately prior to the Effective Time, and commitments of Affinity and any of its subsidiaries to issue equity or equity-based awards will be treated as follows: Mr. Silberling's previously owned shares, outstanding options, outstanding shares of restricted stock, and commitments of Affinity and any of its affiliates to issue equity or equity-based awards will be cancelled and, in exchange therefor, Holdings will provide Mr. Silberling $1,901,647 in cash, vested options to purchase 269,232 Class A units of Holdings and 854,586 profits interest awards in the form of restricted Class B units of Holdings, subject to the terms and conditions described below. Mr. Bogumil's previously owned shares, outstanding options, outstanding shares of restricted stock, and commitments of Affinity and any of its affiliates to issue equity or equity-based awards, will be cancelled and, in exchange therefor, Holdings will provide Mr. Bogumil $52,050 in cash, 28,804 Class A units of Holdings, vested options to purchase 135,547 Class A units of Holdings and 421,440 profits interest awards in the form of restricted Class B units of Holdings, subject to the terms and conditions described below. Mr. Solomon's outstanding options, outstanding shares of restricted stock, and commitments of Affinity and any of its affiliates to issue equity or equity-based awards, will be cancelled and, in exchange therefor, Holdings shall provide to Mr. Solomon options to purchase 135,547 Class A units of Holdings (67,774 of which will be subject to time-based vesting, fifty percent (50%) of which will vest on December 31, 2017 and fifty percent (50%) of which will vest on December 31, 2018, and 67,773 of which will be fully vested at the Effective Time) and 374,705 profits interest awards in the form restricted Class B units of Holdings, subject to the terms and conditions described below.

Details of Class A and Class B Units of Holdings

        Immediately prior to the closing of the merger, the Management Rollover Investors will enter into a limited liability company agreement (the "LLC Agreement"), option award agreements and profits interest award agreements with Holdings. These agreements will govern the Class A units, options to purchase Class A units and the Class B units described above. The Class A units and the Class B units generally will not have any voting rights. The Management Rollover Investors' entitlement to allocations, distributions and other rights with respect to the Class A and Class B units, as applicable (including, without limitation, drag-along rights, tag-along rights, put rights, call rights, and participation rights), will be set forth in the LLC Agreement.

        The LLC Agreement will also provide for the establishment of a management long-term incentive plan (the "MIP"). The MIP will provide for the issuance of a number of options to purchase Class A units of Holdings and Class B units of Holdings equal to 12% of the total Class A units and Class B units of Holdings on a fully diluted basis (assuming cashless exercise of outstanding options to purchase Class A units of Holdings immediately following the Effective Time) outstanding immediately following the Effective Time, or the issuance of cash awards in lieu of Class B units. No more than 77.1% of the MIP value (representing approximately 9.25% of the total Class A units and Class B units of Holdings outstanding immediately following the Effective Time, assuming cashless exercise of outstanding options to purchase Class A units of Holdings) will be allocated at the closing of the merger (which amount will include the Class B units of Holdings issued to the Management Rollover Investors). The remaining amount available under the MIP will be held in reserve and distributed on a discretionary basis, by Z Capital Group L.L.C. (which will be the manager of Holdings after the Effective Time (the "Manager")), to reward management performance and for long-term incentives for any new executives. As of the date hereof, no commitments with respect to grants of awards under the MIP have been made to any directors or executive officers of Affinity other than the Management Rollover Investors.

        The options to purchase Class A units that will be issued to the Management Rollover Investors under the MIP will be subject to substantially similar terms as the Management Rollover Investors' options to purchase common stock of Affinity subject to the vesting schedules described above. The total spread (the excess of the aggregate fair market value of the Class A units subject to the option over the aggregate option exercise price) of the option to purchase Class A units of Holdings will not exceed the total spread of the option to purchase common stock of Affinity, the ratio of the option exercise price to the fair market value of the Class A units subject to the option will not be greater than the ratio of the option exercise price to the fair market value of the shares of Affinity common stock subject to the current option and the options to purchase Class A units of Holdings may only be exercised on a cashless basis (where Holdings delivers a net number of Class A units having a value equal to the option's intrinsic value at the time of exercise, rather than the full number of Class A units subject to the option) based on the fair market value of a Class A unit of Holdings at the time of exercise.

        The Class B units of Holdings that will be issued to the Management Rollover Investors under the MIP entitle each such holder to a pro rata share, together with the Class A units, in the profits and losses of, and distributions from, Holdings after the holders of the Class A units of Holdings have received aggregate distributions equal to the aggregate cash contributions (or deemed contributions) with respect to their Class A units. One-half of the Class B units will vest in equal installments over four years (the "time vesting units") on December 31 of each of 2017, 2018, 2019 and 2020, and one-half of the Class B units will vest based on the performance of Affinity (the "performance vesting units") with 25% of the performance vesting units vesting upon the successful achievement of an annual consolidated EBITDA performance threshold in each of the four calendar years after the closing of the merger (with a catch-up provision for each year). Vesting of the awards is subject to the continued service of the Management Rollover Investor, provided that if employment is terminated without cause, for good reason, or due to death or disability, the time vesting units scheduled to vest during the calendar year of termination will vest in full and the performance vesting units that would otherwise be tested for vesting during the calendar year of termination will automatically vest. Any remaining units will be forfeited.

        In the event of a change in control (as defined in the LLC Agreement), any unvested time vesting units will automatically vest, and performance vesting units which are scheduled to vest in the calendar year of the change in control will vest if at the closing of the change in control Affinity would achieve the stated performance threshold for such calendar year as a result of assumed performance during such calendar year based on pro-rated performance through the closing of the change of control; provided that if the change in control occurs during the first calendar month of such calendar year, such performance vesting units will vest in the discretion of the Manager or will otherwise be treated as if such units were scheduled to vest in the calendar years after the calendar year of the change in control (as such treatment is described in the following sentence). Performance vesting units which are scheduled to vest in the calendar years after the calendar year of the change in control will vest at the closing of the change in control on a pro rata basis based on the percentage of performance vesting units scheduled to vest in the calendar years prior to the change in control that actually vested.

Treatment of Stock Options and Restricted Stock Held By Non-Management Rollover Investors

        The merger constitutes a change in control as defined in Affinity's Amended and Restated 2011 Long Term Incentive Plan (the "2011 LTIP") and, therefore, for any awards outstanding under the 2011 LTIP and held by non-Management Rollover Investors: (1) each option to purchase common stock of Affinity, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall become fully vested (to the extent unvested) and be converted into the right to receive an amount in cash equal to the product of (i) the excess, if any, of $17.35 over the exercise price per share under such stock option by (ii) the number of shares of Affinity common stock subject to the option, and (2) each outstanding share of restricted stock subject to time-based vesting restrictions that is unvested and outstanding immediately prior to the Effective Time shall become fully vested and be converted into the right to receive an amount in cash equal to the product of (i) $17.35 and (ii) the number of shares of Affinity common stock subject to the restricted stock award.

Certain Effects of the Merger

        Parent does not currently own any interest in Affinity. The Z Capital Rollover Investors own approximately 41.2% of the outstanding shares of Affinity common stock and have agreed to contribute, or cause to be contributed, all such shares to Parent immediately prior to the Effective Time of the merger. Investment funds affiliated with Z Capital indirectly own 100% of the outstanding membership interests of Parent, and, following consummation of the merger, Parent will own 100% of the outstanding shares of Affinity common stock and will have a corresponding interest in Affinity's net book value, net earnings and tax attributes (the use of such tax attributes may be subject to certain limitations). The table below sets forth the direct and indirect interests in Affinity's net book value and net earnings of the Purchaser Parties, the Z Capital Filing Persons and the Management Rollover Investors prior to and immediately after the merger, based on the net book value at December 31, 2015 and June 30, 2016 and net earnings for the year ended December 31, 2015 and the six months ended June 30, 2016:

	Ownership of Affinity Prior to the Merger(1)					Ownership of Affinity After the Merger(2)(3)
	% Ownership	Net book value at 12/31/15	Net book value at 6/30/16	Net earnings for year ended 12/31/15	Net earnings for the six months ended 6/30/16	% Ownership	Net book value at 12/31/15	Net book value at 6/30/16	Net earnings for year ended 12/31/15	Net earnings for the six months ended 6/30/16
	($ in thousands)					($ in thousands)
James J. Zenni Jr.	41.2%	70,129	72,377	(5,394)	2,016	98.9%	168,436	173,838	(12,956)	4,842
Zenni Holdings, L.L.C.	41.2%	70,129	72,377	(5,394)	2,016	98.9%	168,436	173,838	(12,956)	4,842
Z Capital Group, L.L.C.	41.2%	70,129	72,377	(5,394)	2,016	98.9%	168,436	173,838	(12,956)	4,842
Z Capital Partners, L.L.C.	41.2%	70,129	72,377	(5,394)	2,016	98.9%	168,436	173,838	(12,956)	4,842
Z Capital Partners UGP, L.L.C.	41.2%	70,129	72,377	(5,394)	2,016	98.9%	168,436	173,838	(12,956)	4,842
Z Capital Partners GP I, L.P.	27.3%	46,550	48,043	(3,581)	1,338	27.1%	46,218	47,700	(3,555)	1,329
Z Capital Partners Fund Holdings I, L.L.C.	14.7%	24,996	25,766	(1,920)	718	14.6%	24,787	25,582	(1,907)	713
Z Capital Partners I, L.P.	14.7%	24,996	25,766	(1,920)	718	14.6%	24,787	25,582	(1,907)	713
Z Capital Partners GP II, L.P.	13.8%	23,578	24,334	(1,814)	678	71.8%	122,218	126,138	(9,401)	3,513
Z Capital HG, L.L.C.	8.6%	14,718	15,190	(1,132)	423	8.6%	14,612	15,081	(1,124)	420
Z Capital Partners II-A, L.P.	6.0%	10,182	10,509	(783)	293	31.0%	52,795	54,488	(4,061)	1,518
Z Capital Partners II, L.P.	5.2%	8,827	9,110	(679)	254	26.9%	45,719	47,185	(3,517)	1,314
Z Capital Partners II-B, L.P.	2.7%	4,569	4,715	(351)	131	13.9%	23,705	24,465	(1,823)	681
Z Capital CUAL Co-Invest, L.L.C.	2.0%	3,485	3,597	(268)	100	2.0%	3,460	3,571	(266)	99
Z Capital HG-C, L.L.C.	1.9%	3,238	3,341	(249)	93	1.9%	3,215	3,318	(247)	92
Holdings	—	—	—	—	—	98.9%	168,436	173,838	(12,956)	4,842
Parent	—	—	—	—	—	98.9%	168,436	173,838	(12,956)	4,842
Michael Silberling(4)	0.6%	1,022	1,054	(79)	11	0.6%	975	1,007	(75)	28
Walter Bogumil(4)	0.1%	170	176	(13)	2	0.4%	675	696	(52)	19
Jeffrey Solomon(4)	0.1%	170	176	(13)	2	0.1%	173	178	(13)	5

(1)
Reflects beneficial ownership based upon 20,438,831 shares of common stock outstanding as of September 30, 2016. Includes 8,333 shares of unvested time-based restricted stock that were part of an issuance of restricted stock to non-executive members of the Board. Pursuant to certain agreements governing investment funds affiliated with Z Capital, any shares issued to James J. Zenni Jr. and Andrei Scrivens, each a member of the Board, automatically revert to Z Capital. Accordingly, the Board's Compensation Committee awarded the shares of time-based restricted stock directly to Z Capital Partners GP I, L.P. ("Partners GP I"). Also includes shares held directly by Z Capital Partners Fund Holdings I, L.L.C. ("Partners Fund Holdings I"), Z Capital Partners II, L.P. ("Partners II"), Z Capital Partners II-A, L.P. ("Partners II-A"), Z Capital HG, L.L.C. ("Z Capital HG"), Z Capital Partners II-B, L.P. ("Partners II-B"), Z Capital CUAL Co-Invest, L.L.C. ("Z Capital CUAL Co-Invest"), and Z Capital HG-C, L.L.C. ("Z Capital HG-C"). Also includes shares of Affinity common stock which may be deemed to be indirectly beneficially owned by Z Capital Partners I, L.P. ("Partners I"), as the sole member and managing member of Partners Fund Holdings I; Partners GP I, as the general partner of Partners I and as the managing member of each of Z Capital HG, Z Capital HG-C, and Z Capital CUAL Co-Invest; Z Capital Partners GP II, L.P. ("Partners GP II"), as the general partner of each of Partners II, Partners II-A, and Partners II-B; Z Capital Partners UGP, L.L.C. ("Partners UGP"), as the general partner of each of Partners GP I and Partners GP II; Z Capital, as the sole member and managing member of Partners UGP; Z Capital Group, L.L.C. ("Z Capital Group"), as the sole member and managing member of Z Capital; Zenni Holdings, as the sole member and managing member of Z Capital Group; and James J. Zenni, Jr., as the Founder, President and Chief Executive Officer of Z Capital and the sole member and managing member of Zenni Holdings. Each of Z Capital, Zenni Holdings, Mr. Zenni, Z Capital Group, Partners UGP, Partners GP I, Partners GP II, Partners I, Partners II, Partners II-A, Partners II-B, Partners Fund Holdings I, Z Capital HG, Z Capital HG-C, and Z Capital CUAL Co-Invest declares that neither the filing of this statement nor anything herein shall be construed as an admission that such person is, for the purposes of Section 13(d) or 13(g) of the Exchange Act or any other purpose, (i) acting (or has agreed or is agreeing to act) with any other person as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of Affinity's securities or otherwise with respect to Affinity or any of Affinity's securities, or (ii) a member of any syndicate or group with respect to Affinity or any of Affinity's securities.

(2)
Reflects (i) beneficial ownership of Holdings, which will indirectly own all of the outstanding common stock of Affinity, based on the relative value of the anticipated contributions of Affinity common stock to Parent by the Z Capital Rollover Investors and the Management Rollover Investors, plus the cash equity contribution to be made by investment funds affiliated with Z Capital, and excluding any equity incentives that may be issued after the merger and (ii) Affinity's net book value at December 31, 2015 and June 30, 2016 and net earnings for the year ended December 31, 2015 and the six months ended June 30, 2016, without giving effect to any additional indebtedness to be incurred in connection with the merger. Includes shares of Affinity common stock which may be deemed to be beneficially owned by Partners Fund Holdings I, Partners II, Partners II-A, Z Capital HG, Partners II-B, Z Capital CUAL Co-Invest, and Z Capital HG-C. Also includes shares of Affinity common stock which may be deemed to be indirectly beneficially owned by Partners I, as the sole member and managing member of Partners Fund Holdings I; Partners GP I, as the general partner of Partners I and as the managing member of each of Z Capital HG, Z Capital HG-C, and Z Capital CUAL Co-Invest; Partners GP II, as the general partner of each of Partners II, Partners II-A, and Partners II-B; Partners UGP, as the general partner of each of Partners GP I and Partners GP II; Z Capital, as the sole member and managing member of Partners UGP; Z Capital Group, as the sole member and managing member of Z Capital, and as the manager of Holdings as of the Effective Time; Zenni Holdings, as the sole member and managing member of Z Capital Group; and James J. Zenni, Jr., as the Founder, President and Chief Executive Officer of Z Capital and the sole member and managing member of Zenni Holdings. Each of Z Capital, Zenni Holdings, Mr. Zenni, Z Capital Group, Partners UGP, Partners GP I, Partners GP II, Partners I, Partners II, Partners II-A, Partners II-B, Partners Fund Holdings I, Z Capital HG, Z Capital HG-C, and Z Capital CUAL Co-Invest declares that neither the filing of this statement nor anything herein shall be construed as an admission that such person is, for the purposes of Section 13(d) or 13(g) of the Exchange Act or any other purpose, (i) acting (or has agreed or is agreeing to act) with any other person as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of Affinity's securities or otherwise with respect to Affinity or any of Affinity's securities, or (ii) a member of any syndicate or group with respect to Affinity or any of Affinity's securities.

(3)
Class A unit amounts may be adjusted based on the final Class A unit value at the closing. The amount of the cash contribution at the closing by affiliates of Z Capital may also be adjusted based on the actual costs, fees and expenses required in connection with the merger at closing. A portion of the Class A units contemplated to be issued to Z Capital Partners II, LP, Z Capital Partners II-A, LP, and Z Capital Partners II-B, LP may be allocated to the Z Capital Rollover Investors at the closing of the merger.

(4)
Post-merger ownership includes options to purchase 52,783, 117,934 and 20,898 Class A units of Holdings for Michael Silberling, Walter Bogumil and Jeffrey Solomon, respectively, based on a cashless exercise assuming a value per Class A Unit of $10.24. Excludes options to purchase 20,898 Class A units of Holdings for Mr. Solomon (subject to time-based vesting, ratably each year, over two years) which will not vest within 60 days of the date hereof. Also excludes 854,586, 421,440 and 374,705 unvested Class B units of Holdings for Mr. Silberling, Mr. Bogumil and Mr. Solomon, respectively, subject to time vesting and performance vesting, none of which will vest within 60 days of the date hereof. The Class B units represent profits interests and have no voting rights.

        After the merger, the surviving corporation will be a privately held corporation, there will be no public market for Affinity common stock, and registration of Affinity's common stock under the Exchange Act will be terminated. This termination will make certain provisions of Section 16(b) of the Exchange Act, such as the short swing profit recovery provisions and the requirement of furnishing a proxy or information statement in connection with stockholders' meetings, no longer applicable.

        At the Effective Time, the articles of incorporation of Affinity will be amended as set forth in the merger agreement and the bylaws of Merger Sub will be the bylaws of the surviving corporation, and the name of the surviving corporation will continue to be Affinity Gaming.

        If the merger is completed, Affinity's stockholders that are not Z Capital Rollover Investors or Management Rollover Investors will no longer have an equity interest in Affinity, will not participate in any of the future earnings or growth of Affinity and instead will have only the right to receive the Merger Consideration. See "Special Factors—Payment of the Merger Consideration and Surrender of Stock Certificates." However, the former stockholders of Affinity will no longer bear the risk of any decrease in the value of Affinity after the merger. This will eliminate the former Affinity stockholders' exposure to fluctuations in the market value of the shares. In addition, it will allow former Affinity stockholders to pursue other investment alternatives.

        If the merger is completed, each holder of Affinity common stock (other than shares held in treasury of Affinity or owned, directly or indirectly, by the Purchaser Parties or the Management Rollover Investors or shares for which dissenters' rights are properly demanded and perfected pursuant to Nevada Revised Statute 92A.300 through 92A.500) will receive $17.35 per share in cash; provided that each share contributed by the Z Capital Rollover Investors to Parent immediately prior to the Effective Time will not be cancelled and will remain outstanding. The receipt of the Merger Consideration will generally be a taxable sale transaction for U.S. federal income tax purposes to Affinity's stockholders who surrender shares of Affinity common stock in the merger.

        The merger constitutes a change in control as defined in the 2011 LTIP and, therefore, for any awards outstanding under the 2011 LTIP (other than awards held by Management Rollover Investors): (1) each option to purchase common stock of Affinity, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall become fully vested (to the extent unvested) and be converted into the right to receive an amount in cash equal to the product of (i) the excess, if any, of $17.35 over the exercise price per share under such stock option by (ii) the number of shares of Affinity common stock subject to the option, and (2) each outstanding share of restricted stock subject to time-based vesting restrictions that is unvested and outstanding immediately prior to the Effective Time shall become fully vested and be converted into the right to receive an amount in cash equal to the product of (i) $17.35 and (ii) the number of shares of Affinity common stock subject to the restricted stock award. See "The Merger Agreement—Treatment of Stock Options and Restricted Stock" and "Special Factors—Potential Change of Control Payments to Named Executive Officers."

        In connection with the merger, certain of Affinity's executive officers and directors have interests in the transaction that are different from, or are in addition to, the interests of Affinity's stockholders generally. These incremental benefits include, but are not limited to, the fact that the executive officers of Affinity will remain executive officers of the surviving corporation, certain payments and benefits to certain executive officers of Affinity in connection with a qualifying termination of employment on or following the merger, cash and unit awards to certain executive officers, and the fact that Mr. Zenni will be the sole director of the surviving corporation immediately following the merger. See "Special Factors—Interests of Affinity's Directors and Executive Officers in the Merger; Potential Conflicts of Interest."

        As a result of the merger, the Purchaser Parties and the Z Capital Filing Persons will benefit in that Affinity will no longer have to bear the expense and regulatory burdens associated with being a public company, estimated to be approximately $1.3 million per year, which should improve Affinity's operating cash flow and net income. A detriment to the Purchaser Parties and the Z Capital Filing Persons is that their equity interests in Affinity will not initially be and may not subsequently be registered under the federal securities laws and that such equity interests will be illiquid without an active public trading market for such securities.

        If the merger is completed, the Purchaser Parties and the Z Capital Filing Persons will be the primary beneficiaries of Affinity's future earnings and growth and they will be the only ones entitled to vote on corporate matters affecting Affinity following the merger. Similarly, the Purchaser Parties will also bear the risks of ongoing operations, including the risks of any decrease in value of Affinity after the merger and other risks related to the incurrence by the surviving corporation of debt as described below under "—Merger Financing."

Plans for Affinity after the Merger

        If the merger is consummated, the Purchaser Parties and the Z Capital Filing Persons currently anticipate that Affinity's operations initially will be conducted following the closing substantially as they are currently being conducted (except that Affinity will be an indirect wholly owned subsidiary of Holdings). The Purchaser Parties and the Z Capital Filing Persons are currently conducting a review of Affinity and its business and operations with a view towards determining how to integrate Affinity's operations with those of Z Capital and to improve Affinity's long-term earnings potential as a private company (including by investing capital across certain assets currently owned by Affinity to generate improved performance and continuing to grow Affinity's and Z Capital's combined core management platform), and expect to complete such review following consummation of the merger. Further, following consummation of the merger, Z Capital will continue to assess Affinity's assets, corporate and capital structure, capitalization, operations, business, properties and personnel to determine what additional changes, if any, would be desirable following the merger to enhance the business and operations of Affinity.

Projected Financial Information

Management Projections

        In August 2016, Affinity's management prepared the 2016 5-Year Projections. Affinity does not make public projections as to future performance or earnings beyond giving current fiscal year guidance from time to time, and is especially cautious of making projections for extended periods due to the unpredictability and volatility of the casino and gaming business. However, financial projections prepared by Affinity's management were made available to Deutsche Bank, the Purchaser Parties, the Z Capital Filing Persons and their advisors.

        Summaries of these financial projections are being included in this proxy statement not to influence your decision whether to vote for or against the Merger Proposal, but because these financial projections were made available to Deutsche Bank, the Purchaser Parties, the Z Capital Filing Persons and their advisors. The inclusion of this information in this proxy statement should not be regarded as an indication that Affinity or its management, the Board, the Special Committee, the Special Committee's advisors, Deutsche Bank, the Purchaser Parties or the Z Capital Filing Persons considered, or now considers, such financial projections to be a reliable prediction of future results.

        Although presented with numerical specificity, these financial projections are based upon a variety of estimates and numerous assumptions believed by Affinity's management to be reasonable and based on the best then-currently available information with respect to, among other matters, industry performance, general business, economic, market and financial conditions, competition, governmental and regulatory actions and other matters, including the factors described under "Cautionary Statement Concerning Forward-Looking Information," many of which are difficult to predict, are subject to significant economic and competitive uncertainties, and are beyond Affinity's control. In addition, because the financial projections cover multiple years, such information by its nature becomes less reliable with each successive year. Affinity's operations are cyclical and highly sensitive to changes in general and local economic and other conditions, and Affinity's earnings can be volatile and unpredictable. The variability and unpredictability of these conditions makes it difficult to project results of operations with any degree of certainty. As a result, there can be no assurance that the estimates and assumptions made in preparing the financial projections will prove accurate, that the projected results will be realized or that actual results will not be significantly higher or lower than projected.

        The financial projections do not take into account any circumstances or events occurring after the date they were prepared, and, except as may be required in order to comply with applicable securities laws, none of Affinity, the Special Committee or any of their respective representatives intend to update, or otherwise revise, the financial projections to reflect circumstances existing after the date when they were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error. In addition, the financial projections assume that Affinity will remain a publicly traded company and do not reflect the impact of the merger, nor do they take into account the effect of any failure of the merger to occur.

        The financial projections were not prepared with a view toward public disclosure or with a view toward complying with the published guidelines of the SEC regarding financial projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. Neither Ernst & Young LLP, Affinity's independent registered public accounting firm, nor any other independent registered public accounting firm has examined, compiled or performed any procedures with respect to the accompanying financial projections, and, accordingly, neither Ernst & Young nor any other public accounting firm expresses an opinion or provides any other form of assurance with respect to such projections. Ernst & Young assumes no responsibility for, and disclaims any association with, such projections. The Ernst & Young reports incorporated by reference into this proxy statement relate to Affinity's historical financial information. They do not extend to the financial projections and should not be read to do so.

        The financial projections included financial measures prepared other than in accordance with generally accepted accounting principles ("GAAP"). These non-GAAP financial measures were presented because management believed they could be useful indicators of Affinity's projected future operating performance and cash flow. The financial projections included in this proxy statement should not be considered in isolation or in lieu of Affinity's operating and other financial information determined in accordance with GAAP. In addition, because non-GAAP financial measures are not determined consistently by all companies, the non-GAAP measures presented in these financial projections may not be comparable to similarly titled measures of other companies.

        For the foregoing reasons, as well as the bases and assumptions on which the financial projections were compiled, the inclusion of specific portions of the financial projections in this proxy statement should not be regarded as an indication that Affinity considers such financial projections to be an accurate prediction of future events, and the projections should not be relied on as such an indication. No one has made or makes any representation to any stockholder of Affinity or anyone else regarding the information included in the financial projections discussed below.

        The 2016 5-Year Projections are summarized below (amounts shown in thousands). These projections should be read together with the information contained in the consolidated financial statements of Affinity available in its filings with the SEC, and the information set forth above.

        Management used the following key assumptions in preparing the 2016 5-Year Projections:

  •
  Inflationary revenue growth in 2018 and beyond;

  •
  Completion of a cost reduction plan currently in place at Affinity;

  •
  A stable regulatory and economic environment;

  •
  No new competition; and

  •
  Completion of deferred capital expenditure projects at Primm Valley Resorts.

	Fiscal Year 2016	Fiscal Year 2017	Fiscal Year 2018	Fiscal Year 2019	Fiscal Year 2020
Net Revenue
Primm Valley Resorts	$152,769	$152,769	$154,297	$155,840	$157,398
Silver Sevens	41,944	41,944	42,363	42,787	43,215
Rail City Casino	27,913	27,913	28,192	28,474	28,758
Lakeside Iowa	47,657	47,657	48,134	48,615	49,101
Mark Twain	34,113	34,113	34,454	34,799	35,147
St. Jo Frontier	39,219	39,219	39,611	40,007	40,407
Colorado	35,312	35,312	35,665	36,022	36,382

Total Net Revenue	378,927	378,927	382,716	386,543	390,408
EBITDA
Primm Valley Resorts	29,056	37,428	42,432	43,635	45,645
Silver Sevens	12,377	13,422	14,403	14,548	14,693
Rail City Casino	8,863	9,211	9,585	9,681	9,778
Lakeside Iowa	12,489	12,489	13,959	14,098	14,239
Mark Twain	13,474	13,645	14,126	14,267	14,410
St. Jo Frontier	14,417	15,295	16,241	16,403	16,567
Colorado	5,670	7,062	8,560	8,645	8,732

Property Level EBITDA	96,345	108,554	119,305	121,278	124,064
Corporate Expense	(18,683)	(19,617)	(20,598)	(21,628)	(22,709)

EBITDA	77,662	88,936	98,707	99,650	101,355
Equity Compensation	1,332	1,332	1,332	1,332	1,332

Adjusted EBITDA	78,994	90,268	100,039	100,982	102,687
Non-Recurring Corporate Expense	1,087	—	—	—	—

Covenant EBITDA	80,081	90,268	100,039	100,982	102,687
Maintenance Capital Expenditures	14,500	16,014	14,700	14,700	14,700
Project Capital Expenditures	6,500	8,000	1,500	—	—

Total Capital Expenditures	21,000	24,014	16,200	14,700	14,700

        Set forth below is the calculation of free cash flow (amounts shown in millions) for 2017 through 2020.

	Fiscal Year 2017	Fiscal Year 2018	Fiscal Year 2019	Fiscal Year 2020
Covenant EBITDA	90	100	101	103
Total Capital Expenditures	(24)	(16)	(15)	(15)
Taxes (Unlevered)(1)	(20)	(27)	(28)	(28)

Free Cash Flow (Unlevered)(2)	46	57	59	60

(1)
Taxes (unlevered) are calculated as Covenant EBITDA minus depreciation and amortization multiplied by a cash tax rate of 38.2% (with $34 million of net operating losses utilized in 2016 and 2017).

(2)
Free cash flow (unlevered) is defined as Covenant EBITDA minus total capital expenditures and taxes (unlevered), as derived by Deutsche Bank from the 2016 5-Year Projections.

        Set forth below is a reconciliation of net income to EBITDA (amounts shown in thousands). Net income is the GAAP financial measure that is most closely comparable to EBITDA.

	Fiscal Year 2016	Fiscal Year 2017	Fiscal Year 2018	Fiscal Year 2019	Fiscal Year 2020
Net Income	11,720	26,689	32,879	33,418	46,210
Federal Taxes	6,593	15,013	18,494	18,798	25,993
Loss & Other	500	500	500	500	500
Interest Expense	30,198	18,083	18,182	18,282	—
Depreciation	28,652	28,652	28,642	28,652	28,652

EBITDA	77,662	88,936	98,707	99,650	101,355

Structure of the Merger

        The proposed acquisition of Affinity has been structured as a merger of Merger Sub with and into Affinity, with Affinity surviving as a wholly owned subsidiary of Parent. The transaction was structured as a cash merger to provide the stockholders of Affinity that are not Z Capital Rollover Investors or Management Rollover Investors with a cash payment for all of the shares they hold and to provide a prompt and orderly transfer of ownership to the Purchaser Parties with reduced transaction costs.

Effective Time of the Merger

        The merger will become effective at the time that an articles of merger is duly filed with the Secretary of State of the State of Nevada, or at such later time as may be agreed by Affinity and the Purchaser Parties and specified in the articles of merger. Assuming the requisite stockholders vote to adopt the merger agreement and all other conditions to the merger are satisfied or, to the extent permitted, waived, Affinity expects to complete the merger as soon as practicable after the special meeting.

Payment of the Merger Consideration and Surrender of Stock Certificates

        At or prior to the Effective Time, Parent will deposit the cash necessary to pay the Merger Consideration with the paying agent, American Stock Transfer & Trust Company, LLC. The paying agent will use these funds solely to pay the Merger Consideration to those stockholders entitled to receive such payment. The paying agent will deliver the Merger Consideration according to the procedures summarized below.

        Promptly after the Effective Time, the paying agent will mail to all stockholders a letter of transmittal and instructions advising stockholders how to surrender their stock certificates in exchange for the Merger Consideration. If you hold your shares in street name, your broker, bank or other nominee will provide you with instructions on how to surrender your shares of Affinity common stock in exchange for the Merger Consideration. Upon surrender of your stock certificates, together with a properly completed letter of transmittal and any other items specified by the letter of transmittal, the paying agent will pay you the Merger Consideration and your stock certificates will be canceled.

        If your stock certificates have been lost, mutilated or destroyed, you may deliver to the paying agent an affidavit and indemnity bond (in form and substance, and with surety, reasonably satisfactory to Parent) instead of your stock certificates. At the Effective Time, Affinity's stock ledger with respect to shares of Affinity common stock that were outstanding prior to the merger will be closed and no further registration of transfers of these shares will be made.

        Please do not forward your stock certificates to the paying agent without a letter of transmittal, and do not return your stock certificates with the enclosed proxy.

        At and after the Effective Time, you will cease to have any rights as a stockholder of Affinity, except for the right to surrender your stock certificates, according to the procedures described in this section and the letter of transmittal, in exchange for the Merger Consideration.

        The paying agent will, on demand, return to Parent or its designee all cash that has not yet been distributed in payment of the Merger Consideration as of 12 months following the merger, plus any accrued interest, and the paying agent's duties will terminate. Thereafter, stockholders may surrender stock certificates directly to Affinity and receive the Merger Consideration, without interest and net of applicable withholding taxes. However, stockholders will in no event have any greater rights against the surviving corporation than those of general creditors of Affinity under applicable law, and none of the Purchaser Parties, the Z Capital Filing Persons or Affinity will be liable to you for any Merger Consideration delivered to a public official under any applicable abandoned property, escheat or similar law.

Merger Financing

        Parent and Merger Sub have obtained binding financing commitments from the debt financing sources and investment funds affiliated with Z Capital for the transactions contemplated by the merger agreement, the aggregate proceeds of which, together with the unrestricted cash of Affinity and its subsidiaries and the proceeds of additional first lien term loans under Affinity's existing credit agreement, will be used to complete the merger and the other transactions contemplated by the merger agreement, including the payment of the aggregate Merger Consideration and to pay any other amounts required to be paid in connection with the consummation of the transactions contemplated by the merger agreement, including the financing thereof. On September 30, 2016, Affinity's existing credit agreement was amended to, among other things, permit the merger, the proposed second-lien financing and Affinity to borrow $30.0 million of additional first lien term loans under Affinity's existing credit agreement. See "The Merger Agreement—Financing—Amendment of Existing Credit Agreement."

        Subject to the terms and conditions of the merger agreement, Parent has agreed to:

  •
  use its reasonable best efforts to arrange and obtain the debt financing on the terms and conditions (including the flex provisions) described in the debt commitment letter (taking into account the anticipated timing of the Marketing Period, as defined below), including using its reasonable best efforts to (x) negotiate definitive agreements on the terms and conditions contained in the debt commitment letter, (y) satisfy, or cause the satisfaction of, on a timely basis all conditions in the debt commitment letter and the definitive agreements for the debt financing, and (z) consummate the debt financing on or prior to the date on which the closing is required to occur under the merger agreement (including by using its reasonable best efforts to enforce its rights under the debt commitment letter and the definitive agreements for the debt financing (including through litigation pursued in good faith) and to cause the debt financing sources to provide the debt financing on or prior to the date on which the closing is required to occur under the merger agreement);

  •
  maintain in effect the equity financing and take or cause to be taken, and do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the equity financing on the terms and conditions described in the equity commitment letter and to consummate the equity financing on or prior to the date on which the closing is required to occur under the merger agreement; and

  •
  maintain in effect the rollover commitment letter and cause the contribution to Parent of Affinity common stock beneficially owned by Z Capital and its affiliates (the "Rollover Investment"), on the terms and conditions described in the rollover commitment letter, to be consummated at the closing.

        In the event any portion of the financing becomes unavailable on the terms and conditions and from the sources contemplated in the applicable letters, Parent will promptly notify Affinity and will use its reasonable best efforts to obtain alternative financing in a like amount and on like terms as promptly as practicable. Neither Parent's obtaining all or any of the financing or any alternative financing, nor the closing of the Rollover Investment, is a condition to the closing of the merger.

Z Capital Rollover Investment and Cash Contribution

        On August 22, 2016, each of the Z Capital Rollover Investors entered into a rollover commitment letter with Parent (the "rollover commitment letter"). Pursuant to the rollover commitment letter, the Z Capital Rollover Investors have committed on a several (and not joint and several) basis, subject to the terms and conditions therein, to transfer, contribute and deliver to Parent immediately prior to the Effective Time the Affinity common stock owned by the Z Capital Rollover Investors in exchange for membership interests in Parent or Parent's sole member, to be agreed by each Z Capital Rollover Investor and Parent based on the value of such Rollover Investment (taking into account the cost of shares of Affinity common stock underlying the Rollover Investment and other relevant factors). In addition, certain affiliates of Z Capital have committed, subject to the satisfaction or waiver of certain conditions, to contribute and deliver to Holdings immediately prior to the closing of the merger $62.5 million of cash in exchange for 11,946,776 Class A units of Holdings, provided that the amount of such cash contribution by affiliates of Z Capital may be adjusted based on the actual costs, fees and expenses required in connection with the merger at the closing.

Equity Financing

        On August 22, 2016, Parent received a binding commitment letter (the "equity commitment letter") from Z Capital Partners II, L.P., Z Capital Partners II-A, L.P. and Z Capital Partners II-B, L.P. (the "Z Capital Funds") pursuant to which the Z Capital Funds each committed on a several, and not joint and several, basis to contribute, on the terms and subject to the conditions set forth in the equity commitment letter, cash in the amount of $23.4 million, $27.0 million and $12.1 million (collectively, the "equity commitment amount"), respectively, in exchange for certain equity interests and/or debt securities of Parent, the proceeds of which will be used to fund the obligations of Parent or Merger Sub under the merger agreement. The amount to be funded may be reduced in the manner designated by the Z Capital Funds to the extent (but only to the extent) Parent and Merger Sub do not require the full equity commitment amount.

        The equity commitment of the Z Capital Funds is generally subject to the following conditions:

  •
  satisfaction or waiver of the conditions to Parent's and Merger Sub's obligations to complete the transactions contemplated by the merger agreement;

  •
  prior or substantially contemporaneous funding of the financing transactions contemplated under the debt commitment letter (as defined below) or any alternative financing; and

  •
  substantially contemporaneous consummation of the merger.

        Affinity is an express third-party beneficiary of specified provisions of the equity commitment letter and, subject to the terms and conditions specified in the equity commitment letter and the merger agreement, is entitled to seek specific performance of each Z Capital Fund's obligation to fund the contributions contemplated by the equity commitment letter.

Debt Financing

        On September 6, 2016, Merger Sub received a binding commitment letter (the "debt commitment letter" and, together with the equity commitment letter, the "commitment letters") from Citizens Bank, N.A. ("Citizens"), Credit Suisse Securities (USA) LLC ("CS Securities"), Credit Suisse AG ("CS") and Fifth Third Bank ("Fifth Third" and together with Citizens, CS Securities and CS collectively the "debt financing sources"), to provide on a several but not joint basis, on the terms and subject to the conditions set forth in the debt commitment letter: (i) if an amendment to Affinity's existing credit agreement (the "credit agreement amendment') is obtained to, among other things, permit the merger and borrowing of additional term loans under Affinity's existing credit agreement in an aggregate amount of $30 million, (ii) if the credit agreement amendment is not obtained, a first lien credit facility in the amount of $370 million, consisting of a $330 million first lien term loan facility and a $40 million first lien revolving loan facility, and (iii) regardless of whether a credit agreement amendment is obtained, a second lien term facility (the "second lien term loan facility") in the amount of $95 million. On September 30, 2016, the credit agreement amendment was obtained, pursuant to which Affinity's existing credit agreement was amended to, among other things, permit the merger and proposed second-lien financing, as described below, and borrow additional first lien term loans under Affinity's existing credit agreement.

        The debt financing is conditioned on the consummation of the merger in accordance with the merger agreement, as well as other conditions (subject to certain customary "certain funds" provisions), including, but not limited to:

  •
  Affinity and each guarantor shall have executed and delivered the definitive documentation, consistent with the debt commitment letter;

  •
  Affinity shall have executed and delivered customary closing certificates (including attachments with corporate documents and resolutions or other evidence of authority), borrowing notices, legal opinions and lien searches for Affinity and the guarantors;

  •
  Affinity shall have executed and delivered a solvency certificate;

  •
  the accuracy in all material respects of the representations and warranties in the merger agreement as are material to the interests of the financing sources, but only to the extent that Merger Sub or its applicable affiliate have the right to terminate its obligations under the merger agreement or to decline to consummate the merger as a result of a breach of the merger agreement;

  •
  the accuracy in all material respects of certain specified representations and warranties made by Parent, Merger Sub, Affinity and the guarantors in the definitive documentation for the debt financing;

  •
  prior or substantially concurrently with the funding of the financing transactions, the consummation of the equity financing in a specified amount as contemplated under the equity commitment letter;

  •
  subject to certain limitations, since January 1, 2016, there will not have occurred any material adverse effect on the business, financial condition, properties, liabilities, assets, or results of operations of Affinity and its subsidiaries, taken as a whole that would excuse Merger Sub from performing its obligations under the merger agreement or consummating the transactions contemplated by the merger agreement;

  •
  delivery by Affinity of certain audited, unaudited and pro forma financial statements and projections;

  •
  delivery of necessary documents to establish and perfect the debt financing sources' security interest in certain collateral;

  •
  payment of required fees and expenses;

  •
  receipt by the debt financing sources of documentation and other information required by regulatory authorities with respect to Parent, Merger Sub, Affinity and the guarantors under applicable "know your customer" and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act; and

  •
  the debt financing sources having been afforded a marketing period of at least 15 business days (ending no later than the business day immediately prior to the closing date of the debt financing and subject to certain blackout dates) following receipt of customary marketing materials.

        The effectiveness of the amendment to Affinity's existing credit agreement, and the extension of additional first lien term loans thereunder, is conditioned on the consummations of the merger in accordance with the merger agreement, as well as other conditions, including, but not limited to:

  •
  receipt of executed joinder agreements from each lender who will extend the additional first lien term loans under Affinity's existing credit agreement;

  •
  the accuracy in all material respects of certain specified representation and warranties made by Affinity and the guarantors in Affinity's existing credit agreement;

  •
  the accuracy in all material respects of certain specified representation and warranties made by Affinity in the merger agreement;

  •
  subject to certain limitations, since January 1, 2016, there will not have occurred any material adverse effect on the business, financial condition, properties, liabilities, assets, or results of operations of Affinity and its subsidiaries, taken as a whole, that would excuse Parent from its obligation to consummate the acquisition under the merger agreement;

  •
  Affinity shall not have incurred additional incremental facilities under its existing credit agreement in excess of $50.0 million;

  •
  Affinity shall have capacity in an amount not less than $40.0 million under a specified restricted payment basket in its existing credit agreement;

  •
  if requested, Affinity shall have executed and delivered customary closing certificates (including attachments with corporate documents and resolutions or other evidence of authority) and legal opinions;

  •
  payment of required fees and expenses; and

  •
  all necessary gaming permits shall have been obtained and remain in full force and effect.

Second Lien Term Loan Facility

        Interest under the second lien term loan facility will be payable, at the option of Affinity, either at a base rate plus a margin or a LIBOR-based rate plus a margin. Affinity currently believes the margin payable on second lien term loans bearing interest at the base rate will be 7.25% and the margin payable on second lien term loans bearing interest at the LIBOR rate will be 8.25%. However, the margin payable on second lien term loans may change during the syndication of the second lien term loan facility. Interest will be payable, in the case of second lien term loans bearing interest based on LIBOR, in arrears at the end of the applicable interest period (and, for interest periods longer than three months, every three months) and, in the case of second lien term loans bearing interest based on the base rate, quarterly in arrears. The second lien term loan facility will mature eight years from the date of the closing of the merger and will not amortize. Subject to exceptions and following repayment of the first lien term loan facility, the second lien term loan facility shall be mandatorily prepaid with net cash proceeds of certain debt incurrences and assets sales, and annually with a specified percentage of excess cash flow. Optional and certain mandatory prepayments of the second lien term loan facility will require Affinity to pay a prepayment fee of 2% during the first year following the merger and 1% during the second year following the merger (although such prepayment fees may increase during the syndication period).

        The second lien term loan facility will be guaranteed by Parent and, subject to certain agreed exceptions, each direct and indirect wholly owned U.S. restricted subsidiary of Affinity. The second lien term facility will be secured, subject to certain agreed exceptions, by a second priority security interest in substantially all the assets and property of Affinity and the guarantors.

        The second lien term loan facility will benefit from the same affirmative, negative and financial covenants as the first lien term loan facility, with customary and appropriate modifications, "step-downs," "cushions" and other changes to reflect the second lien nature of the second lien term loan facility.

Interests of Affinity's Directors and Executive Officers in the Merger; Potential Conflicts of Interest

        In considering the recommendations of the Board, you should be aware that certain of Affinity's executive officers and directors have interests in the transaction that are different from, or are in addition to, the interests of Affinity's stockholders generally. These interests relate to or arise from, among other things:

  •
  if the merger is completed, Affinity's common stock will be 100% beneficially owned, as of the closing, by Parent, an affiliate of Z Capital;

  •
  the payment of monthly retainers to each member of the Special Committee;

  •
  the fact that the executive officers of Affinity are anticipated to remain executive officers of the surviving corporation;

  •
  certain payments and benefits to certain executive officers of Affinity in connection with a qualifying termination of employment on or following the merger and cash and unit awards to certain executive officers;

  •
  the fact that Mr. Zenni will be the sole director of the surviving corporation immediately following the merger; and

  •
  the right to continued indemnification and insurance coverage for directors and executive officers of Affinity following the completion of the merger, pursuant to the terms of the merger agreement.

        The Special Committee was aware of and considered the interests that existed at the time of its deliberations on the merits of the merger in evaluating and negotiating the merger agreement and the merger.

Ownership Interests of the Z Capital Directors

        As of [-], 2016, neither Mr. Zenni nor Mr. Scrivens, who we also refer to in this proxy statement as the "Z Capital Directors," directly own any Affinity common stock. However, due to their relationship with Z Capital, Mr. Zenni and Mr. Scrivens could each be deemed to have an indirect interest in the Affinity common stock held by the Z Capital Rollover Investors. Specifically, Mr. Zenni is the Founder, President and Chief Executive Officer of Z Capital, and Mr. Scrivens is an employee of Z Capital. Mr. Zenni also has an economic and equity interest in the investment funds affiliated with Z Capital, and Mr. Scrivens has an economic interest. The Z Capital Rollover Investors own, in the aggregate, approximately 41.2% of the total number of outstanding shares of Affinity common stock, or approximately 8,418,616 shares of Affinity common stock, including 8,333 shares of unvested restricted stock. The Z Capital Rollover Investors have agreed to contribute, or cause to be contributed, all of such shares to Parent immediately prior to the Effective Time of the merger.

Arrangements with Parent

        As of the date of this proxy statement, none of our executive officers have entered into any agreement with Parent or any of its affiliates regarding employment with the surviving corporation except as set forth below. Michael Silberling, Walter Bogumil and Jeff Solomon each entered into amendments to their existing employment agreements with the Company October 13, 2016, which become effective as of the Effective Time, to reflect the issuance of Class A Units and Class B Units described in "Special Factors—Treatment of Stock Options and Restricted Stock" above. Under the amendment to Mr. Silberling's employment agreement, Mr. Silberling is eligible for an annual cash bonus of up to 150% of his base salary and, following the term of the employment agreement, permitted to be employed by certain additional hospitality or gaming businesses. Each of Mr. Silberling's, Mr. Bogumil's, and Mr. Solomon's employment agreements are otherwise expected to remain outstanding as of the Effective Time.

Treatment of Executive Officer and Director Common Stock

        On October 13, 2016, Holdings and the Management Rollover Investors agreed that each share of Affinity common stock that they own at the Effective Time will be cancelled in exchange for cash, Class A units of Holdings and profits interest awards in the form of Class B units of Holdings. As is the case for other Affinity stockholders, Affinity's directors and executive officers who are not Management Rollover Investors will receive $17.35 in cash, without interest and subject to deduction for any required withholding tax, for each share of Affinity common stock that they own at the Effective Time. For further information regarding the beneficial ownership of Affinity common stock by each of Affinity's current directors and certain executive officers and all directors and executive officers as a group, see "Information about Affinity—Security Ownership of Certain Beneficial Owners and Management."

        The following table sets forth information as of September 30, 2016 regarding the cash-out value of each executive officer's and each director's previously owned common stock and the number of Class A units of Holdings issued in exchange for each Management Rollover Investor's previously owned common stock.

Name	Number of Previously Owned Shares(1)		Cash-Out Payment for Previously Owned Shares ($)	Class A Units
Executive Officers
Michael Silberling	26,666		462,655	—
Walter Bogumil	6,666		52,050	6,213
Marc H. Rubinstein	20,471		355,172	—
Jeffrey Solomon	—		—	—
Non-Employee Board Members
David Reganato	—		—	—
James Cacioppo	351,515	(2)	6,098,785	—
Matthew A. Doheny	23,894		414,561	—
Andrei Scrivens	—		—	—
Eric V. Tanjeloff	23,894		414,561	—
James J. Zenni, Jr.	—		—	—

(1)
Includes all shares beneficially owned as of September 30, 2016 (for further information, see "Information about Affinity—Security Ownership of Certain Beneficial Owners and Management"), other than shares underlying stock options or restricted stock awards, which are reflected in the tables below.

(2)
Includes 100,000 shares held by OEP Opportunities, L.P. and 234,940 shares held by One East Partners Master, L.P. As the Managing Member of One East Partners Capital Management LLC, which is the General Partner of each of OEP Opportunities, L.P. and One East Partners Master, L.P. (together, "One East"), Mr. Cacioppo holds voting control and investment power over the securities held by One East. However, Mr. Cacioppo disclaims beneficial ownership of the shares of common stock owned by One East, except to the extent of his pecuniary interest therein. See "Information about Affinity—Security Ownership of Certain Beneficial Owners and Management."

        On October 13, 2016, Holdings and Michael Silberling, Walter Bogumil and Jeffrey Solomon (the "Management Rollover Investors") agreed that each of their previously owned shares, options to purchase common stock of Affinity, whether vested or unvested, each of their outstanding shares of restricted stock that are unvested and outstanding immediately prior to the Effective Time, and commitments of Affinity and any of its affiliates to issue equity or equity-based awards will be treated as follows: Mr. Silberling's previously owned shares, outstanding options, outstanding shares of restricted stock, and commitments of Affinity to issue equity or equity-based awards will be cancelled and, in exchange therefor, Holdings will provide Mr. Silberling $1,901,647 in cash, vested options to purchase 269,232 Class A units of Holdings and 854,586 profits interest awards in the form of restricted Class B units of Holdings, subject to the terms and conditions described below. Mr. Bogumil's previously owned shares, outstanding options, outstanding shares of restricted stock, and commitments of Affinity and any of its affiliates to issue equity or equity-based awards, will be cancelled and, in exchange therefor, Holdings will provide Mr. Bogumil $52,050 in cash, 28,804 Class A units of Holdings, vested options to purchase 135,547 Class A units of Holdings and 421,440 profits interest awards in the form of restricted Class B units of Holdings, subject to the terms and conditions described below. Mr. Solomon's outstanding options, outstanding shares of restricted stock, and commitments of Affinity and any of its affiliates to issue equity or equity-based awards, will be cancelled and, in exchange therefor, Holdings shall provide to Mr. Solomon options to purchase 135,547 Class A units of Holdings (67,774 of which will be subject to time-based vesting, fifty percent (50%) of which will vest on December 31, 2017 and fifty percent (50%) of which will vest on December 31, 2018, and 67,773 of which will be fully vested at the Effective Time) and 374,705 profits interest awards in the form restricted Class B units of Holdings, subject to the terms and conditions described below.

        The merger constitutes a change in control as defined in the 2011 LTIP and, therefore, for any awards outstanding under the 2011 LTIP and held by non-Management Rollover Investors: (1) each option to purchase common stock of Affinity, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall become fully vested (to the extent unvested) and be converted into the right to receive an amount in cash equal to the product of (i) the excess, if any, of $17.35 over the exercise price per share under such stock option by (ii) the number of shares of Affinity common stock subject to the option, and (2) each outstanding share of restricted stock subject to time-based vesting restrictions that is unvested and outstanding immediately prior to the Effective Time shall become fully vested and be converted into the right to receive an amount in cash equal to the product of (i) $17.35 and (ii) the number of shares of Affinity common stock subject to the restricted stock award.

        The table below sets forth, as of September 30, 2016, information with respect to Affinity stock options and, as applicable, the cash and options to purchase Class A units that will be received in exchange for Affinity stock options, held by each of the directors and executive officers of Affinity:

Name	Number of Shares Subject to Vested Options	Cash-Out Payment for Vested Options ($)	Number of Shares Subject to Unvested Options (#)	Cash-Out Payment for Unvested Options ($)	Options to Purchase Class A Units
Executive Officers
Michael Silberling	90,277	207,272	288,890	1,000,375	269,932
Walter Bogumil	10,000	—	70,000	—	135,547
Marc H. Rubinstein	18,382	105,513	9,192	52,762	—
Jeffrey Solomon	—	—	80,000	—	135,547
Non-Employee Board Members
David Reganato	—	—	—	—	—
James Cacioppo	—	—	—	—	—
Matthew A. Doheny	—	—	—	—	—
Andrei Scrivens	—	—	—	—	—
Eric V. Tanjeloff	—	—	—	—	—
James J. Zenni, Jr.	—	—	—	—	—

        The table below sets forth, as of September 30, 2016, information with respect to Affinity restricted stock awards subject to vesting and, as applicable, the Class A units and cash that will be received in exchange for Affinity restricted stock awards, held by each of the directors and executive officers of Affinity:

Name	Restricted Stock Awards (#)	Cash Value of Restricted Stock Awards ($)	Class A Units
Executive Officers
Michael Silberling	13,334	231,345	—
Walter Bogumil	13,334	—	22,591
Marc H. Rubinstein	—	—	—
Jeffrey Solomon	33,000	—
Non-Employee Board Members
David Reganato	—	—	—
James Cacioppo	4,167	72,297	—
Matthew A. Doheny	4,167	72,297	—
Andrei Scrivens	—	—	—
Eric V. Tanjeloff	4,167	72,297	—
James J. Zenni, Jr.	—	—	—

Director and Officer Indemnification and Insurance

        Affinity's bylaws provide that it will indemnify its directors and officers to the fullest extent permitted by Nevada law and will advance expenses to its directors and officers, subject to the terms and conditions set forth in the bylaws. Affinity also maintains directors' and officers' liability insurance for the benefit of such persons. In the merger agreement, Affinity, as the surviving entity in the merger, has agreed to continue such indemnification and expense advancement rights and to purchase an additional six years of coverage under Affinity's existing directors' and officers' liability insurance policy; provided that it will not be required to maintain more coverage than can be obtained for 300% of the annual premium paid for such insurance in effect on the date of the merger agreement. See "The Merger Agreement—Director and Officer Indemnification and Insurance."

Compensation of the Special Committee

        The Special Committee consists solely of independent and disinterested members of the Board: David Reganato, Matthew Doheny, James Cacioppo and Eric Tanjeloff. On May 6, 2015, the Board adopted resolutions providing that members of the then existing Special Committee, other than the chair, receive a one-time retainer of $40,000 for their service on the Special Committee, and that the chair receive a one-time retainer of $60,000 for his service on the Special Committee. On August 3, 2015, in light of the additional time and effort spent by the Special Committee compared to initial expectations and based on an updated comparative analysis of precedent compensation structures, the Board adopted resolutions providing for the following compensation structure for the Special Committee, effective as of August 1, 2015:

  •
  the payment to the chairman of the Special Committee of a monthly retainer fee of $9,000 per month; and

  •
  the payment to each other member of the Special Committee of a monthly retainer fee of $6,000 per month.

        At a meeting of the Board held on August 9, 2016, the Board approved of compensation for the members of the Special Committee, as reconstituted (see "Special Factors—Background of the Merger and Special Committee Proceedings"), equivalent to the compensation structure in place as of August 2015.

        In recommending and approving this compensation structure, the Special Committee and the Board considered, among other things, precedent compensation structures for special committees formed for purposes comparable to those for which the Special Committee was formed.

Potential Change of Control Payments to Named Executive Officers

Change in Control Agreements

Michael Silberling

        On October 5, 2015, Mr. Silberling and Affinity entered into a change-in-control agreement (the "Silberling CIC Agreement") pursuant to which he will receive certain benefits if a definitive agreement for a change in control transaction is signed within 12 months of October 5, 2015 and, following the signing of such definitive agreement and at any time within 12 months following the closing of the change in control transaction, Affinity terminates the Mr. Silberling's employment without cause or Mr. Silberling resigns with good reason. In such case, Mr. Silberling will receive cash severance in an amount equal to the product of (a) a multiple of 2.3375, and (b) the sum of Mr. Silberling's base salary and his target bonus for the calendar year in which the termination occurs, subject to the execution of a customary release of claims. The Silberling CIC Agreement further provides that the Silberling Employment Agreement will remain effective and shall apply with respect to any other benefits, but that the foregoing cash payment would be made in solely in lieu of, not in addition to, any severance amounts payable under the Silberling Employment Agreement on account of Mr. Silberling's termination from employment, except to the extent that the Silberling Employment Agreement provides greater benefits than the foregoing severance payment.

        If any payments under the Silberling CIC Agreement are subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments will be reduced to the extent that such reduction would result in a greater benefit to Mr. Silberling after payment of all taxes by Mr. Silberling (including any excise taxes on "excess parachute payments" under Section 4999 of the Internal Revenue Code).

        The table below provides an estimate of the value of the compensation and benefits due to our Chief Executive Officer in the event of: (i) a termination by Affinity for cause or by Mr. Silberling without good reason; (ii) death or disability; (iii) a change in control; or (iv) a termination by Affinity without cause or by Mr. Silberling for good reason. The amounts shown assume that the specified event was effective as of September 30, 2016, and are the maximum payable amounts under the Silberling Employment Agreement and the Silberling CIC Agreement. The actual amounts to be paid can only be determined at the time of the termination of employment or change in control, as applicable.

	Involuntary Termination for Cause/ Voluntary Termination by Employee Without Good Reason	Involuntary Termination Without Cause/ Voluntary Termination by Employee for Good Reason	Involuntary Termination Without Cause Following a Change in Control	Death or Disability
Cash severance	—	$700,000	$2,863,438	—
Medical Benefits(1)	—	20,400	20,400	—

Total	—	$720,400	$2,883,838	—

(1)
Calculated assuming $1,700 of COBRA payable per month for 12 months.

Walter Bogumil

        On October 5, 2015, Mr. Bogumil and Affinity entered into a change-in-control agreement (the "Bogumil CIC Agreement") pursuant to which he will receive certain benefits if a definitive agreement for a change in control transaction is signed within 12 months of October 5, 2015 and, following the signing of such definitive agreement and at any time within 12 months following the closing of the change in control transaction, Affinity terminates the Mr. Bogumil's employment without cause or Mr. Bogumil resigns with good reason. In such case, Mr. Bogumil will receive cash severance in an amount equal to the product of (a) a multiple of 2.3375 and (b) the sum of Mr. Bogumil's base salary and his target bonus for the calendar year in which the termination occurs, subject to the execution of a customary release of claims. The Bogumil CIC Agreement further provides that the Bogumil Employment Agreement will remain effective and shall apply with respect to any other benefits, but that the foregoing cash payment would be made in solely in lieu of, not in addition to, any severance amounts payable under the Bogumil Employment Agreement on account of Mr. Bogumil's termination from employment, except to the extent that the Bogumil Employment Agreement provides greater benefits than the foregoing severance payment.

        If any payments under the Bogumil CIC Agreement are subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments will be reduced to the extent that such reduction would result in a greater benefit to Mr. Bogumil after payment of all taxes by Mr. Bogumil (including any excise taxes on "excess parachute payments" under Section 4999 of the Internal Revenue Code).

        The table below provides an estimate of the value of the compensation and benefits due to our Chief Financial Officer in the event of: (i) a termination by Affinity for cause or by Mr. Bogumil without good reason; (ii) death or disability; (iii) a change in control; or (iv) a termination by Affinity without cause or by Mr. Bogumil for good reason. The amounts shown assume that the specified event was effective as of September 30, 2016, and are the maximum payable amounts under the Bogumil

Employment Agreement and the Bogumil CIC Agreement. The actual amounts to be paid can only be determined at the time of the termination of employment or change in control, as applicable.

	Involuntary Termination for Cause/Voluntary Termination by Employee Without Good Reason	Involuntary Termination Without Cause/Voluntary Termination by Employee for Good Reason	Involuntary Termination Without Cause Following a Change in Control	Death or Disability
Cash severance	—	$425,000	$1,490,156	$—
Medical Benefits(1)	—	20,400	20,400	—

Total	$—	$445,400	$1,510,556	$—

(1)
Calculated assuming $1,700 of COBRA payable per month for 12 months.

        The following tables and related footnotes present information about the amounts of the payments and benefits that each named executive officer would receive in connection with the merger, after giving effect to the merger as if it had occurred on September 30, 2016, the latest practicable date prior to the filing of this proxy statement. As explained in further detail in the footnotes below, other than the acceleration of Mr. Rubinstein's equity, the cash payments in the table below are double trigger and accordingly would only become payable upon the occurrence of both a change of control and a qualifying termination of employment. We do not expect a payout of such double trigger amounts in connection with the merger as we expect that each of Affinity's current executive officers other than Mr. Rubinstein will continue as an executive officer of the surviving corporation.

Golden Parachute Compensation

Named Executive Officer	Cash ($)(1)	Equity ($)(2)	Pension/ Non-Qualified Deferred Compensation ($)	Perquisites/ Benefits ($)(3)	Tax Reimbursement ($)	Total ($)
Michael Silberling	2,863,438	2,646,639	—	20,400	—	5,530,477
Walter Bogumil	1,490,156	771,828	—	20,400	—	2,282,384
Marc H. Rubinstein	—	158,275	—	—	—	158,275

(1)
The cash amount payable to the named executive officers consists of a lump-sum (or partial installments if a qualifying termination were to occur prior to the Effective Time) severance payment equal to 2.3375 times the sum of each executive officers base salary and target annual bonus opportunity. These cash amounts are "double trigger" (i.e., they are contingent upon a termination of employment without cause or resignation for good reason after August 22, 2016 and the date that is 12 months following the closing of the merger. As a condition of receiving such compensation, each named executive officer must execute a release of claims. The estimated amount of each component of the cash payment is set forth in the table below:

Named Executive Officer	Base Salary ($)	Bonus ($)
Michael Silberling	1,636,250	1,227,188
Walter Bogumil	993,437	496,719
(2)
Represents (1) the cash payments and the fair value of the Class A units, options to purchase Class A units and Class B units of Holdings received in exchange for Mr. Silberling's and Mr. Bogumil's outstanding and unvested options, restricted stock, and commitments of Affinity and any of its affiliates to issue equity or equity-based awards and (2) the "single trigger" acceleration of 100% of Mr. Rubinstein's outstanding and unvested options as of the Effective Time (as a condition of receiving such acceleration, Mr. Rubinstein must execute a release of claims), as described in more detail in "Treatment of Stock Options and Restricted Stock."

(3)
Calculated assuming $1,700 of COBRA payable per month for 12 months.

Intent to Vote

        To Affinity's knowledge, each of Affinity's directors and executive officers intends to vote all shares of Affinity common stock he or she beneficially owns in favor of adoption of the merger agreement and each of the other proposals. Affinity's directors and executive officers have the power to vote 190,335 shares of Affinity common stock as of September 30, 2016 (such amount excluding the shares to be voted by One East pursuant to the voting agreement as described below), representing approximately 0.93% of Affinity's outstanding common stock. Subject to the terms of voting and support agreements, Z Capital, an affiliate of Affinity director James J. Zenni, Jr. and the employer of Affinity director Andrei Scrivens, SPH Manager, LLC ("SPH Manager"), an affiliate of Affinity director David Reganato, and One East Partners Master, L.P., One East Partners Opportunities, L.P., One East Capital Advisors, L.P. and One East Partners Capital Management LLC (collectively, "One East"), an affiliate of Affinity director James Cacioppo, each have agreed to vote all shares of Affinity common stock they beneficially own in favor of adopting the merger agreement and approving the terms thereof. See "Agreements Involving Common Stock—Voting Agreements."

Estimated Fees and Expenses of the Merger

        Whether or not the merger is completed, all fees and expenses incurred in connection with the merger will generally be paid by the party incurring those fees and expenses. The estimated total fees and expenses to be incurred by Affinity and by the Purchaser Parties in connection with the merger are as follows:

Description	Amount		Responsible Party	Notes
Advisory fees and expenses	$	[-]	Affinity	Includes the estimated fees of Deutsche Bank
Legal fees and expenses	$	[-]	Affinity	Includes the estimated legal fees of counsel to Affinity and to the Special Committee
Legal fees and expenses	$	[-]	Parent	Includes the estimated legal fees of counsel to the Purchaser Parties and the Z Capital Filing Persons
Antitrust approval filing fees	$	[-]	Parent
Gaming approval filing fees	$	[-]	Parent
Paying agent fees and expenses	$	[-]	Parent
SEC filing fee	$	[-]	Affinity
Printing and mailing costs	$	[-]	Affinity
Fees and expenses associated with financing	$	[-]	Parent
Miscellaneous expenses	$	[-]	Affinity
TOTAL	$	[-]

        Neither Affinity nor any of the Purchaser Parties will pay any fees or commissions to any broker, dealer or other person for soliciting proxies pursuant to the merger. Parent intends to retain American Stock Transfer & Trust Company, LLC ("AST") to act as paying agent in connection with the merger. The paying agent will receive reasonable and customary compensation for its services in connection with the merger, plus reimbursement for certain reasonable and documented out-of-pocket expenses.

        Except as provided in the merger agreement, legal fees and expenses incurred by or on behalf of Affinity, the Purchaser Parties and their respective affiliates in connection with the merger will be paid by the party incurring the expense.

        The expense of soliciting proxies from stockholders, as well as preparing and mailing the notice of special meeting, the proxy statement and the proxy card(s), will be paid by Affinity. Parent intends to pay AST a fee of $9,000 plus certain reasonable and documented out-of-pocket expenses and to indemnify AST against certain liabilities and expenses, including liabilities under the federal securities laws.

Appraisal and Dissenters' Rights

        Under Nevada Revised Statues, or NRS, 92A.300 to 92A.500, holders of Affinity common stock are entitled to assert dissenter's rights under NRS 92A.300 to 92A.500. By exercising dissenter's rights, stockholders can "demand payment" for their shares at a price equal to its fair value immediately before the corporate action. If Affinity and any stockholder that properly exercises dissenter's rights cannot agree on a fair value, Affinity must then commence an appraisal process in state court to determine the fair value.

        NRS 92A.300 through 92A.500 describe the appraisal process and the procedure stockholders must follow to exercise their right to dissent and demand payment. The full text of NRS 92A.300 to 92A.500 is attached to this proxy statement as Appendix D. All references in NRS 92A.300 to 92A.500 to a "stockholder" or "dissenter" and in this summary to a "stockholder" are to the record holders of the shares of Affinity common stock. The following discussion is a summary of the law pertaining to dissenter's rights under the NRS:

  •
  When a corporate action subject to dissenter's rights is submitted to a vote at stockholders' meeting, the corporation must provide notice of dissenter's rights in the proxy materials, along with a copy of the statute describing these rights (NRS 92A.300 through 92A.500). A corporation only needs to notify stockholders of record who are entitled to dissenter's rights, not all beneficial owners.

  •
  If the corporate action is submitted to a vote at a stockholders' meeting, any stockholders wishing to dissent must first deliver written notice, before the vote is taken, of their intent to demand payment for their shares if the proposed action is carried out. Second, these stockholders must not vote any of their shares in favor of the proposed action.

  •
  If the corporation receives requisite stockholder approval for the proposed action, it must then deliver a written dissenter's notice to all stockholders of record who are entitled to assert their dissenter's rights within 10 days of the effective date of the corporate action. The dissenter's notice must:

  •
  State where the demand for payment must be sent and where and when share certificates, if any, must be deposited;

  •
  Inform the holders of shares not represented by certificates the extent to which the transfer of the shares will be restricted after the corporation receives the demand for payment;

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  Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenters' rights certify whether or not they acquired beneficial ownership of the shares before that date;

  •
  Set a date by which the corporation must receive the demand for payment, which must be no earlier than 30 days nor later than 60 days after the date the notice is delivered;

  •
  State that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the corporation by the specified date; and

    •
    Be accompanied by a copy of NRS 92A.300 to 92A.500.

  •
  Stockholders who receive a dissenter's notice and who wishes to continue with the appraisal process must then:

  •
  Demand payment;

  •
  Certify that they were beneficial owners prior to the date specified in the dissenter's notice; and

  •
  Deposit the stockholder's certificates, if any, in accordance with the terms of the notice.

  •
  Alternatively, stockholders may withdraw from the appraisal process by notifying the corporation in writing by the date specified in the dissenter's notice. After this date, dissenters may withdraw only with the written consent of the corporation.

  •
  Once dissenting stockholders deposit the stockholder's certificates (or, in the case of uncertified shares, makes a demand for payment), they lose all rights as a stockholder, unless they later withdraw from the appraisal process. The corporation may restrict the transfer of uncertified shares from the date the corporation receives the dissenters' demand for payment.

  •
  Within 30 days of receiving demand for payment, the corporation must pay dissenters an amount the corporation estimates to be the fair value of the dissenter's share, plus accrued interest. This payment must be accompanied by:

  •
  The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year or, whether such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

  •
  A statement of the corporation's estimate of the fair value of the shares; and

  •
  A statement of the dissenter's rights to contest the corporation's estimate of fair value.

  •
  If dissenting stockholders wish to contest the corporation's estimate of fair value, they must notify the corporation in writing within 30 days of receiving the corporation's initial payment. Dissenters must provide their own estimate of fair value plus interest and demand that the corporation pay the difference between this estimate and the corporation's estimate.

  •
  The corporation must either pay the additional amount or commence judicial proceedings within 60 days of receiving the demand and petition the court to determine the fair value of the shares and accrued interest.

Material U.S. Federal Income Tax Consequences

        The following summary is a general discussion of the material U.S. federal income tax consequences of the merger to "U.S. holders" and "non-U.S. holders" (in each case, as defined below) of Affinity common stock whose shares of common stock are converted into the right to receive cash in the merger. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable treasury regulations, judicial authority, and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change, possibly with retroactive effect. Any such change could alter the tax consequences to the holders as described herein. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service (the "IRS") with respect to the statements made in the following summary. No assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. This summary is for the general information of Affinity's stockholders only and does not purport to be a complete analysis of all potential tax effects of the merger to beneficial owners of Affinity common stock. For example, it does not consider the effect of any applicable state, local or foreign income tax laws, or of any non-income tax laws (including estate and gift tax). In addition, this discussion does not address the tax consequences of transactions effectuated prior to or after the completion of the merger (whether or not such transactions occur in connection with the merger), including, without limitation, the acquisition or disposition of shares of common stock other than pursuant to the merger, or the tax consequences to holders of stock options or other equity incentive awards issued by Affinity which are canceled or converted, as the case may be, in connection with the merger. Furthermore, this summary applies only to holders that hold their Affinity common stock as a "capital asset" within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion does not address all aspects of U.S. federal income tax consequences that may be relevant to a holder in light of the holder's particular circumstances or to holders subject to special rules, such as:

  •
  brokers or dealers in securities, commodities or currencies;

  •
  traders in securities that elect mark-to-market treatment;

  •
  persons holding Affinity common stock as part of a straddle, hedging transaction, conversion transaction, integrated transaction or constructive sale transaction;

  •
  U.S. holders whose functional currency is not the U.S. dollar;

  •
  persons who acquired Affinity common stock through the exercise of employee stock options, through a tax qualified retirement plan or otherwise as compensation;

  •
  banks, insurance companies, or other financial institutions;

  •
  regulated investment companies;

  •
  real estate investment trusts;

  •
  certain former citizens or residents of the United States;

  •
  tax-exempt entities;

  •
  "individual retirement accounts," "Roth IRA;" retirement plans or other tax-deferred accounts;

  •
  persons subject to the United States alternative minimum tax;

  •
  entities or arrangements treated for U.S. federal income tax purposes as partnerships, S corporations or other pass-through entities (or investors in such entities or arrangements);

  •
  mutual funds;

  •
  "personal holding companies;" or

  •
  "passive foreign investment corporations," or corporations that accumulate earnings to avoid U.S. federal income tax

        If an entity that is classified as a partnership for U.S. federal income tax purposes holds Affinity common stock, the U.S. federal income tax treatment of person treated as a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Affinity common stock and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the merger to them.

        THIS DISCUSSION IS INTENDED ONLY AS A GENERAL SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO A HOLDER OF SHARES OF

AFFINITY COMMON STOCK. WE URGE BENEFICIAL OWNERS OF SHARES TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING U.S. FEDERAL ESTATE, GIFT AND OTHER NON-INCOME TAX CONSEQUENCES, AND TAX CONSEQUENCES UNDER STATE, LOCAL OR FOREIGN TAX LAWS, INCLUDING POSSIBLE CHANGES IN SUCH LAWS.

U.S. Holders

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of Affinity common stock that is for federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

  •
  a trust (i) the administration of which is subject to the primary supervision of a U.S. court and all substantial decisions of which are controlled by one or more U.S. persons, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

        The exchange of Affinity common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Affinity common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder's adjusted tax basis in such shares. A U.S. holder's adjusted tax basis generally will equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of Affinity common stock (i.e., shares of Affinity common stock acquired at the same cost in a single transaction). Such gain or loss generally will be treated as long-term capital gain or loss if the U.S. holder's holding period in the shares of Affinity common stock exceeds one year at the time of the completion of the merger. Long-term capital gains of non-corporate U.S. holders generally are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations.

        A 3.8% tax generally is imposed on all or a portion of the "net investment income" (within the meaning of the Code) of certain individuals and on the undistributed net investment income of certain estates and trusts. For individuals, the additional 3.8% tax generally is imposed on all or a portion of the net investment income of individuals with a modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers). For these purposes, "net investment income" generally will include any gain recognized on the receipt of cash in exchange for shares of Affinity common stock pursuant to the merger.

Non-U.S. Holders

        A "non-U.S. holder" is a beneficial owner of Affinity common stock that is not a U.S. holder or a partnership (or any other entity or arrangement classified as a partnership for U.S. federal income tax purposes). If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) beneficially owns shares of Affinity common stock, the tax treatment of the partnership and its partners generally will depend on the status of the partners and the activities of the partnership. A partner in a partnership holding shares of Affinity common stock should consult such partner's tax advisor. Payments made to a non-U.S. holder in exchange for shares of Affinity common stock pursuant to the merger generally will not be subject to U.S. federal income tax unless:

  •
  the gain, if any, on such shares is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder's permanent establishment in the United States);

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the exchange of shares of Affinity common stock for cash pursuant to the merger and certain other conditions are met; or

  •
  the non-U.S. holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of the outstanding shares of Affinity common stock at any time during the five-year period preceding the merger, and Affinity is or has been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the merger or the period that the non-U.S. holder held Affinity common stock.

        A non-U.S. holder described in the first bullet immediately above will be subject to U.S. federal income tax on a net income bases on any gain realized as if the non-U.S. holder were a U.S. holder, subject to an applicable income tax treaty providing otherwise. If such non-U.S. holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (or a lower treaty rate). A non-U.S. holder described in the second bullet immediately above will be subject to tax at a rate of 30% (or a lower treaty rate) on any gain realized, which may be offset by U.S.-source capital losses recognized in the same taxable year, even though the individual is not considered a resident of the United States. Non-U.S. holders are urged to consult their tax advisors as to any applicable tax treaties that might provide for different rules.

        With respect to the third bullet above, the determination whether Affinity is a "United States real property holding corporation" depends on the fair market value of its United States real property interests relative to the fair market value of its other trade or business assets and its United States and foreign real property interests. Affinity believes it has not been a "United States real property holding corporation" for U.S. federal income tax purposes at any time during the five-year period preceding the merger.

Information Reporting and Backup Withholding

        Payments made in exchange for shares of Affinity common stock generally will be subject to information reporting unless the holder is an "exempt recipient" and may also be subject to backup withholding at a rate of 28%. To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption should complete and return IRS Form W-9, certifying under penalty of perjury that (1) such U.S. holder is a U.S. person, (2) the taxpayer identification number provided is correct, and (3) such U.S. holder is not subject to backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. If a U.S. holder does not provide a correct TIN, such U.S. holder may be subject to backup withholding and penalties imposed by the IRS.

        Information reporting and backup withholding will generally apply to payments made pursuant to the merger to a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Dispositions effected through a non-U.S. office of a U.S. broker or a non-U.S. broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. A non-U.S. holder generally must submit an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable IRS Form W-8) attesting to its exempt foreign status in order to qualify as an exempt recipient. Notwithstanding the foregoing, backup withholding and information reporting may apply if either Affinity or its paying agent has actual knowledge, or reason to know, that a non-U.S. holder is a U.S. person.

        Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a holder's U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS. If backup withholding results in an overpayment of tax, a holder may obtain a refund by filing a U.S. federal income tax return in a timely manner.

        Holders of Affinity common stock are urged to consult their tax advisors as to qualifications for exemption from backup withholding and the procedure for obtaining the exemption.

Consequences to the Filing Persons

        The Purchaser Parties and the Z Capital Filing Persons are all acquiring parties and are not receiving any Merger Consideration in the merger. They are not expected to realize any gain or loss for U.S. federal income tax purposes as a result of the merger.

        Affinity will not realize any gain or loss as a result of the merger. Affinity may experience an ownership change as a result of the merger for U.S. federal income tax purposes, and accordingly, its ability to use any net operating losses and other tax attributes post-merger to offset future taxable income or otherwise reduce its tax liability may be limited or eliminated.

        The filing persons should consult their own tax advisors regarding the U.S. federal income tax consequences of the merger.

        THIS SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE AND DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR HOLDERS OF SHARES OF AFFINITY COMMON STOCK. AFFINITY URGES YOU TO CONSULT WITH YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Anticipated Accounting Treatment of the Merger

        Affinity, as the surviving corporation in the merger, will account for the merger as a business combination using the acquisition method of accounting for financial accounting purposes, whereby the fair value of Affinity will be allocated to the individual assets and liabilities of Affinity in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations.

Certain Legal Matters

        General.    Except as described in this section, none of Affinity or the Purchaser Parties is aware of any license or regulatory permit that appears to be material to the business of Affinity that might be adversely affected by the merger, nor are they aware of any approval or other action by a domestic or foreign governmental, administrative or regulatory agency or authority required for the merger to be completed that is not described in this proxy statement. Should any such approval or other action be required, the Purchaser Parties presently contemplate that such approval or other action will be sought. While the Purchaser Parties do not presently intend to delay the merger pending the outcome of any such matter (unless otherwise described in this proxy statement), there can be no assurance:

  •
  that any such approval or other action, if needed, would be obtained;

  •
  that failure to obtain the approval or other action might not result in consequences adverse to Affinity's business; or

  •
  that there might not be conditions to obtaining a required approval or action, including, without limitation, the divestiture of certain parts of Affinity's business.

        See "The Merger Agreement—Conditions to the Merger," below, for certain conditions to the merger, including conditions with respect to governmental actions.

        State Anti-Takeover Statutes.    None of the requirements or restrictions of (a) the Nevada "combinations with interested stockholders" statutes, NRS 78.411 through 78.444, inclusive, or (b) the Nevada "acquisition of controlling interest" statutes, NRS 78.378 through 78.3793, inclusive (each, a "Takeover Statute" and together, the "Takeover Statutes") would apply to prevent the consummation of any of the transactions contemplated by the merger agreement, including the merger.

        United States Antitrust Approval.    The merger is subject to the HSR Act, which provides that acquisition transactions meeting the filing threshold may not be consummated unless certain information has been furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission, and certain waiting period requirements have been terminated or expired. On September 1, 2016, the Purchaser Parties and Affinity filed Notification and Report Forms with respect to the merger under the HSR Act. Early termination of the waiting period under the HSR Act was granted on September 13, 2016.

        Gaming Approvals.    The closing of the merger is conditioned upon all gaming approvals being duly obtained and in full force and effect. The following is a summary of the applications that Parent and Affinity, as applicable, will need to file in various jurisdictions; however, each regulatory authority also has the discretion to require that Parent, Affinity, or their affiliates file additional applications or provide additional information in connection with the gaming and liquor regulatory approval process. A comprehensive discussion of the various state gaming laws and regulations applicable to Affinity's business is available in Affinity's most recent Form 10-K filed with the SEC. See "Other Matters—Available Information."

        On September 29, 2016, Affinity filed a change of ownership application with the Colorado Limited Gaming Control Commission, and Parent filed an associated business application with the Colorado Limited Gaming Control Commission. On September 21, 2016, the following applications were filed with the Nevada Gaming Commission: (i) Z Capital Group, L.L.C. filed an application for an acquisition of control of Affinity and for registration as an intermediary/holding company; (ii) Affinity filed an application for deregistration as a publicly traded company and for registration as a private investment company; (iii) Z Capital, Holdings and Parent (collectively with Z Capital Group, L.L.C., the "Z Capital Entities") filed applications for registration as intermediary/holding companies; and (iv) James J. Zenni, Jr. filed applications for findings of suitability as the sole officer and director of each of the Z Capital Entities. The Z Capital Entities will also provide and obtain approvals, if necessary, from the local government authorities in Clark County, the City of Sparks, and Washoe County. On September 20, 2016, Parent filed an asset/stock purchase form for commission approval with the Iowa Racing and Gaming Commission. On September 21, 2016, Parent filed a Petition for Change of Control with the Missouri Gaming Commission. On October 6, 2016, Parent, Affinity and HGI—St. Jo, LLC, doing business as St. Jo Frontier Casino, and HGI—Mark Twain, LLC, doing business as Mark Twain Casino (together, the "Missouri Class B subsidiaries"), filed a 60-day notice of the merger financing with the Missouri Gaming Commission together with a Transaction Sheet and a Compliance Affidavit and a 15-day notice of private incurrence of debt exceeding $1 million and the granting of guaranty of unsecured notes and other instruments by the Missouri Class B subsidiaries.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        This proxy statement and the other documents referred to or incorporated by reference into this proxy statement contain forward-looking statements within the meaning of the U.S. federal securities laws. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Statements that include words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," "projects," "may," "will" or "should," or the negative or other variation of these or similar words, or discussions of strategy or risks and uncertainties, and similar references to future periods, may identify forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement and the other documents referred to or incorporated by reference and relate to a variety of matters, including but not limited to, (i) the timing and anticipated completion of the merger, (ii) Affinity's current views as to future events and financial performance with respect to Affinity's operations, (iii) the projected financial information and related statements in the "Special Factors—Projected Financial Information" section, (iv) the Purchaser Parties' and the Z Capital Filing Persons' plans for Affinity after the merger, and (v) other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of Affinity's management, the Purchaser Parties and the Z Capital Filing Persons, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement and those that are referred to or incorporated by reference into this proxy statement. Additional factors that could cause actual results to differ materially from those described in forward-looking statements contained herein include, but are not limited to:

  •
  risks arising from the merger's diversion of management's attention from Affinity's ongoing business operations;

  •
  potential adverse reactions or changes to business or employee relationships resulting from the announcement or completion of the merger;

  •
  litigation or adverse judgments relating to the merger;

  •
  risks relating to the consummation of the merger, including the risk that the required stockholder approval might not be obtained in a timely manner or at all or that other closing conditions will not be satisfied;

  •
  any difficulties associated with requests or directions from governmental authorities resulting from their review of the merger;

  •
  the possibility that competing offers for the businesses will be made;

  •
  the amount of the costs, fees, expenses and charges related to the merger agreement or merger;

  •
  the failure to obtain the necessary financing for the transaction;

  •
  risks that Affinity's stock price may decline significantly if the merger is not completed;

  •
  any changes in general economic and/or industry-specific conditions; and

  •
  the possibility that Affinity stockholders may exercise dissenters' rights under the NRS in connection with the merger, which would require Affinity to pay such stockholders cash for the fair value of their Affinity shares.

        Any forward-looking statement in this proxy statement and the other documents referred to or incorporated by reference into this proxy statement are made only as of the date of this proxy statement or such other documents referred to or incorporated by reference into this proxy statement. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible to predict all of them. Affinity, the Purchaser Parties and the Z Capital Filing Persons undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

 THE MERGER AGREEMENT

        The following is a summary of certain provisions of the merger agreement. The summary is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Appendix A hereto and is incorporated herein by this reference. This summary may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement

        The following summary of the merger agreement, and the copy of the merger agreement attached as Appendix A to this proxy statement, are intended to provide information regarding the terms of the merger agreement and are not intended to modify or supplement any factual disclosures about Affinity in its public reports filed with the SEC. The representations and warranties contained in the merger agreement were made only for the purposes of the merger agreement as of the specific dates therein, and were solely for the benefit of the parties to the merger agreement. The representations and warranties contained in the merger agreement may be subject to limitations agreed upon by the parties to the merger agreement and are qualified by information in confidential disclosure schedules provided in connection with the signing of the merger agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the merger agreement. Moreover, certain representations and warranties in the merger agreement may be subject to a standard of materiality provided for in the merger agreement and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Affinity or any of its subsidiaries or affiliates. Information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Affinity's public disclosures. Moreover, the description of the merger agreement below does not purport to describe all of the terms of such agreement, and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Appendix A and is incorporated herein by reference. Any material change to the terms of the merger agreement will be disclosed in subsequent filings by Affinity with the SEC.

        Additional information about Affinity may be found elsewhere in this proxy statement and Affinity's other public filings. With respect to other documents incorporated by reference into this proxy statement, see the section entitled "Other Matters—Information Incorporated by Reference."

The Merger

        Subject to the terms and conditions of the merger agreement and in accordance with Nevada law, Merger Sub will merge with and into Affinity and Affinity will survive the merger as a wholly owned subsidiary of Parent.

Closing and Effectiveness of the Merger

        The closing of the merger will take place on the second business day after the date on which the conditions to its completion have been satisfied or waived; provided that, if the marketing period (as defined below) has not ended prior to the time that the closing would have otherwise occurred, then the closing will occur on the earlier to occur of (i) a date during the marketing period specified by Parent with three business days' notice to Affinity and (ii) the second business day following the final day of the marketing period.

        The parties will file an articles of merger with the Secretary of State of the State of Nevada, and the merger will become effective at such time as the articles of merger is duly filed with the Nevada Secretary of State or at such other time as may be agreed by Affinity and the Purchaser Parties and specified in the articles of merger.

Representations and Warranties

        In the merger agreement, Affinity has made customary representations and warranties with respect to, among other things:

  •
  corporate organization, existence and good standing;

  •
  the capital stock, restricted stock and options of Affinity or other rights to acquire securities of Affinity;

  •
  corporate power and authority to enter into the merger agreement and to consummate the transactions contemplated thereby;

  •
  non-contravention of certain laws, agreements and Affinity's charter documents;

  •
  corporate and governmental authorizations;

  •
  Affinity's filings with the SEC and financial statements included in the SEC filings;

  •
  the absence of certain undisclosed liabilities;

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  the absence of certain events or changes since January 1, 2016;

  •
  litigation matters;

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  compliance with gaming and other laws;

  •
  Affinity's employee benefit plans;

  •
  labor matters;

  •
  environmental matters and compliance with environmental laws;

  •
  the filing of tax returns, the payment of taxes and other tax matters;

  •
  Affinity's material contracts;

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  insurance policies;

  •
  Affinity's real property;

  •
  rights to intellectual property held by Affinity;

  •
  the applicability of state anti-takeover law;

  •
  affiliate transactions;

  •
  brokers;

  •
  the receipt by the Special Committee of an opinion of its financial advisor; and

  •
  the accuracy of information supplied to the SEC in connection with the merger.

        Each of the Purchaser Parties has made customary representations and warranties with respect to, among other things:

  •
  corporate organization, existence and good standing;

  •
  corporate power and authority to enter into the merger agreement and to consummate the transactions contemplated thereby;

  •
  non-contravention of certain laws, agreements and the Purchaser Parties' charter documents;

  •
  corporate and governmental authorizations;

  •
  litigation matters;

  •
  the ownership and absence of past conduct unrelated to the merger of Parent and Merger Sub;

  •
  financing commitments and arrangements to fund the merger;

  •
  the vote of Parent's or Merger Sub's securities required to approve the merger;

  •
  ownership of Affinity common stock;

  •
  solvency, including solvency after giving effect to the transactions contemplated by the merger agreement;

  •
  brokers;

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  the limited guarantee;

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  gaming law matters;

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  the accuracy of information supplied to the SEC in connection with the merger;

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  access to information;

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  the limitation of Affinity's representations and warranties to those set forth in the merger agreement; and

  •
  the uncertainties inherent in Affinity estimates, projections and forecasts regarding Affinity, it subsidiaries and their business and operations.

        Some of the representations and warranties in the merger agreement are qualified by materiality qualifications or a "material adverse effect" clause.

        For purposes of the merger agreement, a "Company Material Adverse Effect" with respect to Affinity and its subsidiaries means any effect that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, financial condition, properties, liabilities, assets, or results of operations of Affinity and its subsidiaries, taken as a whole, or (ii) the ability of Affinity to timely perform its obligations under the merger agreement; provided, however, that none of the following shall constitute or be taken into account in determining whether a material adverse effect has occurred or would occur under clause (i) above: (1) changes in global, national or regional general economic, financial market, business or geopolitical conditions, (2) general changes or developments in any of the industries or markets in which Affinity or its subsidiaries operate, (3) changes in any applicable laws or applicable accounting regulations, (4) any change in the price or trading volume of Affinity's stock or in the credit ratings of Affinity or any of its subsidiaries, in and of itself (provided, however, that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of material adverse effect may be taken into account in determining whether there has been a material adverse effect), (5) any failure by Affinity to meet any published analyst estimates or expectations of Affinity's revenue, earnings or other financial performance or results of operations for any period, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of material adverse effect may be taken into account in determining whether there has been a material adverse effect), (6) any failure by Affinity to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of material adverse effect may be taken into account in determining whether there has been a material adverse effect), (7) any outbreak or escalation of hostilities or war, sabotage, military actions or any act of terrorism, (8) the announcement of the merger agreement, (9) any action taken by Affinity which is required by the merger agreement, (10) any actions taken (or omitted to be taken) at the request of Parent, (11) the execution and delivery of the merger agreement or the public announcement or pendency of the merger, (12) any transaction litigation or other proceeding threatened, made or brought by any stockholder of Affinity arising out of the merger, (13) any change resulting from or arising out of a hurricane, earthquake, flood or other natural disaster, or (14) any change resulting or arising from the identity of, or any facts or circumstances relating to, the Purchaser Parties, Z Capital or any of their respective affiliates or the availability or cost of equity, debt or other financing to the Purchaser Parties; provided, that the facts, circumstances, events, changes, occurrences or effects set forth in clauses (1), (2), (3), (7) and/or (13) above shall be taken into account in determining whether a material adverse effect has occurred to the extent such facts, circumstances, events, changes, occurrences or effects have a disproportionate adverse impact on Affinity.

        For purposes of the merger agreement, a "Parent Material Adverse Effect" means any event, change, occurrence or effect that would prevent, materially delay, materially impair or materially impede the performance by Parent or Merger Sub of its obligations under the merger agreement or the ability to consummate the merger.

Conditions to the Merger

        The respective obligations of the Purchaser Parties, on the one hand, and Affinity, on the other hand, to effect the merger are subject to the satisfaction or valid waiver of each of the following conditions:

  •
  the affirmative vote of the holders of at least a majority of the issued and outstanding Affinity common stock;

  •
  there is no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction prohibiting the merger;

  •
  any applicable waiting period (and any extension thereof) under the HSR Act relating to the merger has expired or been terminated; and

  •
  all gaming approvals have been duly obtained and are in full force and effect.

        The obligation of Affinity to effect the merger is subject to the satisfaction or valid waiver of the following conditions:

  •
  the representations and warranties of the Purchaser Parties (without giving effect to any materiality qualifiers) will be true and correct as of the closing date of the merger (except to the extent such representations and warranties relate to an earlier date, in which case as of such date), unless the failure of any such representations and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;

  •
  the Purchaser Parties have performed in all material respects the obligations required to be performed by such parties prior to the merger; and

  •
  Affinity shall have received a certificate signed by an executive officer of Parent certifying as to the matters set forth in the two preceding bullets.

        The obligation of the Purchaser Parties to effect the merger is subject to the satisfaction or valid waiver of the following conditions:

  •
  the representations and warranties of Affinity (i) regarding corporate organization, existence and good standing, the capital stock, restricted stock and options of Affinity or other rights to acquire securities of Affinity, corporate power and authority to enter into the merger agreement and to consummate the transactions contemplated thereby, the applicability of state anti-takeover law and brokers shall be true and correct in all material respects as of the closing date of the merger as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case as of such date); provided, however, that any inaccuracy in the capital stock, restricted stock and options of Affinity or other rights to acquire securities of Affinity that results in additional costs (including the aggregate Merger Consideration) in excess of $1,000,000 shall be deemed to be material, and (ii) regarding all other representations and warranties (without giving effect to any materiality qualifiers) shall be true and correct as of the closing date of the merger as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case as of such date), except where such failures to be true and correct would not have a Company Material Adverse Effect;

  •
  Affinity has performed in all material respects the obligations required to be performed by it at or prior to the merger;

  •
  since January 1, 2016, there will not have occurred or be continuing a Company Material Adverse Effect; and

  •
  Parent shall have received a certificate signed by an executive officer of Affinity certifying as to the matters set forth in the three preceding bullets.

Effect of the Merger on the Common Stock

        At the Effective Time, by virtue of the Merger and without any action on the part of Affinity, the Purchaser Parties or the holders of any Affinity common stock:

  •
  Each share of common stock of Affinity issued and outstanding immediately prior to the Effective Time (other than (i) shares to be cancelled or contributed pursuant to the bullet below, (ii) restricted stock to be treated in accordance with the "The Merger Agreement—Treatment of Stock Options and Restricted Stock—Restricted Stock" section below, and (iii) any dissenting shares (see the "The Merger Agreement—Dissenting Shares" section below)) will be converted automatically into and will represent the right to receive $17.35 in cash, without interest and subject to withholding tax. Each such share will no longer be outstanding and will automatically be cancelled and cease to exist. Immediately following the Effective Time, an equivalent amount of such shares shall be issued by Affinity to Parent.

  •
  Each share held in treasury or owned, directly or indirectly, by the Purchaser Parties immediately prior to the Effective Time (other than shares of Affinity common stock beneficially owned by Z Capital and its affiliates contributed to Parent (the "Rollover Investment")) immediately prior to the Effective Time) will automatically be cancelled and cease to exist, and no consideration will be paid for such shares.

  •
  Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be cancelled as of the Effective Time.

Treatment of Stock Options and Restricted Stock

Stock Options

        At the Effective Time, each option to purchase shares, whether vested or unvested, that is outstanding immediately prior to the Effective Time will be treated in accordance with the terms and conditions applicable to such stock option immediately prior to the Effective Time under any employee or director stock option, stock purchase or equity compensation plan, arrangement or agreement of Affinity, including Affinity's Amended and Restated 2011 Long Term Incentive Plan (the "Company Stock Plans"), or any other contract except as otherwise agreed by Parent and the holder of such stock option.

Restricted Stock

        At the Effective Time, each outstanding share of restricted stock granted under any Company Stock Plan subject to time-based vesting restrictions ("Company Time-Based Restricted Stock") that is vested and outstanding immediately prior to the Effective Time (excluding shares subject to the Rollover Investment) will be cancelled and converted into the right to receive from Affinity as soon as practicable following (and in no event later than three business days following) the Effective Time an amount in cash (without interest, and subject withholding tax) equal to the product of (i) $17.35 and (ii) the number of shares subject to such Company Time-Based Restricted Stock. Immediately following the Effective Time, an equivalent amount of such shares of Company Time-Based Restricted Stock will be issued by Affinity to Parent. At the Effective Time, each outstanding share of Company Time-Based Restricted Stock that is unvested and outstanding immediately prior to the Effective Time (excluding shares subject to the Rollover Investment) shall be treated in accordance with the same terms and conditions applicable to such Company Time-Based Restricted Stock immediately prior to the Effective Time under the Company Stock Plans or any other contract except as otherwise agreed by Parent and the holder of such Company Time-Based Restricted Stock.

        At the Effective Time, each outstanding share of restricted stock granted under any Company Stock Plan subject to performance-based vesting restrictions ("Company Performance-Based Restricted Stock") that is vested and outstanding immediately prior to the Effective Time (excluding shares subject to the Rollover Investment) shall be cancelled and converted into the right to receive from Affinity as soon as practicable following (and in no event later than three business days following) the Effective Time an amount in cash (without interest, and subject to withholding tax) equal to the product of (i) $17.35 and (ii) the number of shares subject to such Company Performance-Based Restricted Stock. Immediately following the Effective Time, an equivalent amount of such shares of Company Performance-Based Restricted Stock will be issued by Affinity to Parent. At the Effective Time, each outstanding share of Company Performance-Based Restricted Stock that is unvested and outstanding immediately prior to the Effective Time (excluding shares subject to the Rollover Investment) shall be treated in accordance with the same terms and conditions applicable to such Company Performance-Based Restricted Stock immediately prior to the Effective Time under the Company Stock Plans or any other contract except as otherwise agreed by Affinity and the holder of such Company Performance-Based Restricted Stock.

Dissenting Shares

        Shares issued and outstanding immediately prior to the Effective Time held by any holder who has not voted such shares in favor of the merger and who has properly demanded and perfected dissenter's rights under Nevada Revised Statute, or NRS, 92A.300 through 92A.500 will not be converted into the right to receive $17.35 in cash but will instead be entitled to receive such payment from Affinity as determined pursuant to the NRS. Any shares held by any holder that fails to perfect such holder's right to dissent and demand payment of fair value under the NRS will be deemed to have been converted into, as of the Effective Time, the right to receive, without any interest thereon, $17.35 in cash and such share shall no longer be a dissenting share. Affinity will give prompt notice to Parent of any written demands received by Affinity for payment of the fair value for any shares and any attempted withdrawals of such demands, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands.

Interim Operations

        Pursuant to the merger agreement, except as provided in the merger agreement, as required by law or with the written consent of Parent, during the period from the date of the merger agreement to the Effective Time, Affinity has agreed that it will, and will cause its subsidiaries to, conduct its business in the ordinary course in compliance in all material respects with all applicable laws, use its commercially reasonable efforts to preserve intact its business organization and assets in all material respects, keep available the services of (and preserve its relationship with) its officers and employees, and preserve in all material respects its present relationships and goodwill with governmental entities, customers, suppliers, lenders, licensors, licensees, distributors, creditors, lessors and other persons with which it has material business relations. During such period, Affinity has agreed not to, and not to permit any of its subsidiaries to, take any of the following actions without the prior consent of Parent, not to be unreasonably withheld, except in certain circumstances:

  •
  adopt or propose changes to its organizational documents;

  •
  issue, sell, pledge, grant or otherwise encumber any shares of its capital stock or other securities subject to certain exemptions;

  •
  declare, set aside, make or pay any dividend or other distribution with respect to any of its capital stock;

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  adjust, split, combine, reclassify, redeem or otherwise acquire any of its capital stock;

  •
  merge or consolidate with any other person;

  •
  acquire any entity, property or assets (other than in the ordinary course of business or pursuant to existing contracts) in excess of $250,000;

  •
  sell, lease, license, pledge, incur any lien on or otherwise dispose of any entity, property or asset in excess of $250,000 (other than in the ordinary course of business or pursuant to existing contracts);

  •
  enter into, materially amend, cancel or terminate any material contract, adversely modify or fail to maintain any material permit or enter into any amendment or other modification to the terms of any indebtedness of Affinity or its subsidiaries (other than the planned amendment to Affinity's existing credit agreement);

  •
  authorize any new capital expenditures which are, in the aggregate, in excess of Affinity's specified capital expenditure budget, other than any capital expenditures not in excess of $250,000 in the aggregate in order to address exigent circumstances;

  •
  in excess of $250,000 in the aggregate, (i) make any loans, advances or capital contributions to, or investments in, any other person, subject to certain exemptions, (ii) incur any indebtedness or issue or sell any debt securities (other than extensions of credit under Affinity's existing credit agreement in the ordinary course of business), or (iii) assume, guarantee, or otherwise become liable for the indebtedness of another person;

  •
  materially increase the salary, wages, bonuses, compensation or benefits of any current or former director, executive officer or consultant; grant or increase any severance, termination or retention payment or other similar payment to any director, executive officer or consultant; enter into any employment, consulting, change in control, deferred compensation or other similar agreement with any director, officer, employee or consultant (except that Affinity may in the ordinary course of business enter into offer letters or employment agreements with new hires to fill a vacancy that provide for "at will" employment and annual compensation of less than $100,000, without severance or similar obligation); amend or adopt any compensation or benefit plan including any pension, retirement, profit-sharing, bonus, severance or other employee benefit or welfare benefit plan with or for the benefit of any current or former director, officer, consultant or employee; accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation; or enter into any collective bargaining agreement or similar agreement;

  •
  implement or adopt any material change in its financial accounting principles, policies or practices, except to conform to changes in accounting rules or GAAP;

  •
  make or change any material tax election; adopt or change any accounting method with respect to taxes; file any material amendment to any tax return with respect to any material taxes; enter into any closing agreement, tax sharing agreement or tax indemnity agreement relating to material taxes; settle, consent to or compromise any proceeding with respect to any material tax claim or assessment or seek any material tax ruling from any governmental authority; surrender any right to claim a refund of material taxes; consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment; file any material tax return inconsistent with past practice; or change any tax accounting period;

  •
  adopt or enter into a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation or other reorganization (other than the merger);

  •
  other than in the ordinary course of business, terminate or cancel existing insurance policies without obtaining comparable replacement policies to the extent available for a similar reasonable cost;

  •
  compromise, settle or agree to settle any legal action (including relating to the merger), or consent to the same, other than compromises, settlements or agreements that involve only the payment of money damages not in excess of $100,000 in the aggregate, after taking into account any insurance proceeds;

  •
  enter into any new line of business material to Affinity and its subsidiaries, taken as a whole;

  •
  effectuate or permit a "plant closing" or "mass layoff," as those terms are defined in the U.S. Worker Adjustment and Retraining Notification Act of 1988, or the WARN Act, affecting in whole or in part any site of employment, facility, operating unit or employee of Affinity or any of its subsidiaries;

  •
  alienate, encumber, transfer, option, lease, assign, sell or convey its interest or any material portion thereof in any material leased real property or owned real property, or enter into any agreement or understanding, or entertain any offers or solicitations, to do so; or enter into or record any easement, right-of-way, covenant, condition, restriction, license, permit, agreement, lease, mortgage, deed of trust, lien or other instrument against any material owned real property or leased real property or any material portion thereof, except for permitted liens as defined in the merger agreement or as may be required to enable Affinity to perform its obligations under the merger agreement; or

  •
  agree to take any of the actions described in the foregoing bullets.

Employee Benefits

        Parent and Merger Sub have agreed to maintain employee benefit plans and arrangements at levels substantially comparable to those in effect prior to the merger for a period of 12 months following the merger.

Consents and Filings

        Each of the parties to the merger agreement will, subject to certain exceptions, use its reasonable best efforts to take, or to cause to be taken, all action to do, or cause to be done, all things necessary, proper or advisable under applicable laws (other than under any applicable gaming law) to consummate the merger at the earliest practicable date, including:

  •
  prepare and file all forms, registrations and notices required to consummate the merger (other than gaming approvals), including the necessary filings under the HSR Act;

  •
  defend all legal actions by or before any governmental entity (other than any gaming authority) relating to the merger; and

  •
  provide all necessary notices and/or obtain all necessary waivers, consents and/or approvals from all third parties other than governmental entities.

        The Purchaser Parties agree to prepare and submit to the gaming authorities all applications and supporting documents necessary to obtain all required gaming approvals.

No Solicitation

        Affinity and its subsidiaries and their officers and directors will, and Affinity will use its reasonable best efforts to instruct and direct its and its subsidiaries' other representatives to, immediately cease and terminate any and all existing activities, discussions or negotiations with any persons that may be ongoing with respect to an Acquisition Proposal (as defined below). Affinity and its subsidiaries and their officers and directors will, and Affinity will use its reasonable best efforts to instruct and direct its and its subsidiaries' other representatives to, not:

  •
  initiate, solicit or knowingly encourage any inquiries or the making of any proposal or offer that constitutes an Acquisition Proposal;

  •
  engage in, enter into, continue or otherwise participate in any discussions (other than to request clarification of an Acquisition Proposal that has already been made for purposes of assessing whether such Acquisition Proposal is or could reasonably be expected to lead to a Superior Proposal (as defined below)) or negotiations regarding, or provide any non-public information or data concerning Affinity or its subsidiaries to any person relating to, any Acquisition Proposal, or

  •
  otherwise knowingly facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt by any person to make an Acquisition Proposal, or publicly propose to do any of the foregoing.

        However, prior to the time stockholder approval is obtained for the merger, if Affinity receives a written Acquisition Proposal (that did not result from a breach of the paragraph above) from any person, Affinity and its representatives may contact such person to clarify the terms and conditions thereof, and:

  •
  Affinity and its representatives may provide nonpublic information and data concerning Affinity and its subsidiaries in response to a request therefor by such person if Affinity receives from such person an executed Acceptable Confidentiality Agreement (as defined below) or has a confidentiality agreement with such person containing terms that are not materially less favorable to Affinity in the aggregate (provided, that Affinity shall promptly make available to the Purchaser Parties any material nonpublic information or data concerning Affinity or its subsidiaries that Affinity made available to any person given such access which was not previously made available to the Purchaser Parties); and

  •
  Affinity and its representatives may engage or participate in any discussions or negotiations with such person with respect to such Acquisition Proposal,

if, prior to taking any action described in the two bullets above, (i) the Special Committee determines in good faith (after the Special Committee's consultation with outside legal counsel) that failure to take such action would reasonably be likely to be inconsistent with the directors' fiduciary duties under applicable law and (ii) the Special Committee determines in good faith (after the Special Committee's consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal.

        Furthermore, prior to the time stockholder approval is obtained for the merger, and after compliance with the Match Right (as defined below), the Board, acting upon the recommendation of the Special Committee, with respect to any Acquisition Proposal that the Special Committee believes in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, may:

  •
  withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent, the Company Recommendation (as defined below) or fail to include the Company Recommendation in this proxy statement; or authorize, adopt, approve, recommend or otherwise declare advisable, or publicly propose to authorize, adopt, approve, recommend or declare advisable, an Acquisition Proposal (any of the foregoing, a "Change of Recommendation"); and/or

  •
  terminate the merger agreement and authorize Affinity to enter into an agreement with respect to a Superior Proposal if, concurrently with or immediately following such termination, Affinity enters into an agreement with respect to such Superior Proposal and, prior to or concurrently with such termination, Affinity pays to Parent $12,425,750.

        Additionally, prior to the time stockholder approval is obtained for the merger, and after compliance with the Match Right (as defined below), the Board, acting upon the recommendation of the Special Committee, in response to a material event, occurrence, development or state of facts or circumstances that is not known by the Board prior to August 22, 2016, may make a Change in Recommendation if the Special Committee determines in good faith (after consultation with outside legal counsel) that failure to do so would reasonably be likely to be inconsistent with its fiduciary obligations under applicable law.

        Nothing in the merger agreement will prohibit Affinity, the Board or any committee thereof from complying with securities laws in respect of any Acquisition Proposal, including making any disclosure to the stockholders of Affinity. However, any public disclosure by Affinity relating to an Acquisition Proposal (other than a "stop look and listen" statement) shall be deemed to be a Change of Recommendation unless the Board of Directors expressly and publicly reaffirms the Company Recommendation within three business days following any request by Parent for such reaffirmation. Other than as otherwise provided in the merger agreement, as described in this "The Merger Agreement—No Solicitation" section, neither the Board of Directors nor any committee thereof, including the Special Committee, will make or resolve to make a Change of Recommendation.

        If any Acquisition Proposal (or inquiry that would reasonably be expected to lead to an Acquisition Proposal) is received by, any nonpublic information or access to Affinity's properties, assets, books or records is requested from, or any discussions or negotiations are sought to be initiated or continued with, Affinity or any of its representatives, Affinity will notify Parent (specifying the material terms and conditions of any such proposals or offers) within forty-eight hours and will thereafter keep Parent reasonably informed of the status and terms of any such proposals, offers, discussions or negotiations.

        The Board will not make a Change of Recommendation and/or terminate the merger agreement pursuant to the second bullet under the third paragraph of this "The Merger Agreement—No Solicitation" section until it has first taken the following actions (the "Match Right"):

  •
  the Acquisition Proposal (if any) did not result from a breach of the first paragraph of this "The Merger Agreement—No Solicitation" section;

  •
  if applicable, Affinity will comply in all material respects with its obligations under the second paragraph of this "The Merger Agreement—No Solicitation" section with respect to such Acquisition Proposal;

  •
  if applicable, the Board will determine in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal (if any) is a Superior Proposal;

  •
  Affinity will provide written notice to Parent that Affinity intends to take such action and specifying in reasonable detail the circumstances giving rise to such action, including in the case such action is proposed to be taken in connection with a Superior Proposal, the information specified in the immediately preceding paragraph of this "The Merger Agreement—No Solicitation" section;

  •
  during the three business day period following Parent's receipt of the notice pursuant to the bullet above, Affinity will, and will cause its financial and legal advisors and other representatives, to negotiate with Parent (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of the merger agreement and any other agreements related to the merger such that such Superior Proposal ceases to constitute a Superior Proposal (if applicable) or the failure to take such action would no longer reasonably be likely to be inconsistent with the Board's fiduciary obligations under applicable law; and

  •
  following the end of such three business day period, the Board will determine in good faith, taking into account any changes to the terms of the merger agreement and any other agreements related to the merger proposed Parent pursuant to the immediately preceding bullet or otherwise, that the Superior Proposal continues to constitute a Superior Proposal (if applicable) or that the failure to take such action would reasonably be likely to continue to be inconsistent with the Board's fiduciary obligations under applicable law.

Certain amendments of such Superior Proposal shall require a new notice to Parent, and Affinity will be required to comply again with the requirements of this paragraph of "The Merger Agreement—No Solicitation" section, except that the three business day period will be reduced to two business days.

        An "Acceptable Confidentiality Agreement" means a confidentiality agreement containing terms that are not less favorable to Affinity in the aggregate than the terms contained in the confidentiality agreement between Affinity and Z Capital.

        An "Acquisition Proposal" means any proposal or offer from any person or group of persons, other than Parent or one of its subsidiaries or any of their affiliates, for (i) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving an acquisition of Affinity (or any subsidiary or subsidiaries of Affinity whose business constitutes 20% or more of the revenues or assets of Affinity and its subsidiaries, taken as a whole) or (ii) the acquisition in any manner, directly or indirectly, of over 20% of the equity securities or consolidated total assets of Affinity and its subsidiaries, in each case other than the merger.

        A "Superior Proposal" means a bona fide Acquisition Proposal (that did not result from a breach by Affinity of the first paragraph above under "—No Solicitation") (with the percentages set forth in the definition of such term changed from 20% to 50%), that the Special Committee has determined in its good faith judgment (after consultation with its financial advisor and outside legal counsel) (i) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of such proposal and the person making the proposal (including the expected timing and likelihood of consummation, taking into account any governmental and other approval requirements and any required third party financing and financing commitments with respect thereto), and (ii) if consummated, would result in a transaction more favorable to Affinity's stockholders than the transaction contemplated by the merger agreement (including any revisions to the terms of the merger agreement proposed by Parent pursuant to its Match Right).

        The "Company Recommendation" means a recommendation where the Board, at a meeting held on August 22, 2016, and upon the unanimous recommendation of the Special Committee, adopted resolutions approving and declaring advisable the merger agreement and the transactions contemplated thereby and, subject to the "The Merger Agreement—No Solicitation" section below, resolved to recommend that Affinity's stockholders adopt and approve the merger agreement and the transactions contemplated thereby.

Access to Information

        During normal business hours throughout the period prior to the Effective Time, upon reasonable notice, Affinity will provide Parent and Parent's representative, including its financing sources, reasonable access to Affinity's officers, employees, properties, offices, other facilities, books, contracts and records and furnish financial, operating and other data as reasonably requested. All information obtained by Parent pursuant to the merger agreement shall continue to be governed by the confidentiality agreement entered into between Affinity and Z Capital.

Director and Officer Indemnification and Insurance

        The merger agreement provides that, for a period of six years after the merger, Affinity will indemnify all present and former directors, officers or employees of Affinity and its subsidiaries against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses (including attorneys' fees) incurred in connection with any civil, criminal, administrative or investigative claim, action, suit, proceeding or investigation arising out of or pertaining to matters existing or occurring at or prior to the merger, to the fullest extent permitted by law. Affinity also has agreed to advance expenses incurred in the defense of any such action to the fullest extent permitted under applicable law, provided, that any person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

        The merger agreement also provides that Affinity will maintain its current directors' and officers' insurance and fiduciary liability insurance coverage or cause to be provided substitute polices on such basis or cause to be purchased a "tail policy" for at least six years after the merger; provided that the surviving corporation will not be required to pay with respect to such insurance policies in respect of any one policy year annual premiums in excess of 300% of the annual premium paid for such insurance in effect on the date of the merger agreement. In addition, Affinity has agreed to maintain in effect for a period of six years after the Effective Time provisions in its articles of incorporation and bylaws relating to indemnification and exculpation from liabilities and advancement of expenses that are no less favorable than those in effect on the date of the merger agreement.

Agreements Concerning the Purchaser Parties

        Until after the Effective Time, neither Parent nor Merger Sub will engage in any activity except for activities related to the merger and the other transactions contemplated by the merger agreement, or take any action that is reasonably likely to prevent or delay the consummation of the merger or any other transaction contemplated by the merger agreement.

        Under the merger agreement, Parent guarantees the due, prompt and faithful payment, performance and discharge by Merger Sub and the surviving corporation of, and the compliance by Merger Sub and the surviving corporation with, all of their respective covenants, agreements, obligations and undertakings under the merger agreement, and covenants and agrees to take all actions necessary or advisable to cause and ensure such payment, performance and discharge by Merger Sub and the surviving corporation under the merger agreement.

        Neither Parent nor Merger Sub nor any of their affiliates will enter into any contract, undertaking, commitment, agreement, obligation or understanding with any holder or beneficial owner of any Affinity shares (other than any such holder or owner that is an affiliate of Parent), or any director, officer or employee of Affinity or any of its subsidiaries (other than any director affiliated with Parent or any of its affiliates (other than Affinity or any of its subsidiaries) outside his or her capacity as a director of Affinity or any of its subsidiaries), relating in any way to any of the transactions contemplated by the merger agreement or the operations of Affinity at any time prior to the stockholder meeting.

Financing

        Subject to the terms and conditions of the merger agreement, Parent has agreed (i) to use its reasonable best efforts to arrange and obtain the debt financing on the terms and conditions described in the debt commitment letter (see "Special Factors—Merger Financing") and to cause the debt financing to be provided on or prior to the closing of the merger, (ii) to maintain in effect the equity financing on the terms and conditions described in the equity commitment letters and to consummate the equity financing on or prior to the closing of the merger, and (iii) to cause the Rollover Investment to be consummated at the closing on the terms and conditions described in the rollover commitment letter. In the event any portion of the financing becomes unavailable on the terms and conditions and from the sources contemplated in the applicable letters, Parent will promptly notify Affinity and will use its reasonable best efforts to obtain alternative financing in a like amount and on like terms as promptly as practicable; provided, however, that in no event shall Parent be required to obtain alternative financing on terms less favorable to Parent in any material respect. Neither Parent's obtaining all or any of the financing or any alternative financing, nor the closing of the contribution to Parent of Affinity common stock beneficially owned by Z Capital and its affiliates, is a condition to the closing of the merger.

Debt and Equity Commitments

        The merger agreement requires that Parent use its reasonable best efforts to obtain the debt financing contemplated by the debt commitment letter on the terms and conditions described therein, and to use its reasonable best efforts to enforce its rights under the debt commitment letter and the definitive agreements with respect to the debt financing. In addition, in the event any portion of the debt financing or the equity financing becomes unavailable on the terms and conditions and from the sources contemplated in the respective commitment letters, Parent will promptly notify Affinity and will use its reasonable best efforts to obtain alternative financing and will deliver to Affinity copies of all agreements pursuant to which any such alternative source has committed to provide any portion of the debt financing; provided, however, that in no event shall Parent be required to obtain alternative financing on terms less favorable to Parent in any material respect.

        Parent must not, without the prior written consent of Affinity, amend, replace, supplement or otherwise modify, or waive any of its rights under, the debt financing, the equity financing or the Rollover Investment, if such action would:

  •
  reduce the aggregate amount of the financing and the Rollover Investment below the amount that would be sufficient for Parent to consummate the transactions contemplated by the merger agreement, including the payment of all related fees and expenses;

  •
  modify or expand upon any of the conditions precedent to the financing or the Rollover Investment in a manner that would prevent, impede or materially delay the closing or make funding or the Rollover Investment materially less likely to occur (including any agreement, amendment, modification or waiver of the date in the debt financing that would permit or cause the amendment of Affinity's existing credit agreement to occur later than September 30, 2016);

  •
  be reasonably expected to prevent, impede or materially delay the availability of the Rollover Investment, adversely affect the obligations of Affinity with respect to the financing in any material respect, prevent, impede or materially delay the availability of the financing or the Rollover Investment or otherwise make funding or the Rollover Investment materially less likely to occur;

  •
  adversely impact the ability of Parent or Merger Sub to enforce their respective rights under the financing commitment letters or the rollover commitment letter; or

  •
  amend or modify flex provisions (including successful syndication levels).

        Parent shall keep Affinity reasonably informed on a timely basis and in reasonable detail of the status of Parent's efforts to obtain the debt financing, the equity financing and the Rollover Investment (including providing Affinity with copies of all definitive financing documents related to the debt financing and equity financing) and to satisfy the conditions thereof, including advising and updating Affinity, in a reasonable level of detail, with respect to status and the proposed closing date, and giving Affinity prompt notice of any material adverse change with respect to the debt financing, the equity financing and the Rollover Investment. Without limiting the foregoing, Parent shall notify Affinity promptly (and in any event within two business days) if at any time prior to the closing:

  •
  any commitment letter relating to the debt financing, equity financing or Rollover Investment expires or is terminated for any reason;

  •
  Parent obtains knowledge of any material breach or default or any threatened material breach or default (or any event or circumstance that, with or without due notice, lapse of time or both, would reasonably be expected to give rise to any material breach or default) by any party to any commitment letter relating to the debt financing, equity financing or Rollover Investment;

  •
  Parent receives any communication with respect to any (A) actual or threatened material breach, default, termination or repudiation by any party to the commitment letter relating to the debt financing, equity financing or Rollover Investment or (B) material dispute or disagreement between or among any parties to the commitment letter relating to the debt financing, equity financing or Rollover Investment;

  •
  any financing source or party to the Rollover Investment refuses to provide or expresses to Parent an intent to refuse to provide all or any material portion of the debt financing, the equity financing or the Rollover Investment; or

  •
  Parent, for any reason, no longer believes in good faith that it will be able to obtain all or any material portion of the debt financing, the equity financing or the Rollover Investment.

        Pursuant to the merger agreement and the respective terms of the commitment letters, the aggregate proceeds of the debt and equity financings, when taken together with the unrestricted cash of Affinity and its subsidiaries, are to be used to pay the aggregate Merger Consideration, certain fees and expenses in connection with any amendment to Affinity's credit agreement and the anticipated fees and expenses related to the merger, the financing thereof and the other transactions contemplated by the merger agreement.

Cooperation

        Affinity has agreed to use its reasonable best efforts to provide, and to cause its subsidiaries and representatives to use their reasonable best efforts to provide, at the sole cost and expense of Parent, all cooperation reasonably requested by Parent in connection with obtaining the debt financing and the equity financing (to the extent not unreasonably interfering with the business or operation of Affinity), including by using its reasonable best efforts to:

  •
  make Affinity's senior officers reasonably available to participate in a reasonable number of meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies;

  •
  reasonably cooperate with the financing sources' evaluation of Affinity's and its subsidiaries' assets for the purpose of establishing collateral arrangements, including agreeing to pledge, grant security interests in, and otherwise grant liens on, Affinity's and its subsidiaries' assets pursuant to such documents as may be reasonably requested, provided that any obligations contained in any such documents will be subject to and not effective prior to the closing;

  •
  reasonably cooperate with the marketing and due diligence efforts of Parent and the financing sources, including providing such financial and other information to the extent available as may be reasonably requested and using commercially reasonable efforts to assist in permitting the syndication efforts to benefit from existing banking relationships;

  •
  furnish Parent and the financing sources with Affinity's audited financial statements for the fiscal year ending December 31, 2015, unaudited financial statements for any fiscal quarter after December 31, 2015 that has ended at least 45 days prior to the closing and other customary business, financial and other information regarding Affinity and its subsidiaries;

  •
  as reasonably requested by Parent, obtain surveys, title insurance, and consents customary for financings similar to the debt financing and equity financing and assist Parent with obtaining customary legal opinions;

  •
  execute and deliver such documents or information as may be reasonably requested in connection with the debt financing, including documents relating to the repayment of Affinity's existing indebtedness and the release of related liens, all documentation and other information required by bank regulatory authorities under applicable "know-your-customer" and anti-money laundering rules and regulations and all such officer's certificates as are customary in financings of such type;

  •
  as reasonably requested by Parent, take all corporate actions reasonably necessary to permit the consummation of the debt financing, the equity financing and the Rollover Investment; and

  •
  as reasonably requested by Parent, assist in the preparation and execution of one or more commitment letters, underwriting or placement agreements, registration statements, credit agreements and indentures.

Marketing Period

        Under the merger agreement, Affinity has agreed to allow Parent and its financing sources a period of 15 consecutive business days to market the debt financing (the "marketing period"). Such 15 consecutive business day period will begin on either (x) the earliest of (i) the first business day following September 30, 2016, unless such date is extended pursuant to the mutual agreement of Merger Sub and the debt financing sources, then the first business day following such later date as was so agreed, (ii) a date on or prior to September 30, 2016 on which Affinity's credit agreement has been amended pursuant to the terms of the debt commitment letter, and (iii) such earlier date as is mutually agreed among the parties to the debt commitment letter or, (y) if later than any date specified in the immediately preceding clause (x), the date upon which the debt financing sources has received the required bank information pursuant to the debt commitment letter; provided that (a) if the marketing period has not been completed on or prior to December 16, 2016, the marketing period shall commence no earlier than January 3, 2017, and (b) November 25-26, 2016 shall be excluded from the determination of such 15 consecutive business day period.

Amendment of Existing Credit Agreement

        Following the written request of Parent, Affinity shall use its reasonable best efforts to assist Parent in obtaining an amendment to Affinity's existing credit agreement (agented by Credit Suisse AG, Cayman Islands Branch), which amendment will only be effective from and after closing, to increase the outstanding amount under such credit agreement, permit additional indebtedness, permit the consummation of the merger and the payment of the amounts payable under the merger agreement and effectuate such other modifications as Parent may request, in form and substance satisfactory to Parent in Parent's sole and absolute discretion, as promptly as practicable. Any fees and expenses of the agent and/or lenders payable for the credit agreement amendment, and any reasonable and documented out-of-pocket costs, fees and expenses of Affinity in assisting Parent, shall be paid by the Purchaser Parties or (after closing) the surviving corporation.

Director Resignations

        Affinity shall use its reasonable best efforts to obtain and deliver to Parent at the closing evidence reasonably satisfactory to Parent of the resignation, effective as of the Effective Time, of the directors of Affinity or any subsidiary of Affinity designated by Parent in writing at least three business days prior to the closing.

Standstill

        The Purchaser Parties agree that, until the earlier of the Effective Time and the date of termination of the merger agreement pursuant the "The Merger Agreement—Termination" section below, unless specifically consented to in writing by the Special Committee, neither Parent, Merger Sub nor any of their affiliates (including Z Capital), nor any other person acting at their direction or on their behalf, shall in any manner directly or indirectly initiate, effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in, any acquisition of any equity securities (or beneficial ownership thereof, and including any derivative, swap or other transaction the purpose of which is to give or provide economic or financial exposure similar to the ownership of any such securities), or voting control of any equity securities, any of Affinity or any of its subsidiaries.

Termination

        The merger agreement may be terminated and the merger may be abandoned at any time prior to the Effective Time, whether before or after the stockholders have adopted the merger agreement:

  •
  by mutual written consent of Parent and Affinity;

  •
  by either Parent or Affinity:

  (i)
  if the merger shall not have been consummated on or before April 22, 2017 (the "termination date"), unless the delay is the result of the material breach of or failure to perform in any material respect any agreement set forth in the merger agreement by the party seeking termination (and further, if the marketing period will be completed by April 22, 2017, but it has not been completed prior to the third business day before April 22, 2017, then the termination date will automatically be extended by four business days);

  (ii)
  if any court of competent jurisdiction or any state or federal governing body has issued a final and non-appealable order, decree or ruling or taken any other action restraining or otherwise prohibiting the merger (provided, that the party seeking to terminate the merger agreement pursuant to this bullet shall have complied with its obligations as described in "The Merger Agreement—Consents and Filings" section above); or

  (iii)
  if the merger agreement is not adopted by the holders of at least a majority of the outstanding shares of Affinity common stock; or

  •
  by Affinity:

  (i)
  if the Purchaser Parties breach or fail to perform any of their representations, warranties, covenants or agreements under the merger agreement, which breach or failure to perform (A) would result in a failure of any condition to effect the merger as described in the first six bullets of the "The Merger Agreement—Conditions to the Merger" section above, and (B) cannot be cured by April 22, 2017 or, if curable, is not cured prior to the earlier of (i) 30 days following receipt by Parent of written notice of such breach or failure and (ii) April 22, 2017; provided, however that a failure by Parent to file the Schedule 13E-3 by the date specified in the merger agreement (assuming that Affinity is prepared to file this proxy statement) shall be deemed such a breach or failure if (i) Parent failed to procure the applicable signatures from its affiliates required by Schedule 13E-3, or (ii) only to the extent that such failure to file the Schedule 13E-3 was primarily due to an act, failure to act, or omission by Parent (without regard to any other person), and only subject to a cure period of ten days following receipt by Parent of written notice of such breach or failure by Affinity; provided, further, that Affinity's right to terminate the merger agreement pursuant to this bullet expires on the fifteenth day following (x) if such breach cannot be cured, the date on which Affinity notifies Parent in writing of such breach or Parent notifies Affinity in writing of such breach, or (y) if such breach is curable, the expiration of a 30-day cure period; provided, further, that Affinity shall not have the right to terminate the merger agreement pursuant to this bullet if it is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement;

  (ii)
  prior to the time stockholder approval is obtained for the merger, if (A) the Board, after complying with the provisions of the "The Merger Agreement—No Solicitation" section above, authorizes Affinity to enter into an alternative acquisition agreement with respect to a Superior Proposal, (B) concurrently with or immediately following termination of the merger agreement, Affinity enters into an alternative acquisition agreement with respect to such Superior Proposal and (C) prior to or concurrently with such termination, Affinity pays to Parent $12,425,750; or

  (iii)
  if (A) all of the conditions set forth in the first four and last four bullets of the "The Merger Agreement—Conditions to the Merger" section above (other than those conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions or unless the failure to be so satisfied is due to any material breach or inaccuracy of any representation or warranty contained in the merger agreement on the part of Parent or Merger Sub or the failure of Parent or Merger Sub to perform or comply with any of its respective material covenants or agreements contained in the merger agreement) have been satisfied or waived in accordance with the merger agreement, (B) Affinity is ready, willing and able to consummate the closing and (C) the Purchaser Parties shall have failed to consummate the closing on the day that is three business days following the day closing is required to occur under the merger agreement and would have otherwise occurred; or

  •
  by Parent:

  (i)
  if Affinity shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform (A) would result in the failure of a condition set forth in the first four and last four bullets of the "The Merger Agreement—Conditions to the Merger" section above and (B) cannot be cured by April 22, 2017 or, if curable, is not cured prior to the earlier of (i) 30 days following receipt by Parent of written notice of such breach or failure and (ii) April 22, 2017; provided, however, that a failure by Affinity to file this proxy statement by the date specified in the merger agreement (assuming that Parent is prepared to file Schedule 13E-3) shall be deemed such a breach or failure only to the extent that such failure to file this proxy statement was primarily due to an act, failure to act, or omission by Affinity (without regard to any other person), and only subject to a cure period of ten days following receipt by Affinity of written notice of such breach or failure by Parent; provided, further, that Parent's right to terminate the merger agreement pursuant to this bullet expires on the fifteenth day following (x) if such breach cannot be cured, the date on which Parent notifies Affinity in writing of such breach or Affinity notifies Parent in writing of such breach, or (y) if such breach is curable, the expiration of a 30-day cure period; provided, further, that Parent shall not have the right to terminate the merger agreement pursuant to this bullet if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement; or

  (ii)
  if (A) the Board or the Special Committee shall have effected a Change of Recommendation, (B) Affinity shall have committed a breach in any material respect of any of its obligations under the first paragraph of the "The Merger Agreement—No Solicitation" section above, (C) Affinity shall have failed to include in this proxy statement, or shall have amended this proxy statement to exclude, the Company Recommendation or (D) Affinity shall have approved or entered into an alternative acquisition agreement.

Company Termination Fee

        Affinity shall pay Parent $12,425,750 if the merger agreement is terminated by:

  •
  either Parent or Affinity pursuant to clause (i) or (iii) under the second bullet the "The Merger Agreement—Termination" section above and (A) in the case of termination pursuant to clause (iii) under the second bullet the "The Merger Agreement—Termination" section above, at the time of the stockholder meeting contemplated by this proxy statement, neither Parent nor Merger Sub is in material breach of any of its representations, warranties or covenants in the merger agreement, (B) in the case of termination pursuant to clause (i) under the second bullet the "The Merger Agreement—Termination" section above, (1) at the time of such termination, Parent has not been notified by any gaming authority that such gaming authority will not grant any approval required as a condition to closing, and (2) at the time of such termination, neither Parent nor Merger Sub is in material breach of any of its representations, warranties or covenants in the merger agreement, (C) at any time after the date of the merger agreement and prior to the date of such termination, a bona fide Acquisition Proposal shall have been communicated to the senior management of Affinity or the Board or shall have been publicly announced or publicly made known to Affinity's stockholders, and not withdrawn prior to such date, and (D) within twelve months after such termination, Affinity shall have entered into a definitive agreement with respect to, or shall have consummated, a bona fide Acquisition Proposal, which need not be the same Acquisition Proposal as set forth in subclause (C) above (for purposes of this bullet, references to "20% or more" in the definition of Acquisition Proposal will be "more than 50%");

  •
  Affinity pursuant to clause (ii) under the third bullet the "The Merger Agreement—Termination" section above; or

  •
  Parent pursuant to clause (i) or (ii) under the fourth bullet the "The Merger Agreement—Termination" section above.

Parent Termination Fee

        If the merger agreement is terminated by:

  •
  Affinity or Parent pursuant to clause (i) or (ii) under the second bullet the "The Merger Agreement—Termination" section above and, at the time of such termination, (x) all of the conditions to closing set forth in the first and third bullets and the last four bullets of the "The Merger Agreement—Conditions to the Merger" section above (other than such conditions that by their nature are to be satisfied at the closing) have been satisfied or waived, and (y) the condition set forth in the second bullet of the "The Merger Agreement—Conditions to the Merger" section above has not been satisfied or waived in connection with a law or injunction, order, or decree issued pursuant to or otherwise relating to gaming laws or the condition the fourth bullet of the "The Merger Agreement—Conditions to the Merger" section above has not been satisfied or waived, in each case except where such failure to be satisfied was primarily caused by the actions or inactions by Affinity in breach of the merger agreement, then Parent shall pay Affinity (for the sole benefit of Affinity stockholders that are not controlled affiliates of Z Capital) $7,100,428; or

  •
  Affinity pursuant to clause (i) or (iii) under the third bullet the "The Merger Agreement—Termination" section above (in each case in this bullet, other than in circumstances where the Parent termination fee is payable pursuant to the preceding bullet), then Parent shall pay Affinity $17,751,070.

Amendments; Waiver

        The merger agreement may be amended, modified or supplemented by the parties at any time, except that, after the stockholders have adopted the merger agreement, no amendment may be made that requires further approval or adoption by Affinity stockholders without such further approval or adoption. The parties may, at any time, waive any inaccuracies in the representations and warranties or waive compliance with any of the agreements or conditions of the other parties under the merger agreement, except that, after the stockholders have adopted the merger agreement, no waiver may be granted that requires further approval or adoption by Affinity stockholders without such further approval or adoption.

Governing Law and Venue

        The merger agreement will be governed by Nevada law. Each party has irrevocably submitted to the jurisdiction of the courts of the State of Nevada located in Clark County, Nevada. Notwithstanding the foregoing, each party has agreed that any claim or suit against the debt financing sources will be governed by New York law and that any New York state court or any federal court, in either case, sitting in the Borough of Manhattan, City of New York, New York shall have exclusive jurisdiction over any such action.

Specific Performance

        The merger agreement provides that, subject to the following paragraph, the parties will be entitled to seek specific performance, including injunctive relief, to enforce the merger agreement against a non-performing party, in addition to any other rights the parties have against the non-performing party, except that Affinity will not be entitled to receive both equitable remedies and monetary damages.

        Notwithstanding the foregoing, Affinity will be entitled to specific performance of Parent's obligation to cause full funding of the equity financing pursuant to the terms and conditions of the equity commitment letter, to cause the Rollover Investment and to effect the closing of the merger if and only if: (i) the second business day after the Marketing Period has ended; (ii) all of the conditions set forth in the first and third paragraphs of "The Merger Agreement—Conditions to the Merger" section above (other than those conditions are to be satisfied by actions taken at closing, but subject to the satisfaction or waiver of those conditions) have been or will have been satisfied or waived at the time when the closing would be required to occur; (iii) the debt financing has been funded or will be funded on the closing date upon delivery of a drawdown or other notice by Parent or Merger Sub and/or notice from Parent that the equity financing will be funded at such date; (iv) Parent and Merger Sub fail to complete the closing by the date the closing is required to have occurred; and (v) Affinity has irrevocably confirmed in writing to Parent that all conditions in second paragraph of "The Merger Agreement—Conditions to the Merger" section above have been satisfied (or that it would waive any unsatisfied conditions) for purposes of consummating the merger, and that if specific performance is granted and the equity financing, debt financing and Rollover Investment are funded, then it would take such actions required of it under the merger agreement to cause the closing to occur.

THE LIMITED GUARANTEE

        The following is a summary of the material provisions of the Limited Guarantee, a copy of which is attached to this proxy statement as Appendix C, and which we incorporate by reference into this proxy statement. This summary may not contain all of the information about the Limited Guarantee that is important to you and is qualified in its entirety by reference to the full text of such agreement. We encourage you to read carefully the Limited Guarantee in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Limited Guarantee and not by this summary or any other information contained in this proxy statement.

        Simultaneously to the execution of the merger agreement, Z Capital Partners II, L.P., Z Capital Partners II-A, L.P. and Z Capital Partners II-B, L.P. (collectively, the "Z Capital Funds") entered into a limited guarantee in favor of Affinity, referred to as the "Limited Guarantee," pursuant to which the Z Capital Funds, severally (and not jointly and severally), agreed to guarantee to Affinity the due and punctual performance and discharge of certain payment obligations of the Purchaser Parties to Affinity in the merger agreement, including: (i) certain fees and expenses in connection with the amendment to Affinity's credit agreement, including fees and expense of the agent and/or lenders for the credit agreement and reasonable fees and expenses of Affinity; (ii) costs and expenses associated with Affinity's reasonable cooperation in connection with the debt financing and to indemnify and hold harmless Affinity in connection with the debt financing; (iii) the $7,100,428 or $17,751,070 Parent termination fee; and (iv) the cost and expenses incurred by Affinity for any suit to enforce the Parent termination fee provisions, in each case if, as and when such obligation becomes payable under the terms and conditions of the merger agreement. However, the maximum liability for each of the Z Capital Funds will not exceed such fund's participation percentage of the guaranteed obligations set forth in the Limited Guarantee plus reimbursement for certain expenses.

        The Limited Guarantee will remain binding until the first to occur of: (a) the Effective Time; (b) the merger agreement terminating under circumstances in which none of (i), (iii) or (iv) above is payable; (c) the payment by any combination of Parent, Merger Sub or the Z Capital Funds or any other persons of the full amount of the guaranteed obligations and (d) three months after the merger agreement terminating under circumstances in which Parent or Merger Sub would be obligated to pay the guaranteed obligations if Affinity has not presented Parent or Merger Sub with a written claim for such payment.

 AGREEMENTS INVOLVING COMMON STOCK

Voting Agreements

        On August 22, 2016, Z Capital and each Z Capital Rollover Investor entered into a Voting and Support Agreement with Affinity (the "Z Capital Voting Agreement"), pursuant to which, subject to the terms and conditions set forth in the Z Capital Voting Agreement, such stockholders have agreed to, among other things, vote all shares of common stock of Affinity held by them in favor of the adoption of the merger agreement and approval of the terms thereof, the merger and each of the other actions contemplated by the merger agreement and to vote against, among other things, any other acquisition proposal or other proposal, action or agreement that would impede, delay or interfere with the Z Capital Voting Agreement or the merger agreement. The Z Capital Voting Agreement also restricts the Z Capital Rollover Investors, among other things, from transferring or agreeing to transfer any of the common stock owned by such Z Capital Rollover Investors during its term, except to an affiliate of such Z Capital Rollover Investors who agrees to be bound by the terms and conditions of the Z Capital Voting Agreement. The Z Capital Rollover Investors are also restricted from initiating or engaging in discussions or solicitations, or encouraging inquiries, with respect to alternate transactions involving Affinity. The Z Capital Rollover Investors, collectively, currently hold an aggregate of 8,418,616 shares of Affinity common stock, comprising approximately 41.2% of the outstanding shares of Affinity common stock, which are subject to the Z Capital Voting Agreement.

        In addition, on August 22, 2016, SPH Manager, LLC ("SPH Manager"), an affiliate of Affinity director David Reganato, entered into a Voting and Support Agreement with Parent and Merger Sub (the "Silver Point Voting Agreement"), and each affiliate of One East Partners Capital Management LLC, an affiliate of Affinity director James Cacioppo, that is the beneficial owner of shares of Affinity's common stock (collectively, "One East") entered into a Voting and Support Agreement with Parent and Merger Sub (the "One East Voting Agreement" and, together with the Z Capital Voting Agreement and the Silver Point Voting Agreement, the "Voting Agreements"). Pursuant to the Silver Point Voting Agreement and the One East Voting Agreement, subject to the terms and conditions set forth in the applicable Voting Agreement, Silver Point and One East, respectively, have agreed to, among other things, vote all shares of common stock of Affinity held by them in favor of the adoption of the merger agreement and approval of the terms thereof, the merger and each of the other actions contemplated by the merger agreement, and to vote against, among other things, any other acquisition proposal or other proposal, action or agreement that would impede, delay or interfere with the Silver Point Voting Agreement or One East Voting Agreement, respectively, or the merger agreement. The Silver Point Voting Agreement and the One East Voting Agreement also restrict SPH Manager and One East, respectively, among other things, from transferring or agreeing to transfer any of the common stock owned by them during the respective agreement's term, except to an affiliate of SPH Manager or One East, respectively, who agrees to be bound by the terms and conditions of the applicable Voting Agreement. SPH Manager and One East are also restricted from initiating or engaging in discussions or solicitations, or encouraging inquiries, with respect to alternate transactions involving Affinity. SPH Manager currently holds an aggregate of 5,544,092 shares of Affinity common stock, comprising approximately 27.1% of the outstanding shares of Affinity common stock, which are subject to such Silver Point Voting Agreement, and One East, collectively, currently hold an aggregate of 334,940 shares of Affinity common stock, comprising approximately 1.6% of the outstanding shares of Affinity common stock, which are subject to such One East Voting Agreement.

        The Voting Agreements each terminate upon the earlier to occur of the mutual agreement of Affinity and each of the stockholders party to the respective agreement, the completion of the merger, or the termination of the merger agreement in accordance with its terms. In addition, so long as there is in effect a change in recommendation, as defined in the merger agreement, resulting from an alternative acquisition proposal, certain provisions in the Voting Agreements regarding agreements to vote shall not apply, and the stockholders party to the Voting Agreements shall be permitted to engage in discussions with the third party making the relevant acquisition proposal.

Joinder Agreement

        Concurrently with the execution and delivery of the merger agreement, Z Capital delivered an Acknowledgement and Joinder to the Merger Agreement pursuant to which it has become party to the merger agreement with respect to certain provisions of the merger agreement, including a prohibition on acquiring Affinity's equity securities until the earlier of the completion of the merger or the termination of the merger agreement.

 THE SPECIAL MEETING

Date, Time and Place

        The special meeting of the stockholders of Affinity will be held on [-], 2016, at [-], Eastern Daylight Time, at the New York City offices of Morrison & Foerster LLP, 250 West 55th Street, New York, NY 10019.

Purpose of the Special Meeting

        The special meeting is being held for the following purposes:

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  to approve the Merger Proposal;

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  to approve the Merger-Related Compensation Proposal; and

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  to approve the Adjournment Proposal.

        The votes on the Merger-Related Compensation Proposal and the Adjournment Proposal are separate and apart from the vote on the Merger Proposal. Accordingly, a stockholder may vote in favor of the Merger Proposal and vote not to approve the Merger-Related Compensation Proposal and/or the Adjournment Proposal (and vice versa).

        A copy of the merger agreement is attached to this proxy statement as Appendix A. This proxy statement and the enclosed form of proxy are first being mailed to Affinity's stockholders on or about [-], 2016.

Recommendations of the Board and the Special Committee

        The Special Committee determined, by unanimous decision of all directors present and voting, in good faith that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of Affinity and its stockholders (other than the Z Capital Rollover Investors), and, by unanimous decision of all directors present and voting, approved and recommended that the Board approve and adopt the merger agreement and the transactions contemplated thereby, including the merger. Based on the Special Committee's recommendation, the Board, by unanimous decision of all directors present and voting, approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, and determined that the terms of the merger agreement are just and reasonable as to Affinity, and that the merger agreement and the transactions contemplated thereby, including the merger and the Merger Consideration, are fair to and in the best interests of Affinity and its stockholders (other than the Z Capital Rollover Investors). The Board recommends that you vote "FOR" the Merger Proposal. See "Special Factors—Background of the Merger and Special Committee Proceedings" and "Special Factors—Reasons for the Merger; Recommendation of the Special Committee; Recommendation of the Board of Directors; Fairness of the Merger."

        The Board also recommends that you vote "FOR" the Merger-Related Compensation Proposal and "FOR" the Adjournment Proposal.

Voting Rights; Quorum

        Stockholders of record at the close of business on [-], 2016, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting. On the record date, there were approximately [-] holders of record of Affinity common stock and [-] shares of Affinity common stock outstanding. Each share of Affinity common stock entitles the holder to cast one vote at the special meeting. There are no other voting securities of Affinity.

        No matter may be considered at the special meeting unless a quorum is present. Stockholders who hold a majority of the shares of Affinity common stock outstanding as of the close of business on the record date for the special meeting must be present either in person or by proxy in order to constitute a quorum to conduct business at the special meeting. Shares of Affinity common stock represented by proxies reflecting abstentions and properly executed broker non-votes (if any) will be counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a broker, bank or other nominee does not vote on a particular matter because such broker, bank, or other nominee does not have the discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. Brokers, banks and other nominees will not have discretionary voting power with respect to the Merger Proposal, the Merger-Related Compensation Proposal or the Adjournment Proposal. If a quorum is not present, the stockholders who are present or represented by proxy may adjourn or postpone the meeting until a quorum is present.

Voting and Revocation of Proxies

        If you are a stockholder of record, you may provide voting instructions by proxy by completing, signing, dating and returning the enclosed proxy card. You may alternatively follow the instructions on the enclosed proxy card for Internet or telephone submissions. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted "FOR" the Merger Proposal, "FOR" the Merger-Related Compensation Proposal and "FOR" the Adjournment Proposal, and in accordance with the recommendation of the Board on any other matters properly brought before the stockholders at the special meeting for a vote.

        If your shares are held by a broker, bank or other nominee on your behalf in "street name," your broker, bank, or other nominee will send you instructions as to how to provide voting instructions for your shares by proxy. Many banks and brokerage firms have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by proxy card.

        You may revoke a proxy:

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  by delivering to Marc H. Rubinstein, Senior Vice President, General Counsel & Secretary (at Affinity Gaming, 3755 Breakthrough Way, Suite 300, Las Vegas, Nevada, 89135), a later-dated signed proxy card or a written revocation prior to the vote at the special meeting;

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  by attending the special meeting and voting in person; or

  •
  if your shares are held in "street name" by a broker, bank or other nominee and you have instructed such broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee in order to change those voting instructions.

        Attending the special meeting in person will not revoke a proxy. You must take one of the actions specified above prior to the vote at the special meeting to validly revoke a proxy.

Abstentions and Broker Non-Votes

        An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares of Affinity common stock represented at the special meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote "AGAINST" the Merger Proposal, "AGAINST" the Merger-Related Compensation Proposal and "AGAINST" the Adjournment Proposal.

        Broker non-votes occur when shares held in "street name" by brokers, banks and other nominees are present or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or nominee does not have discretionary voting power on such proposal. Because brokers, banks and other nominees holding shares in "street name" do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of Affinity common stock held in "street name" does not give voting instructions to the broker, bank or other nominee, then those shares will not be counted as present in person or by proxy at the special meeting. If you fail to issue voting instructions to your broker, bank or other nominee, it will have the same effect as a vote "AGAINST" the Merger Proposal. The failure to issue voting instructions to your broker, bank or other nominee will have no effect on the outcome of the Merger-Related Compensation Proposal or the Adjournment Proposal, assuming a quorum is present.

Failure to Vote

        If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will be voted "FOR" the Merger Proposal, "FOR" the Merger-Related Compensation Proposal and "FOR" the Adjournment Proposal.

        If you fail to return your proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting (unless you are a record holder as of the record date and attend the special meeting in person) and will have the same effect as a vote "AGAINST" the Merger Proposal. Failure to return your proxy card will not affect the outcome of the Merger-Related Compensation Proposal or the Adjournment Proposal, assuming a quorum is present.

Other Matters at the Special Meeting

        As of the date of this proxy statement, Affinity does not know of any matters that will be presented for consideration at the special meeting other than those matters described in this proxy statement. If any other matters properly come before the special meeting, the proxies solicited hereby will be voted on such matters in accordance with the discretion of the proxy holders named therein.

Adjournments and Postponements

        Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Affinity does not anticipate that it will adjourn or postpone the special meeting unless necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Proposal or it is advised by counsel that such adjournment or postponement is necessary under applicable law. Any signed proxies received by Affinity in which no voting instructions are provided on such matter will be voted in favor of an adjournment or postponement in these circumstances. The time and place of the adjourned or postponed meeting will be announced at the time the adjournment or postponement is taken, and no other notice need be given, unless the adjournment or postponement is for more than 60 days. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow Affinity's stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting, as adjourned or postponed.

Appraisal and Dissenters' Rights

        Affinity stockholders are entitled to appraisal rights and payment for the fair value of their shares in connection with the merger if they properly exercise their dissenters' rights under the provisions of Sections 92A.300—92A.500 of the Nevada Revised Statutes, attached to this document as Appendix D. If you want to exercise these rights, you must deliver to Affinity written notice of your intent to demand payment for your shares before the vote is taken on the merger and you must not vote any of your shares in favor of the merger. You must also comply with the other requirements set forth in Appendix D. Strict adherence to all of the requirements set forth in Appendix D must be followed by dissenting stockholders and the failure to do so will result in forfeiture of their rights to payment, and cause such stockholders to be bound by the terms of the merger, including receipt of the merger consideration. Please read the attached Appendix D carefully if you are considering dissenting.

Proxy Solicitation

        Proxies may be solicited by directors, officers and employees of Affinity, who may be assisted by Z Capital and/or its affiliates (none of the employees or other directors of Affinity or Z Capital or any of its affiliates will receive any additional compensation for such services) in person, by mail, telephone or telegraph, via the Internet or by facsimile. Affinity anticipates that banks, brokers, nominees, custodians and fiduciaries will forward proxy soliciting material to beneficial owners of Affinity common stock and that such persons will be reimbursed by Affinity for the expenses incurred in doing so.

Additional Assistance

        If you have more questions about the merger, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, you should contact Marc H. Rubinstein, Senior Vice President, General Counsel & Secretary at Affinity Gaming, 3755 Breakthrough Way, Suite 300, Las Vegas, Nevada, 89135 or (702) 341-2400.

 APPROVAL OF THE MERGER PROPOSAL (PROPOSAL 1)

The Proposal

        The stockholders of Affinity are being asked to approve a proposal to adopt the merger agreement (referred to elsewhere in this proxy statement as the "Merger Proposal"). For a detailed discussion of the terms and conditions of the merger agreement, see the section entitled "The Merger Agreement." A copy of the merger agreement is attached to this proxy statement as Appendix A.

Vote Required and Board Recommendation

        As discussed in the section entitled "Special Factors—Reasons for the Merger; Recommendation of the Special Committee; Recommendation of the Board of Directors; Fairness of the Merger," the Special Committee determined, by unanimous decision of all directors present and voting, in good faith that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of Affinity and its stockholders (other than the Z Capital Rollover Investors), and, by unanimous decision of all directors present and voting, approved and recommended that the Board approve and adopt the merger agreement and the transactions contemplated thereby, including the merger. Based on the Special Committee's recommendation, the Board, by unanimous decision of all directors present and voting, approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, and determined that the terms of the merger agreement are just and reasonable as to Affinity, and that the merger agreement and the transactions contemplated thereby, including the merger and the Merger Consideration, are fair to and in the best interests of Affinity and its stockholders (other than the Z Capital Rollover Investors). The Board recommends that you vote "FOR" the Merger Proposal.

        Approval of the Merger Proposal requires the affirmative vote of at least a majority of the shares of Affinity common stock outstanding and entitled to vote at the special meeting. Abstentions and broker non-votes will have the same effect as a vote "AGAINST" the proposal.

The Board recommends that the stockholders of Affinity vote "FOR" the Merger Proposal.

 ADVISORY VOTE ON MERGER-RELATED COMPENSATION (PROPOSAL 2)

The Proposal

        In accordance with Section 14A of the Exchange Act, Affinity is providing its stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation that may be paid or become payable to the named executive officers of Affinity in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable, the value of which is set forth under "Special Factors—Potential Change of Control Payments to Named Executive Officers." As required by Section 14A of the Exchange Act, Affinity is asking its stockholders to vote on the adoption of the following resolution:

        "RESOLVED, that the compensation that may be paid or become payable to Affinity's named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable, as disclosed under "Special Factors—Potential Change of Control Payments to Named Executive Officers," is hereby APPROVED."

Vote Required and Board Recommendation

        Approval of the compensation that may be paid or become payable to Affinity's named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable, requires the affirmative vote of the holders of at least a majority of the shares of Affinity common stock present and entitled to vote at the special meeting. Abstentions will have the same effect as a vote "AGAINST" the proposal. Broker non-votes will have no effect on the outcome of the proposal, assuming a quorum is present.

The Board recommends that the stockholders of Affinity vote "FOR" the Merger-Related Compensation Proposal.

 APPROVAL OF THE ADJOURNMENT PROPOSAL (PROPOSAL 3)

The Proposal

        The stockholders of Affinity are being asked to approve a proposal that will give Affinity the authority, if necessary or appropriate, to adjourn or postpone the special meeting for the purpose of soliciting additional proxies in favor of the Merger Proposal if there are not sufficient votes at the time of the special meeting to approve the Merger Proposal. If this Adjournment Proposal is approved, the special meeting could be adjourned or postponed by the Board.

        Affinity does not anticipate that it will adjourn or postpone the special meeting unless necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Proposal, or it is advised by counsel that such adjournment or postponement is necessary under applicable law. Any signed proxies received by Affinity in which no voting instructions are provided on such matter will be voted in favor of an adjournment or postponement in these circumstances. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow Affinity's stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting, as adjourned or postponed.

Vote Required and Board Recommendation

        Approval of the Adjournment Proposal requires the affirmative vote of the holders of at least a majority of the shares of Affinity common stock present and entitled to vote at the special meeting. Abstentions will have the same effect as a vote "AGAINST" the proposal. Broker non-votes will have no effect on the outcome of the proposal, assuming a quorum is present.

The Board recommends that the stockholders of Affinity vote "FOR" the Adjournment Proposal.

INFORMATION ABOUT AFFINITY

Background

        Affinity is a Nevada corporation, headquartered in Las Vegas, Nevada, which owns and operates 11 casinos in four states—five in Nevada, three in Colorado, two in Missouri and one in Iowa. In addition to its diverse, multi-jurisdictional casino operations, Affinity provided consulting services to the operator of the Rampart Casino at the JW Marriott Resort in Las Vegas, Nevada until that consulting arrangement expired on April 1, 2015. On December 31, 2010, Affinity emerged from Chapter 11 bankruptcy proceedings, and on December 20, 2012, Affinity converted Affinity Gaming, LLC from a Nevada limited liability company into a Nevada corporation.

        Affinity focuses on providing an enticing entertainment option for value-oriented, high frequency customers. Affinity also caters to drive-in tourist patrons whom Affinity can entice to repeat their visits. Generating customer satisfaction and loyalty is critical to maintaining these high frequency patrons.

        Local patrons typically are gaming customers who seek convenient locations that offer affordable dining and a pleasant atmosphere. Proximity and value initially attracts a customer to Affinity's casino properties. Affinity seeks to provide attentive customer service in a friendly, casual atmosphere with a clean, safe environment offering a wide selection of gaming options including slot machines and table games.

        The address and telephone number of the principal executive offices of Affinity are 3755 Breakthrough Way, Suite 300, Las Vegas, NV 89135, (702) 341-2400.

        Other than as required by applicable law, in connection with the merger, Affinity has made no provisions to grant unaffiliated security holders access to the corporate files of Affinity or to obtain counsel or appraisal services at the expense of Affinity.

        During the past five years, neither Affinity nor any of the Affinity directors or executive officers listed below has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). In addition, during the past five years, neither Affinity nor any of the Affinity directors or executive officers listed below has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Each of the individuals listed below is a citizen of the United States.

Directors and Executive Officers

Directors

        The Board presently consists of seven members. The persons listed below are the members of the Board as of the date of this proxy statement. The telephone number of each member of the Board is (702) 341-2400.

        David Reganato, age 36, has served as Affinity's Chairman of the Board since September 15, 2015. Mr. Reganato is a Senior Investment Analyst with Silver Point Capital, L.P., an investment advisor ("Silver Point"), which he joined in November 2002. Prior to Silver Point, Mr. Reganato worked in the investment banking division of Morgan Stanley. Mr. Reganato earned his B.S. in Finance and Accounting from the Stern School of Business at New York University. In addition to serving as Chairman of the Affinity Board, he currently serves on the boards of Granite Broadcasting Corporation, Studio City International Holdings Limited, and Rotech Healthcare, Inc. The business address of Mr. Reganato is c/o Silver Point Capital, L.P., 2 Greenwich Plaza, First Floor, Greenwich, CT 06380.

        Michael Silberling, age 50, has served as Affinity's Chief Executive Officer and as a Director of Affinity since August 26, 2014, bringing more than 20 years of casino industry management experience to those positions. Prior to joining Affinity, from 2008 to 2014, he served as President of Caesars Entertainment Corporation's International Operations, overseeing casinos in England, Scotland, Egypt, Uruguay, Canada, and South Africa. Previously, Mr. Silberling held senior operating executive positions throughout Northern and Southern Nevada, as well as the Midwest, with Caesars Entertainment's predecessor entities, the Promus Companies and Harrah's Entertainment, for which he served as Regional President and as a General Manager. He has also held positions in Australia and New Zealand with SKYCITY Entertainment Group as General Manager of Australian Operations. A native of Palo Alto, California, Mr. Silberling graduated with a Bachelor of Arts in Economics from Dartmouth College and a Masters in Business Administration from UCLA's Anderson School of Management. The business address of Mr. Silberling c/o Affinity Gaming, 3755 Breakthrough Way, Suite 300, Las Vegas, NV 89135.

        James A. Cacioppo, age 54, has served as Director of Affinity since October 14, 2014. Mr. Cacioppo is Co-Founder, Managing Partner and Portfolio Manager of One East Capital Advisors, L.P., an investment advisor, positions he has held since March 2006. Prior to joining One East Capital Advisors, he held senior management and research positions at Sandell Asset Management Corp. from 2000 to 2006, reaching the level of President and Co-Portfolio Manager of Castlerigg Master Investments. From 1995 to 2000, he held senior management and research positions at Halcyon Management, reaching the position of Senior VP and Co-Head of Distressed Debt Investments. Mr. Cacioppo also served as an investment banker at Smith Barney, Banker's Trust and Wasserstein Perella, and as a Senior Auditor at Dun and Bradstreet. He was a member of the Board of Directors of Texas Petrochemicals, Inc. from 2008 to 2012. Mr. Cacioppo is a graduate of Colgate University and Harvard Business School. The business address of Mr. Cacioppo is c/o One East Capital Advisors, L.P., 225 NE Mizner Blvd., Suite 720, Boca Raton, FL 33432.

        Matthew A. Doheny, age 46, has served as Director of Affinity since May 14, 2013. Mr. Doheny is President of North Country Capital LLC, a private investment firm, a position he has held since March 2011. Prior to that, Mr. Doheny was the portfolio manager for North American, event-driven investing at Fintech Advisory Inc., a hedge fund, from June 2008 to October 2010. Prior to Fintech, Mr. Doheny was a Managing Director at Deutsche Bank Securities in the Distressed Products Group from June 2000 to March 2008, where during his time he oversaw the research effort for proprietary investing and was a member of the leadership team for the global group running $5 billion in assets. Prior to joining Deutsche Bank in 2000, Mr. Doheny began his career as a corporate attorney at Orrick, Herrington & Sutcliffe LLP and Kelly Drye & Warren LLP. Mr. Doheny has been a director of YRC Worldwide, Inc. since July 2011. In addition, he has been a director of Eastman Kodak Inc. since 2013, of Rescap since 2013 and of RA Holdings (Arcapita) since 2013. Mr. Doheny graduated cum laude from Allegheny College and also received a Juris Doctor from Cornell Law School. Mr. Doheny was a candidate for the U.S. House of Representatives in the 21st Congressional District of New York in 2010, 2012 and 2014. The business address of Mr. Doheny is 215 Washington St., Watertown, NY 13601.

        Andrei Scrivens, age 45, has served as Director of Affinity since September 18, 2014. Mr. Scrivens is a Managing Director of Z Capital, a private investment firm, and leads its investment activities in gaming, hospitality and leisure. He has over twenty years of experience as an investor, operator and advisor to companies requiring turnaround or transformation across a broad range of industries. Prior to Z Capital, Mr. Scrivens was a Director with Chilmark Partners, for which he was responsible for leading financial advisory and mergers and acquisitions, as well as providing interim financial management to portfolio companies, and he also served as a senior manager with Arthur Andersen in its Restructuring Group. Mr. Scrivens has been a member of the board of the Carillon Hotel & Spa since May 2015, and has been a member of the board of directors for Waldhaus Flims Mountain Resort & Spa since August 4, 2016. Mr. Scrivens graduated from the University of Illinois with a

Bachelor of Science degree in Accountancy, and is a certified public accountant. The business address of Mr. Scrivens is c/o Z Capital Partners, L.L.C., Two Conway Park, 150 Field Drive, Suite 300, Lake Forest, IL 60045.

        Eric V. Tanjeloff, age 41, has served as a Director of Affinity since May 14, 2013. Mr. Tanjeloff is Managing Director and Head of Real Estate Investments of Melody Capital Partners, L.P. an investment fund based in New York, which he joined in September 2014. Prior to that, Mr. Tanjeloff served from October 2009 to September 2014 as a Senior Managing Director of CBRE Capital Advisors, Inc., the investment banking and advisory affiliate of CBRE, Inc., a global, Fortune 500, real estate services company. Prior to CBRE Capital Advisors, Mr. Tanjeloff was employed by J.P. Morgan Securities Inc. and its predecessors from June 1997 to April 2009, serving in a variety of capacities including most recently as an Executive Director in the firm's Real Estate and Lodging Investment Banking Group from February 2006 to February 2009. Prior to his role as Executive Director, Mr. Tanjeloff held the titles of Vice President, Associate and Analyst at J.P. Morgan and its predecessors, from June 1997 to February 2006. Mr. Tanjeloff received his B.S. from Cornell University and M.B.A. from Columbia Business School. The business address of Mr. Tanjeloff is c/o Melody Capital Partners, 717 Fifth Avenue, 12th Floor, New York, NY 10022.

        James J. Zenni, Jr., age 61, has served as Director of Affinity since August 25, 2014. Mr. Zenni is the Founder, President and Chief Executive Officer of Z Capital, a private investment firm founded by him in November 2006, and is responsible for all portfolio management and business operations. Prior to Z Capital, Mr. Zenni was Managing Principal and co-founder of Black Diamond Capital Management, L.L.C. He also served as a Managing Director at Kidder Peabody & Co. Inc. Mr. Zenni is currently Chairman of the board of directors of Mrs. Fields Famous Brands, LLC, Real Mex Restaurants, Twin-Star International, and Waldhaus Flims Mountain Resort & Spa, and is a member of the board of directors of Modere, Inc. and Carillon Miami Beach, all of which are private companies, and he was previously a member of the board of directors of Automotive Aftermarket Group, LLC, Bayou Steel Corporation, Smarte Carte Corporation and Sun World International, LLC, all of which were or are portfolio companies of Z Capital. He graduated from Xavier University with a Bachelor of Science degree in economics and attended Xavier University Graduate School of Business and University of Vienna School of Economics and Business Administration. The business address of Mr. Zenni is c/o Z Capital Partners, L.L.C., Two Conway Park, 150 Field Drive, Suite 300, Lake Forest, IL 60045.

Executive Officers

        The persons listed below are the executive officers of Affinity as of the date of this proxy statement. The business address and telephone number of each executive officer is: 3755 Breakthrough Way, Suite 300, Las Vegas, NV 89135, telephone number (702) 341-2400.

        Michael Silberling, Chief Executive Officer and Director. See "—Directors" above for biographical information regarding Mr. Silberling.

        Jeffrey Solomon, age 47, joined Affinity in February 2016 as Senior Vice President, Chief Operating Officer. Prior to joining Affinity, Mr. Solomon served in various capacities at Caesars Entertainment (formerly Harrah's Entertainment) since November 2001, most recently as Senior Vice President of Marketing Strategy/Regional CMO. Prior to that, he led operations at various Las Vegas casinos, including at Imperial Palace Hotel & Casino and Rio All-Suite Hotel and Casino. Mr. Solomon earned his MBA from the UCLA Anderson School of Management and a Bachelor's Degree in History from Dartmouth College.

        Walter Bogumil, age 45, joined Affinity in March 2015 and has served as Senior Vice President, Chief Financial Officer and Treasurer since April 1, 2015. Prior to joining Affinity, Mr. Bogumil served in various capacities at Penn National Gaming since April 2002, most recently as Vice President of

Financial Analysis. Prior to that, he served as a Business Manager at Microsoft, from 2000 through 2002, as a Finance Manager for Sun International Resorts from 1998 through 2000, and as a Financial Analyst for Walt Disney World from 1996 through 1998. Mr. Bogumil earned his MBA from the Crummer Graduate School of Business at Rollins College and a B.S. in finance from the University of Central Florida.

        Marc H. Rubinstein, age 55, has served as Senior Vice President, General Counsel and Secretary of Affinity since February 16, 2011. He also is a partner, through his professional corporation, Marc H. Rubinstein, P.C., in the Las Vegas law firm of Reid, Rubinstein & Bogatz, which he joined March 1, 2015. Prior to joining Affinity, and from July 2008, Mr. Rubinstein served as Senior Vice President, Law and Administration, and Secretary of Tropicana Entertainment, Inc. Prior to joining Tropicana Entertainment, Mr. Rubinstein held similar positions with other casino gaming companies, including as Senior Vice President and General Counsel for the Cosmopolitan Resort & Casino, Las Vegas, from 2006 through 2008, Wynn Resorts, Limited, from 2000 through 2006, and the Nevada properties of Caesars World, Inc., from 1992 through 2000, including Caesars Palace, Caesars Tahoe, and the Desert Inn, during which time he oversaw the legal and regulatory affairs of the companies. Mr. Rubinstein began his career with the Las Vegas law firm of Lionel Sawyer & Collins after graduating magna cum laude with a Bachelor of Science from Duke University and receiving a J.D. from New York University School of Law.

Selected Historical Consolidated Financial Data

        Set forth below is certain selected historical consolidated financial information with respect to Affinity, excerpted or derived from the audited financial statements of Affinity in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and from the unaudited interim condensed consolidated financial statements of Affinity in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016, which were previously filed by Affinity with the SEC on March 23, 2016 and August 15, 2016, respectively.

        Additional financial information is included in the reports and other documents filed by Affinity with the SEC. The following summary information is qualified in its entirety by reference to such reports and other documents and all of the financial information (including any related notes) contained therein. The financial information (including any related notes) contained in certain of such reports and other documents is incorporated herein by reference as described in more detail in "Other Matters—Information Incorporated by Reference" below. Such reports and other documents may be inspected and copies may be obtained without charge as described in "Other Matters—Available Information" below.

        None of the Purchaser Parties or Z Capital Filing Persons assumes responsibility for the accuracy or completeness of information concerning Affinity contained in such reports and other documents filed by Affinity or for any failure by Affinity to disclose events unknown to the Purchaser Parties or Z Capital Filing Persons which may have occurred or may affect the significance or accuracy of any such information.

	Six Months Ended
			Year Ended December 31,
	June 30, 2016	June 30, 2015
			2015	2014	2013	2012	2011
Net revenue	$190,408	$198,489	$393,300	$385,902	$389,774	$402,376	$377,867
Income (loss) from continuing operations	$4,894	$557	$(13,096)	$(23,677)	$(991)	$4,634	$7,872

		December 31,
	June 30, 2016
		2015	2014	2013	2012	2011
Cash and cash equivalents	$74,678	$157,779	$135,175	$140,857	$126,873	$45,956
Total assets	604,574	602,264	612,097	635,460	642,475	602,443
Total debt(1)	374,261	375,587	372,620	381,515	387,269	347,103
Owners' equity	$175,719	$170,259	$182,455	$204,519	$207,130	$206,235

(1)
Net of original issue discount and unamortized debt issuance costs incurred with lenders.

        Affinity is not providing any pro forma data giving effect to the merger because Affinity does not believe such information is material to Affinity's stockholders in evaluating the Merger Proposal, since the Merger Consideration is all cash and Affinity common stock would cease to be registered if the merger is completed.

        No separate financial information has been provided for Parent or Merger Sub since each is a newly formed entity formed in connection with the merger and has no independent operations.

Ratio of Earnings to Fixed Charges

        The following table presents Affinity's ratio of earnings to fixed charges for the fiscal periods indicated, in thousands, except for ratio data:

	Six Months Ended
			Year Ended December 31,
	June 30, 2016	June 30, 2015
			2015	2014
Income (loss) from continuing operations before extraordinary items and income taxes(1)	$8,900	$5,589	$(15,831)	$(8,131)
Fixed charges	15,858	15,733	31,615	30,774
Capitalized interest	—	—	—	—

Total earnings	$24,758	$21,322	$15,784	$22,643

Interest expense, including amortization of debt issuance costs	$15,476	$15,348	$30,850	$30,010
Capitalized interest expense	—	—	—	—
Interest element of rentals	382	385	765	764

Total fixed charges	$15,858	$15,733	$31,615	$30,744

Ratio of earnings to fixed charges	1.56X	1.36X	0.50X	0.74X

(1)
For the year ended December 31, 2015, the loss from continuing operations includes a $20.2 million impairment charge on goodwill.

Book Value Per Share

        Our net book value per share as of June 30, 2016 was approximately $8.59 (calculated by dividing the total equity as of June 30, 2016 by the total shares outstanding of 20,462,329 as of such date).

Market Price of Affinity Common Stock and Dividend Information

        Affinity's outstanding common stock is not listed on a national securities exchange, and no established public trading market exists for Affinity's common stock.

        Affinity has never declared or paid dividends or distributions on its common equity. Restrictions imposed by Affinity's debt instruments significantly restrict Affinity from making dividends or distributions.

        The merger agreement provides that Affinity will not declare, set aside, establish a record date for, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for any dividend or distribution by a subsidiary to Affinity or to its other subsidiaries), without the prior written consent of Parent. See "The Merger Agreement—Interim Operations" above.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information as of September 30, 2016 regarding the beneficial ownership of Affinity common stock by:

  •
  each person known to beneficially own more than 5% of Affinity's common stock;

  •
  each non-employee member of the Board;

  •
  each named executive officer of Affinity; and

  •
  all of the members of the Board and executive officers as a group.

        Unless otherwise indicated, each such person listed in the table has sole voting and dispositive power with respect to the common stock it beneficially owns. Securities which may be beneficially acquired within 60 days of September 30, 2016 are considered beneficially owned by the person holding such securities for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. The percentage of beneficial ownership is based on 20,438,831 shares of Common Stock outstanding as of September 30, 2016.

        Except as noted below, the address of each person listed in the table is c/o Affinity Gaming, 3755 Breakthrough Way, Suite 300, Las Vegas, Nevada, 89135.

Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Persons known to beneficially own more than 5%
Entities affiliated with Z Capital Partners, L.L.C.(1)	8,418,616	41.2%
Entities affiliated with SPH Manager, LLC(2)	5,544,092	27.1%
Entities affiliated with Spectrum Group Management, LLC(3)	2,027,608	9.9%
Entities affiliated with Highland Capital Management LP(4)	1,385,498	6.8%
Non-employee Board members
David Reganato(5)	—	—
James Cacioppo(6)	355,682	1.7%
Matthew A. Doheny	28,061	*
Andrei Scrivens(7)	—	—
Eric V. Tanjeloff	28,061	*
James J. Zenni, Jr.(8)	—	—
Named executive officers
Michael Silberling(9)	130,277	*
Walter Bogumil(10)	30,000	*
Marc H. Rubinstein(11)	38,853	*
Jeffrey Solomon(12)	33,000	*
All executive officers and directors as a group (10 persons)(13)	643,934	3.2%

*
Indicates less than 1% ownership.

(1)
The address of Z Capital Partners, L.L.C. is Two Conway Park, 150 Field Drive, Suite 300, Lake Forest, IL 60045. Includes 8,333 shares of unvested time-based restricted stock that were part of an issuance of restricted stock to non-executive members of the Board. Pursuant to certain agreements governing investment funds affiliated with Z Capital, any shares issued to James J. Zenni Jr. and Andrei Scrivens, each a member of the Board, automatically revert to Z Capital. Accordingly, the Board's Compensation Committee awarded the shares of time-based restricted stock directly to Z Capital Partners GP I, L.P. ("Partners GP I"). Also includes shares held directly by Z Capital Partners Fund Holdings I, L.L.C. ("Partners Fund Holdings I"), Z Capital Partners II, L.P. ("Partners II"), Z Capital Partners II-A, L.P. ("Partners II-A"), Z Capital HG, L.L.C. ("Z Capital HG"), Z Capital Partners II-B, L.P. ("Partners II-B"), Z Capital CUAL Co-Invest, L.L.C. ("Z Capital CUAL Co-Invest"), and Z Capital HG-C, L.L.C. ("Z Capital HG-C"). Each of Partners II-B, Z Capital CUAL Co-Invest, and Z Capital HG-C individually hold less than 5% of Affinity's outstanding common stock. Also includes shares of Affinity common stock which may be deemed to be indirectly beneficially owned by Z Capital Partners I, L.P. ("Partners I"), as the sole member and managing member of Partners Fund Holdings I; Partners GP I, as the general partner of Partners I and as the managing member of each of Z Capital HG, Z Capital HG-C, and Z Capital CUAL Co-Invest; Z Capital Partners GP II, L.P, as the general partner of each of Partners II, Partners II-A, and Partners II-B; Z Capital Partners UGP, L.L.C. ("Partners UGP"), as the general partner of each of Partners GP I and Partners GP II; Z Capital, as the sole member and managing member of Partners UGP; Z Capital Group, L.L.C. ("Z Capital Group"), as the sole member and managing member of Z Capital; Zenni Holdings, as the sole member and managing member of Z Capital Group; and James J. Zenni, Jr., as the Founder, President and Chief Executive Officer of Z Capital and the sole member and managing member of Zenni Holdings. Each of Z Capital, Zenni Holdings, Mr. Zenni, Z Capital Group, Partners UGP, Partners GP I, Partners GP II, Partners I, Partners II, Partners II-A,

  Partners II-B, Partners Fund Holdings I, Z Capital HG, Z Capital HG-C, and Z Capital CUAL Co-Invest declares that neither the filing of this statement nor anything herein shall be construed as an admission that such person is, for the purposes of Section 13(d) or 13(g) of the Exchange Act or any other purpose, (i) acting (or has agreed or is agreeing to act) with any other person as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of Affinity's securities or otherwise with respect to Affinity or any of Affinity's securities, or (ii) a member of any syndicate or group with respect to Affinity or any of Affinity's securities.

(2)
The address of SPH Manager, LLC is c/o Silver Point Capital, L.P., 2 Greenwich Plaza, Greenwich, CT 06830. SPH Manager is the manager of SPH Investment, LLC ("SPH Investment"), an entity which holds an investment in the common stock. Silver Point Capital Fund, L.P. and Silver Point Capital Offshore Fund, Ltd. (together, the "Funds") directly or indirectly hold non-voting equity interests in SPH Investment and, as a result, hold an economic interest in the common stock. SPH Manager holds the voting equity interests in, and is the manager of, SPH Investment and, as a result, holds voting control over, and may be deemed to be the beneficial owner of, the common stock held by SPH Investment on behalf of the Funds. Messrs. Michael Gatto, Edward A. Mulé and Robert J. O'Shea are the sole members and sole managing members of SPH Manager and, as a result, hold voting control over, and may be deemed to be the beneficial owners of, the common stock held by SPH Investment on behalf of the Funds. Each of SPH Manager, SPH Investment, the Funds, Mr. Gatto, Mr. Mulé and Mr. O'Shea declares that neither the filing of this statement nor anything herein shall be construed as an admission that such person is, for the purposes of Section 13(d) or 13(g) of the Exchange Act or any other purpose, (i) acting (or has agreed or is agreeing to act) with any other person as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of Affinity's securities or otherwise with respect to Affinity or any of Affinity's securities, or (ii) a member of any syndicate or group with respect to Affinity or any of Affinity's securities.

(3)
The address of Spectrum Investment Partners, L.P. ("Spectrum") is 1250 Broadway, 19th Floor, New York, New York 10001. Spectrum Group Management LLC ("Spectrum Management") acts as the investment manager for Spectrum and may be deemed to have voting and dispositive power over the common stock held for Spectrum. Mr. Jeffrey A. Schaffer is the sole member of Spectrum Management and controls its affairs, and as a result, holds voting control over, and may be deemed to be the beneficial owner of, the common stock held by Spectrum.

(4)
The address of Highland Capital Management, L.P. ("Highland") is 300 Crescent Court, Suite 700, Dallas, Texas 75201. Highland acts as an investment adviser to, and manages investment and trading accounts of, other persons and may be deemed, through investment advisory contracts or otherwise, to beneficially own securities owned by other persons. Strand Advisors, Inc. is the general partner of Highland and may be deemed to beneficially own securities owned by Highland. James D. Dondero is the President and a director of Strand Advisors, Inc. and may be deemed to beneficially own securities owned by Strand Advisors, Inc. Each of Highland, Strand Advisors, Inc. and Mr. Dondero declares that neither the filing of this statement nor anything herein shall be construed as an admission that such person is, for the purposes of Section 13(d) or 13(g) of the Exchange Act or any other purpose, (i) acting (or has agreed or is agreeing to act) with any other person as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of Affinity's securities or otherwise with respect to Affinity or any of Affinity's securities, or (ii) a member of any syndicate or group with respect to Affinity or any of Affinity's securities. Highland disclaims beneficial ownership by private funds advised by Highland Capital Management, L.P., its general partner, Strand Advisors, Inc. and Strand Advisors, Inc.'s President, James D. Dondero.

(5)
Mr. Reganato is a Senior Investment Analyst of an affiliate of SPH Manager, LLC, a holder of Affinity common stock. He does not exercise voting control or investment power over any shares of Affinity common stock owned by SPH Manager or its affiliated entity, Silver Point Finance, LLC. See note 2.

(6)
Includes 100,000 shares held by OEP Opportunities, L.P. and 234,940 shares held by One East Partners Master, L.P. As the Managing Member of One East Partners Capital Management LLC, which is the General Partner of each of OEP Opportunities, L.P. and One East Partners Master, L.P. (together, "One East"), Mr. Cacioppo holds voting control and investment power over the securities held by One East. However, Mr. Cacioppo disclaims beneficial ownership of the shares of common stock owned by One East, except to the extent of his pecuniary interest therein.

(7)
Mr. Scrivens is a Managing Director of Z Capital but does not exercise any voting control or investment power over shares of common stock owned by the Z Capital Rollover Investors. See note 1.

(8)
Mr. Zenni is the Founder, President and Chief Executive Officer of Z Capital, and has voting control and investment power over the 8,418,616 shares of common stock owned by the Z Capital Rollover Investors. Mr. Zenni disclaims beneficial ownership of the common stock owned by the Z Capital Rollover Investors, except to the extent of his indirect pecuniary interest therein. See note 1.

(9)
Includes 90,277 shares of common stock issuable upon the exercise of options exercisable within 60 days of September 30, 2016.

(10)
Includes 10,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of September 30, 2016.

(11)
Includes 18,382 shares of common stock issuable upon the exercise of options exercisable within 60 days of September 30, 2016.

(12)
Includes 15,000 shares of unvested performance-based restricted stock and 18,000 shares of unvested time-based restricted stock that were issued pursuant to Mr. Solomon's employment agreement.

(13)
Includes 118,659 shares of common stock issuable upon the exercise of options exercisable within 60 days of September 30, 2016. Does not include shares of common stock the beneficial ownership of which has been disclaimed by Mr. Reganato, Mr. Zenni and Mr. Scrivens (see notes 5, 7, and 8 to this table).

Transactions in Affinity Common Stock

Transactions in Affinity Common Stock during the Past 60 Days

        None of Affinity's directors or executive officers, nor any of the directors or executive officers of Parent, Merger Sub or the Z Capital Filing Persons, have purchased or sold shares of Affinity common stock within 60 days of the date of this proxy statement.

Transactions in Affinity Common Stock by Affinity during the Past Two Years

        On September 16, 2016, pursuant to a Stock Repurchase Agreement by and between Affinity and Eaton Vance CDO VII PLC ("Eaton Vance") as of such date, Affinity repurchased 23,498 shares of Affinity common stock from Eaton Vance at a purchase price per share of $15.75.

Transactions in Affinity Common Stock by the Purchaser Parties during the Past Two Years

        Parent and Merger Sub have not made any purchases of the Affinity common stock during the past two years.

Transactions in Affinity Common Stock by the Z Capital Filing Persons during the Past Two Years

Date of Transaction	Z Capital Affiliate	Shares Acquired		Shares Disposed		Price Per Share	Average Per Share Purchase Price Per Quarter	Approximate Dollar Amount of Transaction
September 23, 2014	James J. Zenni, Jr.	2,153	(1)	—		—	—	—
September 23, 2014	Andrei Scrivens	2,153	(2)	—		—	—	—
December 24, 2014	Z Capital Partners GP I, L.P.	—		(2,929)		—	—	—
December 24, 2014	Z Capital CUAL Co-Invest, L.L.C.	272		—		—	—	—
December 24, 2014	Z Capital Special Situations Fund Holdings II, L.L.C.	636		—		—	—	—
December 24, 2014	Z Capital Partners Fund Holdings I, L.L.C.	1,868		—		—	—	—
December 24, 2014	Z Capital Partners II-B, L.P.	153		—		—	—	—
January 6, 2015	Z Capital Special Situations Fund Holdings II, L.L.C.	960,490		—		$9.75	$9.75	$9,364,777.50
January 6, 2015	Z Capital Partners II-B, L.P.	230,837		—		$9.75	$9.75	$2,250,660.75
February 6, 2015	Z Capital Special Situations Fund Holdings II, L.L.C.	—		(1,986,710	)(3)	—	$9.75	—
February 6, 2015	Z Capital Partners Fund II, L.P.	922,549		—		—	$9.75	—
February 6, 2015	Z Capital Partners Fund II-A, L.P.	1,064,161		—		—	$9.75	—
May 11, 2015	Z Capital Partners GP I, L.P.	20,512	(4)	—		—	$11.00	—
June 18, 2015	Z Capital Partners Fund II, L.P.	66,638		—		$11.00	$11.00	$733,018
June 18, 2015	Z Capital Partners Fund II-A, L.P.	76,867		—		$11.00	$11.00	$845,537
June 18, 2015	Z Capital Partners Fund II-B, L.P.	34,489		—		$11.00	$11.00	$379,379
July 10, 2015	Z Capital Partners GP I, L.P.	—		(7,516)		—	—	—
July 10, 2015	Z Capital CUAL Co-Invest, L.L.C.	524		—		—	—	—
July 10, 2015	Z Capital Partners Fund Holdings I, L.L.C.	3,831		—		—	—	—
July 10, 2015	Z Capital Partners Fund II, L.P.	1,184		—		—	—	—
July 10, 2015	Z Capital Partners Fund II-A, L.P.	1,365		—		—	—	—
July 10, 2015	Z Capital Partners Fund II-B, L.P.	612		—		—	—	—
December 21, 2015	Z Capital Partners Fund II-A, L.P.	10,122		—		$12.00	$12.00	$121,464
December 21, 2015	Z Capital Partners Fund II-B, L.P.	4,542		—		$12.00	$12.00	$54,504
December 21, 2015	Z Capital Partners Fund II, L.P.	8,775		—		$12.00	$12.00	$105,300
March 16, 2016	Z Capital Partners GP I, L.P.	16,666	(5)	—		—	—	—
April 7, 2016	Z Capital Partners II-A, L.P.	67,182		—		$14.50	$14.50	$974,139
April 7, 2016	Z Capital Partners II-B, L.P.	30,144		—		$14.50	$14.50	$437,088
April 7, 2016	Z Capital Partners II, L.P.	58,242		—		$14.50	$14.50	$844,509
May 12, 2016	Z Capital Partners GP I, L.P.	—		(13,765)		—	$14.50	—
May 12, 2016	Z Capital Partners Fund Holdings I, L.L.C.	6,698		—		—	$14.50	—
May 12, 2016	Z Capital Partners II, L.P.	2,296		—		—	$14.50	—
May 12, 2016	Z Capital Partners II-A, L.P.	2,648		—		—	$14.50	—
May 12, 2016	Z Capital Partners II-B, L.P.	1,188		—		—	$14.50	—
May 12, 2016	Z Capital CUAL Co-Invest, L.L.C.	935		—		—	$14.50	—

(1)
Shares awarded to James J. Zenni, Jr. ("Mr. Zenni") in his capacity as director of Affinity. These shares are time vested restricted stock, which vested in equal one-half increments on September 23, 2014 and January 1, 2015. Pursuant to certain agreements governing investment funds affiliated with Z Capital, shares awarded to Mr. Zenni in his capacity as director of Affinity were cancelled and reissued in the name of Z Capital Partners GP I, L.P. on December 17, 2014.

(2)
Shares awarded to Andrei Scrivens ("Mr. Scrivens") in his capacity as director of Affinity. These shares are time vested restricted stock, which vested in equal one-half increments on September 23, 2014 and January 1, 2015. Pursuant to certain agreements governing investment funds affiliated with Z Capital, shares awarded to Mr. Scrivens in his capacity as director of Affinity were cancelled and reissued in the name of Z Capital Partners GP I, L.P. on December 17, 2014.

(3)
Shares held by Z Capital Special Situations Fund Holdings II, L.L.C. were transferred to its two members based on pro rata ownership as part of the liquidation of the Z Capital Special Situations Fund Holdings II, L.L.C. master vehicle.

(4)
These shares are time vested restricted stock, which vested in equal one-half increments on May 11, 2015 and January 1, 2016. Pursuant to certain agreements governing investment funds affiliated with Z Capital, any shares issued to Mr. Zenni and Mr. Scrivens automatically revert to Z Capital. Accordingly, the Compensation Committee of the Board awarded the shares of time vested restricted stock directly to Z Capital Partners GP I, L.P., rather than to Mr. Zenni and Mr. Scrivens.

(5)
These 16,666 shares of time-vested restricted stock were part of an issuance of restricted stock to non-executive members of the Affinity Board, including Mr. Zenni and Mr. Scrivens in their capacity as directors of Affinity. Pursuant to certain agreements governing investment funds affiliated with Z Capital, any shares issued to Mr. Zenni and Mr. Scrivens automatically revert to Z Capital. Accordingly, the Compensation Committee of the Board awarded the shares directly to Z Capital Partners GP I, L.P., rather than to Mr. Zenni and Mr. Scrivens. The shares vest in equal one-half increments on March 16, 2016 and January 1, 2017.

Related Party Transactions

        On July 28, 2014, Affinity entered into the Settlement Agreement with certain of Affinity stockholders that have beneficial ownership of more than 5% of Affinity's common stock, including Z Capital, an affiliate of Mr. Zenni and the employer of Mr. Scrivens, affiliates of Z Capital, SPH Manager, LLC, an affiliate of Mr. Reganato, Spectrum Group Management, LLC and Highland Capital Management, L.P.

        Each stockholder party to the Settlement Agreement agreed to take all necessary action to cause the election, removal and replacement of directors as set forth in the Settlement Agreement. Affinity agreed to include in the slate of nominees recommended by the Board for election at stockholder meetings called for the purpose of electing directors, and to solicit proxies in favor of, the individuals nominated by such stockholders in accordance with the Settlement Agreement.

        The Settlement Agreement also provided that the Rights Agreement, dated effective December 21, 2012, between Affinity and American Stock Transfer & Trust Company, LLC (the "Rights Agreement"), was null and void and that Affinity and its affiliates would promptly take any and all actions necessary to terminate the Rights Agreement, which termination has occurred. The Settlement Agreement further provided that Affinity would not enter into any similar stockholder rights agreement unless such agreement exempts Z Capital and its affiliates that are a party to the Settlement Agreement, SPH Manager, LLC and the other stockholders until such time as such stockholder beneficially owns (together with its affiliates) less than one-half of the outstanding shares of our common stock owned by such stockholder and its affiliates as of the date of the Settlement Agreement (on an adjusted basis).

        The Settlement Agreement will terminate, according to its terms, (i) by the mutual consent of Z Capital and its affiliates that are a party to the Settlement Agreement, SPH Manager, LLC and the Other Stockholders at any time and (ii) automatically if either Z Capital and its affiliates that are a party to the Settlement Agreement or SPH Manager, LLC and the other stockholders (in the aggregate) cease to beneficially own 4,048,652 of shares of Affinity's common stock.

INFORMATION CONCERNING THE PURCHASER PARTIES AND THE Z CAPITAL FILING PERSONS

        This information concerning the Purchaser Parties and the Z Capital Filing Persons has been furnished by the Purchaser Parties and the Z Capital Filing Persons. Affinity does not assume responsibility for the accuracy or completeness of the information contained in this section of the proxy statement.

The Purchaser Parties

        Merger Sub is a newly formed Nevada corporation organized in connection with the merger and has not carried on any activities other than in connection with the merger. All of the outstanding capital stock of Merger Sub is directly owned by Parent. Parent is a newly formed Delaware limited liability company formed in connection with the merger and has not carried on any activities other than in connection with the merger. Z Capital indirectly controls Parent through its affiliated investment funds Z Capital Partners II, L.P., Z Capital Partners II-A, L.P., and Z Capital Partners II-B, L.P., which are the members of Holdings (which is the sole member and managing member of Parent). Z Capital Partners II-B, L.P. is the managing member of Holdings, and as of the Effective Time Z Capital Group, L.L.C. will be the manager of Holdings. Until immediately prior to the completion of the merger, it is not anticipated that Merger Sub or Parent will have any significant assets or liabilities or engage in activities other than those incident to their respective formation and capitalization and the transactions contemplated by the merger.

        Each of the Purchaser Parties is an affiliate of Affinity.

        The principal office of each of the Purchaser Parties is located at Two Conway Park, 150 Field Drive, Suite 300, Lake Forest, IL 60045 and the telephone number of each of the Purchaser Parties is (847) 235-8100.

        James J. Zenni, Jr. is the President and Chief Executive Officer of Parent. Mr. Zenni is the Founder, President and Chief Executive Officer of Z Capital. James J. Zenni, Jr. is the sole member of the board of directors, and is the President, Secretary and Treasurer, of Merger Sub. Mr. Zenni is currently Chairman of the board of directors of Mrs. Fields Famous Brands, LLC, Real Mex Restaurants, Twin-Star International and Waldhaus Flims Mountain Resort & Spa and is a member of the board of directors of Affinity Gaming, Modere, Inc. and Carillon Miami Beach, all of which are private companies, and he was previously a member of the board of directors of Automotive Aftermarket Group, LLC, Bayou Steel Corporation, Smarte Carte Corporation and Sun World International, LLC, all of which were or are portfolio companies of investment funds affiliated with Z Capital.

        None of the Purchaser Parties has made any provision in connection with the merger to grant security holders that are not affiliates of Z Capital access to the corporate files of Parent or Merger Sub or to obtain counsel or appraisal services at the expense of the Purchaser Parties.

        None of the Purchaser Parties, nor, to the knowledge of the Purchaser Parties, any of the Z Capital Filing Persons has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors) or has been a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

        Except as set forth in this proxy statement, none of the Purchaser Parties, nor, to the knowledge of the Purchaser Parties, any of the Z Capital Filing Persons, nor any associate or majority owned subsidiary of any of the foregoing, beneficially owns or has a right to acquire any shares of Affinity common stock, and, except as set forth in this proxy statement, none of the Purchaser Parties nor, to the knowledge of the Purchaser Parties, any of the persons or entities referred to above, nor any of the respective executive officers, directors or subsidiaries of any of the foregoing, has effected any transaction in Affinity common stock during the past 60 days.

        Except as set forth in this proxy statement, none of the Purchaser Parties has any contract, arrangement or understanding with any other person with respect to any securities of Affinity, including, but not limited to, any contract, arrangement or understanding concerning the transfer or the voting of any securities of Affinity, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

        Except as set forth or incorporated by reference in this proxy statement, none of the Purchaser Parties, any of their affiliates, nor, to the knowledge of the Purchaser Parties, any of the Z Capital Filing Persons, has had any business relationships or transactions with Affinity or any of its executive officers, directors or affiliates that are required to be reported under the rules of the SEC. Except as set forth in this proxy statement, there have been no contacts, negotiations or transactions between any of the Purchaser Parties, any of their affiliates or, to the knowledge of the Purchaser Parties, any of the Z Capital Filing Persons, and Affinity or its affiliates concerning a merger, consolidation or acquisition, tender offer or other acquisition of securities, election of directors or a sale or other transfer of a material amount of assets.

The Z Capital Filing Persons

        Z Capital is a private equity fund manager that manages investments of affiliated investment funds in various industries. Z Capital is a wholly owned subsidiary of Z Capital Group, L.L.C., a Delaware limited liability company, which is an asset management firm that manages affiliated private equity and credit investment funds. Z Capital Group, L.L.C., is a subsidiary of Zenni Holdings, LLC, a Delaware limited liability company, which is a personal holding company for James J. Zenni, Jr. The sole member and managing member of Zenni Holdings, LLC is James J. Zenni, Jr. Mr. Zenni is the founder, President, Chief Executive Officer and Managing Principal of Z Capital, and has held such position with Z Capital since 2006, and is a United States citizen.

        As of September 30, 2016, certain affiliates of Z Capital own approximately 8,418,616 shares of Affinity common stock, including 8,333 shares of unvested restricted stock, representing approximately 41.2% of the outstanding shares of Affinity common stock (based upon 20,438,831 shares outstanding as of September 30, 2016). Following the merger, Affinity will be a wholly owned subsidiary of Parent, which is a wholly owned subsidiary of Holdings. Following the Merger, Z Capital will control Holdings through the Z Capital Rollover Investors, each of which are engaged, directly or indirectly, in the private equity and leveraged buyout business, consisting of the following persons:

  •
  Z Capital Partners II, L.P., a Delaware limited partnership;

  •
  Z Capital Partners II-A, L.P., a Delaware limited partnership;

  •
  Z Capital Partners II-B, L.P., a Delaware limited partnership;

  •
  Z Capital Partners Fund Holdings I, L.L.C., a Delaware limited liability company;

  •
  Z Capital HG, L.L.C., a Delaware limited liability company;

  •
  Z Capital HG-C, L.L.C., a Delaware limited liability company;

  •
  Z Capital CUAL Co-Invest, L.L.C., a Delaware limited liability company; and

  •
  Z Capital Partners GP I, L.P., a Delaware limited partnership.

        Z Capital Partners GP II, L.P., a Delaware limited partnership, is the general partner of each of Z Capital Partners II, L.P., Z Capital Partners II-A, L.P., and Z Capital Partners II-B, L.P. The managing member of Z Capital Partners Fund Holdings I, L.L.C. is Z Capital Partners I, L.P., a Delaware limited partnership. Z Capital Partners GP I, L.P. is the managing member of each of Z Capital HG, L.L.C., Z Capital HG-C, L.L.C., and Z Capital CUAL Co-Invest, L.L.C. Z Capital Partners GP I, L.P. is the general partner of Z Capital Partners I, L.P. The general partner of each of Z Capital Partners GP II, L.P. and Z Capital Partners GP I, L.P. is Z Capital Partners UGP, L.L.C., a Delaware limited liability company. Z Capital is the sole member and managing member of Z Capital Partners UGP, L.L.C. Z Capital Partners UGP, L.L.C., Z Capital Partners GP II, L.P., and Z Capital Partners I, L.P. are each engaged, directly or indirectly, in the private equity and leveraged buyout business.

        Z Capital, Z Capital Group, L.L.C., Zenni Holdings, LLC, Mr. Zenni, Z Capital Partners UGP, L.L.C., Z Capital Partners GP II, L.P., Z Capital Partners I, L.P., the Z Capital Rollover Investors, and Holdings are collectively referred to as the "Z Capital Filing Persons." Each of the Z Capital Filing Persons is an affiliate of Affinity and engaged, directly or indirectly, in the private equity and leveraged buyout business.

        The principal office of each of the Z Capital Filing Persons is located at Two Conway Park, 150 Field Drive, Suite 300, Lake Forest, IL 60045 and the telephone number of each of the Z Capital Filing Persons is (847) 235-8100.

        None of the Z Capital Filing Persons has made any provision in connection with the merger to grant unaffiliated security holders access to the corporate files of the Z Capital Filing Persons or to obtain counsel or appraisal services at the expense of the Z Capital Filing Persons.

        None of the Z Capital Filing Persons have been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors) or has been a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

        Except as set forth in this proxy statement, none of the Z Capital Filing Persons, nor any associate or majority owned subsidiary of any of the Z Capital Filing Persons, beneficially owns or has a right to acquire any shares of Affinity common stock, and, except as set forth in this proxy statement, none of the Z Capital Filing Persons nor any of the persons or entities referred to above, nor any of the respective executive officers, directors or subsidiaries of any of the foregoing, has effected any transaction in Affinity common stock during the past 60 days.

        Except as set forth in this proxy statement, none of the Z Capital Filing Persons has any contract, arrangement or understanding with any other person with respect to any securities of Affinity, including, but not limited to, any contract, arrangement, understanding concerning the transfer or the voting of any securities of Affinity, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

        Except as set forth in this proxy statement, none of the Z Capital Filing Persons, any of their respective affiliates, has had any business relationships or transactions with Affinity or any of its executive officers, directors or affiliates that are required to be reported under the rules of the SEC. Except as set forth in this proxy statement, there have been no contacts, negotiations or transactions between any of the Z Capital Filing Persons or any of their respective affiliates, on the one hand, and Affinity or its affiliates, on the other hand, concerning a merger, consolidation or acquisition, tender offer or other acquisition of securities, election of directors or a sale or other transfer of a material amount of assets.

 OTHER MATTERS

Future Stockholder Proposals

        If the merger is completed, Affinity may elect not to hold an annual meeting of stockholders in 2017. If the merger is not completed, stockholders will continue to be entitled to attend and vote their shares in connection with Affinity's 2017 annual meeting of stockholders and Affinity will provide notice of or otherwise publicly disclose the date on which such 2017 annual meeting will be held. If the 2017 annual meeting is held, stockholder proposals will be governed by Rule 14a-8 promulgated under the Exchange Act and Affinity's bylaws, as described below.

        In accordance with Rule 14a-8 of the Exchange Act, Affinity must receive any stockholder proposals intended to be included in the proxy statement for its 2017 annual meeting of stockholders no later than December 11, 2016. Stockholders should send any proposals to Marc H. Rubinstein, Senior Vice President, General Counsel & Secretary at Affinity Gaming, 3755 Breakthrough Way, Suite 300, Las Vegas, Nevada, 89135.

        In addition, Affinity has established an advance notice procedure with regard to certain matters, including stockholder proposals not included in the proxy statement, to be brought before an annual meeting of stockholders. A stockholder's notice must be delivered to, or mailed and received at, Affinity's registered office neither less than sixty (60) days nor more than ninety (90) days prior to the annual meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public announcement of the date of the meeting is given or made to stockholders, the stockholder's notice must be received no later than the close of business on the tenth (10th) day following the date on which such notice of the date of the annual meeting was mailed or such public announcement was made.

        A stockholder's notice with respect to a proposed item of business must include, among other things: (i) a brief description of the business the stockholder desires to have addressed at the annual meeting; (ii) the stockholder's name and address, as well as the class and number of shares of common stock owned by such stockholder; and (iii) any material interest of the stockholder in such business.

        A stockholder's notice with respect to a director nomination must be delivered to, or mailed and received at, Affinity's registered office: (i) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting (i.e., not earlier than February 5, 2016 and not later than March 6, 2016); provided, however, that in the event the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, the stockholder's notice, to be timely, must be so received not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting made, and (ii) in the case of a special meeting, not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. Such stockholder's notice must set forth, among other things, (y) all information relating to such director nominee which must be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, together with such person's written consent to being named as a nominee in a proxy statement filed pursuant to Regulation 14A under the Exchange Act and to serve as a director if elected; and (z) the stockholder's name and address, as well as the class and number of shares of common stock owned by such stockholder delivering the notice.

        For further information about the advance notice procedure with regard to certain matters to be brought before an annual meeting of stockholders, refer to the complete copy of the Amended and Restated Bylaws, filed as Exhibit 3.1 attached to Affinity's Current Report on Form 8-K, dated March 29, 2013.

Available Information

        Affinity files annual, quarterly and current reports, proxy statements and other information with the SEC. These reports, proxy statements and other information can be inspected and copies made at the SEC's Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of these materials can also be obtained by mail from the SEC's Public Reference Room at prescribed rates. Copies of the materials Affinity files with the SEC are also available on the SEC's website at www.sec.gov.

        Affinity makes available, free of charge, copies of the documents it files with the SEC, including this proxy statement, through the "Investor Relations" section of its website at http://www.affinitygaming.com/Investor-Relations. Any person to whom this proxy statement is delivered may obtain copies of the reports and this proxy statement, without charge, upon written request to Investor Relations, Affinity Gaming, 3755 Breakthrough Way, Suite 300, Las Vegas, Nevada, 89135. If you would like to request documents from Affinity, please do so at least ten (10) business days before the date of the special meeting in order to receive timely delivery of those documents prior to the special meeting.

        Because the merger is a "going private" transaction, Affinity, the Purchaser Parties and the Z Capital Filing Persons have filed with the SEC a transaction statement on Schedule 13E-3 with respect to the merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC.

        Statements contained in this proxy statement or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document are not necessarily complete and each of these statements is qualified in its entirety by reference to such contract or other document filed as an exhibit with the SEC.

        You should rely only on the information contained or incorporated by reference in this proxy statement when considering how to vote your shares at the special meeting. Affinity has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [-], 2016. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Information Incorporated by Reference

        The SEC allows Affinity to incorporate by reference in this proxy statement certain documents that Affinity files with the SEC, which means that Affinity may disclose important information by referring you to those documents. The information incorporated by reference is deemed to be a part of this proxy statement, except to the extent such information is modified or superseded by information contained in, or incorporated by reference in, this proxy statement. Certain information contained in the documents incorporated by reference in this proxy statement that is deemed, in accordance with SEC rules, to be furnished and not filed with the SEC will not be deemed to be incorporated by reference in this proxy statement.

        This proxy statement incorporates by reference the documents listed below:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

  •
  Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016 and June 30, 2016;

  •
  Current Reports on Form 8-K filed July 5, 2016, August 10, 2016, August 23, 2016, and October 6, 2016; and

  •
  Affinity's Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 8, 2016.

        Affinity also incorporates by reference, with respect to this proxy statement but not with respect to the Schedule 13E-3, each document it files under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the special meeting. Affinity will amend the Schedule 13E-3 to incorporate by reference any additional documents that Affinity may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting to the extent required to fulfill Affinity's obligations under the Exchange Act. Affinity's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Definitive Proxy Statements on Schedule 14A are available free of charge on Affinity's website at http://www.affinitygaming.com/Investor-Relations as soon as reasonably practicable after they are filed with the SEC. Any person to whom this proxy statement is delivered may also obtain a copy of these filings (without exhibits, unless such exhibits are specifically incorporated by reference in this proxy statement), without charge, upon written or telephonic request directed to Marc H. Rubinstein, Senior Vice President, General Counsel & Secretary at Affinity Gaming, 3755 Breakthrough Way, Suite 300, Las Vegas, Nevada, 89135 or (702) 341-2400. The information provided on Affinity's website, other than copies of the documents listed in this proxy statement as being incorporated by reference herein, is not part of this proxy statement and, therefore, is not incorporated by reference herein.

 Appendix A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

among

Z CAPITAL AFFINITY OWNER, LLC,

AFFINITY MERGER SUB, INC.

and

AFFINITY GAMING

Dated as of August 22, 2016

A-i

A-ii

A-iii

A-iv

 INDEX OF DEFINED TERMS

Definition	Location
2015 Audited Financial Statements	5.15(f)(iv)
Acceptable Confidentiality Agreement	5.4(d)(iii)
Acquisition Proposal	5.4(d)(i)
Action	3.8
Affiliate	8.3(a)
Agreement	Preamble
Alternative Acquisition Agreement	5.4(e)(iii)
Alternative Financing	5.15(b)
Antitrust Law	5.7(j)
Articles of Merger	1.3
Book-Entry Shares	2.1(a)
Business Day	8.3(b)
Certificates	2.1(a)
Change of Recommendation	5.4(e)(ii)
Closing	1.2
Closing Date	1.2
Code	2.4
Collective Bargaining Agreement	3.11(d)
Company	Preamble
Company Board	Recitals
Company Bylaws	3.1(b)
Company Charter	3.1(b)
Company Disclosure Letter	Article III
Company Employees	5.8(a)
Company Material Adverse Effect	8.3(c)
Company Parties	7.3(c)
Company Performance-Based Restricted Stock	2.2(b)
Company Plans	3.10(a)
Company Recommendation	3.3(b)
Company Registered IP	3.17
Company Related Parties	7.3(b)
Company Restricted Stock	2.2(b)
Company SEC Documents	3.5(a)
Company Stock Option	2.2(a)
Company Stock Plans	2.2(a)
Company Stockholder Approval	3.3(a)
Company Stockholder Meeting	5.5(b)
Company Termination Fee	7.3(b)
Company Time-Based Restricted Stock	2.2(b)
Company Title Insurance Policy	3.16(f)
Confidentiality Agreement	5.6(b)
Contract	3.4(a)
control	8.3(d)
Credit Agreement	5.18
Credit Agreement Amendment	5.22
Credit Facility Termination	5.18
Debt Financing	4.6(a)
Debt Financing Commitment	4.6(a)

A-v

Definition	Location
Debt Financing Sources	8.3(e)
Dissenting Shares	2.5
DTC	2.3(e)
DTC Payment	2.3(e)
Effective Time	1.3
Environmental Laws	3.12(b)(i)
Environmental Permits	3.12(b)(ii)
Equity Financing	4.6(a)
Equity Financing Commitments	4.6(a)
Equity Financing Sources	4.6(a)
ERISA	3.10(a)
Exchange Act	3.4(b)
Financing	4.6(a)
Financing Commitments	4.6(a)
Financing Sources	4.6(a)
GAAP	3.5(b)
Gaming Approvals	8.3(f)
Gaming Authorities	8.3(g)
Gaming Law	8.3(h)
Governmental Entity	3.4(b)
Hazardous Materials	3.12(b)(iii)
HSR Act	3.4(b)
Indebtedness	8.3(i)
Indemnified Parties	5.11(a)
Insurance Policies	3.15
IRS	3.10(a)
Joinder	Recitals
knowledge	8.3(j)
Law	3.4(a)
Lease	3.16(a)
Leased Real Property	3.16(a)
Licensing Affiliates	4.12
Licensing Parties	4.12
Liens	8.3(k)
Limited Guarantee	Recitals
Marketing Period	8.3(l)
Material Contract	3.14(a)
Merger	Recitals
Merger Sub	Preamble
Nevada Secretary of State	1.3
Notice	5.4(h)
NRS	1.1
Owned Real Property	3.16(a)
Parent	Preamble
Parent Disclosure Letter	Article IV
Parent Material Adverse Effect	4.1
Parent Plan	5.8(c)
Parent Parties	7.3(b)
Parent Related Parties	7.3(c)
Paying Agent	2.3(a)

A-vi

Definition	Location
Payment Fund	2.3(a)
Payoff Amount	5.18
PBGC	3.10(e)(iii)
Per Share Merger Consideration	8.3(m)
Permits	3.9
Permitted Liens	8.3(n)
Person	8.3(o)
Personal Information	3.17
Preferred Stock	3.2(a)
Proxy Statement	3.22
Representatives	8.3(p)
Required Amount	4.6(f)
Retained Claims	8.10(c)(iv)
Reverse Termination Fee	7.3(c)
Rollover Commitment Letter	Recitals
Rollover Investment	Recitals
Rollover Investors	Recitals
Rollover Shares	Recitals
Sarbanes-Oxley Act	3.5(a)
Schedule 13E-3	3.22
SEC	3.5(a)
Securities Act	3.5(a)
Shares	2.1(a)
Solvent	4.9(b)
Special Committee	Recitals
Sponsor	Recitals
Sponsor Voting Agreement	Recitals
Standstill Period	5.21
Subsidiary	8.3(q)
Superior Proposal	5.4(d)(ii)
Survey	8.3(r)
Surviving Corporation	1.1
Systems	3.17
Takeover Laws	3.18
Tax Returns	3.13(n)(ii)
Taxes	3.13(n)(i)
Termination Date	7.1(b)(i)
Third Party Lease	3.16(c)
Third Party Tenant	3.16(c)
Transaction Litigation	5.17
WARN Act	3.11(d)
Zoning Report	8.3(s)

A-vii

 Exhibits

        Exhibit A—Rollover Investors

        Exhibit B—Rollover Commitment Letter

        Exhibit C—Articles of Incorporation of the Surviving Corporation

        Exhibit D—Bylaws of the Surviving Corporation

A-viii

 AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of August 22, 2016, among Z Capital Affinity Owner, LLC, a Delaware limited liability company ("Parent"), Affinity Merger Sub, Inc., a Nevada corporation and a wholly owned Subsidiary of Parent ("Merger Sub"), and Affinity Gaming, a Nevada corporation (the "Company"). Parent, Merger Sub and the Company are referred to herein collectively as the "parties" and individually as a "party".

RECITALS

        WHEREAS, the board of directors of the Company (the "Company Board"), acting upon the unanimous recommendation of a special committee of the Company Board (the "Special Committee"), has (i) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth in this Agreement and (ii) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are fair to, and in the best interests of, the Company and the Company's stockholders (other than Parent and its Subsidiaries);

        WHEREAS, the managing member of Parent and the board of directors of Merger Sub have each determined that an acquisition of the Company by Parent is in the best interests of their respective companies and stockholders or members, as applicable and, accordingly, have each approved this Agreement and declared it advisable for Parent and Merger Sub to enter into this Agreement and consummate the merger (the "Merger") of Merger Sub with and into the Company on the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company's willingness to enter into this Agreement, Z Capital Partners II, L.P., Z Capital Partners II-A, L.P. and Z Capital Partners II-B, L.P., each a Delaware limited partnership (collectively, "Sponsor"), are entering into a limited guarantee with the Company (the "Limited Guarantee"), pursuant to which, and subject to the terms and conditions set forth therein, Sponsor is guaranteeing certain obligations of Parent and Merger Sub under this Agreement;

        WHEREAS, Z Capital Partners, L.L.C. has entered into a Joinder ("Joinder") with respect to various provisions of this Agreement, including Section 5.21;

        WHEREAS, concurrently with the execution and delivery of this Agreement, certain Affiliates of Sponsor that are stockholders of the Company are entering into a Voting Agreement with the Company (the "Sponsor Voting Agreement") and certain other stockholders of the Company are entering into a voting agreement with Parent;

        WHEREAS, certain Affiliates of Sponsor set forth on Exhibit A (the "Rollover Investors") are entering into the Rollover Commitment Letter in the form attached hereto as Exhibit B (the "Rollover Commitment Letter"), pursuant to which the Rollover Investors will contribute (the "Rollover Investment") to Parent, subject to the terms and conditions in the Rollover Commitment Letter, the Shares set forth therein (the "Rollover Shares"); and

        WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger as specified herein.

 AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I
THE MERGER

        Section 1.1.    The Merger.

        Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Nevada Revised Statute (the "NRS"), at the Effective Time, Merger Sub shall be merged with and into the Company. Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation") and as a wholly owned subsidiary of Parent.

        Section 1.2.    Closing.

        The closing of the Merger (the "Closing") shall take place at 7:00 a.m., Pacific Time, on the second (2nd) Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions), remotely via the exchange of documents and signatures by facsimile or electronic transmission, unless this Agreement has been terminated pursuant to its terms or unless another date, time, place and/or method is agreed to in writing by Parent and the Company; provided, however, that if the Marketing Period has not ended prior to the time that the Closing would otherwise have occurred pursuant to the foregoing, then the Closing shall occur on the earlier to occur of (i) a date during the Marketing Period specified by Parent on three (3) Business Days written notice to the Company and (ii) the second (2nd) Business Day immediately following the final day of the Marketing Period, subject in each case to the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions) as of the date determined pursuant to this proviso. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

        Section 1.3.    Effective Time.

        Upon the terms and subject to the conditions of this Agreement, as soon as practicable following the Closing, the parties shall cause an articles of merger (the "Articles of Merger") to be filed with the Secretary of State of the State of Nevada (the "Nevada Secretary of State"), executed in accordance with the relevant provisions of the NRS, and, as soon as practicable on or after the Closing Date, shall make any and all other filings or recordings required under the NRS to make the Merger effective. The Merger shall become effective at such time as the Articles of Merger is duly filed with the Nevada Secretary of State or at such other date or time as Parent and the Company shall mutually agree in writing and shall specify in the Articles of Merger (the time the Merger becomes effective being the "Effective Time").

        Section 1.4.    Effects of the Merger.

        The Merger shall have the effects set forth in this Agreement and in the relevant provisions of the NRS. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        Section 1.5.    Articles of Incorporation; Bylaws.

          (a)   At the Effective Time, the articles of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated so that it reads in its entirety as set forth in Exhibit C hereto, and, as so amended and restated, shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by applicable Law.

          (b)   At the Effective Time, the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated so that it reads in its entirety as set forth in Exhibit D hereto, and, as so amended and restated, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms, the articles of incorporation of the Surviving Corporation and as provided by applicable Law.

        Section 1.6.    Directors.

        The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

        Section 1.7.    Officers.

        The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

ARTICLE II
EFFECT ON THE CAPITAL STOCK OF THE
CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

        Section 2.1.    Conversion of Capital Stock.

        At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any shares of capital stock of the Company, Parent or Merger Sub:

          (a)   Each share of common stock, par value $0.001 per share, of the Company (such shares, collectively, the "Shares") issued and outstanding immediately prior to the Effective Time (other than (i) Shares to be cancelled or contributed in accordance with Section 2.1(b), (ii) Company Restricted Stock to be treated in accordance with Section 2.2(b), and (iii) any Dissenting Shares) shall thereupon be converted automatically into and each certificate (a "Certificate") formerly representing any such Shares, if any, or such Shares that are non-certificated and represented by book-entry (a "Book-Entry Share"), shall thereafter represent the right to receive the Per Share Merger Consideration in cash, without interest, and subject to deduction for any required withholding Tax. As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and shall thereafter only represent the right to receive the Per Share Merger Consideration to be issued or paid in accordance with Section 2.3, without interest. Immediately following the Effective Time, an equivalent amount of such Shares shall be issued by the Company to Parent.

          (b)   Each Share held in the treasury of the Company or owned, directly or indirectly, by Parent or Merger Sub immediately prior to the Effective Time (other than Rollover Shares contributed to Parent by the Rollover Investors immediately prior to the Effective Time) shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor. Each Share contributed to Parent by the Rollover Investors immediately prior to the Effective Time shall remain outstanding after the Effective Time.

          (c)   Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be cancelled as of the Effective Time.

          (d)   If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company, or securities convertible into or exchangeable into or exercisable for shares of such capital stock, shall occur as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, merger or other similar transaction, the Per Share Merger Consideration and the number of shares to be issued to Parent pursuant to this Section 2.1 and Section 2.2 shall be equitably adjusted, without duplication, to reflect such change. Nothing in this Section 2.1(d) shall relieve the Company or its Subsidiaries from the obligations contained in Sections 5.1(b)(iii) and (b)(iv).

        Section 2.2.    Treatment of Options and Other Equity-Based Awards.

          (a)   At the Effective Time, each option (each, a "Company Stock Option") to purchase Shares granted under any employee or director stock option, stock purchase or equity compensation plan, arrangement or agreement of the Company, including the Company's Amended and Restated 2011 Long Term Incentive Plan (the "Company Stock Plans"), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall be treated in accordance with the terms and conditions applicable to such Company Stock Option immediately prior to the Effective Time under the Company Stock Plans or any other Contract (including any Company Plan) except as otherwise agreed by Parent and the holder of such Company Stock Option.

          (b)   At the Effective Time, each outstanding share of restricted stock granted under any Company Stock Plan subject to time-based vesting restrictions ("Company Time-Based Restricted Stock") that is vested and outstanding immediately prior to the Effective Time (excluding the Rollover Shares) shall be cancelled and converted into the right to receive from the Surviving Corporation as soon as practicable following (and in no event later than three (3) Business Days following) the Effective Time an amount in cash (without interest, and subject to deduction for any required withholding Tax) equal to the product of (i) the Per Share Merger Consideration and (ii) the number of Shares subject to such Company Time-Based Restricted Stock. Immediately following the Effective Time, an equivalent amount of such shares of Company Time-Based Restricted Stock shall be issued by the Company to Parent. At the Effective Time, each outstanding share of Company Time-Based Restricted Stock that is unvested and outstanding immediately prior to the Effective Time (excluding the Rollover Shares) shall be treated in accordance with the same terms and conditions applicable to such Company Time-Based Restricted Stock immediately prior to the Effective Time under the Company Stock Plans or any other Contract (including any Company Plan) except as otherwise agreed by Parent and the holder of such Company Time-Based Restricted Stock. At the Effective Time, each outstanding share of restricted stock granted under any Company Stock Plan subject to performance-based vesting restrictions ("Company Performance-Based Restricted Stock" and, together with Company Time-Based Restricted Stock, "Company Restricted Stock") that is vested and outstanding immediately prior to the Effective Time (excluding the Rollover Shares) shall be cancelled and converted into the right to receive from the Surviving Corporation as soon as practicable following (and in no event later than three (3) Business Days following) the Effective Time an amount in cash (without interest, and subject to deduction for any required withholding Tax) equal to the product of (i) the Per Share Merger Consideration and (ii) the number of Shares subject to such Company Performance-Based Restricted Stock. Immediately following the Effective Time, an equivalent amount of such shares of Company Performance-Based Restricted Stock shall be issued by the Company to Parent. At the Effective Time, each outstanding share of Company Performance-Based Restricted Stock that is unvested and outstanding immediately prior to the

  Effective Time (excluding the Rollover Shares) shall be treated in accordance with the same terms and conditions applicable to such Company Performance-Based Restricted Stock immediately prior to the Effective Time under the Company Stock Plans or any other Contract (including any Company Plan) except as otherwise agreed by the Company and the holder of such Company Performance-Based Restricted Stock.

          (c)   Prior to the Effective Time, the Company shall adopt such resolutions as may be reasonably required to effectuate the provisions of this Section 2.2. Parent and Merger Sub will ensure that the Surviving Corporation has an amount in cash sufficient to timely pay, in addition to all other obligations of the Surviving Corporation, all amounts required to be paid by this Section 2.2.

        Section 2.3.    Exchange and Payment.

          (a)   Prior to the Closing, Parent shall enter into an agreement (in a form reasonably acceptable to the Company) with a paying agent selected by Parent (that is reasonably satisfactory to the Company) to act as agent for the stockholders of the Company in connection with the Merger (the "Paying Agent") to receive the aggregate amount of Per Share Merger Consideration to which the stockholders of the Company shall become entitled pursuant to Section 2.1(a). At or prior to the Effective Time, Parent shall deposit (or cause to be deposited) with the Paying Agent cash in an amount sufficient to make all payments pursuant to Section 2.1(a) (such cash being hereinafter referred to as the "Payment Fund"). The Payment Fund shall not be used for any purpose other than to fund payments due pursuant to Section 2.1(a), except as provided in this Agreement. Parent shall pay (or cause to be paid) all charges and expenses, including those of the Paying Agent, incurred by it in connection with the exchange of Shares for the Per Share Merger Consideration and other amounts contemplated by this Article II.

          (b)   Prior to, on or promptly after the Effective Time, and in any event not later than the second (2nd) Business Day following the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each record holder, as of immediately prior to the Effective Time, of an outstanding Certificate(s) that immediately prior to the Effective Time represented outstanding Shares that were converted into the right to receive the Per Share Merger Consideration with respect thereto pursuant to Section 2.1(a), (i) a letter of transmittal in such form as Parent and the Company shall reasonably agree (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such Person shall pass, only upon proper delivery of the Certificates and a duly completed and validly executed letter of transmittal to the Paying Agent and have such other provisions as Parent and the Company shall reasonably agree) and (ii) instructions (in such form as Parent and the Company shall reasonably agree) for use in effecting the surrender of such Certificates in exchange for the Per Share Merger Consideration payable with respect thereto pursuant to Section 2.1(a). Upon surrender of a Certificate to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent to evidence ownership, the holder of such Certificate shall be entitled to receive in exchange therefor a check or wire transfer for the amount of cash equal to the Per Share Merger Consideration for each Share formerly represented by such Certificate (subject to deduction for any required withholding Tax) within five (5) Business Days of receipt by the Paying Agent of such Certificate, and the Certificate so surrendered shall forthwith be cancelled. Promptly after the Effective Time and in any event not later than the second (2nd) Business Day following the Effective Time, the Paying Agent shall issue and deliver to each holder as of immediately prior to the Effective Date of outstanding Book-Entry Shares that delivers to the Paying Agent a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto (or such other evidence of transfer reasonably acceptable to the Paying Agent), a check or wire transfer for the amount of cash that such holder is entitled to receive pursuant to Section 2.1(a) in respect of such Book-Entry Shares, without such holder being required to deliver a Certificate to the Paying Agent, and such Book-Entry Shares shall then be cancelled. No interest will be paid or accrued for the benefit of holders of Certificates or Book-Entry Shares on the Per Share Merger Consideration payable in respect of Certificates or Book-Entry Shares.

          (c)   If payment of the Per Share Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Share is registered, it shall be a condition of payment that such Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer or such Book-Entry Share shall be properly transferred and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Per Share Merger Consideration to a Person other than the registered holder of the Certificate or Book-Entry Share surrendered or shall have established to the satisfaction of Parent that such Tax either has been paid or is not applicable.

          (d)   Until surrendered as contemplated by this Section 2.3, each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Per Share Merger Consideration payable in respect of Shares theretofore represented by such Certificate or Book-Entry Shares, as applicable, pursuant to Section 2.1(a), without any interest thereon.

          (e)   Prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with the Paying Agent and the Depository Trust Company ("DTC") to ensure that (i) if the Closing occurs at or prior to 11:30 a.m. (New York City time) on the Closing Date, the Paying Agent will transmit to DTC or its nominees on the Closing Date an amount in cash in immediately available funds equal to the number of Shares held of record by DTC or such nominee immediately prior to the Effective Time (excluding any Dissenting Shares) multiplied by the Per Share Merger Consideration (such amount, the "DTC Payment"), and (ii) if the Closing occurs after 11:30 a.m. (New York time) on the Closing Date, the Paying Agent will transmit to DTC or its nominee on the first (1st) Business Day after the Closing Date an amount in cash in immediately available funds equal to the DTC Payment.

          (f)    All cash paid upon the surrender for exchange of Certificates or Book-Entry Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates or Book-Entry Shares. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or transfer is sought for Book-Entry Shares, such Certificates or Book-Entry Shares shall be cancelled and exchanged as provided in this Article II, subject to applicable Law in the case of Dissenting Shares.

          (g)   The Paying Agent shall invest any cash included in the Payment Fund as directed by Parent, on a daily basis; provided, that any investment of such cash shall in all events be in short-term obligations of the United States of America with maturities of no more than 30 days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America, or in short-term commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively; provided, however, that Parent shall take all actions necessary to ensure that the Payment Fund includes at all times cash sufficient to satisfy Parent's obligation under this Article II. Any interest and other income resulting from such investments shall be payable to Parent or its designee.

          (h)   At any time following the date that is 12 months after the Effective Time, Parent shall be entitled to require the Paying Agent to deliver to Parent or its designee any funds (including any interest received with respect thereto) that have been made available to the Paying Agent and which have not been claimed by holders of Certificates or Book-Entry Shares, and thereafter such Persons shall be entitled to look to Parent and the Surviving Corporation (subject to abandoned property, escheat or other similar Laws), and Parent and the Surviving Corporation shall remain liable, only as general creditors thereof with respect to the Per Share Merger Consideration payable upon due surrender of their Certificate (or affidavit in lieu thereof as provided in Section 2.3(j)) or Book-Entry Shares.

          (i)    Any portion of the Per Share Merger Consideration made available to the Paying Agent pursuant to Section 2.3(a) to pay for Dissenting Shares for which appraisal rights have been perfected in accordance with Section 2.5 shall be returned to the Surviving Corporation, upon demand.

          (j)    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the record holder thereof and, if necessary, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Per Share Merger Consideration payable in respect thereof pursuant to this Agreement.

          (k)   None of Parent, Merger Sub, the Company or the Paying Agent, or any employee, officer, director, agent or Affiliate thereof, shall be liable to any Person in respect of any cash from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered prior to five (5) years after the Effective Time (or immediately prior to such earlier date on which the Per Share Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity), any such cash in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

        Section 2.4.    Withholding Rights.

        Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Shares, Company Stock Options, Company Restricted Stock or otherwise pursuant to this Agreement such amounts as Parent, the Surviving Corporation or the Paying Agent, as the case may be, is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code") or the Treasury Regulations promulgated thereunder, or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld and paid over to the appropriate Taxing authority by Parent, the Surviving Corporation or the Paying Agent on behalf of the Person in respect of which such deduction and withholding was made, such withheld and remitted amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Parent, the Surviving Corporation and the Paying Agent shall use commercially reasonably efforts to cooperate with each other and with the former holders of Shares, Company Stock Options or Company Restricted Stock in the collection, preparation and filing of any forms or other documentation relating to any claim of exemption or relief from any requirement to withhold so as to eliminate or minimize to the greatest extent possible any such requirement.

        Section 2.5.    Dissenting Shares.

        If, pursuant to the terms of NRS 92A.300 through 92A.500, holders of Shares are entitled to dissenter's rights, then notwithstanding anything in this Agreement to the contrary, Shares issued and outstanding immediately prior to the Effective Time that are held by any holder who has not voted such Shares in favor of the Merger or consented thereto in writing and who shall have properly demanded and perfected dissenter's rights under NRS 92A.300 through 92A.500, inclusive ("Dissenting Shares") shall not be converted into the right to receive the Per Share Merger Consideration but instead shall be entitled to receive such payment from the Surviving Corporation with respect to such Dissenting Shares as shall be determined pursuant to the NRS; provided, however, that if such holder shall have failed to perfect or shall have effectively withdrawn or otherwise lost such holder's right to dissent and demand payment of fair value under the NRS, each such Share held by such holder shall thereupon be deemed to have been converted into, as of the Effective Time, the right to receive, without any interest thereon, the Per Share Merger Consideration in accordance with Section 2.1(a), and such Share shall no longer be a Dissenting Share. The Company shall give prompt notice to Parent of any written demands received by the Company for payment of the fair value (as defined in NRS 92A.320) in respect of any Shares and attempted withdrawals of such demands and any other instruments served pursuant to NRS 92A.440 and received by the Company, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make or agree to make any payment with respect to any demands for appraisals of Shares, offer to settle or settle any demands or approve any withdrawal of any such demands.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except (a) as disclosed in the Company SEC Documents filed with the SEC prior to the date of this Agreement (including the Exhibits and Schedules hereto but excluding any risk factor disclosures contained under the heading "Risk Factors," any disclosure of risks included in any "forward-looking statements" disclaimer or any other statements that are similarly cautionary, predictive or forward-looking in nature, in each case, other than any specific factual information contained therein) (provided, that nothing in this clause (a) shall be deemed to modify or qualify the representations and warranties set forth in Section 3.1, Section 3.2 or Section 3.3), or (b) as set forth in the corresponding sections or subsections of the disclosure letter delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Letter") (it being agreed that disclosure of any information in a particular section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such information is reasonably apparent on the face of the information so disclosed (other than Section 3.1, Section 3.2 or Section 3.3, which matters shall only be disclosed by specific disclosure in the respective corresponding section or subsections of the Company Disclosure Letter)), the Company represents and warrants to Parent and Merger Sub as follows:

        Section 3.1.    Organization, Standing and Power.

          (a)   Each of the Company and its Subsidiaries (i) is an entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction of its organization, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its assets or properties makes such qualification or licensing necessary, except, with respect to clause (iii), for any such failure to be so qualified or licensed or in good standing as would not have a Company Material Adverse Effect.

          (b)   The Company has previously furnished or otherwise made available to Parent true and complete copies of the Company's articles of incorporation (the "Company Charter") and bylaws (the "Company Bylaws") and the articles of incorporation, bylaws, or comparable organizational documents of each of the Company's Subsidiaries, which subsidiaries are set forth on Section 3.2(d) of the Company Disclosure Letter, in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect.

        Section 3.2.    Capital Stock.

          (a)   The authorized capital stock of the Company consists of (a) 200,000,000 Shares and (b) 10,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock"). The rights and privileges of the Shares and Preferred Stock are as set forth in the Company Charter. As of August 22, 2016, (i) 20,462,329 Shares were issued and outstanding, all of which were (and all Shares that may be issued pursuant to any Company Stock Plan will be, when issued in accordance with the respective terms thereof) duly authorized, validly issued, fully paid and nonassessable and were free of preemptive rights and not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under applicable Law, the Company Charter, the Company Bylaws, or any agreement or instrument to which the Company is a party or is otherwise bound, (ii) no Shares were held in treasury, (iii) no shares of Preferred Stock were outstanding, (iv) an aggregate of 566,741 Shares were subject to or otherwise deliverable in connection with the exercise of outstanding Company Stock Options and (v) 462,329 Shares of Company Restricted Stock issued under the Company Stock Plans were outstanding. As of August 22, 2016, other than an aggregate of 970,930 Shares reserved for issuance under future grants under the Company Stock Plans, the Company has no Shares reserved for issuance.

          (b)   Section 3.2(b) of the Company Disclosure Letter contains a complete and correct list as of the date hereof of (i) each outstanding Company Stock Option, including with respect to each such option, the holder, date of grant, vesting and expiration schedule, exercise price, number of Shares subject thereto, and whether such Company Stock Option is an "incentive stock option" (as defined in the Code) or non-qualified stock option, and (ii) all outstanding Company Restricted Stock, including with respect to each such Company Restricted Stock, the holder, date of grant, vesting schedule and number of Shares subject thereto. The Company's Amended and Restated 2011 Long Term Incentive Plan is the only plan or program the Company or any of its Subsidiaries maintain under which stock options, restricted stock, restricted stock units, stock appreciation rights or other compensatory equity-based awards are outstanding. The Company has made available to Parent each outstanding award agreement under the Company Stock Plans. No Shares are held by any Subsidiary of the Company.

          (c)   Except as set forth in this Agreement, (A) there are not outstanding any (1) shares of capital stock or other voting securities of the Company or any of its Subsidiaries or other ownership or voting interest in the Company or any of its Subsidiaries, (2) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company or any of its Subsidiaries or other ownership or voting interest in the Company or any of its Subsidiaries, or (3) options or other rights to acquire from the Company or any of its Subsidiaries, and no obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership of voting interest or securities convertible into or exchangeable for capital stock or voting securities of the Company or any of its Subsidiaries or other ownership or voting interest in the Company or any of its Subsidiaries, (B) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock, voting securities, or other ownership or voting interest or securities convertible into or exchangeable for capital stock or voting securities of the Company or any of its Subsidiaries or other ownership or voting interest in the Company or any of its Subsidiaries, (C) there are no other options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries is a party, including any agreements granting any preemptive rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any equity or voting securities of or ownership or voting interest in the Company or any of its Subsidiaries, (D) there are no restricted shares, share appreciation rights, performance units, contingent value rights, "phantom" stock or similar securities or rights issued by the Company or any of its Subsidiaries that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other equity or voting securities of or ownership or voting interests in, the Company or any of its Subsidiaries and (E) neither the Company nor any of its Subsidiaries is party to any agreement, arrangement or understanding (including any voting trusts or proxies, stockholders agreements, "poison pill" or rights agreement or registration rights agreements) with respect to the voting, registration, sale, purchase or transfer of any capital stock or other securities of the Company or any of its Subsidiaries, and, there are no voting trusts or other agreements or understandings with respect to the voting of the capital stock or other equity interest of the Company or any of its Subsidiaries. There are no bonds, debentures, notes or other Indebtedness of the Company or any of its Subsidiaries having the right to vote (or convertible into, exchangeable for, securities or other interests having the right to vote) on any matter on which stockholders of the Company or the equity holders of the Company's Subsidiaries may vote.

          (d)   Each of the issued and outstanding shares of capital stock or other equity interests of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid, nonassessable and not subject to any preemptive rights and was not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under applicable Law, the articles of incorporation, bylaws or comparable organizational documents of the Company's Subsidiaries, or any agreement or instrument to which the Company's Subsidiaries are a party or is otherwise bound. All such shares are owned by the Company or another wholly owned Subsidiary of the Company and are owned free and clear of all Liens of any nature whatsoever, other than restrictions imposed by Law. Except for the Company's Subsidiaries, the Company does not own any capital stock or other equity or voting interest in, or any interest convertible into or exercisable or exchangeable for any capital stock of or other equity or voting interest in, any other Person. Section 3.2(d) of the Company Disclosure Letter sets forth (i) a true and complete list of each Subsidiary of the Company as of the date hereof and its jurisdiction of incorporation or organization and (ii) the identity of the holder of each outstanding share of capital stock or other equity interest of each Subsidiary of the Company.

        Section 3.3.    Authority.

          (a)   The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the adoption and approval of this Agreement and the transactions contemplated hereby by the holders of at least a majority of the issued and outstanding Shares (the "Company Stockholder Approval"), to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to adopt and approve this Agreement or the consummation of the transactions contemplated hereby, subject, in the case of the consummation of the Merger, to obtaining the Company Stockholder Approval and the filing with the Nevada Secretary of State of the Articles of Merger as required by the NRS. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors' rights generally or by general principles of equity.

          (b)   The Company Board, acting upon the unanimous recommendation of the Special Committee, has approved and declared advisable this Agreement and the transactions contemplated hereby and, subject to Section 5.4, has resolved to recommend that the Company's stockholders adopt and approve this Agreement and the transactions contemplated hereby (the "Company Recommendation"). The Company Stockholder Approval is the only vote or consent of the holders of any class or series of capital stock of the Company necessary to adopt and approve this Agreement, the Merger or the other transactions contemplated hereby.

        Section 3.4.    No Conflict; Consents and Approvals.

          (a)   The execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated hereby will not, (i) subject to the Company Stockholder Approval, conflict with or violate the Company Charter or Company Bylaws or the equivalent organizational documents of any of the Company's Subsidiaries, (ii) assuming that the Company Stockholder Approval and all consents, approvals and authorizations contemplated by clauses (i) through (v) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any federal, state, local or foreign law, statute, ordinance, code, rule, regulation, order, judgment, decree, injunction, ruling or similar requirement enacted, adopted, promulgated or enforced by a Governmental Entity (collectively, "Law") applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets are bound or (iii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any note, bond, mortgage, indenture, loan, contract, subcontract, agreement, lease, sublease, license, sublicense or other instrument or obligation (each, a "Contract") to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets are bound, except, in the case of clauses (ii) and (iii), for any such conflict, breach, violation, default, loss, right or other occurrence that would not have a Company Material Adverse Effect (without giving effect to the exclusion from the definition of Company Material Adverse Effect contained in clause (11) of such definition insofar as such exclusion relates directly to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby).

          (b)   The execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated hereby will not, require any consent, approval, authorization, declaration or permit of, action by, filing with or notification to, any domestic, foreign, international, federal, state or local governmental, administrative, judicial or regulatory authority (including any stock exchange, local authority, political subdivision, and any Gaming Authority), agency, court, commission, body, self-regulatory organization or other executive, legislative, judicial, regulatory or governmental body (each, a "Governmental Entity"), except for (i) such filings as may be required under applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and under state securities and "blue sky" laws, (ii) the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iii) the filing with the Nevada Secretary of State of the Articles of Merger as required by the NRS, (iv) compliance with and obtaining such Gaming Approvals as may be required under applicable Gaming Laws as set forth on Schedule 3.4(b) of the Company Disclosure Letter, and (v) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not have a Company Material Adverse Effect (without giving effect to the exclusion from the definition of Company Material Adverse Effect contained in clause (11) of such definition insofar as such exclusion relates directly to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby).

        Section 3.5.    SEC Reports; Financial Statements.

          (a)   The Company timely has filed or otherwise transmitted all forms, reports, statements, certifications and other documents (including all exhibits, schedules, amendments and supplements thereto and all information incorporated therein by reference) required to be filed by it with the Securities and Exchange Commission (the "SEC") since January 1, 2014 (all such forms, reports, statements, certificates and other documents filed since January 1, 2014, including those that are filed or furnished after the date of this Agreement and any amendments or supplements thereto, collectively, the "Company SEC Documents"). As of their respective dates, or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing, each of the Company SEC Documents complied (or will comply) as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act and the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), as applicable, and the applicable rules and regulations promulgated thereunder, as the case may be, each as in effect on the date so filed. As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing), none of the Company SEC Documents, contained (or will contain) any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made as to the accuracy of any financial projections or forward-looking statements. No Subsidiary of the Company is required to file any report, statement, schedule, form, prospectus, registration statement or other document, or make any other filing, with the SEC.

          (b)   The audited consolidated financial statements of the Company (including any related notes and schedules thereto) included or incorporated by reference in the Company SEC Documents, and the unaudited consolidated interim financial statements of the Company (including any related notes and schedules thereto) included or incorporated by reference in the Company SEC Documents, have been (or will be) prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and subject, in the case of unaudited interim financial statements, to normal, recurring year-end adjustments which are not individually or in the aggregate material) and fairly present (or will fairly present) in all material respects the consolidated financial position of the Company and its Subsidiaries at the respective dates thereof and the results of their operations and cash flows for the periods indicated (except as may be indicated in the notes thereto and subject, in the case of unaudited interim financial statements, to normal, recurring year-end adjustments which are not individually or in the aggregate material).

          (c)   The Company maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) designed to ensure that material information relating to the Company, including its Subsidiaries, required to be disclosed in reports the Company files under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and is accumulated and made known on a timely basis to the chief executive officer and the chief financial officer of the Company by others within those entities, as appropriate to allow timely decisions regarding required disclosure.

          (d)   The Company maintains a system of internal controls over financial reporting sufficient in all material respects to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals. The Company's management has completed an assessment of the effectiveness of the

  Company's system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act as of December 31, 2014 and December 31, 2015. To the knowledge of the Company, since January 1, 2014, none of the Company, its Subsidiaries or the Company's independent registered accountant has identified or been made aware of: (A) any significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by the Company and its Subsidiaries; (B) any illegal act or fraud related to the operations or business of the Company or its Subsidiaries, whether or not material, that involves the Company's management; or (C) any claim or allegation regarding any of the foregoing.

          (e)   As of the date of this Agreement, to the knowledge of the Company, there are no outstanding or unresolved comments in comment letters received by the Company from the SEC. To the knowledge of the Company, as of the date of this Agreement, none of the Company SEC Documents is the subject of ongoing SEC review. Since January 1, 2014, no principal executive officer or principal financial officer of the Company has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act, and neither the Company nor any of its executive officers has received notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

          (f)    There are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC that have not been so described in the Company SEC Documents.

          (g)   The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. Neither the Company nor any of its Subsidiaries has outstanding, or has arranged any outstanding, "extensions of credit" to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act.

          (h)   Section 3.5(h) of the Company Disclosure Letter sets forth, as of the date of this Agreement, any Indebtedness of the Company and its Subsidiaries and any material Lien (other than Permitted Liens) on their respective assets or properties.

        Section 3.6.    No Undisclosed Liabilities.

        Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet (or the notes thereto) of the Company and its Subsidiaries, except for liabilities and obligations (a) reflected or reserved against in the Company's consolidated balance sheet (or the notes thereto) included in the Company SEC Documents filed or furnished to the SEC prior to the date of this Agreement, (b) incurred in the ordinary course of business since December 31, 2015, (c) which have been discharged or paid in full prior to the date of this Agreement, (d) incurred pursuant to the transactions contemplated by this Agreement, (e) in connection with any Permitted Lien or (f) that would not have a Company Material Adverse Effect.

        Section 3.7.    Absence of Certain Changes or Events.

        Since January 1, 2016, except in connection with the transactions contemplated by this Agreement or as otherwise contemplated or permitted by this Agreement, the businesses of the Company and its Subsidiaries have been conducted in the ordinary course of business. Since January 1, 2016, there has not been any change, event or occurrence which has had a Company Material Adverse Effect. Since January 1, 2016 and through the date of this Agreement, there has not been (a) any declaration, setting aside or payment of any dividend or other distribution in cash, stock, property or otherwise in respect of the Company's or its Subsidiaries capital stock, except for any dividend or distribution of a Company Subsidiary to the Company or a Company Subsidiary, (b) any redemption, repurchase, or other acquisition of any shares of capital stock of the Company or its Subsidiaries (other than the acquisition of Shares tendered by employees or former employees in connection with the cashless exercise or vesting of any grants (including Company Stock Options and Company Restricted Stock)), (c) any material change by the Company in its accounting principles, except as may be appropriate to conform to changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto, (d) any material Tax election made by the Company or its Subsidiaries or any settlement or compromise of any material Tax liability by the Company or its Subsidiaries, other than in the ordinary course of business, or (e) any action by the Company or any of its Subsidiaries that would be prohibited by Section 5.1(b)(v), (b)(viii) or (b)(xii).

        Section 3.8.    Litigation.

        There is no material suit, claim, action, litigation, proceeding, arbitration, hearing, mediation or, to the knowledge of the Company, audit, examination or investigation (each, an "Action") pending or, to the knowledge of the Company, threatened (including cease and desist letters or invitations to take a patent license) against the Company or any of its Subsidiaries or any of their respective rights, assets or properties by or before any Governmental Entity, (b) no Governmental Entity has, since January 1, 2014, challenged or questioned in writing the legal right of the Company or any of its Subsidiaries to conduct its operations in any material respect as presently or previously conducted, and (c) neither the Company nor any of its Subsidiaries nor any of their respective properties is or are subject to any judgment, order, injunction, ruling or decree of any Governmental Entity that is materially adverse to the conduct of the Company's business as currently conducted.

        Section 3.9.    Compliance with Laws.

        The Company and each of its Subsidiaries is, and since January 1, 2014 has been, in compliance in all material respects with all Laws (including Gaming Laws) applicable to them or by which any of their respective properties are bound. The Company and its Subsidiaries have in effect all material permits, licenses, certificates, waivers, consents, variances, exemptions, authorizations, franchises, orders, approvals, registrations, licenses, accreditations and similar approvals of all Governmental Entities (collectively, "Permits") necessary for them to own, lease or operate their properties and to carry on their businesses as now conducted and all material Permits are in full force and effect. Since January 1, 2014, there have occurred no material defaults (with or without notice or lapse of time or both) under, material violations of, or events giving rise to any right of termination, material amendment or cancelation of, any such Permits.

        Section 3.10.    Benefit Plans.

          (a)   The Company has provided to Parent a true and complete list of each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA", whether or not subject to ERISA)), "multiemployer plan" (within the meaning of ERISA section 3(37)), and all other material stock purchase, stock option or other equity-based, severance, employment, individual consulting, change-in-control, fringe benefit, bonus, retention, incentive, deferred compensation and all other material employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether formal or informal, written, legally binding or not, under which any current or former employee, director or individual independent contractor of the Company or its Subsidiaries has any present or future right to benefits or the Company or its Subsidiaries has had or has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Company Plans." With respect to each Company Plan, the Company has furnished or made available to Parent a current, accurate and complete copy or, if no such copy exists, a written description of the terms thereof, and, to the extent applicable: (i) any related trust agreement or other funding instrument, (ii) the most recent determination letter of the Internal Revenue Service

  (the "IRS"), if applicable, (iii) any summary plan description and (iv) if applicable, for the two most recent years (A) the Form 5500 and attached schedules, (B) audited financial statements, (C) actuarial valuation reports, and (D) attorney's response to a non-routine auditor's request for information. Each Company Plan is either exempt from or has been established, documented, maintained and operated in all material respects in compliance with Section 409A of the Code and the applicable guidance issued thereunder.

          (b)   None of the Company, its Subsidiaries or any other entity that is, or at any relevant time was, required to be treated as a single employer with the Company under Section 4001(b)(1) of ERISA or Sections 414(b), (c), (m) or (o) of the Code maintains, contributes to, or has any liability, whether contingent or otherwise, with respect to, and has not within the preceding six (6) years maintained, contributed to or had any liability, whether contingent or otherwise, with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) that is or has been (i) subject to Title IV of ERISA or Section 412 of the Code or subject to Section 4063 or 4064 of ERISA, or (ii) a "multiemployer plan" (within the meaning of ERISA section 3(37).

          (c)   No Company Plan provides welfare benefits or coverage beyond termination of employment except to the extent required under Part 6 of Subtitle B of Title I of ERISA or any similar state law.

          (d)   Except as has been provided to Parent, none of the Company Plans provides for payment of a benefit, the increase of a benefit amount, the payment of a contingent benefit or the acceleration of the payment or vesting of a benefit determined or occasioned, or limits or restricts the right of the Company or any of its Subsidiaries or, after the Closing, the Surviving Corporation or Parent, to merge, amend or terminate any Company Plan, in each case whether directly or in combination with any subsequent event, by reason of the execution of this Agreement or the consummation of the transactions contemplated hereby. The consummation of the transactions contemplated by this Agreement will not, alone or when considered in conjunction with any other event, result in the payment of any "excess parachute payment" as such term is defined in Section 280G of the Code.

          (e)   With respect to the Company Plans:

              (i)  each Company Plan subject to ERISA has been established and administered in all material respects in accordance with its terms and in compliance with the applicable provisions of ERISA and the Code, and, no material prohibited transaction, as described in Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any Company Plan, and all material contributions required to be made under the terms of any Company Plan have been timely made;

             (ii)  each Company Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination, advisory or opinion letter, as applicable, from the IRS that it is so qualified (or the deadline for obtaining such a letter has not expired as of the date of this Agreement) and nothing has occurred since the date of such letter that would reasonably be expected to cause the loss of such qualified status of such Company Plan;

            (iii)  there is no material Action (including any investigation, audit or other administrative proceeding) by the Department of Labor, the Pension Benefit Guaranty Corporation (the "PBGC"), the IRS or any other Governmental Entity or by any plan participant or beneficiary pending, or to the knowledge of the Company, threatened, relating to the Company Plans, any fiduciaries thereof with respect to their duties to the Company Plans or the assets of any of the trusts under any of the Company Plans (other than routine claims for benefits) nor, to the knowledge of the Company, are there facts or circumstances that exist that would reasonably be expected to give rise to any such Actions);

            (iv)  the Company and its Subsidiaries do not maintain any Company Plan that is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code) that has not been administered and operated in material compliance with the applicable requirements of Section 601 of ERISA and Section 4980B(b) of the Code, and the Company and its Subsidiaries are not subject to any material liability, including additional contributions, fines, penalties or loss of tax deduction as a result of such administration and operation; and

             (v)  all contributions, premiums and payments that are required have been made for each Company Plan as prescribed by the terms of such plan and applicable Law, and all contributions, premiums and payments for any period ending on or before the Closing that are not due are properly accrued to the extent required to be accrued under applicable accounting principles and have been properly reflected on the most recent balance sheet in the Company SEC Documents.

        Section 3.11.    Labor Matters.

          (a)   The Company has provided to Parent information setting forth, with respect to each Company Employee (including any Company Employee who is on a leave of absence or on layoff status subject to recall): (i) the Company-issued identification number of such Company Employee; (ii) such Company Employee's title or position; (iii) such Company Employee's current base salary; and (iv) whether such Company Employee is classified as exempt or non-exempt.

          (b)   The employment of each of the Company Employees is terminable by the respective Company or Subsidiary, as applicable, at will without any notice or severance obligation or other cost or liability to the respective Company or Subsidiary (other than payment of compensation earned and accrued up to the time of termination).

          (c)   (i) As of the date hereof, none of the Company's or any of its Subsidiaries' current officers or senior employees has given the Company or any Company Subsidiary, as applicable, written notice terminating his or her employment with the Company or such Subsidiary or terminating his or her employment upon a sale of, or business combination relating to, the Company or such Subsidiary; (ii) to the Company's knowledge, no Company Employee, consultant, or contractor is a party to or is bound by any employment contract, patent disclosure agreement, non-competition agreement, any other restrictive covenant or other contract with any Person, or subject to any order, judgment, injunction, rule or decree, which in each case, individually or in the aggregate, would reasonably be expected to have a material effect on (A) the performance by such Person of any of his or her material duties or responsibilities for the Company or such Subsidiary, or (B) the Company's or such Subsidiary's business or operations; and (iii) to the Company's knowledge, no current Company Employee, consultant, contractor or any other non-employee service provider is in violation of any material term of any employment contract, patent disclosure agreement, non-competition agreement, or any other restrictive covenant to a former employer or entity relating to the right of any such Company Employee, consultant, contractor or any other non-employee service provider to be employed or retained by the Company or such Subsidiary.

          (d)   Neither the Company nor any of its Subsidiaries is a party to, or is bound by or negotiating, any written or oral collective bargaining agreement, contract, memorandum of understanding or other similar agreement or understanding with any labor union or labor organization ("Collective Bargaining Agreement"). There is no strike, work stoppage, lockout or similar material labor dispute or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any of its Subsidiaries, nor has there been any such dispute within the past three (3) years. Neither the Company nor any of its Subsidiaries is required by applicable Law or any Collective Bargaining Agreement to consult with or obtain the consent o, any labor or trade union, works council or other employee representative body for the Company to enter into this Agreement or to consummate any of the transactions contemplated hereby. To the knowledge of the Company, there are no current union organizing activities by or with respect to any employees of the Company or any of its Subsidiaries, nor have there been any within the past three (3) years. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company or any of its Subsidiaries: (i) there is no pending or, to the knowledge of the Company, threatened unfair labor practice complaint or labor or employment-related Action against the Company or any of its Subsidiaries; (ii) the Company and each of its Subsidiaries are in compliance in all material respects with all applicable Laws relating to employment and labor, including without limitation provisions thereof relating to wages, hours, equal opportunity, collective bargaining, employee classification, contractor classification, overtime, meal and rest breaks, discrimination, sexual harassment, civil rights, affirmative action, work authorization, immigration, safety and health, information privacy and security, workers compensation, continuation coverage under group health plans, payment of withholding taxes, terms and conditions of employment and the termination of employment (including any obligations pursuant to the U.S. Worker Adjustment and Retraining Notification Act of 1988 or any similar state or local Law (collectively, the "WARN Act"), Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act, as amended, and the U.S. Fair Labor Standards Act of 1934, as amended); (iii) neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with or citation by any Governmental Entity relating to employees or employment practices, and there are no pending or, to the knowledge of the Company, threatened investigations, audits or similar proceedings alleging material breach or material violation of any labor or employment Law; and (iv) the Company is in material compliance with all applicable employee licensing requirements and has used its reasonable best efforts to ensure that each Company Employee, consultant, contractor or other non-employee service provider who is required to have a gaming or other license under any Gaming Law or other Law maintains such license in current and valid form. Each of the Company and its Subsidiaries is in material compliance with all applicable visa and work permit requirements with respect to any Company Employee, consultant, contractor or other non-employee service provider. Other than normal accruals of wages during regular payroll cycles, there are no arrearages in the payment of wages by the Company or any of its Subsidiaries except for possible violations or arrearages which, individually or in the aggregate, are not and would not be, individually or in the aggregate, material in magnitude.

        Section 3.12.    Environmental Matters.

          (a)   Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole: (i) the Company and each of its Subsidiaries are, and since January 1, 2014 have been, in compliance with all applicable Environmental Laws, and possess and are in compliance with all applicable Environmental Permits required under such Environmental Laws to operate as they presently operate; (ii) there are no Hazardous Materials at any property or facility currently or formerly owned or operated by the Company or any of its Subsidiaries, except under circumstances that would not reasonably be expected to result in liability of the Company or any of its Subsidiaries under any Environmental Law; (iii) neither the Company nor any of its Subsidiaries has received any written notification alleging that it is liable for, or request for information pursuant to section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act or similar state statute, concerning any release or threatened release of Hazardous Materials at any location except, with respect to any such notification or request for information concerning any such release or threatened release, to the extent such matter has been resolved with the appropriate foreign, federal, state or local regulatory authority or otherwise; (iv) neither the Company nor any of its Subsidiaries has received any written claim, complaint or request for information, or is presently subject to any Action, proceeding, citation, summons, assessment or order, relating to any

  Environmental Laws or any other liabilities pursuant to Environmental Laws, and to the knowledge of the Company, no such matter has been threatened in writing except, with respect to any such written claims, complaints, requests for information, Actions, proceedings, citations, summons, assessments, orders or matters to the extent resolved with the appropriate foreign, federal, state or local regulatory authority or otherwise; (v) neither the Company nor any of its Subsidiaries has disposed, arranged to dispose, released, or threatened to release Hazardous Materials in a manner or to a location that could reasonably be expected to result in liability under any Environmental Laws; (vi) to the knowledge of the Company, neither the Company nor any of its Subsidiaries has contractually assumed or provided indemnity against liabilities of any other Person under Environmental Laws; (vii) the Company and each of its Subsidiaries is in possession of all permits required pursuant to Environmental Laws necessary to carry on such Person's business as it is currently being conducted, each such permit is valid and in full force and effect, neither the Company nor any of its Subsidiaries has received notice of any adverse change in the status or terms and conditions of any such permit and neither the Company nor any of its Subsidiaries is in violation of any such permit.

          (b)   For purposes of this Agreement, the following terms shall have the meanings assigned below:

              (i)  "Environmental Laws" means all Laws relating to protecting natural resources or the environment, including the quality of the ambient air, soil, surface water or groundwater, Hazardous Substances, or human health or safety.

             (ii)  "Environmental Permits" means all Permits, licenses, registrations, and other authorizations required under applicable Environmental Laws.

            (iii)  "Hazardous Materials" means any wastes, chemicals, pollutants, contaminants, materials or substances, defined and regulated as hazardous, acutely hazardous, toxic, radioactive, ignitable, corrosive, reactive, or toxic under applicable Environmental Laws, including the federal Comprehensive Environmental Response, Compensation and Liability Act or the federal Resource Conservation and Recovery Act, or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics or that would otherwise reasonably be expected to result in liability under Environmental Laws, including, without limitation petroleum, petroleum derivatives and by-products, hydrocarbons, asbestos, asbestos-containing materials, polychlorinated biphenyls, urea-formaldehyde insulation, toxic mold and radon.

        Section 3.13.    Taxes.

          (a)   All material Tax Returns required by applicable Law to be filed by or on behalf of the Company or any of its Subsidiaries have been timely filed in accordance with all applicable Laws (after giving effect to any extensions of time in which to make such filings), and all such Tax Returns are true and complete in all material respects. There is no outstanding claim in writing by any Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries does not file a particular type of Tax Return that the Company or any of its Subsidiaries is required to file a Tax Return or may be subject to Tax in such jurisdiction.

          (b)   The Company and its Subsidiaries have paid in full all material Taxes due and payable and, for Taxes not yet due and payable, have made adequate provision in all material respects on the latest balance sheet included in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016 in accordance with GAAP.

          (c)   Neither the Company nor any of its Subsidiaries is delinquent in the payment of any material Tax (including Taxes required to have been withheld by the Company or any of its Subsidiaries).

          (d)   No material Liens for Taxes exist with respect to any assets or properties owned or ground leased by the Company or any of its Subsidiaries (including, but not limited to, any Owned Real Property or any ground leased property that is a Leased Real Property), except for statutory Liens for Taxes not yet delinquent.

          (e)   There are no material audits, examinations, deficiencies or other proceedings now pending, or to the knowledge of the Company, threatened in writing against or with respect to the Company or any of its Subsidiaries with respect to any material Tax or Tax Return.

          (f)    No assessment of a material Tax has been proposed in writing against the Company or any of its Subsidiaries or any of their assets or properties and the Company knows of no grounds for any such assessment.

          (g)   There are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to the Company or any of its Subsidiaries for any taxable period.

          (h)   Neither the Company nor any of its Subsidiaries (i) is or has ever been a member of an affiliated group of corporations filing a consolidated federal income Tax Return (other than the group to which they are currently members and the common parent of which is the Company), or (ii) has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of any state, local, or foreign law), as a transferee or successor, by Contract, or otherwise.

          (i)    Neither the Company nor any of its Subsidiaries is a party to, or bound by, or has any obligation under, any tax allocation or sharing agreement or similar Contract or arrangement or any agreement that obligates it to make any payment computed by reference to the Taxes, taxable income or taxable losses of any other Person, except to the extent that the Company and its Subsidiaries are required to pay their landlords' Taxes as tenants under Leases of Leased Real Property.

          (j)    Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state or local income Tax Law) executed on or prior to the Closing Date, (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state or local income Tax Law), (iv) installment sale or open transaction entered into on or prior to the Closing Date, (v) prepaid amount received on or prior to the Closing Date or (vi) Section 108(i) of the Code.

          (k)   None of Company or any of its Subsidiaries has been either a "distributing corporation" or a "controlled corporation" in a distribution in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.

          (l)    Neither the Company nor any of its Subsidiaries has engaged in any transaction that could give rise to (i) a registration obligation with respect to any Person under Section 6111 of the Code or the regulations thereunder, (ii) a list maintenance obligation with respect to any Person under Section 6112 of the Code or the regulations thereunder, or (iii) a disclosure obligation as a "reportable transaction" under Section 6011 of the Code and the regulations thereunder.

          (m)  Each of the Company and its Subsidiaries (i) has complied in all material respects with all documentation (contemporaneous or otherwise) and other Tax related obligations with respect to transactions between related parties and has sufficient records and reports to support the pricing of such transactions, (ii) has kept adequate receipts or other records of payments of any material amount of Taxes paid that are necessary for purposes of claiming foreign tax credits or deductions, and (iii) has maintained and kept in all material respects all records required by any Tax law to be maintained or kept for the period prescribed by law.

          (n)   As used in this Agreement:

              (i)  "Taxes" means any federal, state, provincial, local or foreign taxes, levies, duties, tariffs, customs, imposts and other similar charges of whatever kind or nature imposed by a Governmental Entity, including any income, ad valorem, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall or other profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, capital gains, franchise, profits, withholding, social security (or similar) unemployment, disability, real property taxes and assessments (including documentary transfer tax and so-called Mello-Roos assessments), personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, and including all interest, penalties and additions imposed with respect to such amounts.

             (ii)  "Tax Returns" means any returns, declarations, statements, reports, schedules, forms and information returns, claims for refund relating to Taxes, including any schedule or attachment thereto, and including any amendment thereto.

        Section 3.14.    Contracts.

          (a)   Except for this Agreement and except as filed with the SEC prior to the date hereof, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or is bound by any Contract that would be required to be filed by the Company as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or any Contract:

              (i)  that is a "material contract" (as such term is defined in Item 601(b)(10) of the Exchange Act);

             (ii)  that contains any standstill or similar agreement pursuant to which the Company or any of its Subsidiaries has agreed not to acquire assets or securities of another Person;

            (iii)  that indemnifies or holds harmless any Person who is now, or was during the past two (2) years prior to the date hereof, a director or executive officer of the Company or its Subsidiaries (other than pursuant to the articles of incorporation or bylaws or equivalent governing documents of the Company or its Subsidiaries or applicable Law);

            (iv)  that restricts payment of dividends or distributions in respect of the capital stock or equity interests of the Company or any of its Subsidiaries;

             (v)  that creates or grants a material Lien on material properties or other material assets of the Company or any of its Subsidiaries, other than Permitted Liens, other than Contracts described in Section 3.14(a)(xi);

            (vi)  (A) in connection with which or pursuant to which the Company or any of its Subsidiaries will spend or receive (or are expected to spend or receive), in the aggregate, more than $500,000 during the remaining term of such Contract (other than real property leases) or that is a Contract with a Governmental Entity, or (B) that is with a top 10 vendor of material supplies, goods, services, equipment or other assets (as determined on the basis of aggregate purchases made by the Company and its Subsidiaries over the four (4) consecutive fiscal quarter periods ended June 30, 2016);

           (vii)  requiring or evidencing a capital commitment or capital expenditure (or series of capital expenditures) by the Company or any of its Subsidiaries in excess of $250,000 individually or $500,000 in the aggregate (other than real property leases);

          (viii)  that contains any non-competition or other covenants that prohibit or otherwise restrict in any material respect the Company or any of its Subsidiaries (or that expressly applies such covenants to any of its Affiliates) from freely engaging in business anywhere in the world (including any agreement materially restricting the Company or any of its Subsidiaries (or that expressly applies such covenants to any of its Affiliates) from competing in any line of business or in any geographic area or that grants to any party most-favored nation or similar rights);

            (ix)  (A) relating to the disposition or acquisition by the Company or any of its Subsidiaries after the date of this Agreement of a material amount of assets, or (B) pursuant to which the Company or any of its Subsidiaries will acquire after the date of this Agreement any ownership interest in any other Person or other business enterprise;

             (x)  with respect to any material acquisition pursuant to which the Company or any of its Subsidiaries has (A) any continuing indemnification obligations or (B) any potential "earn-out" or other contingent payment obligations greater than $500,000;

            (xi)  relating to a loan, note, mortgage, indenture, the borrowing of money, extension of credit, surety bonds, the deferred purchase price of property, or guarantees of Indebtedness, in each case, in excess of $500,000 or that relates to a swap or hedging transaction or other derivative agreement for a net amount in excess of $250,000;

           (xii)  that involves any joint venture, partnership or similar arrangement;

          (xiii)  that relates to any settlement (A) with a Governmental Entity or (B) pursuant to which the Company or any of its Subsidiaries is obligated to pay consideration in excess of $100,000 or that contains any restrictions on the business activities of the Company or any of its Subsidiaries;

          (xiv)  that is between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (including any director or officer) of the Company or any of its Subsidiaries, on the other hand;

           (xv)  any Contract pursuant to which the Company or any of its Subsidiaries is the lessee or lessor of, holds, uses or makes available for use to any Person any real property that by the Contract's terms requires payment or receipt, as the case may be, in excess of $250,000 over the remaining term of the Contract, and any Contract for the sale of real property;

          (xvi)  any employment Contract with the Company or any of its Subsidiaries providing for annual compensation in excess of $150,000 or providing for severance, termination or similar payments or that may not be terminated by giving notice of thirty (30) days or less without cost or penalty;

         (xvii)  is a shareholders agreement, registration rights agreement or voting agreement to which the Company or its Subsidiaries is a party relating to any securities of the Company or any of its Subsidiaries; and

        (xviii)  under which material rights are granted by or to the Company or any of its Subsidiaries in or under material intellectual property, excluding any (A) Contract under which commercially or generally available software is licensed to the Company or any of its Subsidiaries on a non-exclusive basis and which Contract has an aggregate annual value of less than $100,000, (B) Contract under which a non-exclusive license is granted by the Company or any of its Subsidiaries to a customer or service provider in the ordinary course of business, and (C) Contract listed pursuant to other subsections of this Section 3.14;

  (each such Contract in effect as of the date of this Agreement as described in this Section 3.14(a), whether or not filed with the SEC, a "Material Contract").

          (b)   Section 3.14(a) of the Company Disclosure Letter sets forth a complete and correct list, as of the date of this Agreement, of all Material Contracts. Complete and correct copies of each Material Contract have been made available to Parent prior to the date of this Agreement.

          (c)   (i) Each Material Contract is valid and binding on the Company and each of its Subsidiaries party thereto and, to the knowledge of the Company, any other party thereto; (ii) there is no actual or alleged material violation of or material default under any Material Contract by the Company or any of its Subsidiaries party thereto or, to the knowledge of the Company, any other party thereto; and (iii) no event has occurred that with the lapse of time or the giving of notice or both would constitute a material default thereunder by the Company or any of its Subsidiaries party thereto or, to the knowledge of the Company, any other party thereto and neither the Company nor any of its Subsidiaries has received written notice of any such default or event, or of any termination or non-renewal of any Material Contract. True and complete copies of each Material Contract have been made available to Parent.

        Section 3.15.    Insurance.

        Section 3.15 of the Company Disclosure Letter lists each material Insurance Policy. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (a) all Insurance Policies are in full force and effect and provide insurance in such amounts and against such risks as is sufficient to comply with applicable Law, (b) no written notice of cancellation or modification has been received by the Company or any of its Subsidiaries with respect to any of the Insurance Policies, (c) the Company and its Subsidiaries have paid all premiums due and payable under the Insurance Policies when due, and (d) neither the Company nor any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of the Insurance Policies. The Company has made available to Parent prior to the date hereof a true and complete copy of each Insurance Policy listed on Section 3.15 of the Company Disclosure Letter. As used in this Agreement, "Insurance Policies" means insurance policies and fidelity bonds maintained by or for the benefit of the Company and its Subsidiaries and their respective assets, business, equipment, properties, operations, employees, officers and directors.

        Section 3.16.    Properties.

          (a)   Section 3.16(a)(i) of the Company Disclosure Letter sets forth a true and complete list of all real property and interests in real property owned in fee by the Company or one of its Subsidiaries free and clear of all Liens other than Permitted Liens (the "Owned Real Property"). The Company or a Subsidiary of the Company owns in fee title to all of their respective Owned Real Property, and good title to all of its tangible personal property and has valid leasehold interests pursuant to leases or ground leases (each, a "Lease") in each parcel of real property occupied by the Company or its Subsidiaries (the "Leased Real Property"), necessary or material to the conduct of their respective businesses as currently conducted, free and clear of all Liens (except in all cases for those permissible under the Credit Agreement, Permitted Liens and other Liens, whether or not of record, which do not materially impair the value of or materially affect the continued use or occupancy of the property subject to such Lien for the purposes for which the property is currently being used). The Company has made available to Parent correct and complete copies of all vesting deeds for the Owned Real Property, as well as the most recent Surveys and Zoning Reports obtained for the Owned Real Properties and Leased Real Properties, if any. Except as set forth in Section 3.16(c) of the Company Disclosure Letter, no Person other the Company or a Subsidiary of the Company is in possession of any of the Owned Real Property.

          (b)   Section 3.16(b) of the Company Disclosure Letter sets forth a true and complete list of all Leased Real Property (and a true and complete list of each corresponding Lease affecting such

  Leased Real Property), the address for each Leased Real Property, and the current rent amounts payable by the Company and its Subsidiaries for each Leased Real Property, and the Company has made available to Parent true and complete copies of each Lease prior to the date hereof. Except as would not have a Company Material Adverse Effect: (i) each Lease is valid and binding on the Company or Subsidiary party to such Lease, as applicable, and is in full force and effect; (ii) neither the Company nor any of its Subsidiaries is in breach or default under any such Lease; (iii) the Company and each of its Subsidiaries has performed all obligations required to be performed by them under each Lease, (iv) no event has occurred or circumstance exists which, with the delivery of notice, passage of time or both, would constitute such a breach or default by any of the Company or its Subsidiaries or permit the termination, modification or acceleration of rent by any third party under such Lease, (v) neither the Company nor any of its Subsidiaries has received any written communication from, or given any written communication to, any other party to a Lease or any lender alleging that the Company or any of its Subsidiaries or such other party, as the case may be, is in default under any such Lease, (vi) except for Third Party Leases, neither the Company nor any Subsidiary of the Company has subleased, licensed or otherwise granted any other Person the right to use or occupy such Leased Real Property or any portion thereof and (v) to the Company's knowledge, each lessor of a Leased Real Property is the exclusive fee simple owner of such Leased Real Property, and such lessor is the sole owner of the lessor's interest in such leased real property.

          (c)   Section 3.16(c) of the Company Disclosure Letter sets forth a true and complete list of all Leased Real Property or Owned Real Property leased or subleased, as applicable, by the Company or any of its Subsidiaries to a third-party (each, a "Third Party Lease", and each such lessee or sublessee, a "Third Party Tenant"). The Company has made available to Parent, on or before the date hereof, correct and complete copies of all Third Party Leases that are in the Company's possession. Except as would not have a Company Material Adverse Effect: (i) each Third Party Lease is valid and binding on the Company or its Subsidiary and, to the knowledge of the Company, each Third Party Tenant that is a party thereto, and each Third Party Lease is in full force and effect; (ii) neither the Company nor any of its Subsidiaries is in breach or default under any such Third Party Lease; (iii) the Company and each of its Subsidiaries has performed all obligations required to be performed by such party under each Third Party Lease, (iv) no event has occurred or circumstance exists which, with the delivery of notice, passage of time or both, would constitute a breach or default by any of the Company or its Subsidiaries or, to the knowledge of the Company, any Third Party Tenant, or permit the termination, modification or abatement of rent by the Company or any of its Subsidiaries or to the knowledge of the Company, any Third Party Tenant, under such Third Party Lease, (v) neither the Company nor any of its Subsidiaries has received any written communication from, or given any written communication to, any other party to any Third Party Lease or any lender alleging that the Company or any of its Subsidiaries or any Third Party Tenant, as the case may be, is in default under any such Third Party Lease, and (vi) neither the Company nor any Subsidiary has subleased, licensed or otherwise granted any other Person, other than the Third Party Tenants set forth in Section 3.16(c) of the Company Disclosure Letter, the right to use or occupy such Leased Real Property or Owned Real Property, as applicable, or any portion thereof, nor granted any rights to purchase the Owned Real Property.

          (d)   To the Company's knowledge, the Owned Real Property does not require a conditional use permit (or permits) to operate the business as presently operated at each Owned Real Property, which conditional use permit has not already been obtained and is in effect.

          (e)   Neither the Company nor any of the Subsidiaries has received from any Governmental Entity any written notice of any condemnation, eminent domain, or zoning change, in each case affecting a material portion of any material Owned Real Property or Leased Real Property; and

  neither the Company nor any of the Subsidiaries has received actual written notice of any such threatened condemnation, eminent domain or zoning change, in each case affecting a material portion of any material Owned Real Property or Leased Real Property. To the Company's knowledge, access, water, storm and sanitary sewers, and electrical, gas and telephone facilities are available to each Owned Real Property and are sufficient to meet the reasonable needs of each Owned Real Property as presently contemplated to be used, and no other utility facilities are necessary to meet the reasonable needs of each Owned Real Property as presently contemplated.

          (f)    The Company and/or each Subsidiary, as applicable, is in possession of, and is the named insured under, title insurance policies with respect to each Owned Real Property and each Leased Real Property (each a "Company Title Insurance Policy"). A copy of each Company Title Insurance Policy has been made available to the Parent on or before the date hereof. No written claim has been made against any Company Title Insurance Policy, which would have a Material Adverse Effect.

          (g)   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will give rise to or create in any Person any right of first offer or first refusal to purchase any Owned Real Property.

        Section 3.17.    Intellectual Property.

        Section 3.17 of the Company Disclosure Letter sets forth a true and complete list of all registered and pending trademarks, service marks or trade names, patents, patent applications, registered copyrights, applications to register copyright and domain names owned by the Company or any of its Subsidiaries on the date hereof (collectively, "Company Registered IP"). Except as disclosed in Section 3.17 of the Company Disclosure Letter or as would not, individually or in the aggregate, reasonably be expected to be material to the Company or any of its Subsidiaries, (a) the Company or one its Subsidiaries (alone or in combination) exclusively owns, free and clear of all Liens (other than Permitted Liens), all Company Registered IP and all other material proprietary intellectual property rights, and owns or has been granted a license to use, or otherwise has a right to use, all other intellectual property that the Company or any of its Subsidiaries is using that is material to the conduct of their respective businesses as currently conducted (except where failure to obtain a license would not reasonably be expected to result in a material liability to the Company); (b) all Company Registered IP is subsisting and valid and enforceable, and have been duly maintained (including the payment of maintenance fees) and are not expired, canceled or abandoned; (c) no Company Registered IP is involved in any interference, reissue, reexamination, opposition, cancellation or similar proceeding and, to the Company's knowledge, no such action is or has been threatened with respect to any of Company Registered IP; (d) there are no pending or, to the knowledge of the Company, threatened claims (including "cease and desist" letters or invitations to take a patent license), Actions or proceedings by any person alleging infringement or misappropriation by the Company or any of its Subsidiaries of the intellectual property rights of such person or challenging the validity, enforceability or ownership of, or the right to use, any intellectual property owned by the Company or any of its Subsidiaries; (e) to the knowledge of the Company, the conduct of the businesses of the Company and its Subsidiaries as currently conducted by the Company or any of its Subsidiaries does not infringe or misappropriate any intellectual property rights of any Person; (f) to the knowledge of the Company, no Person is infringing or misappropriating any intellectual property owned by the Company or any of its Subsidiaries; (g) the Company and its Subsidiaries have taken reasonable actions to protect the ownership and confidentiality of the Company-owned trade secrets that are material to the conduct of the businesses of the Company and its Subsidiaries as currently conducted (except where the Company has elected, in its reasonable business judgment, not to keep such information confidential), and the operation, continuity and security of their software, systems and networks (and the data therein) that are material to the conduct of the businesses of the Company and its Subsidiaries as currently conducted ("Systems"); (h) since January 1, 2014, there have been no material failures, breaches, disclosures or interruptions of any material Systems that have not been remedied or that have an ongoing material adverse effect on the Company; (i) to the knowledge of the Company, the Systems material to the conduct of the businesses of the Company and its Subsidiaries as currently conducted are free from material defect, bug, virus, malware, error or other contaminant or corruptant that would materially impair their functionality; (j) to the knowledge of the Company, neither the Company nor any Subsidiary has distributed any software owned by the Company or such Subsidiary that are material to the conduct of the businesses of the Company and its Subsidiaries as currently conducted in a manner that subjects such software to the terms of an "open source" or similar license that would require the Company or such Subsidiary to license or make available the source code of such software in connection therewith; and (k) no current or contingent rights have been granted to any Person other than the Company or its Subsidiaries to access or possess any source code owned by the Company or its Subsidiaries that are material to the conduct of the businesses of the Company and its Subsidiaries as currently conducted. The Company and each Company Subsidiary has (i) complied in all material respects with its respective privacy policies and all applicable Laws relating to privacy and data security, including with respect to the collection, storage, transmission, transfer, disclosure, and use of information related to an identified or identifiable person, including name, mailing address, telephone number, e-mail address, social security number, driver's license number, credit or debit card number, or financial account information (collectively, "Personal Information"); (ii) implemented and maintained a data security plan which maintains commercially reasonable administrative, technical and physical safeguards to protect Personal Information against loss, damage, and unauthorized access, use, modification, or other misuse; and (iii) not been required by applicable Laws to provide notice to an individual or business entity reporting the unauthorized access to or acquisition of Personal Information in the Company's or its Subsidiaries' possession. To the knowledge of the Company, there has been no material loss, damage, or unauthorized access, use, modification, or breach of security of Personal Information maintained by or on behalf of by the Company or any of its Subsidiaries. To the knowledge of the Company, since January 1, 2014, no Person (including any Governmental Entity) has made any claim or commenced any action with respect to loss, damage, or unauthorized access, use, modification, or breach of security of Personal Information maintained by or on behalf of any of the Company or its Subsidiaries. None of the execution, delivery, or performance of this Agreement or the consummation of the Merger or other transactions contemplated herein will or reasonably would be expected to result in any material violation of any privacy policy of the Company and its Subsidiaries or any applicable Law pertaining to privacy, data security, or Personal Information.

        Section 3.18.    State Takeover Statutes.

        Assuming the accuracy of the representations and warranties set forth in Section 4.8, no "fair price," "moratorium," "control share acquisition" "combinations with interested stockholders" or similar anti-takeover Law (collectively, "Takeover Laws") enacted under any state Laws in the United States apply to this Agreement or any of the transactions contemplated hereby, including the Merger.

        Section 3.19.    Affiliate Transactions.

        Except for directors' and employment-related Material Contracts, no current executive officer or director of the Company is, and, to the knowledge of the Company, no former executive officer or director of the Company is, a party to any Material Contract with or binding upon the Company or any of its Subsidiaries or any of their respective properties or assets or has any material interest in any material property owned by the Company or any of its Subsidiaries or has engaged in any material transaction within the last twelve (12) months with the Company or any of its Subsidiaries.

        Section 3.20.    Brokers.

        No broker, investment banker, financial advisor or other Person, other than Deutsche Bank Securities, Inc. (the fees and expenses of which are set forth on Section 3.20 of the Company Disclosure Letter and will be paid by the Company), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission payable by or on behalf of the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

        Section 3.21.    Opinion of Financial Advisor.

        Deutsche Bank Securities Inc. has delivered to the Special Committee its written opinion (or oral opinion to be confirmed in writing) dated as of the date of this Agreement to the effect that, as of such date, the Per Share Merger Consideration is fair, from a financial point of view, to the holders of Shares (other than the Rollover Investors). The Company has furnished, or promptly after execution of this Agreement will furnish (for informational purposes only), a complete and correct signed copy of such opinion to Parent.

        Section 3.22.    Certain Information.

        None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the proxy statement to be sent to the stockholders of the Company in connection with the Company Stockholder Meeting (such proxy statement, as amended or supplemented, the "Proxy Statement") and the Rule 13E-3 transaction statement on Schedule 13E-3 relating to the adoption of this Agreement by the stockholders of the Company (as amended or supplemented, the "Schedule 13E-3") will, at the date the Proxy Statement is first mailed to the stockholders of the Company and at the time of the Company Stockholder Meeting, or, in the case of the Schedule 13E-3, on the date it is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement and the Schedule 13E-3 will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub or any of their respective Representatives for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3.

        Section 3.23.    No Other Parent Representations or Warranties.

        Except for the representations and warranties contained in Article IV, the Company acknowledges that none of Parent, Merger Sub or any other Person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided to the Company.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF
PARENT AND MERGER SUB

        Except as set forth in the corresponding sections or subsections of the disclosure letter delivered by Parent to the Company prior to the execution of this Agreement ("Parent Disclosure Letter"), Parent and Merger Sub represent and warrant to the Company as follows:

        Section 4.1.    Organization, Standing and Power.

        Each of Parent and Merger Sub (i) is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its assets or properties makes such qualification or licensing necessary, except, with respect to clause (iii), for any such failure to be so qualified or licensed or in good standing as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. For purposes of this Agreement, "Parent Material Adverse Effect" means any event, change, occurrence or effect that would prevent, materially delay, materially impair or materially impede the performance by Parent or Merger Sub of its obligations under this Agreement or the ability to consummate the Merger and the other transactions contemplated hereby.

        Section 4.2.    Authority.

        Parent, as the sole stockholder of Merger Sub, will adopt this Agreement promptly following its execution. No vote of the members, or of the holders of the members, of Parent is necessary to approve and adopt this Agreement, the Merger and the other transactions contemplated hereby, including the Financing. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate or similar action on the part of Parent and Merger Sub (including by the managing member of Parent and the Board of Directors of Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to approve this Agreement or to consummate the transactions contemplated hereby, subject in the case of the consummation of the Merger, to the filing with the Nevada Secretary of State of the Articles of Merger as required by the NRS. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against each of them in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors' rights generally or by general principles of equity).

        Section 4.3.    No Conflict; Consents and Approvals.

          (a)   The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the transactions contemplated hereby will not, and the approval by Parent of the execution, delivery and performance of this Agreement by Merger Sub and of the consummation by Merger Sub of the transactions contemplated hereby, do not and will not (i) conflict with or violate the limited liability company operating agreement, articles of incorporation, bylaws or similar governing instruments of Parent or Merger Sub, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any Law applicable to Parent or Merger Sub or by which any of their respective properties or assets are bound, or (iii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Contract to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties or assets are bound, except, in the case of clauses (ii) and (iii), for any such conflict, breach, violation, default, loss, right or other occurrence that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

          (b)   The execution, delivery and performance of this Agreement by Parent and Merger Sub, the consummation by Parent and Merger Sub of the transactions contemplated hereby, and the approval by Parent of the execution, delivery and performance of this Agreement by Merger Sub and of the consummation by Merger Sub of the transactions contemplated hereby, do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) such filings as may be required under applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, and under state securities, takeover and "blue sky" laws, (ii) the filings required under the HSR Act, (iii) the filing with the Nevada Secretary of State of the Articles of Merger as required by the NRS, (iv) compliance with and obtaining Gaming Approvals as required under applicable Gaming Laws set forth on Schedule 4.3(b) of the Parent Disclosure Letter, and (v) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

        Section 4.4.    Litigation.

        As of the date of this Agreement, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (a) there is no Action pending or, to the knowledge of Parent, threatened in writing against Parent or any of its Subsidiaries, or any of their respective properties or assets, by or before any Governmental Entity and (b) neither Parent nor any of its Subsidiaries nor any of their respective properties or assets, is or are subject to any outstanding judgment, order, injunction, rule or decree of any Governmental Entity.

        Section 4.5.    Ownership and Operations of Parent and Merger Sub.

        Each of Parent and Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated herein. The authorized capital stock of Merger Sub consists of consists of 1,000 shares of common stock, par value $0.01 per share, 100 of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent.

        Section 4.6.    Financing.

          (a)   Parent has delivered to the Company copies as of the date of this Agreement of (i) an executed debt commitment letter, and fee letter, including all annexes, exhibits, schedules and other attachments thereto (other than the fees and other economic amounts and flex provisions (including successful syndication levels) set forth therein that could not reasonably be expected to adversely affect the amount or availability of the debt financing contemplated by such commitment letter, which have been redacted) (the "Debt Financing Commitment"), each dated as of the date hereof, by and among Merger Sub and the financial institutions identified therein, pursuant to which such Debt Financing Sources have agreed, subject to the terms and conditions set forth therein, to provide debt financing in an amount set forth therein (the "Debt Financing"), (ii) executed equity commitment letters, including all annexes, exhibits, schedules and other attachments thereto, dated as of the date hereof (the "Equity Financing Commitments" and, together with the Debt Financing Commitment, the "Financing Commitments"), pursuant to which Sponsor (collectively, the "Equity Financing Sources" and, together with the Debt Financing Sources, the "Financing Sources") has committed to provide equity financing in the respective amounts, and subject to the terms and conditions, set forth therein (the "Equity Financing" and, together with the Debt Financing, the "Financing"), and (iii) the Rollover Commitment Letter.

          (b)   As of the date of this Agreement, none of the Financing Commitments or Rollover Commitment Letter, in each case, in the form so delivered, have been amended or modified in any respect, and the respective commitments contained therein have not been withdrawn, rescinded or terminated, nor is any such amendment, modification, withdrawal, rescission or termination currently contemplated or the subject of current discussions (other than termination provisions expressly set forth in the Financing Commitments or the Rollover Commitment Letter). As of the date of this Agreement, the Financing Commitments and Rollover Commitment Letter in the form so delivered are in full force and effect and constitute the legal, valid and binding obligation of

  Merger Sub and, to the knowledge of Parent, the other parties thereto, enforceable against such Financing Sources in accordance with their terms, except to the extent enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

          (c)   There are no conditions precedent directly or indirectly related to the funding of the full amount of the Financing or the Rollover Commitment Letter other than as expressly set forth in the Financing Commitments and the Rollover Commitment Letter. Other than the Financing Commitments and the Rollover Commitment Letter, as of the date hereof, there are no other side letters, Contracts, arrangements or understandings (written or oral) directly or indirectly related to the Financing, including any to which Parent, Merger Sub or any of their Affiliates is a party (except for customary fee letters relating to the Debt Financing, a copy of which has been provided to the Company, with only the fee and other economic amounts and flex provisions (including successful syndication levels) that would not reasonably be expected to adversely affect the amount or availability of the Debt Financing contemplated by such commitment letter redacted) or the Rollover Investment.

          (d)   As of the date hereof, (i) no event has occurred that (with or without notice or lapse of time, or both) would constitute a breach or default under the Financing Commitments or the Rollover Commitment Letter, (ii) Parent is not aware of any fact, event or other occurrence that makes any of the representations or warranties of Parent in any of the Financing Commitments or the Rollover Commitment Letter inaccurate in any material respect, and (iii) Parent has no reason to believe that any of the conditions in the Financing Commitments or the Rollover Commitment Letter will fail to be timely satisfied or that the full amount of the Financing and Rollover Investment will not be funded at the Closing.

          (e)   Parent and Merger Sub have fully paid any and all commitment fees or other fees required by the terms of the Financing Commitments to be paid on or before the date of this Agreement.

          (f)    As of the date hereof, assuming (i) the accuracy of the representations and warranties set forth in Article III, (ii) the performance in all material respects by the Company of its obligations hereunder, and (iii) the satisfaction of the conditions precedent to Parent's and Merger Sub's obligations to close set forth in Article VI (other than those conditions the failure of which to be satisfied is a result of any breach by Parent or Merger Sub of its or their representations, warranties, covenants or agreements hereunder), the aggregate proceeds contemplated by the Financing Commitments and the Rollover Investment contemplated by the Rollover Commitment Letter, together with cash held by the Company as of the Effective Time, will be sufficient for Parent to consummate the transactions contemplated hereby, including the payment of all amounts required to be paid by Parent pursuant to Article II, and the payment of all related fees and expenses (collectively, the "Required Amount").

        Section 4.7.    Vote/Approval Required.

        No vote or consent of the holders of membership units or other equity interests of Parent is necessary to approve this Agreement or the Merger or the other transactions contemplated hereby. The vote or consent of Parent, as the sole stockholder of Merger Sub, is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to adopt this Agreement or approve the Merger and the other transactions contemplated hereby. On or prior to the date hereof, Parent, as the sole stockholder of Merger Sub, has approved (by vote or consent) the adoption of this Agreement and the approval of the Merger and the other transactions contemplated herby.

        Section 4.8.    Ownership of Shares.

        Neither Parent nor Merger Sub nor any of Parent's Affiliates owns (directly or indirectly, beneficially or of record) any Shares or holds any rights to acquire or vote any Shares, except as set forth on Schedule 4.8 of the Parent Disclosure Letter and pursuant to this Agreement.

        Section 4.9.    Solvency.

          (a)   Neither Parent nor Merger Sub is entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries. Each of Parent and Merger Sub is solvent as of the date of this Agreement. Assuming (i) the satisfaction of the conditions to Parent's and Merger Sub's obligations to consummate the Merger, or, to the extent permitted by applicable Law, waiver of such conditions, (ii) the Credit Facility Termination, (iii) the accuracy of the representations and warranties of the Company set forth in Article III, (iv) the performance by the Company in all material respects of its obligations hereunder, (v) that the Company is Solvent immediately prior to the Effective Time and (vi) that the most recent financial estimates, projections and forecasts of the Company and its Subsidiaries made available to Parent have been prepared in good faith upon assumptions that were reasonable at the time such estimates, projections and forecasts were prepared and continue to be reasonable, after giving effect to the Merger and all of the other transactions contemplated by this Agreement, including the payment of the Per Share Merger Consideration, the payment of all other amounts required to be paid in connection with the consummation of the Merger or any other transaction contemplated by this Agreement and the payment of all related fees and expenses, the Surviving Corporation and its Subsidiaries (on a consolidated basis) will be Solvent as of the Effective Time and immediately after the Effective Time.

          (b)   For the purposes of this Agreement, the term "Solvent" when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "fair saleable value" of the assets of such Person and its Subsidiaries on a consolidated basis will, as of such date, exceed the sum of (i) the value of all "liabilities of such Person and its Subsidiaries on a consolidated basis, including contingent and other liabilities," as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person and its Subsidiaries on a consolidated basis, as of such date, on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (b) such Person and its Subsidiaries on a consolidated basis will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which they are engaged or proposed to be engaged following such date, and (c) such Person and its Subsidiaries on a consolidated basis will be able to pay its liabilities, as of such date, including contingent and other liabilities, as they become absolute and mature. For purposes of this definition, "not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged" and "able to pay its liabilities, as of such date, including contingent and other liabilities, as they mature" means that such Person will be able to generate enough cash from operations, asset dispositions, existing financing or refinancing, or a combination thereof, to meet its obligations as they become due.

        Section 4.10.    Brokers.

        No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission payable by or on behalf of Parent or Merger Sub in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

        Section 4.11.    Limited Guarantee.

        Concurrently with the execution of this Agreement, the Sponsor has delivered to the Company the Limited Guarantee. The execution, delivery and performance by the Sponsor of the Limited Guarantee and the consummation by the Sponsor of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action. The Limited Guarantee has been duly executed and delivered by the Sponsor and constitutes the legal, valid and binding obligations of the Sponsor, enforceable against the Sponsor in accordance with its terms, except to the extent enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law). No event has occurred which, with or without notice, lapse of time or both, would result in a default by the Sponsor under the Limited Guarantee.

        Section 4.12.    Licensability.

        None of Parent, Merger Sub, any of their respective officers, directors, managers, members, principals or Affiliates which may reasonably be considered in the process of determining the suitability of Parent and Merger Sub for a Gaming Approval by a Gaming Authority, or any holders of Parent's membership units or other equity interests who will be required to be licensed or found suitable under applicable Gaming Laws (the foregoing Persons collectively, the "Licensing Affiliates"), has been found not to have good moral character or has been convicted of any offense that would disqualify or otherwise prevent Parent and such Licensing Affiliates from holding a gaming license in any state or other jurisdiction, has ever abandoned or withdrawn (in each case in response to a communication from a Gaming Authority regarding a likely or impending denial, suspension or revocation) or been denied or had suspended or revoked a Gaming Approval, or an application for a Gaming Approval, by a Gaming Authority. Parent, Merger Sub and each of their respective Licensing Affiliates which is licensed or holds any Gaming Approval pursuant to applicable Gaming Laws (collectively, the "Licensed Parties") is in good standing in each of the jurisdictions in which such Licensed Party owns, operates or manages gaming facilities. To Parent's knowledge, there are no on-going material investigations with respect to any existing gaming license held by Parent or any Licensing Affiliates and there are no facts which, if known to any Gaming Authority, would be reasonably likely to (i) result in the denial, revocation, limitation or suspension of a Gaming Approval of any of the Licensed Parties or (ii) result in a negative outcome to any finding of suitability proceedings of any of the Licensed Parties currently pending, or under the suitability proceedings necessary for the consummation of the Merger.

        Section 4.13.    Certain Information.

        None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement or in the Schedule 13E-3 will, at the date the Proxy Statement is first mailed to the stockholders of the Company and at the time of the Company Stockholder Meeting, or, in the case of the Schedule 13E-3, on the date it is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company or any of its Representatives for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3.

        Section 4.14.    Access to Information.

        Parent and Merger Sub each acknowledges and agrees that it (a) has had an opportunity to discuss and ask questions regarding the business of the Company and its Subsidiaries with the management of the Company, (b) has had access to the books and records of the Company, the "data room" maintained by the Company for purposes of the transactions contemplated by this Agreement and such other information as it has desired or requested to review and (c) has conducted its own independent investigation of the Company and its Subsidiaries and the transactions contemplated hereby.

        Section 4.15.    No Other Company Representations or Warranties.

        Except for the representations and warranties set forth in Article III, Parent and Merger Sub hereby acknowledge and agree that neither the Company nor any of its Subsidiaries, nor any of their respective stockholders, directors, officers, employees, affiliates, advisors, agents or representatives, nor any other Person, has made or is making, and that Parent and Merger Sub have not relied on and will not be entitled to, and will not, rely on, any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their business or operations or any other matter, including with respect to the accuracy or completeness of any information provided, disclosed or delivered to Parent or Merger Sub. Except for the representations and warranties set forth in Article III, neither the Company nor any of its Subsidiaries, nor any of their respective stockholders, directors, officers, employees, affiliates, advisors, agents or representatives, nor any other Person, will have or be subject to any liability or indemnification obligation to Parent, Merger Sub or any other Person resulting from the delivery, dissemination or any other distribution to Parent, Merger Sub or any other Person, or the use by Parent, Merger Sub or any other Person, of any information provided or made available to them by the Company or any of its Subsidiaries, or any of their respective stockholders, directors, officers, employees, affiliates, advisors, agents or representatives, or any other Person, including any information, documents, estimates, projections, forecasts or other forward-looking information, business plans, cost-related plans or other material provided or made available to Parent, Merger Sub or any other Person in certain "data rooms," confidential information memoranda, management presentations or due diligence discussions in anticipation or contemplation of any of the transactions contemplated by this Agreement.

        Section 4.16.    Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans.

        In connection with the due diligence investigation of the Company by Parent and Merger Sub, Parent and Merger Sub have received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan and cost-related plan information, regarding the Company, its Subsidiaries and their business and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking information, with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans and cost-related plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information, business plans or cost-related plans), and that Parent and Merger Sub will have no claim against the Company or any of its Subsidiaries, or any of their respective stockholders, directors, officers, employees, affiliates, advisors, agents or representatives, or any other Person, with respect thereto. Accordingly, Parent and Merger Sub hereby acknowledge that neither the Company nor any of its Subsidiaries, nor any of their respective stockholders, directors, officers, employees, affiliates, advisors, agents or representatives, nor any other Person, has made or is making any representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements, business plans or cost-related plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information, business plans or cost-related plans).

 ARTICLE V
COVENANTS

        Section 5.1.    Conduct of Business of the Company.

          (a)   The Company covenants and agrees that, during the period from the date hereof until the earlier of the Effective Time and the date of termination of this Agreement pursuant to Article VII, except (i) as expressly contemplated or permitted by this Agreement, (ii) as disclosed in Section 5.1(a) of the Company Disclosure Letter, (iii) as required by applicable Law or Governmental Entity or (iv) unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of its Subsidiaries to, (A) conduct its business in the ordinary course in compliance in all material respects with all applicable Laws, and (B) to the extent consistent with the foregoing, use its commercially reasonable efforts to (1) preserve intact its business organization and assets in all material respects, (2) keep available the services of (and preserve its relationship with) its officers and employees, and (3) preserve in all material respects its present relationships and goodwill with Governmental Entities, customers, suppliers, lenders, licensors, licensees, distributors, creditors, lessors and other Persons with which it has material business relations; provided, however, that no action taken by the Company or any of its Subsidiaries with respect to matters expressly permitted or consented to in writing by Parent pursuant to Section 5.1(b) will be deemed a breach of this sentence.

          (b)   From the date of this Agreement and the earlier of the Effective Time and the date of termination of this Agreement pursuant to Article VII, except (w) as expressly contemplated or permitted by this Agreement, (x) as disclosed in Section 5.1(b) of the Company Disclosure Letter, (y) as required by applicable Law or Governmental Entity or (z) unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed, except for clauses (ii), (iii), (v), (viii), and (xvi) below, in respect of which Parent may give or withhold its consent in its sole and absolute discretion), neither the Company nor any of its Subsidiaries shall:

              (i)  amend or otherwise change its articles of incorporation or bylaws or any similar governing instruments;

             (ii)  issue, deliver, sell, pledge, grant, transfer, dispose of, amend, subject to a Lien or encumber any shares of its capital stock or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire any shares of its capital stock, except (A) pursuant to the exercise of Company Stock Options outstanding as of the date hereof and in accordance with the terms of such Company Stock Options, (B) for the vesting of Company Restricted Stock outstanding as of the date hereof and in accordance with the terms of such Company Restricted Stock, or (C) the issuance of shares by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company;

            (iii)  declare, set aside, establish a record date for, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for any dividend or distribution by a Subsidiary of the Company to the Company or to its other Subsidiaries);

            (iv)  except for transactions among the Company and wholly owned Subsidiaries of the Company or among wholly owned Subsidiaries of the Company, adjust, split, subdivide, combine, reclassify, redeem, repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock (except for the acquisition of Shares tendered by employees or former employees in connection with the cashless exercise or surrender of any Company Stock Options or Restricted Stock), or otherwise amend the terms of its capital stock;

             (v)  except for transactions among the Company and wholly owned Subsidiaries of the Company or among wholly owned Subsidiaries of the Company, (A) merge or consolidate with any other Person, (B) acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any rights, properties or assets, other than purchases of inventory and other rights, properties or assets (x) in the ordinary course of business, (y) pursuant to existing Contracts or (z) that involve a purchase price of not more than $250,000 in the aggregate, or (C) sell, lease, license, pledge, transfer, create or incur any Lien (other than Permitted Liens) on, or abandon, allow to lapse or expire, or otherwise dispose of (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any rights, properties or assets, intellectual property, securities, interests, businesses or properties, other than sales or dispositions of (1) inventory and/or obsolete equipment and (2) other rights, properties or assets (x) in the ordinary course of business, (y) pursuant to existing Contracts or (z) that have a fair market value not in excess of $250,000 in the aggregate;

            (vi)  other than as contemplated under Section 5.22, (A) enter into, suspend, abrogate, materially amend, fail to renew, cancel or terminate any Material Contract, (B) adversely modify or fail to maintain in full force and effect any material Permit affecting the assets, properties, rights or business of the Company and its Subsidiaries, or (C) enter into any amendment or other modification to the terms of any Indebtedness of the Company or any of its Subsidiaries;

           (vii)  authorize any new capital expenditures which are, in the aggregate, in excess of the Company's capital expenditure budget set forth on Section 5.1(b)(vii) of the Company Disclosure Letter, other than any capital expenditures not in excess of $250,000 in the aggregate in order to address exigent circumstances;

          (viii)  (A) make any loans, advances or capital contributions to, or investments in, any other Person (other than a Subsidiary of the Company), (B) incur any indebtedness for borrowed money or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its Subsidiaries (other than extensions of credit under the Credit Agreement in the ordinary course of business), or (C) assume, guarantee, endorse or otherwise become liable or responsible for the indebtedness or other obligations of another Person (other than a guaranty by the Company on behalf of its Subsidiaries), in each case, in excess of $250,000 in the aggregate;

            (ix)  except to the extent required by applicable Law or pursuant to any arrangement in effect as of the date hereof (including the Company's previously approved operating budget, any Contract and any Company Plan), (A) materially increase the salary, wages, bonuses, compensation or benefits of any current or former director, executive officer or consultant of the Company or any of its Subsidiaries, (B) grant or increase any severance, termination or retention payment or other similar payment to any director, executive officer or consultant of the Company or any of its Subsidiaries, (C) enter into any employment, consulting, change in control, deferred compensation or other similar agreement with any director, officer, employee or consultant of the Company or any of its Subsidiaries (provided, however, that the Company may, in the ordinary course of business, enter into offer letters or employment agreements with new hires to fill a vacancy replacing a former officer, employee or consultant of the Company or any of its Subsidiaries, that provide for "at will" employment and annual compensation of less than $100,000, without any severance or similar obligation), (D) amend or adopt any compensation or benefit plan including any Company Plan, pension, retirement, profit-sharing, bonus, severance or other employee benefit or welfare benefit plan with or for the benefit of any current or former director, officer, consultant or employee of the Company or any of its Subsidiaries, (E) accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation, or (F) enter into any collective bargaining agreement or similar agreement with respect to the Company, any Subsidiary of the Company, or any director, officer, consultant or employee of the Company or any of its Subsidiaries;

             (x)  implement or adopt any material change in its financial accounting principles, policies or practices, except as may be appropriate to conform to changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto;

            (xi)  (A) make or change any material Tax election, (B) adopt or change any accounting method with respect to Taxes, (C) file any material amendment to any Tax Return with respect to any material Taxes, (D) enter into any closing agreement, Tax sharing agreement or Tax indemnity agreement relating to material Taxes, (E) settle, consent to or compromise any proceeding with respect to any material Tax claim or assessment or seek any material Tax ruling from any Governmental Authority, (F) surrender any right to claim a refund of material Taxes (G) consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment, (H) file any material Tax Return inconsistent with past practice, or (I) change any Tax accounting period;

           (xii)  adopt or enter into a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation or other reorganization (other than the Merger);

          (xiii)  other than in the ordinary course of business, terminate or cancel existing insurance policies without obtaining comparable replacement policies to the extent available for a similar reasonable cost;

          (xiv)  compromise, settle or agree to settle any Action (including any Action relating to this Agreement or the transactions contemplated hereby), or consent to the same, other than compromises, settlements or agreements that involve only the payment of money damages not in excess of $100,000 in the aggregate, after taking into account any insurance proceeds available therefor;

           (xv)  enter into any new line of business material to the Company and its Subsidiaries, taken as a whole;

          (xvi)  effectuate or permit a "plant closing" or "mass layoff," as those terms are defined in the WARN Act, affecting in whole or in part any site of employment, facility, operating unit or employee of the Company or any of its Subsidiaries;

         (xvii)  (a) other than Permitted Liens, alienate, encumber, transfer, option, lease, assign, sell, transfer or convey its interest or any material portion thereof in any material Leased Real Property or Owned Real Property, or enter into any agreement or understanding, or entertain any offers or solicitations, to do so, or (b) other than Permitted Liens, enter into or record any easement, right-of-way, covenant, condition, restriction, license, permit, agreement, lease, mortgage, deed of trust, lien or other instrument against any material Owned Real Property or Leased Real Property or any material portion thereof, except for Permitted Liens or as may be required to enable the Company and any Subsidiary to perform their obligations under this Agreement; or

        (xviii)  agree to take any of the actions described in Sections 5.1(b)(i) through 5.1(b)(xvii).

        Section 5.2.    Conduct of Business of Parent and Merger Sub Pending the Merger.

        From the date hereof and prior to the earlier of the Effective Time and the date of termination of this Agreement pursuant to Article VII, and except as may otherwise be required by applicable Law, each of Parent and Merger Sub agree that it shall not, directly or indirectly, take any action which is intended to or which would reasonably be expected to have a Parent Material Adverse Effect or result in the failure of any of the conditions set forth in Section 6.1 or Section 6.2 to be satisfied.

        Section 5.3.    No Control of Other Party's Business.

        Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company's or its Subsidiaries' operations prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent's or its Subsidiaries' operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' respective operations.

        Section 5.4.    No Solicitation or Negotiation.

          (a)    No Release of Confidentiality, Standstill or Non-Solicitation Agreements.     From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VII, the Company agrees that it shall not release any Person from, or amend or waive any provision of, any confidentiality, "standstill," non-solicitation or similar agreement to which the Company is (or in accordance with this Section 5.4 becomes) a party or under which the Company has (or in accordance with this Section 5.4 acquires) any rights; provided, however, that, notwithstanding anything to the contrary, the Special Committee may waive any standstill provision to the extent requested by a third party to permit such third party to make an Acquisition Proposal or when the Board or the Special Committee has determined that the failure to do so could be inconsistent with the directors' fiduciary duties under applicable Law.

          (b)    No Solicitation or Negotiation.     Except as expressly permitted by this Section 5.4 (including Section 5.4(c)), the Company and its Subsidiaries and their respective officers and directors shall, and the Company shall use its reasonable best efforts to instruct and direct its and its Subsidiaries' other Representatives to, (i) immediately cease and terminate any and all existing activities, discussions or negotiations with any Persons (other than Parent, Merger Sub and their respective Representatives) that may be ongoing with respect to an Acquisition Proposal and (ii) from the date hereof, (A) to the extent permitted by any applicable confidentiality agreement, demand that any Person that has executed an Acceptable Confidentiality Agreement in connection with its consideration of a possible Acquisition Proposal by such Person and is in possession of confidential information about the Company that was furnished by or on behalf of the Company return or destroy all such information, (B) immediately terminate access to any Person (other than Parent, Merger Sub, Sponsor, the Financing Sources, the Rollover Investors and their respective Representatives) to any data room maintained by the Company with respect to the transactions contemplated by this Agreement, and (C) until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VII, not (1) initiate, solicit or knowingly encourage any inquiries or the making of any proposal or offer that constitutes an Acquisition Proposal, (2) engage in, enter into, continue or otherwise participate in any discussions (other than to request clarification of an Acquisition Proposal that has already been made for purposes of assessing whether such Acquisition Proposal is or could reasonably be expected to lead to a Superior Proposal) or negotiations regarding, or provide any non-public information or data concerning the Company or its Subsidiaries to any Person relating to, any Acquisition Proposal, or (3) otherwise knowingly facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt by any Person to make an Acquisition Proposal, or publicly propose to do any of the foregoing.

          (c)    Conduct Following Date Hereof.     Notwithstanding anything in Section 5.4(b) to the contrary, at any time following the date hereof and prior to the time, but not after, the Company Stockholder Approval is obtained, but only until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VII, if the Company receives a written Acquisition Proposal (that did not result from a breach of Section 5.4(b)) from any Person, the Company and its Representatives may contact such Person to clarify the terms and conditions thereof and (i) the Company and its Representatives may provide nonpublic information and data concerning the Company and its Subsidiaries in response to a request therefor by such Person if the Company receives from such Person an executed Acceptable Confidentiality Agreement (or has a confidentiality agreement with such Person prior to the date hereof containing terms that are not materially less favorable to the Company in the aggregate than the terms contained in the Confidentiality Agreement) (provided, that the Company shall promptly make available to Parent and Merger Sub any material nonpublic information or data concerning the Company or its Subsidiaries that the Company made available to any Person given such access which was not previously made available to Parent or Merger Sub), and (ii) the Company and its Representatives may engage or participate in any discussions or negotiations with such Person with respect to such Acquisition Proposal, if prior to taking any action described in clause (i) or (ii) above, (x) the Special Committee determines in good faith (after the Special Committee's consultation with outside legal counsel) that failure to take such action would reasonably be likely to be inconsistent with the directors' fiduciary duties under applicable Law and (y) the Special Committee determines in good faith (after the Special Committee's consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal.

          (d)    Definitions.     For purposes of this Agreement:

              (i)  "Acquisition Proposal" means any proposal or offer from any Person or group of Persons, other than Parent or one of its Subsidiaries or any of their Affiliates, for (A) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving an acquisition of the Company (or any Subsidiary or Subsidiaries of the Company whose business constitutes 20% or more of the revenues or assets of the Company and its Subsidiaries, taken as a whole) or (B) the acquisition in any manner, directly or indirectly, of over 20% of the equity securities or consolidated total assets of the Company and its Subsidiaries, in each case other than the Merger.

             (ii)  "Superior Proposal" means a bona fide Acquisition Proposal (that did not result from a breach by the Company of Section 5.4(b)) (with the percentages set forth in the definition of such term changed from 20% to 50%), that the Special Committee has determined in its good faith judgment (after consultation with its financial advisor and outside legal counsel) (A) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of such proposal and the Person making the proposal (including the expected timing and likelihood of consummation, taking into account any governmental and other approval requirements and any required third party financing and financing commitments with respect thereto), and (B) if consummated, would result in a transaction more favorable to the Company's stockholders than the transaction contemplated by this Agreement (including any revisions to the terms of this Agreement proposed by Parent pursuant to Section 5.4(h)).

            (iii)  "Acceptable Confidentiality Agreement" means a confidentiality agreement containing terms that are not less favorable to the Company in the aggregate than the terms contained in the Confidentiality Agreement.

          (e)    No Change in Recommendation or Alternative Acquisition Agreement.     Except as set forth in this Section 5.4(e), Section 5.4(f) or Section 7.1(c)(ii), the Company Board and each committee thereof, including the Special Committee, shall not:

              (i)  withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent, the Company Recommendation or fail to include the Company Recommendation in the Proxy Statement;

             (ii)  authorize, adopt, approve, recommend or otherwise declare advisable, or publicly propose to authorize, adopt, approve, recommend or declare advisable, an Acquisition Proposal (any of the foregoing in clauses (i) or (ii), a "Change of Recommendation"); or

            (iii)  cause or permit the Company to enter into any acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement (other than an Acceptable Confidentiality Agreement if permitted under Section 5.4(c)) (an "Alternative Acquisition Agreement") relating to any Acquisition Proposal.

  Notwithstanding anything to the contrary set forth in this Agreement, prior to the time, but not after, the Company Stockholder Approval is obtained, but only after compliance with Section 5.4(h), the Company Board, acting upon the recommendation of the Special Committee, may effect a Change of Recommendation and/or take the actions specified in Section 7.1(c)(ii) with respect to any Acquisition Proposal that the Special Committee believes in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, or make a Change in Recommendation in response to a material event, occurrence, development or state of facts or circumstances that is not known by the Company Board prior to the date hereof, in either case, if the Special Committee determines in good faith (after consultation with outside legal counsel) that failure to do so would reasonably be likely to be inconsistent with its fiduciary obligations under applicable Law.

          (f)    Certain Permitted Disclosure.     Nothing contained in this Section 5.4 shall be deemed to prohibit the Company or the Company Board or any committee thereof, including the Special Committee, from (i) complying with its disclosure obligations under U.S. federal or state law with regard to an Acquisition Proposal, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to stockholders), or (ii) making any "stop-look-and-listen" communication to the stockholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communications to the stockholders of the Company); provided, however, that (i) any such disclosure (other than (x) issuing a "stop, look and listen" statement in accordance with the Exchange Act pending disclosure of its position thereunder (or any similar communications to the stockholders of the Company) or (y) an express rejection of any Acquisition Proposal or a reaffirmation of the Company Recommendation) shall be deemed to be a Change of Recommendation, unless the Company Board expressly and publicly reaffirms the Company Recommendation within three (3) Business Days following any request by Parent for such reaffirmation, and (ii) the Company Board or any committee thereof, including the Special Committee, shall not make or resolve to make a Change of Recommendation except in accordance with Section 5.4(e) .

          (g)    Notice.     From and after the date hereof, the Company agrees that it will promptly (and, in any event, within forty-eight (48) hours) notify Parent if any proposal or offer with respect to an Acquisition Proposal (or any inquiry that would reasonably be expected to lead to an Acquisition Proposal) is received by, any nonpublic information or access to the Company's properties, assets, books or records is requested from, or any discussions or negotiations are sought to be initiated or continued with, it or any of its Representatives indicating, in connection with such notice, the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements and the identity of the Person making the proposal or offer) and thereafter shall keep Parent reasonably informed of the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations.

          (h)    Match Right.     Notwithstanding anything to the contrary in this Agreement, the Company Board shall not be permitted to effect a Change of Recommendation and/or terminate this Agreement pursuant to Section 7.1(c)(ii) until it has first taken the following actions: (i) the applicable Acquisition Proposal (if any) shall not have resulted from a breach of Section 5.4(b); (ii) if applicable, the Company shall have complied in all material respects with its obligations under Section 5.4(c) with respect to such Acquisition Proposal, (iii) if applicable, the Company Board shall then determine in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal (if any) is a Superior Proposal, (iv) the Company shall have provided written notice to Parent (a "Notice") that the Company intends to take such action and specifying in reasonable detail the circumstances giving rise to such action, including in the case such action is proposed to be taken in connection with a Superior Proposal, the information specified by Section 5.4(g) with respect to such Superior Proposal, (iv) during the three (3) Business Day period following Parent's receipt of the Notice, the Company shall, and shall cause its financial and legal advisors and other Representatives, to negotiate with Parent (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement, the Equity Financing Commitments, the Debt Financing Commitment, the Limited Guarantee and the Rollover Commitment Letter such that such Superior Proposal ceases to constitute a Superior Proposal (if applicable) or the failure to take such action would no longer reasonably be likely to be inconsistent with the Company Board's fiduciary obligations under applicable Law, and (v) following the end of such three (3) Business Day period, the Company Board shall then have determined in good faith, taking into account any changes to the terms of this Agreement, the Equity Financing Commitments, the Debt Financing Commitment, the Limited Guarantee and the Rollover Commitment Letter proposed in writing by Parent to the Company in response to the Notice or otherwise, that the Superior Proposal giving rise to the Notice continues to constitute a Superior Proposal (if applicable) or that the failure to take such action would reasonably be likely to continue to be inconsistent with the Company Board's fiduciary obligations under applicable Law. Any amendment to the financial terms or any other material amendment of such Superior Proposal shall require a new Notice and the Company shall be required to comply again with the requirements of this Section 5.4(h), except that the three (3) Business Day period referred to herein shall be reduced to two (2) Business Days.

        Section 5.5.    Preparation of Proxy Statement; Stockholders' Meeting.

          (a)   As promptly as reasonably practicable, and in any event no later than the Specified Filing Date, the Company shall, with the assistance of Parent, prepare the Proxy Statement, the Company and Parent shall prepare the Schedule 13E-3 and the Company shall file the Proxy Statement and Parent shall execute (and shall cause its respective Affiliates and all other persons (other than the Company) required to execute such Schedule 13E-3) such Schedule 13E-3 and Parent, together with the Company, shall file the Schedule 13E-3 with the SEC, provided, however, that the Company shall not be required to so file the Proxy Statement unless Parent has provided all required information and the Schedule 13E-3 is simultaneously filed by the Company and Parent. Parent, Merger Sub and the Company will cooperate with each other in the preparation of the Proxy Statement and the Schedule 13E-3. Without limiting the generality of the foregoing, each of Parent and Merger Sub will furnish to the Company the information relating to it, its Affiliates, the Equity Financing Sources and the Rollover Investors required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement or the

  Schedule 13E-3. The Company and Parent shall use its reasonable best efforts to resolve all SEC comments with respect to the Proxy Statement or the Schedule 13E-3 as promptly as practicable after receipt thereof. Each of Parent, Merger Sub and the Company agree to correct any information provided by it for use in the Proxy Statement or the Schedule 13E-3 which shall have become false or misleading. Each of the Company and Parent shall as soon as reasonably practicable notify Parent or the Company, as applicable, of the receipt of (and provide copies to Parent and Merger Sub or the Company, as applicable) any comments or other correspondence from the SEC with respect to the Proxy Statement or the Schedule 13E-3 and any request by the SEC for any amendment or supplement to the Proxy Statement or the Schedule 13E-3 or for additional information. Prior to filing or mailing the Proxy Statement or the Schedule 13E-3 or making any other required filings (or, in each case, any amendment or supplement thereto) or responding to any comments or other correspondence from the SEC with respect thereto, the Company shall provide Parent, or Parent shall provide the Company, with a reasonable opportunity to review and comment on such document or response and shall in good faith consider for inclusion in such document or response any reasonable comments proposed by such other party; provided, that the foregoing shall not apply with respect to a Superior Proposal, a Change or Recommendation or any related disclosures covering such matters. The Company shall cause the definitive Proxy Statement to be mailed as soon as reasonably practicable after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement, and shall cause the Proxy Statement and Schedule 13E-3 to be filed with the SEC as soon as reasonably practicable after the date the SEC staff advises that it has no further comments thereon (and in each case, within five (5) Business Days after being so advised by the SEC staff).

          (b)   As promptly as reasonably practicable following the clearance of the Proxy Statement and Schedule 13E-3 by the SEC, the Company, acting through the Company Board, shall (i) take all action necessary to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval (the "Company Stockholder Meeting") no later than twenty (20) business days following the mailing of the Proxy Statement and Schedule 13E-3 in accordance with Section 5.5(a) above, and (ii) except to the extent that the Company Board, acting upon the recommendation of the Special Committee, shall have effected a Change in Recommendation in accordance with Section 5.4(e), include in the Proxy Statement the Company Recommendation and take all commercially reasonable action to solicit proxies approving the adoption of this Agreement and to otherwise obtain the Company Stockholder Approval; provided, however, that nothing herein shall prevent the Company from postponing or adjourning the Company Stockholder Meeting if (x) there are holders of an insufficient number of Company Shares present or represented by a proxy at the Company Stockholders Meeting to constitute a quorum and the Company uses its reasonable best efforts during any such postponement or adjournment to obtain such a quorum as soon as practicable; (y) the Company is required to postpone or adjourn the Company Stockholders Meeting by applicable Law or Order or a request from the SEC or its staff and the Company uses its reasonable best efforts to hold or resume the Company Stockholders Meeting as soon as practicable; or (z) the Company Board shall have determined in good faith (after consultation with outside legal counsel) that it is required by Law to postpone or adjourn the Company Stockholder Meeting, including in order to give stockholders of the Company sufficient time to evaluate any information or disclosure that the Company has sent to its stockholders or otherwise made available to its stockholders by issuing a press release, filing materials with the SEC or otherwise (including in connection with any Change in Recommendation).

        Section 5.6.    Access to Information; Confidentiality.

          (a)   From the date hereof to the Effective Time or the earlier termination of this Agreement, upon reasonable notice, the Company shall, and shall use its commercially reasonable efforts to cause its Subsidiaries and its Representatives to, (i) afford to Parent, Merger Sub and each of their respective Representatives reasonable access during normal business hours, consistent with applicable Law, to its officers, employees, properties, offices, other facilities and books, contracts and records, and (ii) furnish or cause to be furnished all financial, operating and other data and information as Parent, Merger Sub or their respective Representatives may reasonably request. Notwithstanding the foregoing, any such investigation or consultation shall be conducted in such a manner as to minimize interference with the business or operations of the Company or its Subsidiaries or with the prompt and timely discharge by the employees of the Company or its Subsidiaries of their normal duties. Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would (x) breach any Contract with any third party, (y) constitute a waiver of or jeopardize the attorney-client or other privilege held by the Company or (z) violate any applicable Law, including Gaming Laws; provided, however, the parties shall reasonably cooperate in seeking to find a way to allow disclosure of such information (including by providing redacted forms of such information) to the extent doing so would not be reasonably likely to result in the violation of any such Contract or Law, or be reasonably likely to cause such privilege to be undermined with respect to such information. In addition, any access to any premises of the Company or any of its Subsidiaries shall be subject to the terms and conditions of any applicable leases and to the Company's and its Subsidiaries' reasonable security measures, operating procedures and insurance requirements and shall not include the right to any "invasive" testing or any investigation that requires the consent of any lender, landlord, tenant or other party. Parent shall, at Parent's sole cost, promptly repair any damage caused by the exercise of any rights under this Section 5.6(a).

          (b)   Each of Parent and Merger Sub will hold and treat, and will use reasonable efforts to ensure that its respective Representatives hold and treat, in confidence all documents and information concerning the Company and its Subsidiaries furnished to Parent or Merger Sub in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated November 28, 2015, between Z Capital Partners, L.L.C. and the Company (the "Confidentiality Agreement"), which Confidentiality Agreement shall remain in full force and effect in accordance with its terms. The Company hereby consents to include the Financing Sources, the Rollover Investors and other potential financing sources as permitted "Representatives" of Parent under the Confidentiality Agreement.

        Section 5.7.    Further Action; Efforts.

          (a)   Upon the terms and subject to the conditions of this Agreement (including Section 5.7(h)), each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and cooperate with each other in order to do, all things necessary, proper or advisable under applicable Law (including under any Antitrust Law) (other than under any applicable Gaming Law) to consummate the transactions contemplated by this Agreement at the earliest practicable date, including using reasonable best efforts to: (i) cause the preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger and take such actions as are reasonably necessary to obtain any requisite consent (other than Gaming Approvals) or expiration of any applicable waiting period under the HSR Act and other Antitrust Laws; (ii) defend all Actions by or before any Governmental Entity (other than any Gaming Authority) challenging this Agreement or the consummation of the Merger; and (iii) resolve any objection asserted with respect to the transactions contemplated under this Agreement under any Antitrust Law raised by any Governmental Entity (other than any or Gaming Authority) and to prevent the entry of any court order, and to have vacated, lifted, reversed or overturned any injunction, decree, ruling, order or other action of any Governmental Entity (other than any or Gaming Authority) that would prevent, prohibit, restrict or delay the consummation of the transactions contemplated by this Agreement (provided, however, that the Company shall not be required to incur any liabilities or pay more than a nominal sum to obtain any such consents, registrations, approvals, permits and authorizations). Upon the terms and subject to the conditions of this Agreement (including Section 5.7(g)), each of Parent and Merger Sub shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and cooperate with each other in order to do, all things necessary, proper or advisable under applicable Gaming Laws to consummate the transactions contemplated by this Agreement at the earliest practicable date, including using best efforts to: (i) cause the preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger and take such actions as are reasonably necessary to obtain any requisite Gaming Approvals; (ii) defend all Actions by or before any Gaming Authority challenging this Agreement or the consummation of the Merger; and (iii) resolve any objection asserted with respect to the transactions contemplated under this Agreement under any Gaming Authority and to prevent the entry of any court order, and to have vacated, lifted, reversed or overturned any injunction, decree, ruling, order or other action of any Gaming Authority that would prevent, prohibit, restrict or delay the consummation of the transactions contemplated by this Agreement (provided, however, that the Company shall not be required to incur any liabilities or pay more than a nominal sum to obtain any such consents, registrations, approvals, permits and authorizations).

          (b)   In furtherance and not in limitation of the provisions of Section 5.7(a), each of the parties, as applicable, agrees to (i) prepare and file as promptly as practicable, and in any event by no later than ten (10) Business Days from the date of this Agreement, an appropriate filing of a Notification and Report Form pursuant to the HSR Act and (ii) prepare and file as promptly as practicable any notification or other form necessary to obtain any consents, clearances or approvals required under or in connection with any other applicable Antitrust Law. The Company and Parent will each request early termination of the waiting period with respect to the Merger under the HSR Act. Nothing in this Agreement will require the Company or its Subsidiaries to take or agree to take any action with respect to its business or operations unless the effectiveness of such agreement or action is conditioned upon Closing. The Company and the Parent shall each pay fifty percent (50%) of any filing fees and other charges for the filings required under the HSR Act by the Company and Parent.

          (c)   In furtherance and not in limitation of the provisions of Section 5.7(a), Parent and Merger Sub agree to, and agree to cause their Affiliates and their respective directors, officers, partners, managers, members, principals and stockholders to, prepare and submit to the Gaming Authorities as promptly as practicable, and in any event no later than 30 calendar days from the date of this Agreement, all applications and supporting documents necessary to obtain all required Gaming Approvals. Any fees, costs and expenses incurred in connection with obtaining Gaming Approvals will be borne by Parent.

          (d)   If a party receives a request for information or documentary material from any Governmental Entity with respect to this Agreement or any of the transactions contemplated hereby, including a Second Request for Information under the HSR Act, or requests for supporting, supplemental or additional documentation from any Gaming Authorities, then such party shall in good faith make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, a response that is, at a minimum, in substantial compliance with such request.

          (e)   The parties shall keep each other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement and work cooperatively in connection with obtaining the approvals of or clearances from each applicable Governmental Entity, including:

              (i)  cooperating with each other in connection with filings required to be made by any party under any Antitrust Law or applicable Gaming Law and liaising with each other in relation to each step of the procedure before the relevant Governmental Entities and as to the contents of all communications with such Governmental Entities. In particular, to the extent permitted by Law or a Governmental Entity, no party will make any notification in relation to the transactions contemplated hereunder without first providing the other party with a copy of such notification in draft form and giving such other party a reasonable opportunity to discuss its content before it is filed with the relevant Governmental Entities, and such first party shall consider and take account of all reasonable comments timely made by the other party in this respect;

             (ii)  furnishing to the other party all information within its possession that is required for any application or other filing to be made by the other party pursuant to the applicable Law in connection with the transactions contemplated by this Agreement;

            (iii)  promptly notifying each other of any communications from or with any Governmental Entity with respect to the transactions contemplated by this Agreement and ensuring to the extent permitted by Law or Governmental Entity that each of the parties is entitled to attend any meetings with or other appearances before any Governmental Entity with respect to the transactions contemplated by this Agreement;

            (iv)  consulting and cooperating with one another in connection with all analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the Antitrust Laws or applicable Gaming Laws; and

             (v)  without prejudice to any rights of the parties hereunder, consulting and cooperating in all respects with the other in defending Actions by or before any Governmental Entity challenging this Agreement or the consummation of the transactions contemplated by this Agreement.

          (f) (i)  Subject to Section 5.7(h), the parties shall use their respective reasonable best efforts to take, or cause to be taken, all other action and to do, or cause to be done, all things necessary, proper or advisable under all Antitrust Laws to consummate the transactions contemplated by this Agreement, including:

              (A)  using its reasonable best efforts to promptly obtain the expiration of all waiting periods (including, if permitted by applicable Law, requesting early termination of such waiting periods); and

              (B)  using its reasonable best efforts to promptly obtain all other approvals and any other consents of any Governmental Entity (other than any Gaming Authority) required to be obtained in order for the parties to consummate the transactions contemplated by this Agreement.

             (ii)  Subject to Section 5.7(g), the parties shall use their respective best efforts to take, or cause to be taken, all other action and to do, or cause to be done, all things necessary, proper or advisable under applicable Gaming Laws, to consummate the transactions contemplated by this Agreement, including:

              (A)  using its best efforts to promptly obtain the expiration of all waiting or notice periods (including, if permitted by applicable Law, requesting early termination of such waiting or notice periods) under or with respect to Gaming Laws; and

              (B)  using its best efforts to promptly obtain all other approvals and any other consents of any Gaming Authority required to be obtained in order for the parties to consummate the transactions contemplated by this Agreement.

          (g)   Notwithstanding anything to the contrary set forth in this Agreement (including as otherwise set forth in this Section 5.7), in connection with any Gaming Approvals or Gaming Laws, in no event shall Parent or any of its Affiliates (including the Surviving Corporation) be required to proffer to, or agree to, agree to (i) any material change or restriction on the proposed capital structure or balance sheet of Parent, Merger Sub, the Surviving Corporation or any of their respective Affiliates, or (ii) any material change (including without limitation, through a franchising or licensing arrangement) or restriction on (other than pursuant to any existing legal, regulatory or other similar restrictions), or other material impairment of (x) Parent's or any of its Affiliates' ability to own or operate any material assets (including any real property owned by the Company or any of its Subsidiaries), licenses, operations, rights, product lines, businesses or interest therein of Parent, Merger Sub, the Surviving Corporation or any of their respective Affiliates or (y) Parent's or any of its Affiliates' ability to vote, transfer, receive dividends or otherwise exercise full ownership rights with respect to the stock of the Surviving Corporation or any of its Affiliates, or to agree to place any stock or other assets or an operating property in trust upon the Closing.

          (h)   Notwithstanding anything to the contrary set forth in this Agreement (including as otherwise set forth in this Section 5.7), other than in connection with any Gaming Approval or Gaming Laws, in no event shall Parent or any of its Affiliates (including the Surviving Corporation) be required to (i) proffer to, or agree to, sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate and agree to sell, divest, lease, license, transfer, dispose of or otherwise encumber before or after the Effective Time, any material assets, licenses, operations, rights, product lines, businesses or interest therein of Parent, Merger Sub, the Company, the Surviving Corporation or any of their respective Affiliates (or to consent to any sale, divestiture, lease, license, transfer, disposition or other encumbrance by the Parent, Merger Sub, the Company, the Surviving Corporation or any of their respective Affiliates of any of their respective material assets, licenses, operations, rights, product lines, businesses or interest therein or to any agreement by the Parent, Merger Sub, the Company, the Surviving Corporation or any of their respective Affiliates to take any of the foregoing actions) or to agree to (A) any material change or restriction on the proposed capital structure or balance sheet of Parent, Merger Sub, the Surviving Corporation or any of their respective Affiliates, or (B) any material change (including without limitation, through a franchising or licensing arrangement or a change in the proposed capital structure or balance sheet) or restriction on, or other material impairment of Parent's or any of its Affiliates' ability to own or operate any such assets, licenses, operations, rights, product lines, businesses or interests therein or Parent's or any of its Affiliates' ability to vote, transfer, receive dividends or otherwise exercise full ownership rights with respect to the stock of the Surviving Corporation or any of its Affiliates, or to agree to place any stock or other assets or an operating property in trust upon the Closing, or (ii) make any material payments, other than filing fees required by Law, or provide any other material consideration in connection with any waiver or consent reasonably necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated hereby (or to consent to any material payment, other than filing fees required by Law, or provide any other material consideration by Parent, Merger Sub, the Company, the Surviving Corporation or any of their respective Affiliates in connection with such waivers or consents).

          (i)    Notwithstanding the foregoing, commercially or competitively sensitive information and materials of a party will be provided to the other party on an outside counsel-only basis while, to the extent feasible, making a version in which the commercial or competitively sensitive information has been redacted available to the other party.

          (j)    For purposes of this Agreement, "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

          (k)   Upon the terms and subject to the conditions set forth in this Agreement, each of Merger Sub, Parent and the Company shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things reasonably necessary, proper or advisable to provide all necessary notices and/or obtain all necessary waivers, consents, and/or approvals from all third parties (other than Governmental Entities) in connection with the transactions contemplated by this Agreement, in all such cases, at Parent's sole cost and expense. Notwithstanding anything to the contrary herein, (a) Parent shall have control over and lead all communications and strategy relating to providing (or not providing) such notices and obtaining (or not obtaining) such waivers, consents, and approvals from any or all such third parties (and Parent shall promptly provide the Company with a copy of all communications (including any notices or other information) delivered to or received from any such third party, (b) in no event will any waiver, consent or approval, or other obligation or restriction, contemplated by this Section 5.7(k) become effective or binding on the Company prior to Closing, and (c) nothing in this Section 5.7(k) shall obligate the Company or any of its Subsidiaries to take any action with respect to any Governmental Entity or make any payment prior to Closing.

        Section 5.8.    Employment and Employee Benefit Matters.

          (a)   Without limiting any additional rights that any current or former employee of the Company or any of its Subsidiaries (each, a "Company Employee") may have under any Company Plan, except as otherwise agreed in writing between Parent and a Company Employee, Parent shall cause the Surviving Corporation and each of its Subsidiaries, for a period commencing at the Effective Time and ending on the first anniversary thereof, to maintain the severance-related provisions of existing Company Plans and to provide 100% of the severance payments and benefits required thereunder to be provided to any Company Employee terminated during that 12-month period.

          (b)   Without limiting any additional rights that any Company Employee may have under any Company Plan, except as otherwise agreed in writing between Parent and a Company Employee, Parent shall provide or cause the Surviving Corporation and each of its Subsidiaries, for the period commencing at the Effective Time and ending on the first anniversary thereof, to maintain for each Company Employee (i) subject to Section 5.8(a), salary and commissions that are each no less favorable than, (ii) annual bonus or incentive and long-term incentive compensation opportunities which are, in each case, no less than, and (iii) pension, welfare and other benefits (including the costs thereof to Company Plan participants) provided under Company Plans that in the aggregate are no less favorable than, the salary, bonus opportunities and commissions and benefits (including the costs thereof to Company Plan participants) maintained and provided by the Company and its Subsidiaries for and to each such Company Employee immediately prior to the Effective Time and by Parent and its Affiliates to its similarly situated employees.

          (c)   As of and after the Effective Time, Parent will, or will cause the Surviving Corporation to, give the Company Employees full credit for purposes of eligibility and vesting and benefit accruals (but not for purposes of benefit accruals under any defined benefit pension plans or for purposes of any equity-based awards), under any employee compensation, incentive, and benefit (including vacation) plans, programs, policies and arrangements maintained for the benefit of Company Employees as of and after the Effective Time by Parent, its Subsidiaries or the Surviving

  Corporation for the Company Employees' service with the Company, its Subsidiaries and their predecessor entities (each, a "Parent Plan") to the same extent recognized by the Company immediately prior to the Effective Time. With respect to each Parent Plan that is a "welfare benefit plan" (as defined in Section 3(1) of ERISA), Parent and its Subsidiaries shall (i) cause there to be waived any pre-existing condition or eligibility limitations and (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, Company Employees under similar plans maintained by the Company and its Subsidiaries immediately prior to the Effective Time.

          (d)   This Section 5.8 shall be binding upon and inure solely to the benefit of each party hereto (and not any current or former officer, employee or service provider of the Company or any of its Subsidiaries), and for the avoidance of doubt, nothing in this Agreement is intended to (i) confer upon any current or former employee or other service provider of the Company or any of its Subsidiaries any right to employment or continued employment or continued service with Parent or any of its Subsidiaries (including, following the Closing Date, the Surviving Corporation (if applicable) or any Subsidiary thereof (if applicable)) or (ii) constitute or create an employment agreement with, or modify the at-will status of any, employee or other service provider.

        Section 5.9.    Takeover Laws.

        If any Takeover Law is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated hereby, each of the Company and Parent and their respective Board of Directors (in the case of the Company Board, acting upon the unanimous recommendation of the Special Committee) or members, as applicable, shall use reasonable best efforts to take all action necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Law on this Agreement, the Merger and the other transactions contemplated hereby.

        Section 5.10.    Notification of Certain Matters.

        The Company and Parent shall promptly notify each other of (a) any notice or other communication received by such party from any Governmental Entity in connection with the Merger or the other transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other transactions contemplated hereby, if the subject matter of such communication could be material to the Company, the Surviving Corporation, Parent, Merger Sub, the Merger or the other transactions contemplated hereby, (b) any Action commenced or, to such party's knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Merger or the other transactions contemplated hereby or (c) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would cause or result in any of the conditions to the Merger set forth in Article VI not being satisfied or satisfaction of those conditions being materially delayed in violation of any provision of this Agreement; provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not (i) cure any breach of, or non-compliance with, any other provision of this Agreement or (ii) limit the remedies available to the party receiving such notice; provided further, that failure to give prompt notice pursuant to clause (c) shall not constitute a failure of a condition to the Merger set forth in Article VI, except to the extent that the underlying fact or circumstance not so notified would standing alone constitute such a failure.

        Section 5.11.    Indemnification, Exculpation and Directors' and Officers' Insurance.

          (a)   Without limiting any additional rights that any employee may have under any agreement or Company Plan as of the Effective Time, from the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, Parent shall, or shall cause the Surviving

  Corporation to, indemnify and hold harmless, to the fullest extent permitted under applicable Law and the Company Charter and Company Bylaws in effect as of the date hereof, each present (as of the Effective Time) and former officer, director or employee of the Company and its Subsidiaries (the "Indemnified Parties"), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys' fees and disbursements incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that the Indemnified Party is or was an officer, director, employee, fiduciary or agent of the Company or any of its Subsidiaries as of or prior to the Effective Time or (ii) matters existing or occurring, or services performed by an Indemnified Party at the request of the Company or any of its Subsidiaries, at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including, for the avoidance of doubt, in connection with (x) the transactions contemplated by this Agreement and (y) actions to enforce this provision or any other indemnification or advancement right of any Indemnified Party. In the event of any such Action, (A) each Indemnified Party shall be entitled to advancement of expenses incurred in the defense of any Action from Parent or the Surviving Corporation to the fullest extent permitted under applicable Law and the Company Charter and Company Bylaws as at the date hereof, provided, that any Person to whom expenses are advanced provides an undertaking, if and only to the extent required by the NRS or the Company Charter or Company Bylaws as at the date hereof, to repay such advances if it is ultimately determined that such Person is not entitled to indemnification, (B) neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any proceeding or threatened Action (and in which indemnification could be sought by such Indemnified Party hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Action or such Indemnified Party otherwise consents, and (C) the Surviving Corporation shall cooperate in the defense of any such matter.

          (b)   Except as may be required by applicable Law, Parent and the Company agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party as provided in the Company Charter or Company Bylaws in effect as of the date hereof or in any indemnification agreement between such Indemnified Party and the Company or any of its Subsidiaries shall survive the Merger and continue in full force and effect, and shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party, including that from and after the Effective Time until the sixth (6th) anniversary thereof, the organizational documents of the Surviving Corporation and its Subsidiaries will contain, and Parent will cause to remain in effect, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of individuals who were, prior to the Effective Time, directors, officers or employees of the Company, a Subsidiary of the Company or any of their predecessor entities, than are presently set forth in the Company Charter, Company By-laws or the organizational documents of any applicable Subsidiary of the Company, which provisions will not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.

          (c)   For a period of six years from the Effective Time, Parent shall either cause to be maintained in effect and fully pay the premium for the non-cancellable, irrevocable extension of, the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries or cause to be provided substitute policies on such basis or purchase or cause the Surviving Corporation to purchase, a "tail policy," in either case, of at least the same coverage and amounts containing terms and conditions that are at least as favorable to the insureds as the Company's existing policies with respect to matters existing, arising or occurring on or before the Effective Time; provided, however, that after the Effective Time,

  Parent shall not be required to pay with respect to such insurance policies in respect of any one policy year annual premiums in excess of 300% of the last annual premium paid by the Company prior to the date hereof in respect of the coverage required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such amount; provided, further, that if the Surviving Corporation purchases a "tail policy" and the coverage thereunder costs more than 300% of such last annual premium, the Surviving Corporation shall purchase the maximum amount of coverage that can be obtained for a cost not exceeding 300% of such last annual premium. At the Company's option, the Company may purchase, prior to the Effective Time, a six-year prepaid "tail policy" on terms and conditions (in both amount and scope) providing substantially equivalent benefits as the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries with respect to matters existing, arising or occurring on or before the Effective Time, covering without limitation the transactions contemplated hereby; provided, however, that such prepaid "tail policy" shall not have a one-time premium in excess of 300% of the last annual premium paid by the Company prior to the date hereof in respect of the coverage required to be obtained pursuant hereto. If such prepaid "tail policy" has been obtained by the Company prior to the Effective Time, Parent shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation. If such prepaid "tail policy" is cancelled for any reason prior to the sixth anniversary of the Effective Time, Parent shall obtain a replacement policy for the remaining term of at least the same coverage and amounts containing terms and conditions that are at least as favorable to the insureds as the cancelled policy, on the terms set forth in this Section 5.11(c).

          (d)   Notwithstanding anything herein to the contrary, if any Action (whether arising before, at or after the Effective Time) requiring indemnification under this Section 5.11 is instituted against any Indemnified Party on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 5.11 shall continue in effect until the final disposition of such Action.

          (e)   The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to Law, Contract, the Company Charter or Company By-laws or otherwise. The provisions of this Section 5.11 shall survive the consummation of the Merger and, notwithstanding any other provision of this Agreement that may be to the contrary, expressly are intended to benefit, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives.

          (f)    In the event that the Surviving Corporation or Parent or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a majority of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation or Parent, as the case may be, shall succeed to or assume all of the obligations set forth in this Section 5.11.

        Section 5.12.    Rule 16b-3.

        Prior to the Effective Time, the Company shall, and shall be permitted to, take such appropriate action, to the extent reasonably necessary to cause dispositions of Shares and Company Options pursuant to the transactions contemplated by this Agreement by each Person who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 5.13.    Public Announcements.

        Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, (i) shall consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the

Merger and the other transactions contemplated hereby and (ii) shall not issue any such press release or make any public announcement prior to such consultation and review, in each case except as may be permitted pursuant to this Agreement, or as may be required by applicable Law. Parent and the Company agree that the press release announcing the execution and delivery of this Agreement shall be a joint release of the Sponsor and the Company.

        Section 5.14.    Agreements Concerning Parent and Merger Sub.

          (a)   During the period from the date of this Agreement through the Effective Time, neither Parent nor Merger Sub will engage in any activity of any nature except for activities related to or in furtherance of the Merger and the other transactions contemplated by this Agreement or take any action that is reasonably likely to prevent or delay the consummation of the Merger or any other transaction contemplated by this Agreement.

          (b)   Parent hereby guarantees the due, prompt and faithful payment, performance and discharge by Merger Sub and the Surviving Corporation of, and the compliance by Merger Sub and the Surviving Corporation with, all of their respective covenants, agreements, obligations and undertakings under this Agreement in accordance with the terms of this Agreement, and covenants and agrees to take all actions necessary or advisable to cause and ensure such payment, performance and discharge by Merger Sub and the Surviving Corporation hereunder.

          (c)   Neither Parent nor Merger Sub nor any of their Affiliates will enter into any contract, undertaking, commitment, agreement, obligation or understanding (in each case whether oral or written) with any holder or beneficial owner of any Shares (other than any such holder or owner that is an Affiliate of Parent), or any director, officer or employee of the Company or any of its Subsidiaries (other than any director affiliated with Parent or any of its Affiliates (other than the Company or any of its Subsidiaries) outside his or her capacity as a director of the Company or any of its Subsidiaries), relating in any way to any of the transactions contemplated by this Agreement or the operations of the Company at any time prior to the Company Stockholder Meeting.

        Section 5.15.    Financing.

          (a)   Parent and Merger Sub acknowledge that, other than the obligations expressly set forth in this Agreement, the Company, its Subsidiaries and their respective Representatives, have no responsibility, directly or indirectly, prior to the Closing for any financing that Parent or Merger Sub may raise or seek to raise in connection with the transactions contemplated by this Agreement. Subject to the terms and conditions of this Agreement, Parent (i) shall use its reasonable best efforts to arrange and obtain the Debt Financing on the terms and conditions (including the flex provisions) described in the Debt Financing Commitment (taking into account the anticipated timing of the Marketing Period), including using its reasonable best efforts to (x) negotiate definitive agreements on the terms and conditions contained in the Debt Financing Commitment, (y) satisfy, or cause the satisfaction of, on a timely basis all conditions in the Debt Financing Commitment and the definitive agreements for the Debt Financing, and (z) consummate the Debt Financing on or prior to the date on which the Closing is required to occur pursuant to Section 1.2 (including by using its reasonable best efforts to enforce its rights under the Debt Financing Commitment and the definitive agreements for the Debt Financing (including through litigation pursued in good faith) and to cause the Debt Financing Sources to provide the Debt Financing on or prior to the date on which the Closing is required to occur pursuant to Section 1.2), (ii) shall maintain in effect the Equity Financing and take or cause to be taken, and do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the Equity Financing on the terms and conditions described in the Equity Financing Commitment and to consummate the Equity Financing on or prior to the date on which the Closing is required to occur pursuant to Section 1.2, and (iii) shall maintain in effect the Rollover Commitment Letter and cause the Rollover Investment, on the terms and conditions described in the Rollover Commitment Letter, to be consummated at the Closing. In addition, Parent will use its reasonable best efforts to (y) cause its Representatives to cooperate in the preparation of all documents and the making of all filings in connection with the Financing and the other transactions contemplated by the Financing Commitments, and in executing and delivering all documents and instruments related to the Financing Commitments), and (z) comply with its obligations under the Financing Commitments. Notwithstanding anything in this Section 5.15(a), Section 5.15(b) or anywhere else in this Agreement to the contrary, in no event shall "reasonable best efforts" be deemed or be construed to require Parent or Merger Sub to, and neither Parent nor Merger Sub shall be required to, (1) seek equity financing from any source other than those counterparty to, or in any amount in excess of that contemplated by, the Equity Financing Commitments and the Rollover Commitment Letter, (2) pay any fees in the aggregate in excess of those contemplated by the Debt Financing Commitment (including any contingent fees described therein and any "market flex" provisions contained therein), or (3) agree to conditionality or economic terms of the Financing that are less favorable to Parent and Merger Sub than those contemplated by the Debt Financing Commitment (including any "market flex" provisions contained therein).

          (b)   In the event any portion of the Financing becomes unavailable on the terms and conditions and from the sources contemplated in the Financing Commitments, Parent will promptly notify the Company and will use its reasonable best efforts (subject to Section 5.15(a) above) to obtain alternative financing in a like amount and on like terms as promptly as practicable ("Alternative Financing"); provided, however, that in no event shall Parent be required to obtain Alternative Financing on terms less favorable to Parent in any material respect than those set forth in the Financing Commitments. Parent will deliver to the Company true and complete copies of all agreements pursuant to which any such alternative source shall have committed to provide Parent with any portion of the Debt Financing promptly following the execution thereof (it being understood that the same may be redacted for fees, pricing and other economic terms that could not reasonably be expected to adversely affect the amount or availability of the Debt Financing).

          (c)   Notwithstanding the foregoing, Parent shall have the right from time to time to amend, replace, supplement or otherwise modify, or waive any of its rights under, or add lenders, co-investors, lead arrangers, bookrunners, syndication agents or similar entities that have not executed Financing Commitments as of the date of this Agreement, to the Financing Commitments; provided, however, that any such amendment, replacement, supplement, modification, waiver or addition shall not, without the prior written consent of the Company (i) reduce the aggregate amount of the Financing (together with the Rollover Investment) below the Required Amount, (ii) modify or expand upon any of the conditions precedent to the Financing from those conditions precedent set forth in the Financing Commitments in a manner that would prevent, impede or materially delay the Closing or make funding materially less likely to occur (including, any agreement, amendment, modification or waiver of the date in the Debt Financing Commitment (or the commitment letter evidencing the Debt Financing Commitment) that would permit or cause the amendment of the Credit Agreement, as contemplated therein, to occur later than September 30, 2016), (iii) be reasonably expected to adversely affect the obligations of the Company with respect to the Financing in any material respect, or to prevent, impede or materially delay the availability of the Financing or otherwise make funding materially less likely to occur, (iv) adversely impact the ability of Parent or Merger Sub to enforce their respective rights under the Financing Commitments, or (v) amend or modify flex provisions (including successful syndication levels). Notwithstanding the foregoing, Parent shall have the right from time to time to amend, replace, supplement or otherwise modify, or waive any of its rights under, the Rollover Commitment Letter; provided, however, that any such amendment, replacement, supplement, modification, or waiver shall not, without the prior written consent of the Company (i) reduce the aggregate amount of the Rollover Investment (together with the Financing) below the Required Amount, (ii) modify or expand upon any of the conditions precedent to the Rollover Investment from those conditions precedent set forth in the Rollover Commitment Letter in a manner that would prevent, impede or materially delay the Closing or make the Rollover Investment materially less likely to occur, (iii) be reasonably expected to prevent, impede or materially delay the availability of the Rollover Investment or make the Rollover Investment materially less likely to occur, or (iv) adversely impact the ability of Parent or Merger Sub to enforce their respective rights under the Rollover Commitment Letter. Parent will promptly deliver to Company copies of any such amendment, replacement, supplement, modification, waiver or addition (it being understood that the same may be redacted for fees, pricing and other economic terms that could not reasonably be expected to adversely affect the amount or availability of the Financing or the Rollover Investment).

          (d)   To the extent Parent obtains Alternative Financing pursuant to paragraph (b) above, or amends, replaces, supplements, modifies or waives any of the Financing Commitments or adds lenders, co-investors, lead arrangers, bookrunners, syndication agents or similar entities pursuant to paragraph (c) above, references to the "Financing," "Financing Commitments," "Financing Sources," "Debt Financing Sources," and "Rollover Investors" (and other like terms in this Agreement) shall be deemed to refer to such Alternative Financing or the Financing Commitments as so amended, replaced, supplemented, modified, waived or added.

          (e)   Parent shall keep the Company reasonably informed on a timely basis and in reasonable detail of the status of Parent's efforts to obtain the Financing and the Rollover Investment (including providing the Company with copies of all definitive financing documents related to the Financing) and to satisfy the conditions thereof, including advising and updating the Company, in a reasonable level of detail, with respect to status and the proposed closing date, and giving the Company prompt notice of any material adverse change with respect to the Financing and the Rollover Investment. Without limiting the foregoing, Parent shall notify the Company promptly (and in any event within two (2) Business Days) if at any time prior to the Closing Date:

              (i)  any Financing Commitment or the Rollover Commitment Letter expires or is terminated for any reason (or if any Person attempts or purports to terminate any Financing Commitment or the Rollover Commitment Letter, whether or not such attempted or purported termination is valid);

             (ii)  Parent obtains knowledge of any material breach or default or any threatened material breach or default (or any event or circumstance that, with or without due notice, lapse of time or both, would reasonably be expected to give rise to any material breach or default) by any party to any Financing Commitment or the Rollover Commitment Letter;

            (iii)  Parent receives any communication (written or oral) from any Person with respect to any (A) actual or threatened material breach, default, termination or repudiation by any party to the Financing Commitments or the Rollover Commitment Letter or (B) material dispute or disagreement between or among any parties to the Financing Commitments or the Rollover Commitment Letter;

            (iv)  any Financing Source or Rollover Investor refuses to provide or expresses to Parent (orally or in writing) an intent to refuse to provide all or any material portion of the Financing or the Rollover Investment contemplated by the Financing Commitments or the Rollover Commitment Letter on the terms set forth therein; or

             (v)  Parent, for any reason, no longer believes in good faith that it will be able to obtain all or any material portion of the Financing or the Rollover Investment on the terms described in the Financing Commitments and the Rollover Commitment Letter.

  As soon as reasonably practicable after the Company delivers to Parent a written request, Parent will provide any information reasonably requested by the Company relating to any circumstance referred to in clauses (i) - (v) of the immediately preceding sentence. Notwithstanding the foregoing, Parent shall not be under any obligation to disclose any information that is subject to attorney-client or similar privilege if Parent shall have used reasonable best efforts to disclose such information in a way that would not waive such privilege.

          (f)    Prior to Closing, the Company shall use reasonable best efforts to provide, and to cause its Subsidiaries and Representatives to use their reasonable best efforts to provide, at the sole cost and expense of Parent, to Parent all cooperation reasonably requested by Parent in connection with obtaining the Financing, to the extent not unreasonably interfering with the business or operation of the Company or any of its Subsidiaries or any of its or their properties, including by using its reasonable best efforts to:

              (i)  make the Company's senior officers reasonably available to participate in a reasonable number of meetings (including customary one-on-one meetings with the Financing Sources), presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies (and any other reasonable assistance in procuring a public corporate rating and a public corporate family rating in respect of the Company and public ratings in respect of the Debt Financing);

             (ii)  reasonably cooperate with the Financing Sources' evaluation of the Company's and its Subsidiaries' assets for the purpose of establishing collateral arrangements, including agreeing to pledge, grant security interests in, and otherwise grant liens on, the Company's and its Subsidiaries' assets pursuant to such agreements, documents, instruments or certificates as may be reasonably requested, including without limitation agreements, documents or certificates that facilitate the creation, perfection or enforcement of Liens securing the Debt Financing (including original copies of all certificated securities (with transfer powers executed in blank), borrowing base certificates and a solvency certificate of the chief financial officer of the Company in the form contemplated by the Debt Financing Commitment) as are reasonably requested by Parent or its Financing Sources, and executing and delivering any pledge and security documents and otherwise facilitating the pledging of collateral); provided, however, that any obligations contained in any such agreements, documents, instruments or certificates shall be subject to the occurrence of the Closing and shall be effective no earlier than the Closing;

            (iii)  reasonably cooperate with the marketing and due diligence efforts of Parent and the Financing Sources, including reasonably assisting with the preparation of rating agency presentations, offering documents, private placement memoranda, bank information memoranda, lender presentations, projections, prospectuses, pro formas and similar documents and providing such financial and other information to the extent available as may be reasonably requested in connection therewith (including the provision of customary authorization letters for distribution of materials to debt investors) and using commercially reasonable efforts to assist in permitting the syndication efforts to benefit from existing banking relationships;

            (iv)  furnish Parent and the Financing Sources with (A) the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of, and related statements of income and cash flows of the Company and its Subsidiaries for, the fiscal year ending December 31, 2015 (such financial statements, the "2015 Audited Financial Statements") as promptly as practicable after preparation thereof, (B) the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of, and related statements of income and cash flows of the Company and its Subsidiaries for, any fiscal quarter commencing after

    December 31, 2015 that has ended at least 45 days prior to the Effective Time as promptly as practicable after preparation thereof, and (C) other customary business, financial and other information regarding the Company and its Subsidiaries (including financial statements, pro forma financial information, financial data, audit reports and other information to be used in the preparation of one or more information packages regarding the business, operations, financial condition and prospects of the Company and its Subsidiaries) customary for the arrangement of loans contemplated by the Debt Financing, as reasonably requested by Parent, and supplementing such information to the extent that such information, to the knowledge of the Company, contains any material misstatements of fact or omits to state any material fact necessary to make such information not materially misleading as soon as reasonably practicable after obtaining knowledge thereof;

             (v)  as reasonably requested by Parent, obtain surveys, title insurance, and consents customary for financings similar to the Financing and assist Parent with obtaining customary legal opinions;

            (vi)  execute and deliver such documents, instruments, certificates or information, as may be reasonably requested in connection with the Debt Financing (including without limitation (A) documents requested by Parent or its Financing Sources relating to the repayment of the existing Indebtedness of the Company and its Subsidiaries and the release of related Liens, including customary payoff letters, notices of redemption and (to the extent required) evidence that notice of such repayment has been timely delivered to the holders of such debt, (B) all documentation and other information required by bank regulatory authorities under applicable "know-your-customer" and anti-money laundering rules and regulations, including the Patriot Act and requested in writing at least 10 days prior to the Closing), (C) such officer's certificates as are customary in financings of such type (including without limitation a certificate of the chief financial officer of the Company with respect to solvency matters in the form attached to the Debt Financing Commitment) and as are, in the good faith determination of the Person(s) executing such certificates, accurate;

           (vii)  as reasonably requested by Parent, take all corporate actions reasonably necessary to permit the consummation of the Financing and the Rollover Investment;

          (viii)  as reasonably requested by Parent, assist in the preparation and execution of one or more commitment letters, underwriting or placement agreements, registration statements, credit agreements and indentures.

  Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall be required to take or permit the taking of any action pursuant to this Section 5.15(f) that would (i) contravene any applicable Law or Contract (it being understood that the foregoing shall not prevent such Person from seeking any consents reasonably requested by Parent), (ii) cause any covenant, representation or warranty in this Agreement to be breached by the Company (unless waived by Parent), (iii) cause any director, officer or employee or stockholder of the Company or any of its Subsidiaries to incur any personal liability (as opposed to liability in their capacity as such roles), (iv) require any Persons who are directors of the Company or any of its Subsidiaries to pass resolutions or consents on behalf of the Company or any of its Subsidiaries to approve or authorize the execution of the Financing (other than directors who will remain directors post-Closing), or (v) unreasonably interfere with the ongoing operations of the Company or its Subsidiaries. The Company hereby consents to the use of its and its Subsidiaries' logos in connection with the Debt Financing; provided, that such logos shall be used solely in a manner that is not intended or reasonably likely to harm, disparage or otherwise adversely affect the Company or any of its Subsidiaries.

          (g)   Notwithstanding anything to the contrary in this Agreement:

              (i)  no liability or obligation (including any liability or obligation to pay any commitment or other similar fee) of the Company or any of its Subsidiaries under any certificate, document or instrument related to the Financing or the Rollover Investment shall be effective until the Closing and neither the Company nor any of its Subsidiaries shall be required to take any action under any certificate, document or instrument that is not contingent upon consummation of the Closing (including the entry into any agreement that is effective before the Closing) or that would be effective prior to the Closing (other than the provision of the authorization letter referred to above);

             (ii)  Parent shall, promptly upon request by the Company, reimburse the Company for all costs and expenses (including reasonable attorney's fees and expenses) incurred by the Company or any of its Subsidiaries in connection with performing its obligations under this Section 5.15;

            (iii)  the Company Board shall not be required to approve any Financing or any arrangement related thereto with an effective time prior to the Effective Time; and

            (iv)  Parent shall indemnify and hold harmless the Company and its Affiliates and its and their Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by any of them in connection with the Financing or the Rollover Investment and any information utilized in connection therewith (other than historical information relating to the Company or its Subsidiaries or other information furnished by or on behalf of the Company or its Subsidiaries), except in the event any such liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments or penalties arose out of or resulted from the gross negligence, material breach or willful misconduct of the Company, any of its Subsidiaries or any of their respective Representatives.

          (h)   Parent and Merger Sub acknowledge and agree that the obtaining of the Financings and the Rollover Investment or any Alternative Financing or any other financing is not a condition to the Closing.

          (i)    To the extent that the Debt Financing Sources notify Parent, Parent will, as promptly as practicable, notify the Borrower in writing if any Required Bank Information fails to satisfy the requirements of the Debt Financing Commitments to be Required Bank Information together with a written description of any deficiency. Parent shall promptly provide any Required Bank Information received from the Company to the Debt Financing Sources.

        Section 5.16.    Director Resignations.

        The Company shall provide Parent with a correct and complete list of the directors of the Company and each of its Subsidiaries as promptly as practicable after the date of this Agreement. The Company shall use its reasonable best efforts to obtain and deliver to Parent at the Closing evidence reasonably satisfactory to Parent of the resignation, effective as of the Effective Time, of those directors of the Company or any Subsidiary of the Company designated by Parent to the Company in writing at least three (3) Business Days prior to the Closing.

        Section 5.17.    Transaction Litigation.

        In the event that any stockholder litigation (other than litigation involving Parent, Merger Sub, Sponsor, Rollover Investors or any of their Affiliates) related to this Agreement, the Merger or the other transactions contemplated by this Agreement is brought or commenced against the Company and/or the members of the Company Board or Special Committee prior to the Effective Time ("Transaction Litigation"), the Company shall promptly notify Parent and keep Parent reasonably informed with respect to the status thereof (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected thereby). The Company shall reasonably consult with Parent with respect to the defense or settlement of any Transaction Litigation. Neither the Company nor any Subsidiary or Representative of the Company shall compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any such Transaction Litigation or consent to the same unless Parent shall have consented in writing (which consent shall not be unreasonably withheld, conditioned or delayed).

        Section 5.18.    Pay-Off Letter.

        Following the written request of Parent delivered no later than five (5) Business Days prior to the Effective Time, no later than the first (1st) Business Day prior to the Effective Time, the Company shall deliver to Parent a fully executed copy of a payoff letter, in customary form, from Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent under that certain Credit Agreement, dated as of July 1, 2016 (the "Credit Agreement"), by and among the Company, certain Affiliates of the Company, the lenders and other agents from time to time party thereto, and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, which payoff letter shall (i) indicate the total amount required to be paid to fully satisfy all principal, interest, prepayment premiums, penalties, breakage costs or similar obligations related to any Obligations (as defined in the Credit Agreement) as of the anticipated Closing Date (and the daily accrual thereafter) (the "Payoff Amount"), (ii) state that upon receipt of the Payoff Amount, the Credit Agreement and related instruments evidencing the Credit Agreement shall be terminated (other than any provisions that expressly survive termination of the Credit Agreement and repayment of such Obligations) and any stock certificates and other physical collateral shall be returned, and (iii) state that all Liens and all guarantees in connection therewith relating to the assets and properties of the Company or any of its Subsidiaries securing such Obligations shall be, upon the payment of the Payoff Amount on the Closing Date, released and terminated. The Company shall, and shall cause its Subsidiaries to, use its reasonable best efforts to deliver all notices and take all other actions, including with respect to the backstop or termination of any letters of credit issued under the Credit Agreement and any hedging or swap obligations secured under the Credit Agreement, to facilitate the termination of commitments under the Credit Agreement, the repayment in full of all Obligations then outstanding thereunder (using funds arranged by Parent or Merger Sub) and the release of all Liens and termination of all guarantees in connection therewith on the Closing Date (such termination, repayment and release, the "Credit Facility Termination"); provided, however, that in no event shall this Section 5.18 require the Company or any of its Subsidiaries to cause such Credit Facility Termination unless the Closing shall occur substantially concurrently and the Company or its Subsidiaries have received funds from Parent to pay in full the Payoff Amount.

        Section 5.19.    WARN Act.

        At the Closing, the Company shall provide to Parent a correct and complete list, by date and location, of all employees terminated by the Company and its Subsidiaries in the ninety (90) day period immediately preceding the Closing Date.

        Section 5.20.    Further Assurances.

        At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

        Section 5.21.    Standstill.

        Parent and Merger Sub agree that, during the period from the date hereof until the earlier of the Effective Time and the date of termination of this Agreement pursuant to Article VII (the "Standstill Period"), unless specifically consented to in writing by the Special Committee, neither Parent, Merger Sub nor any of their Affiliates (including Sponsor), nor any other person acting at their direction or on their behalf, shall in any manner directly or indirectly initiate, effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in, any acquisition of any equity securities (or beneficial ownership thereof, and including any derivative, swap or other transaction the purpose of which is to give or provide economic or financial exposure similar to the ownership of any such securities), or voting control of any equity securities, any of the Company or any of its Subsidiaries.

        Section 5.22.    Credit Agreement Amendment.

        Following the written request of Parent, the Company shall use its reasonable best efforts to assist Parent in obtaining an amendment to the Credit Agreement, which amendment will only be effective from and after Closing, to increase the outstanding amount under the Credit Agreement and/or permit additional Indebtedness, and to permit the consummation of the Merger and the payment of the amounts payable hereunder and such other modifications as Parent may request, in form and substance satisfactory to Parent in Parent's sole and absolute discretion (the "Credit Agreement Amendment"), as promptly as practicable. Any fees and expenses of the agent and/or lenders payable under the Credit Agreement Amendment, and any reasonable and documented out-of-pocket costs, fees and expenses of the Company in assisting Parent as provided in this Section 5.22, shall be paid by Parent, Merger Sub or (after the Closing) the Surviving Corporation.

ARTICLE VI
CONDITIONS PRECEDENT

        Section 6.1.    Conditions to Each Party's Obligation to Effect the Merger.

        The obligation of each party to effect the Merger is subject to the satisfaction or waiver (to the extent legally permitted) at or prior to the Effective Time of the following conditions:

          (a)    Stockholder Approval.     The Company Stockholder Approval shall have been obtained.

          (b)    No Injunctions or Legal Restraints; Illegality.     No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction that restrains, enjoins or prohibits consummation of the Merger shall be in effect, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity that, in any case, prohibits or makes illegal the consummation of the Merger.

          (c)    HSR Act; Antitrust.     Any applicable waiting period (and any extension thereof) under the HSR Act relating to the Merger shall have expired or been terminated.

          (d)    Gaming Approvals.     All Gaming Approvals shall have been duly obtained and shall be in full force and effect.

        Section 6.2.    Conditions to the Obligations of the Company.

        The obligation of the Company to effect the Merger is also subject to the satisfaction, or waiver (to the extent legally permitted) by the Company, at or prior to the Effective Time of the following conditions:

          (a)    Representations and Warranties.     The representations and warranties of Parent and Merger Sub set forth in this Agreement, without giving effect to any materiality or "Parent Material Adverse Effect" qualifications therein, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where such failures to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (b)    Performance of Obligations of Parent and Merger Sub.     Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time.

          (c)    Officers' Certificate.     The Company shall have received a certificate signed by an executive officer of Parent certifying as to the matters set forth in Sections 6.2(a) and 6.2(b).

        Section 6.3.    Conditions to the Obligations of Parent and Merger Sub.

        The obligation of Parent and Merger Sub to effect the Merger is also subject to the satisfaction, or waiver (to the extent legally permitted) by Parent, at or prior to the Effective Time of the following conditions:

          (a)    Representations and Warranties.     The representations and warranties of the Company (i) set forth in Sections 3.1, 3.2, 3.3(a) , 3.18 and 3.20 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); provided, however, that any inaccuracy in Section 3.2 that results in additional costs (including the aggregate Merger consideration) in excess of $1,000,000 shall be deemed to be material, and (ii) set forth in this Agreement other than those Sections specifically identified in clause (i) of this Section 6.3(a), without giving effect to any materiality or "Company Material Adverse Effect" qualifications therein, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where such failures to be true and correct would not have a Company Material Adverse Effect.

          (b)    Performance of Obligations of the Company.     The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

          (c)    No Material Adverse Effect.     Since January 1, 2016, there shall not have occurred and be continuing any event, change, effect or development that has had a Company Material Adverse Effect.

          (d)    Officers' Certificate.     Parent shall have received a certificate signed by an executive officer of the Company certifying as to the matters set forth in Sections 6.3(a), 6.3(b) and 6.3(c).

        Section 6.4.    Frustration of Closing Conditions.

        None of Parent, Merger Sub or the Company may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party's breach of this Agreement.

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

        Section 7.1.    Termination.

        This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Company Stockholder Approval has been obtained (with any termination by Parent also being an effective termination by Merger Sub):

          (a)   by mutual written consent of Parent and the Company;

          (b)   by either Parent or the Company:

              (i)  if the Merger shall not have been consummated on or before April 22, 2017 (the "Termination Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party if any action of such party or failure of such party to perform or comply with the covenants and agreements of such party set forth in this Agreement shall have been the cause of, or resulted in, the failure of the Merger to be consummated by the Termination Date and such action or failure to perform or comply constitutes a breach of this Agreement; provided further, that notwithstanding anything herein to the contrary, if the Marketing Period will be completed by the Termination Date, but it has not been completed prior to the third (3rd) Business Day before the Termination Date, then the Termination Date will automatically be extended by four (4) Business Days;

             (ii)  if any court of competent jurisdiction or other Governmental Entity shall have issued a judgment, order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement and such judgment, order, injunction, rule, decree or other action shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall have complied with its obligations in Section 5.7; or

            (iii)  if the Company Stockholder Approval shall not have been obtained at the Company Stockholder Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the adoption of this Agreement was taken;

          (c)   by the Company:

              (i)  if Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would result in the failure of a condition set forth in Section 6.1 or 6.2 and (B) cannot be cured by the Termination Date or, if curable, is not cured prior to the earlier of (1) 30 days following receipt by Parent of written notice of such breach or failure and (2) the Termination Date; provided, however, that a failure by Parent to procure applicable signatures from its Affiliates and file the Schedule 13E-3 by the date specified in Section 5.5(a) (assuming that the Company is prepared to file the Proxy Statement) shall be deemed such a breach or failure if (i) Parent shall have failed to procure the applicable signatures from its Affiliates required by Schedule 13E-3, or (ii) only to the extent that such failure to file the Schedule 13E-3 was primarily due to an act, failure to act, or omission by Parent (without regard to any other Person), and only subject to a cure period of ten (10) days following receipt by Parent of written notice of such breach or failure by the Company; provided further, that the Company's right to terminate this Agreement under this Section 7.1(c)(i) shall expire on the fifteenth (15th) day following (x) if such breach cannot be cured, the date on which the Company notifies Parent in writing of such breach or Parent notifies the Company in writing of such breach, (in each case, such notification specifying the Section(s) of this Agreement to which such breach relates and that the fifteen (15) day sunset provided in this Section 7.1(c)(i) will commence on the day following such notification) or (y) if such breach is curable, the expiration of the 30-day cure period; provided, further, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if it is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement;

             (ii)  at any time prior to the receipt of the Company Stockholder Approval, if (A) the Company Board has, after complying with Section 5.4, authorized the Company to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, (B) concurrently with or immediately following termination of this Agreement, the Company enters into an Alternative Acquisition Agreement with respect to such Superior Proposal and (C) prior to or concurrently with such termination, the Company pays to Parent or Parent's designee(s) the Company Termination Fee in accordance with Section 7.3; or

            (iii)  if (A) all of the conditions set forth in Sections 6.1 and 6.3 (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions or unless the failure to be so satisfied is due to any material breach or inaccuracy of any representation or warranty contained in this Agreement on the part of Parent or Merger Sub or the failure of Parent or Merger Sub to perform or comply with any of its respective material covenants or agreements contained in this Agreement) have been satisfied or, to the extent permitted by applicable Law, waived in accordance with this Agreement, (B) the Company has indicated in writing to Parent and Merger Sub that the certificate to be delivered by the Company at Closing pursuant to Section 6.3(d) will be so delivered and that the Company is ready, willing and able to consummate the Closing and (C) Parent and Merger Sub shall have failed to consummate the Closing on the day that is three (3) Business Days following the day Closing is required to occur under Section 1.2;

          (d)   by Parent:

              (i)  if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would result in the failure of a condition set forth in Section 6.1 or 6.3 and (B) cannot be cured by the Termination Date or, if curable, is not cured prior to the earlier of (1) 30 days following receipt by the Company of written notice of such breach or failure and (2) the Termination Date; provided, however, that a failure by the Company to file the Proxy Statement by the date specified in Section 5.5(a) (assuming that Parent is prepared to file the Schedule 13E-3) shall be deemed such a breach or failure only to the extent that such failure to file the Proxy was primarily due to an act, failure to act or omission by the Company (without regard to any other Person), and only subject to a cure period of ten (10) days following receipt by the Company of written notice of such breach or failure by Parent; provided, further, however, that (x) Parent's right to terminate this Agreement under this Section 7.1(d)(i) shall expire on the fifteenth (15th) day following (x) if such breach cannot be cured, the date on which Parent notifies the Company in writing of such breach or the Company notifies Parent in writing of such breach, (in each case, such notification specifying the Section(s) of this Agreement to which such breach relates and that the fifteen (15) day sunset provided in this Section 7.1(d)(i) will commence on the day following such notification) or (y) if such breach is curable, the expiration of the 30-day cure period and (y) Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(i) if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement; or

             (ii)  if (A) the Company Board or the Special Committee shall have effected a Change of Recommendation, (B) the Company shall have committed a breach in any material respect of any of its obligations under Section 5.4(b), (C) the Company shall have failed to include in the Proxy Statement, or shall have amended the Proxy Statement to exclude, the Company Board Recommendation or (D) the Company shall have approved or entered into an Alternative Acquisition Agreement.

The party desiring to terminate this Agreement pursuant to this Section 7.1 (other than pursuant to Section 7.1(a)) shall give written notice of such termination to the other party specifying the provision or provisions hereof pursuant to which such termination is being effected.

        Section 7.2.    Effect of Termination.

        In the event of the termination of this Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub, the Company or any of their respective Affiliates or Representatives, except that the Confidentiality Agreement (to the extent set forth therein), the Limited Guarantee (to the extent set forth therein), and the provisions of the last sentence of Section 5.6(a), Section 5.6(b), Section 5.13, Section 5.15(g)(ii), Section 5.15(g)(iv), the last sentence of Section 5.22, this Section 7.2, Section 7.3 and Article VIII shall survive the termination hereof.

        Section 7.3.    Fees and Expenses.

          (a)   Except as otherwise provided in this Section 7.3, the last sentence of Section 5.6(a), the last sentence of Section 5.7(b) , the last sentence of Section 5.7(c), the first sentence of Section 5.7(k), Section 5.15(f) , Section 5.15(g)(ii), Section 5.15(g)(iv), and the last sentence of Section 5.22, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, including the expenses incurred in connection with the filing, printing and mailing of the Proxy Statement and the Schedule 13E-3 (including applicable SEC filing fees) and the solicitation of the Company Stockholder Approval, which shall be borne solely by the Company.

          (b)   In the event that:

              (i)  this Agreement is terminated by either Parent or the Company pursuant to Section 7.1(b)(i) or Section 7.1(b)(iii) and (A) in the case of termination pursuant to Section 7.1(b)(iii) only, at the time of the Company Stockholder Meeting, neither Parent nor Merger Sub is in material breach of any of its representations, warranties or covenants in this Agreement, (B) in the case of termination pursuant to Section 7.1(b)(i) only, (1) at the time of such termination, Parent has not been notified by any Gaming Authority that such Gaming Authority will not grant any Gaming Approval required under Section 6.1(d), and (2) at the time of termination, neither Parent nor Merger Sub is in material breach of any of its representations, warranties or covenants in this Agreement, (C) at any time after the date of this Agreement and prior to the date of such termination (or of the Company Stockholder Meeting in the case of termination pursuant to Section 7.1(b)(iii)), a bona fide Acquisition Proposal shall have been communicated to the senior management of the Company or the Company Board or shall have been publicly announced or publicly made known to the stockholders of the Company, and not withdrawn prior to such date, and (D) within twelve (12) months after such termination, the Company shall have entered into a definitive agreement with respect to, or shall have consummated, a bona fide Acquisition Proposal (which, for the avoidance of doubt, need not be the same Acquisition Proposal as set forth in subclause (C) above); provided, however, that for purposes of this Section 7.3(b)(i), the references to "20% or more" in the definition of Acquisition Proposal shall be deemed to be references to "more than 50%");

             (ii)  this Agreement is terminated by the Company pursuant to Section 7.1(c)(ii); or

            (iii)  this Agreement is terminated by Parent pursuant to Section 7.1(d)(i) or Section 7.1(d)(ii);

  then, in any such case, the Company shall pay Parent or its designee(s) the Company Termination Fee, it being understood that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion. "Company Termination Fee" means an amount in cash equal to $12,425,750.

  Payment of the Company Termination Fee, if applicable, shall be made by wire transfer of same day funds to the account or accounts designated by Parent, (x) in the case of clause (i) above, on the same day as the earlier to occur of the execution of a definitive agreement or Alternative Acquisition Agreement with respect to, or consummation of, any transaction contemplated by an Acquisition Proposal, as applicable, (y) in the case of clause (ii) above, immediately prior to or substantially concurrently with such termination and (z) in the case of clause (iii) above, promptly, but in no event later than three (3) Business Days after the date of such termination. Subject to and without limitation of Section 8.10 or the obligations of the Company under the Confidentiality Agreement, in the event that this Agreement is terminated and the Company Termination Fee is payable under this Section 7.3(b), Parent's receipt of the Company Termination Fee pursuant to this Section 7.3(b) (and any amounts payable under Section 7.3(d)) shall be (i) deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, its Subsidiaries, Sponsor, the Rollover Investors and each of their respective former, current and future Representatives, stockholders, Affiliates and assignees and each former, current or future Representative, stockholder, Affiliate or assignee of any of the foregoing (collectively, the "Parent Parties") in connection with this Agreement (and the termination hereof), the transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for the termination giving rise to the payment of such Company Termination Fee, and (ii) the sole and exclusive remedy of Parent and Merger Sub against the Company, its Subsidiaries and each of their respective former, current and future Representatives, stockholders, general and limited partners, managers, members, Affiliates and assignees and each former, current or future Representative, stockholder, general or limited partner, manager, member, Affiliate or assignee of any of the foregoing (collectively, the "Company Related Parties") for any loss or damage suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform hereunder, and no Company Related Party shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby. For the avoidance of doubt, subject to and without limitation of Section 8.10 or the obligations of the Company under the Confidentiality Agreement, the amount of the Company Termination Fee is intended to serve as a cap on the maximum aggregate liability of Company and any Company Related Party under this Agreement in the circumstances provided hereunder.

          (c)   In the event that this Agreement is terminated:

              (i)  by the Company or Parent pursuant to Section 7.1(b)(i) or Section 7.1(b)(ii) and, at the time of such termination, (x) all of the conditions to Closing set forth in Section 6.1 (other than Section 6.1(b) or Section 6.1(d)) and Section 6.3 (in each case, other than such conditions that by their nature are to be satisfied at the Closing) have been satisfied or waived, and (y) the condition set forth in Section 6.1(b) has not been satisfied or waived in connection with a Law or injunction, order, or decree issued pursuant to or otherwise relating to Gaming Laws or the condition in Section 6.1(d) has not been satisfied or waived, in each case except where such failure to be satisfied was primarily caused by the actions or inactions by the Company or any of its Subsidiaries in breach of this Agreement; or

             (ii)  by the Company pursuant to Section 7.1(c)(i) or Section 7.1(c)(iii) (in each case in this clause (ii), other than in circumstances where the Reverse Termination Fee is payable in clause (i) above), then Parent shall pay the Company an amount in cash equal to $7,100,428 (in the case of clause (i) above, for the sole benefit of the Company's stockholders that are not controlled Affiliates of Z Capital Partners, L.L.C.) or $17,751,070 (in the case of clause (ii) above) (in either case, the "Reverse Termination Fee"), it being understood that in no event shall Parent or Merger Sub be required to pay the Reverse Termination Fee on more than one occasion.

  Payment of the Reverse Termination Fee, if applicable, shall be made by wire transfer of same day funds to the account or accounts designated by the Company promptly, but in no event later than three (3) Business Days after the date of such termination. Subject to and without limitation of Section 8.10 or the obligations of Z Capital Partners L.L.C. under the Confidentiality Agreement, in the event that this Agreement is terminated and a Reverse Termination Fee is payable under this Section 7.3(c), the Company's receipt of the Reverse Termination Fee pursuant to this Section 7.3(c) (and any amounts payable under Section 7.3(d)) shall be (i) deemed to be liquidated damages for any and all losses or damages suffered or incurred by the Company, its Subsidiaries and each of their respective former, current and future Representatives, stockholders, Affiliates and assignees and each former, current or future Representative, stockholder, Affiliate or assignee of any of the foregoing (collectively, the "Company Parties") in connection with this Agreement (and the termination hereof), the transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for the termination giving rise to the payment of such Reverse Termination Fee, and (ii) the sole and exclusive remedy of the Company against Parent, Merger Sub, Sponsor, the Financing Sources, the Rollover Investors and each of their respective former, current and future Representatives, stockholders, general and limited partners, managers, members, Affiliates and assignees and each former, current or future Representative, stockholder, general or limited partner, manager, member, Affiliate or assignee of any of the foregoing (collectively, the "Parent Related Parties") for any loss or damage suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform hereunder or under the Debt Financing Commitment, and no Parent Related Party shall have any further liability or obligation relating to or arising out of this Agreement, the Debt Financing or the Debt Financing Commitment or the transactions contemplated hereby or thereby; provided, however, that in the event that this Agreement is terminated and a Reverse Termination Fee is payable under this Section 7.3(c), this Section 7.3(c) shall not limit the ability of the Company to recover reimbursements, payments or indemnification under Sections 5.15(g)(ii) and (iv), and the last sentence of Section 5.22. For the avoidance of doubt, subject to and without limitation of Section 8.10 or the obligations of Z Capital Partners L.L.C. under the Confidentiality Agreement, the amount of the Reverse Termination Fee (together with any amounts payable under Section 7.3(d)) is intended to serve as a cap on the maximum aggregate liability of Parent, Merger Sub and any Parent Related Party under this Agreement in the event Parent and Merger Sub fail to effect the Closing in accordance with Section 1.2 or otherwise breach this Agreement or fail to perform hereunder; provided, however, that the Reverse Termination Fee shall not serve as a cap on any reimbursements, payments or indemnification owed by Parent to any Company Parties under Sections 5.15(g)(ii) and (iv) and the last sentence of Section 5.22, nor shall any such indemnification amounts reduce the amount of the Reverse Termination Fee, or the right of the Company to exercise its rights and remedies under Section 7.2.

          (d)   The parties acknowledge that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements

  Parent and Merger Sub would not enter into this Agreement; accordingly, (i) if the Company fails promptly to pay any amounts due pursuant to this Section 7.3, and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the amounts set forth in this Section 7.3, the Company shall pay to Parent its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts due pursuant to this Section 7.3 from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made and (ii) if Parent fails promptly to pay any amounts due pursuant to this Section 7.3, and, in order to obtain such payment, the Company commences a suit that results in a judgment against Parent for the amounts set forth in this Section 7.3, Parent shall pay to the Company its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts due pursuant to this Section 7.3 from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made.

          (e)   Notwithstanding anything to the contrary set forth in this Agreement, (i) in the event Parent and Merger Sub fail to effect the Closing or otherwise breach this Agreement or fail to perform hereunder, then, except as and only to the extent expressly permitted by Section 8.10 and for the Company's rights to enforce the Equity Commitment Letter, the Rollover Agreement and the Sponsor Voting Agreement, the Company's sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) against Parent, Merger Sub, Sponsor, the Financing Sources, the Rollover Investors or any other Parent Related Party in respect of this Agreement, the Sponsor Voting Agreement, the Limited Guarantee, the Financing Commitments and the Rollover Commitment Letter, and the transactions contemplated hereby and thereby shall be to terminate this Agreement in accordance with (and subject to the conditions of) Article VII and collect, if due, the Reverse Termination Fee, and upon payment of such Reverse Termination Fee in accordance with Section 7.3(c) (and any amounts payable under Section 7.3(d) ), none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement, any Contract executed in connection herewith (including the Sponsor Voting Agreement, the Limited Guarantee, the Financing Commitments and the Rollover Commitment Letter) or any of the transactions contemplated hereby or thereby, provided that, for the avoidance of doubt, notwithstanding any of the foregoing, Z Capital Partners L.L.C. shall also be obligated with respect to the Confidentiality Agreement and Parent shall also be obligated with respect to the expense reimbursement, payment and indemnification obligations pursuant to Sections 5.15(g)(ii) and (iv) and the last sentence of Section 5.22, and the Sponsor shall also be obligated pursuant to the terms and conditions of the Limited Guarantee, or (ii) in the event the Company fails to effect the Closing or otherwise breach this Agreement or fail to perform hereunder, then, except as and only to the extent expressly permitted by Section 8.10 and for Parent's and Merger Sub's rights to enforce the voting agreement dated as of the date hereof with certain other stockholders of the Company, Parent and Merger Sub's sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) against the Company Related Parties in respect of this Agreement, any Contract executed in connection herewith and the transactions contemplated hereby and thereby shall be to terminate this Agreement in accordance with (and subject to the conditions of) Article VII and collect, if due, the Company Termination Fee, and upon payment of such Company Termination Fee in accordance with Section 7.3(b) (and any amounts payable under Section 7.3(d)), none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement, any Contract executed in connection herewith or any of the transactions contemplated hereby or thereby.

          (f)    Notwithstanding anything to the contrary set forth in this Agreement, the Company (on behalf of itself and any of its Affiliates, directors, officers, employees, agents, representatives and other Company Parties) hereby waives any rights or claims against any Debt Financing Source in connection with this Agreement, the Debt Financing Commitment, the Debt Financing, the definitive debt financing agreements or in respect of any other document or any of the transactions contemplated hereby or thereby or under any theory of law or equity (whether in tort, contract or otherwise) or in respect of any oral or written representations made or alleged to be made in connection herewith or therewith and the Company (on behalf of itself and any of its Affiliates, directors, officers, employees, agents, representatives and other Company Parties) agrees not to commence any action or proceeding against any Debt Financing Source in connection with this Agreement, the Debt Financing Commitment, the Debt Financing, the definitive debt financing agreements or in respect of any other document or any of the transactions contemplated hereby or thereby or under any theory of law or equity and agrees to cause any such action or proceeding asserted by the Company (on behalf of itself and any of its Affiliates, directors, officers, employees, agents, representatives and other Company Parties) in connection with this Agreement, the Debt Financing Commitment, the Debt Financing, the definitive debt financing agreements or in respect of any other document or any of the transactions contemplated hereby or thereby or under any theory of law or equity against any Debt Financing Source to be dismissed or otherwise terminated. In furtherance and not in limitation of the foregoing waiver, it is acknowledged and agreed that no Debt Financing Source shall have any liability for any claims or damages (including consequential, special, exemplary, punitive or indirect damages) to the Company in connection with this Agreement, the Debt Financing Commitment, the Debt Financing, the definitive debt financing agreements or the transactions contemplated hereby or thereby. The provisions of this Section 7.3(f) shall inure to the benefit of, and be enforceable by, each Debt Financing Source, its affiliates and their respective successors and permitted assigns, each of which is hereby intended to be an express third party beneficiary of this Section 7.3(f).

        Section 7.4.    Amendment or Supplement.

        This Agreement may be amended, modified or supplemented by the parties by action taken or authorized by their respective Boards of Directors (in the case of the Company, acting upon recommendation of the Special Committee) or in the case of Parent, its managing member, as applicable, at any time prior to the Effective Time, whether before or after the Company Stockholder Approval has been obtained; provided, however, that after the Company Stockholder Approval has been obtained, no amendment may be made that pursuant to applicable Law requires further approval or adoption by the stockholders of the Company without such further approval or adoption. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment. Notwithstanding anything in this Agreement to the contrary, Sections 7.2, 7.3(c), 7.3(e), 7.3(f), 7.4, 8.6, 8.7, 8.8, 8.9, 8.10(c), 8.11, 8.12 and the definitions of "Company Material Adverse Effect" and "Debt Financing Sources" may not be amended, modified or supplemented in any manner without the prior written consent of the Debt Financing Sources.

        Section 7.5.    Extension of Time; Waiver.

        At any time prior to the Effective Time, the parties may, by action taken or authorized by their respective Boards of Directors (in the case of the Company, acting upon recommendation of the Special Committee) or in the case of Parent, its managing member, as applicable, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other parties set forth in this Agreement or any document delivered pursuant hereto or (c) subject to applicable Law, waive compliance with any of the agreements or conditions of the other parties contained herein;

provided, however, that after the Company Stockholder Approval has been obtained, no waiver may be made that pursuant to applicable Law requires further approval or adoption by the stockholders of the Company without such further approval or adoption. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.

ARTICLE VIII
GENERAL PROVISIONS

        Section 8.1.    Nonsurvival of Representations and Warranties.

        None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, other than those covenants or agreements of the parties which by their terms apply, or are to be performed in whole or in part, after the Effective Time.

        Section 8.2.    Notices.

        All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or electronic mail, upon written confirmation of receipt by facsimile or electronic mail, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i) if to Parent, Merger Sub or the Surviving Corporation, to:
c/o Z Capital Partners, L.L.C. Two Conway Park 150 Field Dr., Suite 300 Lake Forest, IL 60045
Attention:	James J. Zenni, Jr., Martin Auerbach and Andrei Scrivens
Facsimile:	(847) 235-8100
E-mail:	jzenni@zcap.net, mauerbach@zcap.net and ascrivens@zcap.net
with a copy (which shall not constitute notice) to:
Sidley Austin LLP 1999 Avenue of the Stars, 17th Floor Los Angeles, CA 90067
Attention:	Vijay Sekhon, Esq.
Facsimile:	(310) 595-9501
E-mail:	vsekhon@sidley.com

(ii) if to the Company, to:
Affinity Gaming 3755 Breakthrough Way, Suite 300 Las Vegas, NV 89135
Attention:	General Counsel
Facsimile:	702-341-2581
E-mail:	mrubinstein@affinitygaming.com
with a copy (which shall not constitute notice) to:
Morrison & Foerster LLP 425 Market Street San Francisco, CA 94105
Attention:	Brandon C. Parris, Esq. Michael G. O'Bryan, Esq. Jeffrey Washenko, Esq.
Facsimile:	(415) 276-7270
E-mail:	bparris@mofo.com mobryan@mofo.com jwashenko@mofo.com

        Section 8.3.    Certain Definitions.

        For purposes of this Agreement:

          (a)   "Affiliate" of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person;

          (b)   "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or required by applicable Law to be closed;

          (c)   "Company Material Adverse Effect" means any fact, circumstance, event, change, occurrence or effect that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, financial condition, properties, liabilities, assets, or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company to timely perform its obligations under this Agreement or consummate the transactions contemplated hereby; provided, however, that none of the following shall constitute or be taken into account in determining whether a Company Material Adverse Effect has occurred or would occur under clause (i) above: (1) changes in global, national or regional general economic, financial market, business or geopolitical conditions, (2) general changes or developments in any of the industries or markets in which the Company or its Subsidiaries operate, (3) changes in any applicable Laws or applicable accounting regulations or principles or interpretations thereof or the repeal, enforcement or interpretation of any thereof, (4) any change in the price or trading volume of the Company's stock or in the credit ratings of the Company or any of its Subsidiaries, in and of itself (provided, however, that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of "Company Material Adverse Effect" may be taken into account in determining whether there has been a Company Material Adverse Effect), (5) any failure by the Company to meet any published analyst estimates or expectations of the Company's revenue, earnings or other financial performance or results of operations for any period, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of "Company Material Adverse Effect" may be taken into account in determining whether there has been a Company Material Adverse Effect), (6) any failure by the Company to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of "Company Material Adverse Effect" may be taken into account in determining whether there has been a Company Material Adverse Effect), (7) any outbreak or escalation of hostilities or war, sabotage, military actions or any act of terrorism, (8) the announcement of this Agreement and the transactions contemplated hereby, (9) any action taken by the Company, or which the Company causes to be taken by any of its Subsidiaries, in each case which is required by this Agreement, (10) any actions taken (or omitted to be taken) at the request of Parent, (11) the execution and delivery of this Agreement, the performance by any Party of its obligations hereunder or the public announcement or pendency of this Agreement or the Merger or any other transaction contemplated by this Agreement, including the identity of Parent and its Affiliates and the impact of any thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with its employees or with any other third party, (12) any Transaction Litigation or other civil, criminal or administrative action, suit, claim, hearing, arbitration, investigation or other proceeding threatened, made or brought by any of the current or former stockholders of the Company (on their own behalf or on behalf of the Company) against the Company, any of its executive officers or other employees or any member of the Company Board arising out of the Merger or any other transaction contemplated by this Agreement, (13) any change resulting from or arising out of a hurricane, earthquake, flood or other natural disaster, or (14) any change resulting or arising from the identity of, or any facts or circumstances relating to, Parent, Merger Sub, Sponsor or any of their respective Affiliates or the availability or cost of equity, debt or other financing to Parent or Merger Sub; provided, that the facts, circumstances, events, changes, occurrences or effects set forth in clauses (1), (2), (3), (7) and/or (13) above shall be taken into account in determining whether a Company Material Adverse Effect has occurred to the extent (but only to such extent) such facts, circumstances, events, changes, occurrences or effects have a disproportionate adverse impact on the Company and its Subsidiaries, taken as a whole, relative to the other participants in the industries or markets in which the Company or its Subsidiaries operate;

          (d)   "control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise;

          (e)   "Debt Financing Sources" means each lender, agent and arranger (solely in such capacity), but excluding any lender, agent or arranger who is Parent, Merger Sub, Sponsor or any of their respective Affiliates, that has committed to provide the Debt Financing Commitment and/or enter into agreements in connection therewith, including (without limitation) any commitment letters, engagement letters, joinders thereto, credit agreements, loan agreements or indentures relating thereto, together with each former, current and future affiliate thereof and each former, current and future officer, director, employee, partner, controlling person, advisor, attorney, agent and representative of each such lender, other Person or affiliate or the heirs, executors, successors and assigns of any of the foregoing.

          (f)    "Gaming Approvals" means all licenses, permits, approvals, authorizations, registrations, findings of suitability, franchises, entitlements, waivers and exemptions issued by any Gaming Authority or under Gaming Laws necessary for or relating to conduct of gaming and related activities or the manufacture, distribution, service or sale of alcoholic beverages ownership or the operation, management and development of any gaming operations, and, in the case of Section 6.1(d), including the ownership, operation, management and development of the Company's business and the financing thereof;

          (g)   "Gaming Authorities" means any Governmental Entities with regulatory control and authority or jurisdiction over casino or other gaming activities and operations, or the manufacture, distribution, service or sale of alcoholic beverages, including the Colorado Limited Gaming Commission, the Colorado Division of Gaming, the Clark County, Nevada Liquor and Gaming Board, the Iowa Racing and Gaming Commission, the Iowa Division of Gaming Enforcement, the Missouri Gaming Commission, the Nevada State Gaming Control Board, the Nevada Gaming Commission, and the Sparks, Nevada Liquor and Gaming Board;

          (h)   "Gaming Law" means any foreign, federal, tribal, state, county or local statute, law, ordinance, rule, regulation, permit, consent, approval, finding of suitability, license, judgment, order, decree, injunction or other authorization governing or relating to gaming and related activities and operations or the manufacture, distribution, service or sale of alcoholic beverages, including the rules and regulations of the Gaming Authorities;

          (i)    "Indebtedness" means (i) indebtedness for borrowed money, whether secured or unsecured (including all obligations in respect of principal, accrued interest, penalties, fees and premiums), (ii) all obligations evidenced by notes, bonds, debentures or similar Contracts (including all obligations in respect of principal, accrued interest, penalties, fees and premiums), (iii) all obligations in respect of any conditional sale or other title retention agreement with respect to property acquired or the deferred purchase price of goods or services to the extent such obligations exceed the unpaid balance of the purchase price therefor (it being agreed that vendor financing in connection with the purchase of goods or services which does not exceed the unpaid balance of the purchase price of such goods or services shall not constitute Indebtedness), (iv) obligations evidenced by letters of credit, bankers' acceptances or similar facilities, (v) all obligations for contracts or agreements relating to interest rate or currency rate protection, swap agreements, collar agreements and similar hedging agreements or (vi) any guarantee or any such Indebtedness of any other Person;

          (j)    "knowledge" of the Company means the actual knowledge after reasonable inquiry of the individuals listed in Section 8.3(i) of the Company Disclosure Letter;

          (k)   "Lien" shall mean, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, title retention device, collateral assignment, adverse claim, exclusive intellectual property license, option to obtain an exclusive intellectual property license, right of first offer, right of first refusal, restriction or other encumbrance of any kind in respect of such asset (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset); it being understood, for purposes of clarification only, that neither restrictions on transferability imposed by foreign, federal or state securities Laws nor the grant of a non-exclusive license to intellectual property rights in the ordinary course of business shall constitute a Lien.

          (l)    "Marketing Period" means the period of fifteen (15) consecutive Business Days (ending no later than the Business Day prior to the date Closing occurs), commencing upon (x) the earliest of (i) the first Business Day following September 30, 2016 (or, if Merger Sub and the Debt Financing Sources have mutually agreed to extend such date pursuant to the commitment letter evidencing the Debt Financing Commitment, then the first Business Day following such later date as was so agreed), (ii) the date a "Successful Amendment" (as defined in the commitment letter evidencing the Debt Financing Commitment) has been achieved (or has been determined not to have been achieved) in accordance with the terms of the commitment letter evidencing the Debt Financing Commitment and (iii) such earlier date as is mutually agreed among the parties to the commitment letter evidencing the Debt Financing Commitment or, (y) if later than any date specified in the immediately preceding clause (x), the date upon which the Debt Financing Sources have received the Required Bank Information (as defined in the commitment letter evidencing the Debt Financing Commitment); provided that (a) if the Marketing Period has not been completed on or prior to December 16, 2016, the Marketing Period shall commence no earlier than January 3, 2017, and (b) November 25-26, 2016 shall be excluded from the determination of such 15 consecutive Business Day period.

          (m)  "Per Share Merger Consideration" means $17.35;

          (n)   "Permitted Liens" means (i) statutory liens for current Taxes not yet due or delinquent (or which may be paid without interest or penalties) or the validity or amount of which is being contested in good faith by appropriate proceedings (and for which adequate reserves have been established in accordance with GAAP), (ii) landlords', warehousemen's, mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the ordinary course of business, that are inchoate or not overdue for a period of more than 60 days or that are being contested in good faith that do not materially impair the value or the present or the Company's currently intended use and operation of the assets to which they relate, (iii) pledges, deposits or other liens securing the performance of bids, trade contracts, leases or statutory obligations (including workers' compensation, unemployment insurance or other social security legislation), (iv) zoning, entitlement, conservation restriction and other land use and environmental regulations promulgated by Governmental Entities, (iv) exceptions, reservations, conditions and restrictions, easements, imperfections of title, charges, rights-of-way and other Liens and matters affecting title that do not materially interfere with the present use of the assets of the Company and its Subsidiaries, taken as a whole, (v) the terms and conditions of each Lease of Leased Real Property and each Third Party Lease, and the interests of the lessors and sublessors in any Leased Real Property and all Liens thereon, (vi) any Lien in respect of the Credit Agreement and other Liens securing Indebtedness or liabilities that are reflected in the financial statements contained in the Company's SEC Documents, (vii) all matters disclosed in all surveys, zoning reports and title reports and policies made available to Parent prior to the date of this Agreement, and (viii) Liens set forth on Section 3.5(h) of the Company Disclosure Letter;

          (o)   "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Entity;

          (p)   "Representatives" means, with respect to any Person, such Person's directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives, provided, however, that, with respect to the Company, the directors appointed by Sponsor or any of its Affiliates will not be considered a "Representative" of the Company for purposes of this Agreement;

          (q)   "Specified Filing Date" means the date set forth on Schedule 5.5(a).

          (r)   "Subsidiary" means, with respect to any Person, any other Person of which stock or other equity interests having ordinary voting power to elect more than 50% of the board of directors or other governing body are owned, directly or indirectly, by such first Person; and

          (s)   "Survey" means a current, correct and complete ALTA land title survey regarding an Owned Real Property or a Leased Real Property;

          (t)    "Zoning Report" means a current, correct and complete zoning report regarding an Owned Real Property or a Leased Real Property.

        Section 8.4.    Interpretation.

        When a reference is made in this Agreement to a Section, Article or Exhibit such reference shall be to a Section, Article or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning set forth in this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word "including" and words of similar import when used in this Agreement will mean "including, without limitation," unless otherwise specified. The words "or", "any" and "either" are not exclusive. The word "will" shall be construed to have the same meaning as the word "shall." The words "herein", "hereof" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this agreement.

        Section 8.5.    Entire Agreement.

        This Agreement (including the Exhibits hereto), the Company Disclosure Letter, the Financing Commitments, the Rollover Commitment Letter, the Limited Guarantee, the Confidentiality Agreement and any such other agreement entered into among the parties that expressly provides that such agreement is to be treated as an agreement listed in this Section 8.5 constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.

        Section 8.6.    Parties in Interest.

        This Agreement is not intended to, and shall not, confer upon any other Person other than the parties and their respective successors and permitted assigns any rights or remedies hereunder, except (a) with respect to Section 5.11 which shall inure to the benefit of the Persons benefiting therefrom who are intended to be third-party beneficiaries thereof, (b) with respect to the indemnification obligations of Parent pursuant to Section 5.15(g)(iv), (c) from and after the Effective Time, the rights of holders of Shares to receive the aggregate Per Share Merger Consideration set forth in Article II, (d) from and after the Effective Time, the rights of holders of Company Stock Options and Company Restricted Stock to receive the payments contemplated by the applicable provisions of Section 2.2 in accordance with the terms and conditions of this Agreement, (e) with respect to Sections 7.2, 7.3(c), 7.3(e), 7.3(f), 7.4, 8.7, 8.8, 8.9, 8.10(c) , 8.11, 8.12 and this Section 8.6, which shall inure to the benefit of the Persons benefiting therefrom (including the Financing Sources and the Rollover Investors) who are intended to be third-party beneficiaries thereof and shall be entitled to rely thereupon. Notwithstanding anything to the contrary in this Agreement, Sections 7.2, 7.3(c), 7.3(e), 7.4, 8.7, 8.8, 8.9, 8.10(c), 8.11, 8.12 and this Section 8.6 (and any provision of this Agreement to the extent a modification, waiver or termination of such provision would modify the substance of such sections) may not be modified, waived or terminated in a manner that impacts or is adverse in any respect to the Financing Sources or the Rollover Investors without the prior written consent of the Financing Sources and the Rollover Investors. The representations and warranties in this Agreement are the product of negotiations among the parties. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement or the characterization of actual facts or circumstances as of the date of this Agreement or as of any other date.

        Section 8.7.    Governing Law.

        This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Nevada, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Nevada; provided, however, that, except as set forth in the Debt Financing Commitment, any dispute, suit, claim, litigation, investigation, proceeding or other action against arising out of or related to this Agreement, the Debt Financing Commitment or the transactions contemplated hereby that involves any Debt Financing Source shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts of law rules of such State. The provisions of this Section 8.7 shall inure to the benefit of, and be enforceable by, each Debt Financing Source, each of which is hereby intended to be an express third party beneficiary of this Section 8.7.

        Section 8.8.    Submission to Jurisdiction.

        Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the courts of the State of Nevada located in Clark County, Nevada. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Nevada, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Nevada as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Nevada as described herein for any reason, (b) that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties further agrees that any New York state court or any federal court, in either case, sitting in the borough of Manhattan, City of New York shall have exclusive jurisdiction over any action brought against any Debt Financing Source relating to this Agreement, the Debt Financing Commitment, the Debt Financing or the transactions contemplated hereby or thereby. The provisions of the immediately preceding sentence shall inure to the benefit of, and be enforceable by, each Debt Financing Source, each of which is hereby intended to be an express third party beneficiary thereof.

        Section 8.9.    Assignment; Successors.

        Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that Parent and Merger Sub may assign their respective rights under this Agreement to their respective Affiliates and as collateral to the applicable Debt Financing Sources in connection with the Debt Financing. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        Section 8.10.    Remedies.

          (a)   The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, subject to Section 8.10(b), each of the Company, Parent and Merger Sub shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in the courts of the State of Nevada located in Clark County, Nevada, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

          (b)   Notwithstanding Section 8.10(a) or anything else to the contrary in this Agreement, the parties hereby acknowledge and agree that, solely with respect to causing Parent and/or Merger Sub to draw down the full proceeds of the Equity Financing and the Rollover Investment pursuant to the terms and conditions of the Equity Financing Commitments and the Rollover Commitment Letter and causing Parent and/or Merger Sub to consummate the Merger and the transactions contemplated hereby and to effect the Closing in accordance with Section 1.2, the Company shall be entitled to seek specific performance, in each such case, if, and only if, all of the following conditions have been satisfied:

              (i)  the second (2nd) Business Day after the Marketing Period has ended;

             (ii)  all of the conditions set forth in Sections 6.1 and 6.3 (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions) have been or will have been satisfied or, to the extent permitted by applicable Law, waived in accordance with this Agreement at the time when the Closing would be required to occur;

            (iii)  the Debt Financing has been funded or will be funded on the date when the Closing would be required to occur pursuant to Section 1.2 upon delivery of a drawdown or other notice by Parent or Merger Sub and/or notice from Parent that the Equity Financing will be funded at such date;

            (iv)  Parent and Merger Sub fail to complete the Closing by the date the Closing is required to have occurred pursuant to Section 1.2; and

             (v)  the Company has irrevocably confirmed in writing to Parent that all conditions set forth in Section 6.2 have been satisfied (or that it would waive any unsatisfied conditions in Section 6.2) for purposes of consummating the Merger, and that if specific performance is granted and the Equity Financing and Debt Financing and Rollover Investment are funded, then it would take such actions required of it under this Agreement to cause the Closing to occur.

          (c)   The Company hereby covenants and agrees that it shall not, and shall cause the Company Subsidiaries not to, and shall use reasonable best efforts to cause the Company Parties not to, institute any proceeding or bring any other claim arising under, or in connection with, this Agreement, the Financing Commitments, the Rollover Commitment Letter, the Limited Guarantee or the negotiation, execution, performance, abandonment or termination of the transactions contemplated hereby or thereby (whether at law or in equity, under any theory of liability (including without limitation by attempting to pierce a corporate, limited liability company or partnership veil), by attempting to compel any Person to enforce any rights that they may have against any other Person, by attempting to enforce any assessment, or whether sounding in contract, tort, statute or otherwise), against Parent, Merger Sub, Sponsor, the Financing Sources, the Rollover Investors or any other Parent Related Party, except that, notwithstanding the foregoing, the Company may assert claims against:

              (i)  Parent or Merger Sub in accordance with and pursuant to and for any violation of the terms of this Agreement (including this Section 8.10), including to enforce any of the terms or conditions of this Agreement and for payment of the Reverse Termination Fee under

    Section 7.3, for indemnification or expense reimbursement under Sections 5.15(g)(ii) or (g)(iv), or for reimbursement under the last sentence of Section 5.22;

             (ii)  Sponsor under and pursuant to the terms and conditions of the Limited Guarantee, the parties to the Sponsor Voting Agreement under and pursuant to the Sponsor Voting Agreement, Z Capital Partners, L.L.C. under and pursuant to the Joinder and any other agreement that the parties enter into that expressly provides that the Company has the right to assert claims against such party as contemplated by this Section 8.10(c);

            (iii)  (A) the Equity Financing Sources for specific performance of their respective obligations under the Equity Financing Commitments and (B) the Rollover Investors for specific performance of their respective obligations under the Rollover Commitment Letter, in each case, if, and only if, where applicable, the conditions of Section 8.10(b) have been satisfied; and

            (iv)  Z Capital Partners, L.L.C. under and pursuant to the Confidentiality Agreement (the claims described in clauses (i) through (v) collectively, the "Retained Claims").

  For the avoidance of doubt, (A) under no circumstances shall the Company be permitted or entitled to receive both (1) a grant of specific performance of the obligation to consummate the Merger and effect the Closing in accordance with Section 1.2 as contemplated by Section 8.10 and (2) any money damages, including the Reverse Termination Fee, and (B) in no event shall the Company seek equitable relief or to recover money damages from Parent, Merger Sub, Sponsor, the Financing Sources, the Rollover Investors or any other Parent Related Party in connection with the transactions contemplated by this Agreement, other than as expressly set forth in this Section 8.10(c) and (C) in no event shall the Company or any Company Party seek to recover any money damages in excess of the Reverse Termination Fee (and any amounts payable under Section 7.3(d), and subject to the ability of the Company to recover expense reimbursements, payments and indemnification under Sections 5.15(g)(ii) and (iv) and the last sentence of Section 5.22) in connection with this Agreement from Parent, Merger Sub, Sponsor, the Financing Sources, the Rollover Investors or any other Parent Related Party; provided, however, that the Reverse Termination Fee shall not serve as a cap on or restriction to recovery under, any expense reimbursement, payment or indemnification owed by Parent to any Company Party under Sections 5.15(g)(ii) and (iv) and the last sentence of Section 5.22, nor shall any such indemnification amounts reduce the amount of the Reverse Termination Fee (or any amounts payable under Section 7.3(d)). For the avoidance of doubt, (A) under no circumstances shall Parent or Merger Sub be permitted or entitled to receive both (1) a grant of specific performance of the obligation to consummate the Merger and effect the Closing in accordance with Section 1.2 as contemplated by Section 8.10 and (2) any money damages, including the Company Termination Fee, and (B) in no event shall Parent or Merger Sub seek equitable relief or to recover money damages from the Company or any Company Party in connection with the transactions contemplated by this Agreement, other than as expressly set forth in Section 7.3(b), Section 7.3(d), and Section 8.10(a) and (C) in no event shall Parent or Merger Sub seek to recover any money damages in excess of the Company Termination Fee (and any amounts payable under Section 7.3(d)) in connection with this Agreement from the Company or any Company Party.

        Section 8.11.    Severability.

        Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein; provided, that the parties intend that the remedies and limitations thereon (including limitations on the right to specifically enforce the terms hereof) shall be construed as an integral provision of this Agreement and that such remedies and limitations shall not be severable in any manner that increases the liability of any party (including any Parent Related Party) or the obligations of any Parent Related Party hereunder.

        Section 8.12.    Waiver of Jury Trial.

        EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING THE DEBT FINANCING). EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12. THE PROVISIONS OF THIS SECTION 8.12 SHALL INURE TO THE BENEFIT OF, AND BE ENFORCEABLE BY, EACH DEBT FINANCING SOURCE, EACH OF WHICH IS HEREBY INTENDED TO BE AN EXPRESS THIRD PARTY BENEFICIARY OF THIS SECTION 8.12.

        Section 8.13.    Counterparts.

        This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

        Section 8.14.    Facsimile Signature.

        This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

        Section 8.15.    No Presumption Against Drafting Party.

        Each of Parent, Merger Sub and the Company acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

        Section 8.16.    No Personal Liability.

        This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder, member, or partner of the Company, Parent, Merger Sub (other than Parent), or any officer, director, manager, employee, agent, representative or investor of or in any party hereto.

[The remainder of this page is intentionally left blank.]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

AFFINITY GAMING
By:	/s/ WALTER BOGUMIL
	Name:	Walter Bogumil
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page to Merger Agreement]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Z CAPITAL AFFINITY OWNER, LLC
By:	/s/ JAMES ZENNI, JR.
	Name:	James Zenni, Jr.
	Title:	Authorized Person

[Signature Page to Merger Agreement]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

AFFINITY MERGER SUB, INC.
By:	/s/ JAMES ZENNI, JR.
	Name:	James Zenni, Jr.
	Title:	Authorized Person

[Signature Page to Merger Agreement]

 Appendix B

August 22, 2016	Deutsche Bank Securities Inc. 60 Wall Street New York, NY 10005 Tel 212-250-2500
Special Committee of the Board of Directors Affinity Gaming 3755 Breakthrough Way, Suite 300 Las Vegas, Nevada 89135

Gentlemen:

        Deutsche Bank Securities Inc. ("Deutsche Bank") has acted as financial advisor to the Special Committee of the Board of Directors of Affinity Gaming (the "Company") in connection with an Agreement and Plan of Merger (the "Merger Agreement") to be entered into among the Company, Z Capital Affinity Owner, LLC ("Parent"), and Affinity Merger Sub, Inc., a subsidiary of Parent ("Merger Sub"), which provides, among other things, for the merger of Merger Sub with and into the Company, as a result of which the Company will become a wholly owned subsidiary of Parent (the "Transaction"). As set forth more fully in the Merger Agreement, as a result of the Transaction, each share of common stock, par value $0.001 per share (such shares, collectively, the "Shares"), of the Company, other than (x) Shares held in the treasury of the Company or owned, directly or indirectly, by Parent or Merger Sub (including Rollover Shares contributed to Parent by the Rollover Investors), (y) Company Restricted Stock and (z) Dissenting Shares, will be converted into the right to receive $17.35 in cash, without interest, and subject to deduction for any required withholding tax (the "Merger Consideration"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

        You have requested our opinion, as investment bankers, as to the fairness of the Merger Consideration, from a financial point of view, to the holders of the outstanding Shares (other than the Rollover Investors).

        In connection with our role as financial advisor to the Special Committee of the Board of Directors, and in arriving at our opinion, we reviewed certain publicly available financial and other information concerning the Company, and certain internal analyses, financial forecasts and other information relating to the Company prepared by management of the Company. We have also held discussions with certain senior officers of the Company regarding the businesses and prospects of the Company. In addition, we have (i) reviewed the reported prices and trading activity for the Shares, (ii) to the extent publicly available, compared certain financial and stock market information for the Company with, to the extent publicly available, similar information for certain other companies we considered relevant whose securities are publicly traded, (iii) reviewed, to the extent publicly available, the financial terms of certain recent business combinations which we deemed relevant, (iv) reviewed a draft dated August 21, 2016 of the Merger Agreement and certain related documents, and (v) performed such other studies and analyses and considered such other factors as we deemed appropriate.

        We have not assumed responsibility for independent verification of, and have not independently verified, any information, whether publicly available or furnished to us, concerning the Company, including, without limitation, any financial information considered in connection with the rendering of our opinion. Accordingly, for purposes of our opinion, we have, with your knowledge and permission, assumed and relied upon the accuracy and completeness of all such information. We have not conducted a physical inspection of any of the properties or assets, and have not prepared, obtained or reviewed any independent evaluation or appraisal of any of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities), of the Company or Parent or any of their respective subsidiaries, nor have we evaluated the solvency or fair value of the Company under any law relating to bankruptcy, insolvency or similar matters. With respect to the financial forecasts made available to us and used in our analyses, we have assumed with your knowledge and permission that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby. In rendering our opinion, we express no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. Our opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

        For purposes of rendering our opinion, we have assumed with your knowledge and permission that, in all respects material to our analysis, the Transaction will be consummated in accordance with the terms of the Merger Agreement, without any waiver, modification or amendment of any term, condition or agreement that would be material to our analysis. We also have assumed with your knowledge and permission that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, no restrictions, terms or conditions will be imposed that would be material to our analysis. We are not legal, regulatory, tax or accounting experts and have relied on the assessments made by the Company and its other advisors with respect to such issues. Representatives of the Company have informed us, and we have further assumed with your knowledge and permission, that the final terms of the Merger Agreement and related documents will not differ materially from the terms set forth in the drafts we have reviewed.

        This opinion has been approved and authorized for issuance by a Deutsche Bank fairness opinion review committee and is addressed to, and is for the use and benefit of, the Special Committee of the Board of Directors of the Company in connection with and for the purpose of its evaluation of the Transaction. This opinion is limited to the fairness of the Merger Consideration, from a financial point of view, to the holders of Shares (other than the Rollover Investors) as of the date hereof. This opinion does not address any other terms of the Transaction or the Merger Agreement. You have not asked us to, and this opinion does not, address the fairness of the Transaction, or any consideration received in connection therewith, to the holders of any other class of securities, creditors or other constituencies of the Company, nor does it address the fairness of the contemplated benefits of the Transaction. We express no opinion as to the merits of the underlying decision by the Company to engage in the Transaction or the relative merits of the Transaction as compared to any alternative transactions or business strategies. Nor do we express an opinion, and this opinion does not constitute a recommendation, as to how any holder of Shares should vote with respect to the Transaction. In addition, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the Company's officers, directors, or employees, or any class of such persons, in connection with the Transaction relative to the Merger Consideration to be received by the holders of Shares.

        Deutsche Bank will be paid a fee for its services as financial advisor to the Special Committee of the Board of Directors in connection with the Transaction, a portion of which was payable in connection with the May 18, 2015 delivery of a written report setting forth findings and evaluations relating to financial and strategic alternatives available to the Company (the "Strategic Review Fee"), a portion of which becomes payable upon delivery of this opinion (or would have become payable if Deutsche Bank had advised the Special Committee of the Board of Directors that it was unable to render this opinion) and a substantial portion of which is contingent upon consummation of the Transaction. The Special Committee of the Board of Directors has also agreed to cause the Company to reimburse Deutsche Bank for its expenses, and to indemnify Deutsche Bank against certain liabilities, in connection with its engagement. We are an affiliate of Deutsche Bank AG (together with its affiliates, the "DB Group"). One or more members of the DB Group have, from time to time, provided, and are currently providing, financial services to Parent or its affiliates for which they have received, and in the future may receive, compensation, including compensation of approximately $375,619 received during the two year period prior to the date hereof. In addition, one or more members of the DB Group have, from time to time, provided, and are currently providing, financial services to the Company or its affiliates for which they have received, and in the future may receive, compensation, including compensation of approximately $270.575 received during the two year period prior to the date hereof (which amount includes the Strategic Review Fee). The DB Group may also provide investment and commercial banking services to Parent and the Company in the future, for which we would expect the DB Group to receive compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of Parent, the Company and their respective affiliates for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

        Based upon and subject to the foregoing assumptions, limitations, qualifications and conditions, it is Deutsche Bank's opinion as investment bankers that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Shares (other than the Rollover Investors).

Very truly yours,
DEUTSCHE BANK SECURITIES INC.
/s/ DEUTSCHE BANK SECURITIES INC.

 Appendix C

LIMITED GUARANTEE

        LIMITED GUARANTEE, dated as of August 22, 2016 (this "Limited Guarantee"), by each entity listed on Schedule A (each, a "Guarantor"), in favor of Affinity Gaming, a Nevada corporation (the "Guaranteed Party").

        1.    LIMITED GUARANTEE.     To induce the Guaranteed Party to enter into the Agreement and Plan of Merger dated as of August 22, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the "Merger Agreement"), by and among Affinity Merger Sub, Inc., a newly-formed Nevada corporation ("Merger Sub"), Z Capital Affinity Owner, LLC, a newly-formed Delaware limited liability company ("Parent" and, together with Merger Sub, the "Buyer Parties") and the Guaranteed Party, each Guarantor, intending to be legally bound, severally (and not jointly and severally) hereby absolutely, irrevocably and unconditionally guarantees (as a primary obligor and not merely as a surety) to the Guaranteed Party, on the terms and conditions set forth herein, the due and punctual performance and discharge by Parent and Merger Sub of the payment obligations of Parent and Merger Sub to the Guaranteed Party pursuant to (i) the last sentence of Section 5.22; (ii) Section 5.15(f), (iii) Section 5.15(g)(ii) and Section 5.15(g)(iv); (iii) Section 7.3(c); and (iv) Section 7.3(d) of the Merger Agreement, if, as and when such payment obligations become payable under and in accordance with the terms of the Merger Agreement (the foregoing obligations and amounts, together with (but without duplication of) the Reimbursement Obligations described below in this Section 1, being referred to herein collectively as the "Guaranteed Obligations", and with respect to each Guarantor, such Guarantor's Participation Percentage thereof, its "Guaranteed Obligations"); provided, that in no event shall any Guarantor's liability for any amount that becomes payable hereunder exceed such Guarantor's Participation Percentage of such Guaranteed Obligations, less the portion of such amount (if any) indefeasibly paid to the Guaranteed Party by Parent, Merger Sub or any other Person that is not rescinded or otherwise returned (such amount with respect to each Guarantor, the "Cap", and the aggregate Cap for all Guarantors, the "Total Cap"). As used herein, "Participation Percentage" with respect to a Guarantor means the percentage set forth opposite such Guarantor's name on Schedule A hereto. Each capitalized term used but not defined herein shall have the meaning ascribed to it in the Merger Agreement, except as otherwise provided in this Limited Guarantee. The Guaranteed Party hereby agrees that the Guarantors shall not have any obligation or liability to any Company Related Person under this Limited Guarantee, the Merger Agreement, the Debt Financing, the Debt Financing Commitment, the Equity Financing, the Equity Commitment Letter or the Rollover Commitment Letter other than as expressly set forth herein or in the Equity Commitment Letter or the Rollover Commitment Letter. This Limited Guarantee may be enforced only for the payment of money in satisfaction of the Guaranteed Obligations by each Guarantor up to the Cap with respect to such Guarantor, and the Guaranteed Party agrees not to seek to enforce this Limited Guarantee for an amount in excess of the Cap with respect to each Guarantor or the Total Cap with respect to all Guarantors. All payments hereunder shall be made in lawful money of the United States, in immediately available funds. If Parent or Merger Sub fails to pay when due any portion of the Guaranteed Obligations, then at the Guaranteed Party's option, each Guarantor's liability to the Guaranteed Party hereunder in respect of such Guaranteed Obligations shall become immediately due and payable by, each Guarantor, and the Guaranteed Party may at any time and from time to time, at the Guaranteed Party's option, and so long as the Guaranteed Obligations remain outstanding, unperformed, unsatisfied or unpaid, take any and all actions available under applicable Law to collect the Guaranteed Obligations (subject to the Cap and the Total Cap) from the Guarantors (provided, however, that each Guarantor shall only be required to pay its Participation Percentage of such Guaranteed Obligations). In furtherance of the foregoing, each Guarantor acknowledges that the Guaranteed Party may, in its sole discretion, bring and prosecute a separate action or actions against such Guarantor for the full amount of the Obligations (subject to the Cap and the Total Cap)

regardless of whether any action is brought against Parent or any other Person (provided, however, that in any such Proceeding, each Guarantor shall only be required to pay its Participation Percentage of such Guaranteed Obligations). Each Guarantor agrees to pay on demand all reasonable and documented out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred by the Guaranteed Party in connection with the enforcement of its rights hereunder if any Guarantor fails or refuses to make any payment to the Guaranteed Party hereunder when due and payable and it is judicially determined by a court of competent jurisdiction which is no longer subject to further review or appeal that any Guarantor is required to make such payment hereunder (provided, however, that in any such Proceeding, each Guarantor shall only be required to pay its Participation Percentage of such Guaranteed Obligations). Amounts payable to the Guaranteed Party pursuant to the previous sentence shall be referred to herein as the "Reimbursement Obligations."

        2.    NATURE OF LIMITED GUARANTEE.     Each Guarantor's liability hereunder is absolute, unconditional, irrevocable and continuing on the terms and conditions set forth herein irrespective of any modification, amendment or waiver of or any consent to departure from the Merger Agreement or any other agreement or instrument referred to in the Merger Agreement (including the Equity Commitment Letter) that may be agreed to by Parent, Merger Sub and/or the Guarantors. In the event that any payment to the Guaranteed Party in respect of the Guaranteed Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantors shall remain liable hereunder with respect to the Guaranteed Obligations (subject to the Cap and the Total Cap) as if such payment had not been made. This Limited Guarantee is an unconditional and continuing guarantee of payment and not of collection, and the Guaranteed Party shall not be required to proceed against Parent or Merger Sub or join Parent to Merger Sub to an action before proceeding against a Guarantor, subject to the Cap and the Total Cap. The Guaranteed Party shall not be obligated to file any claim relating to the Guaranteed Obligations in the event that Parent or Merger Sub becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantors' obligations hereunder. A separate action may be brought and prosecuted against each Guarantor to enforce this Limited Guarantee, subject to the Cap and the Total Cap, irrespective of whether any action is brought against Parent or Merger Sub or whether Parent or Merger Sub is joined in any such action or actions. In the event of any default by Parent or Merger Sub in the performance of any of the Guaranteed Obligations, the Guaranteed Party shall have the right in its sole discretion to proceed first and directly against each Guarantor under this Limited Guarantee, subject to the Cap and the Total Cap, without proceeding against either Parent or Merger Sub under the Merger Agreement.

        3.    CHANGES IN OBLIGATIONS, CERTAIN WAIVERS.     Each Guarantor agrees that the Guaranteed Party may, in its sole discretion, at any time and from time to time, without notice to or further consent of such Guarantor, extend the time of payment of any of the Guaranteed Obligations, and may also make any agreement with Parent or Merger Sub for the extension or renewal thereof, in whole or in part, without in any way impairing or affecting such Guarantor's obligations under this Limited Guarantee or affecting the validity or enforceability of this Limited Guarantee. Each Guarantor agrees that its obligations hereunder shall not be released or discharged, in whole or in part, and shall be absolute and unconditional subject to the terms and conditions hereof to the fullest extent permitted by applicable Law, or otherwise affected by: (a) the failure or delay on the part of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Parent or Merger Sub or any Guarantor (except as set forth in Section 7(d) below); (b) any change in the time, place, manner or terms of performance, satisfaction and/or payment of any of the Guaranteed Obligations, or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Merger Agreement or any other agreement entered into in connection with the transactions contemplated by the Merger Agreement, including the Equity Commitment Letter, and made in accordance with the terms thereof; (c) any change in the legal existence, structure or ownership of Parent or Merger Sub or any other Person now or hereafter liable with respect to the Guaranteed Obligations; (d) any insolvency, bankruptcy, reorganization, composition, adjustment, dissolution or liquidation, or other similar proceeding instituted by or against Parent or Merger Sub or any other Person now or hereafter liable with respect to the Guaranteed Obligations, or any action taken with respect to this Limited Guarantee or the Guaranteed Obligations by any trustee or receiver, or by any court or judicial authority, in any such proceeding; (e) the adequacy or potential adequacy of any alternative means the Guaranteed Party may have of obtaining payment related to the Guaranteed Obligations; (f) any other act, omission or defense that may vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than as a result of, and to the extent of, payment of the Guaranteed Obligations in accordance with the Merger Agreement); (g) the existence of any claim, set-off or other right to which any Guarantor may have at any time against Parent, Merger Sub or the Guaranteed Party, whether in connection with the Guaranteed Obligations or otherwise; or (h) any absence of any notice to, or knowledge by, any Guarantor of the existence or occurrence of any of the matters or events set forth in the foregoing clauses (a) through (g) of this sentence. To the fullest extent permitted by applicable law, each Guarantor hereby expressly waives any and all rights or defenses arising by reason of any applicable law which would otherwise require any election of remedies by the Guaranteed Party. To the fullest extent permitted by applicable Law, each Guarantor waives notice of the creation, renewal, extension, incurrence or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Guaranteed Party upon this Limited Guarantee or acceptance of this Limited Guarantee (other than notices required to be delivered by the Guaranteed Party to Parent or Merger Sub pursuant to the Merger Agreement). To the fullest extent permitted by applicable Law, each Guarantor hereby waives promptness, diligence, notice of the acceptance of this Limited Guarantee and of the Guaranteed Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, and all other notices of any kind hereunder that would otherwise, for purposes of any applicable Law, be a condition precedent to the obligations of the Guarantor under this Limited Guarantee, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of the assets of a Buyer Party, and all suretyship defenses generally (other than notices required to be delivered by the Guaranteed Party to Parent or Merger Sub pursuant to the Merger Agreement or defenses to the payment of the Guaranteed Obligations that are available to Parent under the Merger Agreement or breach by the Guaranteed Party of this Limited Guarantee). Each Guarantor hereby acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Limited Guarantee are knowingly made in contemplation of such benefits. The Guaranteed Obligations shall be conclusively presumed to have been created in reliance hereon. Each Guarantor hereby covenants and agrees that it shall not assert, directly or indirectly, in any proceeding that this Limited Guarantee is illegal, invalid or unenforceable in accordance with its terms.

        4.    NO WAIVER; CUMULATIVE RIGHTS.     For so long as this Limited Guarantee shall remain in effect in accordance with its terms, no failure to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder. Each and every right, remedy and power hereby granted to a party hereto shall be cumulative and not exclusive of any other, and may be exercised by the party at any time or from time to time. The Guaranteed Party shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of the Guaranteed Party's rights against, Parent, Merger Sub or any other Person now or hereafter liable for any Obligation or interested in the transactions contemplated by the Merger Agreement prior to proceeding against a Guarantor hereunder. No Guarantor will exercise against Parent or Merger Sub any rights of subrogation or contribution, whether arising by contract or operation of Law (including, without limitation, any such right arising under bankruptcy or insolvency Laws) or otherwise, by reason of any payment by any of them pursuant to the provisions of Section 1 hereof unless and until the Guaranteed Obligations have been indefeasibly paid in full.

        5.    REPRESENTATIONS AND WARRANTIES; AGREEMENT.     Each Guarantor hereby represents and warrants that:

          (a)   it has all requisite power and authority to execute, deliver and perform this Limited Guarantee and the execution, delivery and performance of this Limited Guarantee have been duly and validly authorized by all necessary action, and do not contravene any provision of such Guarantor's charter, partnership agreement, operating agreement or similar organizational documents, or any applicable law or contractual restriction binding on such Guarantor or its assets; and the Person executing and delivering this Limited Guarantee on behalf of such Guarantor is duly authorized to do so;

          (b)   all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Entity necessary or advisable for the due execution, delivery and performance of this Limited Guarantee by such Guarantor (collectively, the "Required Approvals") have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Entity or regulatory body is required in connection with the execution, delivery or performance of this Limited Guarantee;

          (c)   other than any filing by it with the SEC as required by Sections 13(d) or 16(a) of the Exchange Act, none of the execution and delivery of this Limited Guarantee by it, the consummation by it of the transactions contemplated hereby or compliance by it with any of the provisions hereof: (i) requires any consent or other permit of, or filing by it with or notification to, any Governmental Entity or any other Person by it, or (ii) results in a violation or breach of, or constitutes (with or without notice or lapse of time or both) a default (or gives rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any contract to which it is a party, other than, in each case in this clause (c), any matter which would not adversely affect in any material respect the ability of such Guarantor to perform its obligations hereunder;

          (d)   this Limited Guarantee constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors' rights generally and general principles of equity; and

          (e)   such Guarantor has the financial capacity to pay and perform its obligations under this Limited Guarantee, and all funds necessary for such Guarantor to fulfill its obligations under this Limited Guarantee shall be available to such Guarantor for so long as this Limited Guarantee shall remain in effect.

        6.    NO ASSIGNMENT.     Neither this Limited Guarantee nor any right or obligation hereunder may be assigned, transferred or delegated by any party (by operation of law or otherwise) without the prior written consent of the other parties, except that, without the prior written consent of the Guaranteed Party, this Limited Guarantee may be assigned, in whole or in part, by a Guarantor to one or more of its Affiliates or to one or more investment funds sponsored or managed by such Guarantor or the general partner or manager of such Guarantor or one or more of its Affiliates; provided that any such assignment will not release such Guarantor from its obligations hereunder, and provided, further, that Guaranteed Party shall not be required to seek to enforce rights against any other such Person prior to seeking to enforce its rights against any Guarantor. Any attempted assignment in violation of this section shall be null and void.

        7.    CONTINUING GUARANTEE.     This Limited Guarantee may not be revoked or terminated and shall remain in full force and effect and shall be binding on each Guarantor, its successors and permitted assigns until the Guaranteed Obligations (up to the Cap and the Total Cap) have been paid in full. Notwithstanding the foregoing, this Limited Guarantee shall terminate and the Guarantors shall have no further obligations under this Limited Guarantee as of the earliest of (a) the Effective Time, including payment of the Payment Fund in accordance with the terms of the Merger Agreement, (b) the valid termination of the Merger Agreement in accordance with its terms under circumstances set forth in the Merger Agreement in which Parent would not be obligated to pay the Reverse Termination Fee and the amounts payable by Parent under Sections 5.15(g)(ii) and 5.15(g)(iv) and the last sentence of Section 5.22 of the Merger Agreement have been paid, (c) the payment to the Guaranteed Party by any combination of Parent, Merger Sub, the Guarantors and/or any other Person of the full amount of the Guaranteed Obligations (up to the Cap and the Total Cap), and (d) the date that is three (3) months after the date of termination of the Merger Agreement in accordance with its terms under circumstances in which Parent or Merger Sub would be obligated to make any payments with respect to any Guaranteed Obligation to the Guaranteed Party if the Guaranteed Party has not presented a written claim for payment of any Guaranteed Obligation to Parent or a Guarantor by the end of such period. For the avoidance of doubt, this Limited Guarantee shall remain outstanding during any period in which the Guaranteed Party is seeking specific performance pursuant to Section 8.10 of the Merger Agreement. Notwithstanding any other term or provision of this Limited Guarantee, in the event that the Guaranteed Party asserts in any litigation or other proceeding (i) that the provisions of Section 1 hereof limiting each Guarantor's liability to the Cap and the Guarantors' aggregate liability to the Total Cap or the provisions of this Section 7 or Section 8 of this Limited Guarantee are illegal, invalid or unenforceable in whole or in part, (ii) that any Guarantor is liable hereunder in excess of its Cap or that the Guarantors are liable hereunder in excess of the Total Cap or (iii) any claim (other than any Retained Claim) based upon any theory of liability against a Guarantor or any Non-Recourse Party with respect to the transactions contemplated by the Merger Agreement, then (x) the obligations of each Guarantor under this Limited Guarantee shall terminate ab initio and shall thereupon be null and void, and (y) neither the Guarantors nor any Non-Recourse Party shall have any liability to the Guaranteed Party under this Limited Guarantee. This Section 7 shall indefinitely survive any termination of this Limited Guarantee.

        8.    NO RECOURSE.     Without limiting any obligations of Parent or Merger Sub under the Merger Agreement, the parties to the Equity Commitment Letter under the Equity Commitment Letter, the Rollover Investors under the Rollover Commitment Letter, the parties to the Sponsor Voting Agreement under the Sponsor Voting Agreement, and Z Capital Partners L.L.C. under the Confidentiality Agreement, the Guaranteed Party covenants, agrees and acknowledges that no Person other than the Guarantors, and their respective successors and permitted assigns have any obligation hereunder and that, notwithstanding that each Guarantor and/or certain investment managers, managers or general partners of a Guarantor or such Guarantor's Affiliates may be partnerships or limited liability companies, the Guaranteed Party has no right of recovery under this Limited Guarantee, or any claim based on such obligations hereunder against, and no personal liability shall attach to, any of a Guarantor's former, current or future directors, officers, employees, direct or indirect equity holders, controlling persons, general or limited partners, members, managers, agents or Affiliates (other than Parent or Merger Sub), or any former, current or future director, officer, employee, direct or indirect equity holder, controlling person, general or limited partner, member, manager, agent or Affiliate (other than the Guarantors, Parent or Merger Sub) of any of the foregoing (collectively, the "Non-Recourse Parties"), through Parent or otherwise, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of Parent against any Non-Recourse Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law, or otherwise, under this Limited Guarantee except for its rights (i) to recover from a Guarantor, its successors and permitted assigns under and to the extent provided in this Limited Guarantee or the Merger Agreement, (ii) with respect to any Retained Claims, (iii) against the Equity Financing Sources under the Equity Commitment Letters and against the Rollover Investors under the Rollover Commitment Letter subject to the terms and conditions set forth therein, and (iv) under the Confidentiality Agreement. The Guaranteed Party acknowledges that

Parent has no assets other than certain contract rights and cash in a de minimis amount and that no additional funds are expected to be contributed to Parent unless and until the Closing occurs. Other than with respect to a claim brought against Parent or Merger Sub under the Merger Agreement, against the parties to the Equity Commitment Letter or the Rollover Commitment Letter subject to the terms and conditions set forth therein, or under the Confidentiality Agreement or the Sponsor Voting Agreement, recourse against the Guarantors under and pursuant to the terms of this Limited Guarantee shall be the sole and exclusive monetary remedy of the Guaranteed Party against the Non-Recourse Parties in respect of any liabilities or obligations arising under, or in connection with, the Equity Commitment Letter, the Merger Agreement or the transactions contemplated thereby, including by piercing of the corporate veil or a claim by or on behalf of Parent.

        9.    SUBROGATION WAIVER.     Each Guarantor agrees that it shall not assert any rights (direct or indirect) of subrogation, contribution, reimbursement or other rights of payment or recovery from Parent or Merger Sub for any payments made by such Guarantor hereunder until the Guaranteed Obligations have been indefensibly paid in full. If any amount shall be paid to a Guarantor in violation of the immediately preceding sentence at any time prior to the indefeasible payment in full to the Guaranteed Party of the Guaranteed Obligations, such amount shall be received and held in trust for the benefit of the Guaranteed Party, shall be segregated from other property and funds of the Guarantor and shall forthwith be indefeasibly paid or delivered to the Guaranteed Party in the same amount as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations, in accordance with the terms hereof and of the Merger Agreement and Equity Commitment Letter, whether matured or unmatured, or to be held as collateral for the Guaranteed Obligations or other amounts payable under this Limited Guarantee thereafter arising.

        10.    GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.     Sections 8.7, 8.8 and 8.12 of the Merger Agreement are hereby incorporated herein by reference, mutatis mutandis.

        11.    NOTICES.     All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or electronic mail, upon written confirmation of receipt by facsimile or electronic mail, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

    Notices to the Guarantor:

    c/o Z Capital Partners, L.L.C.
    Two Conway Park
    150 Field Dr., Suite 300
    Lake Forest, IL 60045
    Attention:    James J. Zenni, Jr., Martin Auerbach and Andrei Scrivens
    Facsimile:    (847) 235-8100
    E-mail:         jzenni@zcap.net, mauerbach@zcap.net, ascrivens@zcap.net, and legal@zcap.net with a copy to (which shall not constitute notice):

    Sidley Austin LLP
    1999 Avenue of the Stars
    17th Floor
    Los Angeles, CA 90067
    Attention:    Vijay Sekhon
    Facsimile:    (310) 595-9501
    Email:          vsekhon@sidley.com

    Notices to the Guaranteed Party:

    Affinity Gaming
    3755 Breakthrough Way, Suite 300
    Las Vegas, NV 89135
    Attention:    General Counsel
    Facsimile:     702-341-2581
    E-mail:         mrubenstein@affinitygaming.com

    with a copy to (which shall not constitute notice):

    Morrison & Foerster LLP
    425 Market Street
    San Francisco, CA 94105
    Attention:    Brandon C. Parris, Michael G. O'Bryan and Jeffrey Washenko
    Facsimile:     (415) 276-7270
    E-mail:         bparris@mofo.com, mobryan@mofo.com and jwashenko@mofo.com

        12.    COUNTERPARTS.     This Limited Guarantee may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery of an executed counterpart of a signature page to this Limited Guarantee by facsimile transmission or by e-mail of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Limited Guarantee.

        13.    NO THIRD PARTY BENEFICIARIES.     Except as provided in Section 8, the parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto and their respective successors and permitted assigns, in accordance with and subject to the terms of this Limited Guarantee, and this Limited Guarantee is not intended to, and does not, confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights or remedies hereunder.

        14.    CONFIDENTIALITY.     This Limited Guarantee shall be treated as confidential and is being provided to the Guaranteed Party solely in connection with the transactions contemplated by the Merger Agreement. This Limited Guarantee may not be used, circulated, quoted or otherwise referred to in any document, except with the written consent of the Guarantors; provided that no such written consent is required for any disclosure of the existence or content of this Limited Guarantee to the legal, financial and accounting advisors to, or other representatives of, the Guaranteed Party, or to the extent required by applicable Law, in connection with any SEC filing relating to the Merger or in connection with any litigation relating to the Merger, the Merger Agreement and the transactions contemplated thereby and hereby.

        15.    MISCELLANEOUS.

          (a)   This Limited Guarantee (together with the Confidentiality Agreement, the Merger Agreement and any other agreement or instrument delivered in connection with the foregoing, including the Equity Commitment Letter and the Rollover Commitment Letter) constitutes the entire agreement with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, among the Guarantor or any of its Affiliates, on the one hand, and the Guaranteed Party or any of its Affiliates, on the other hand. No amendment, supplementation, modification or waiver of this Limited Guarantee or any provision hereof shall be enforceable unless approved by the Guaranteed Party and the Guarantor in writing.

          (b)   Any term or provision of this Limited Guarantee that is invalid or unenforceable in any jurisdiction shall be, as to such jurisdiction, ineffective solely to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; provided, however, that this Limited Guarantee may not be enforced without giving effect to the Cap on the amount payable by each Guarantor hereunder the Total Cap on the amount payable by all Guarantors as provided in Section 1 hereof, and the provisions of Section 7, Section 8 and this Section 15(b). Each party hereto covenants and agrees that it shall not assert, and shall cause its respective Affiliates and representatives not to assert, that this Limited Guarantee or any part hereof is invalid, illegal or unenforceable in accordance with its terms.

          (c)   All parties acknowledge that each party and its counsel have reviewed this Limited Guarantee and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Limited Guarantee.

          (d)   No failure or delay on the part of the Guaranteed Party in exercising any power, right or remedy under this Limited Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. Any waiver of this Limited Guarantee shall be effective only in the specific instance and for the specific purpose for which given.

          (e)   No amendment, supplement, modification or waiver of any provision of this Limited Guarantee nor consent to any departure by the Guarantors therefrom shall be effective unless the same shall be in writing and signed by the Guarantors and the Guaranteed Party.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the Guarantors and the Guaranteed Party has caused this Limited Guarantee to be executed and delivered as of the date first written above by its officer or representative thereunto duly authorized.

GUARANTORS:
Z CAPITAL PARTNERS II, L.P.
By:	/s/ JAMES J. ZENNI, JR.
	Name:	James J. Zenni, Jr.
	Title:	Authorized Person

Z CAPITAL PARTNERS II-A, L.P.
By:	/s/ JAMES J. ZENNI, JR.
	Name:	James J. Zenni, Jr.
	Title:	Authorized Person

Z CAPITAL PARTNERS II-B, L.P.
By:	/s/ JAMES J. ZENNI, JR.
	Name:	James J. Zenni, Jr.
	Title:	Authorized Person

[LIMITED GUARANTEE]

        IN WITNESS WHEREOF, the Guarantors and the Guaranteed Party has caused this Limited Guarantee to be executed and delivered as of the date first written above by its officer or representative thereunto duly authorized.

GUARANTEED PARTY:
AFFINITY GAMING
By:	/s/ WALTER BOGUMIL
	Name:	Walter Bogumil
	Title:	SVP, CFO & Treasurer

[LIMITED GUARANTEE]

 SCHEDULE A

Guarantor	Participation Percentage	Cap(1)	Cap(2)
Z Capital Partners II, L.P.	37,4%	$2,655,560	$6,638,900
Z Capital Partners II-A, L.P.	43.2%	$3,067,385	$7,668,462
Z Capital Partners II-B, L.P.	19.4%	$1,377,483	$3,443,708

(1)
To be cap if Reverse Termination Fee is $7,100,428.

(2)
To be cap if Reverse Termination Fee is $17,751,070.

APPENDIX D

        NRS 78.3793. Rights of dissenting stockholders.    Unless otherwise provided in the articles of incorporation or the bylaws of the issuing corporation in effect on the 10th day following the acquisition of a controlling interest by an acquiring person, if the control shares are accorded full voting rights pursuant to NRS 78.378 to 78.3793, inclusive, and the acquiring person has acquired control shares with a majority or more of all the voting power, any stockholder, as that term is defined in NRS 92A.325, other than the acquiring person, whose shares are not voted in favor of authorizing voting rights for the control shares may dissent in accordance with the provisions of NRS 92A.300 to 92A.500, inclusive, and obtain payment of the fair value of his or her shares.

        NRS 92A.300. Definitions.    As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

        NRS 92A.305. "Beneficial stockholder" defined.    "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

        NRS 92A.310. "Corporate action" defined.    "Corporate action" means the action of a domestic corporation.

        NRS 92A.315. "Dissenter" defined.    "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

        NRS 92A.320. "Fair value" defined.    "Fair value," with respect to a dissenter's shares, means the value of the shares determined:

        1.     Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

        2.     Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

        3.     Without discounting for lack of marketability or minority status.

        NRS 92A.325. "Stockholder" defined.    "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

        NRS 92A.330. "Stockholder of record" defined.    "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

        NRS 92A.335. "Subject corporation" defined.    "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

        NRS 92A.340. Computation of interest.    Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.

        NRS 92A.350. Rights of dissenting partner of domestic limited partnership.    A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

        NRS 92A.360. Rights of dissenting member of domestic limited-liability company.    The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

NRS 92A.370. Rights of dissenting member of domestic nonprofit corporation.

        1.     Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member's resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

        2.     Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

NRS 92A.380. Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

        1.     Except as otherwise provided in NRS 92A.370 and 92A.390 and subject to the limitation in paragraph (f), any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder's shares in the event of any of the following corporate actions:

          (a)   Consummation of a plan of merger to which the domestic corporation is a constituent entity:

            (1)   If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger; or

            (2)   If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

          (b)   Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be converted.

          (c)   Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be acquired, if the stockholder's shares are to be acquired in the plan of exchange.

          (d)   Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

          (e)   Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.

          (f)    Any corporate action not described in this subsection that will result in the stockholder receiving money or scrip instead of a fraction of a share except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207. A dissent pursuant to this paragraph applies only to the fraction of a share, and the stockholder is entitled only to obtain payment of the fair value of the fraction of a share.

        2.     A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to the stockholder or the domestic corporation.

        3.     Subject to the limitations in this subsection, from and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented. If a stockholder exercises the right to dissent with respect to a corporate action described in paragraph (f) of subsection 1, the restrictions of this subsection apply only to the shares to be converted into a fraction of a share and the dividends and distributions to those shares.

NRS 92A.390. Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

        1.     There is no right of dissent with respect to a plan of merger, conversion or exchange in favor of stockholders of any class or series which is:

          (a)   A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C. § 77r(b)(1)(A) or (B), as amended;

          (b)   Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation's subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or

          (c)   Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, 15 U.S.C. §§ 80a-1 et seq., as amended, and which may be redeemed at the option of the holder at net asset value, unless the articles of incorporation of the corporation issuing the class or series or the resolution of the board of directors approving the plan of merger, conversion or exchange expressly provide otherwise.

        2.     The applicability of subsection 1 must be determined as of:

          (a)   The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action requiring dissenter's rights; or

          (b)   The day before the effective date of such corporate action if there is no meeting of stockholders.

        3.     Subsection 1 is not applicable and dissenter's rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action requiring dissenter's rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective.

        4.     There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

        5.     There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the stockholders of the parent domestic corporation under NRS 92A.180.

NRS 92A.400. Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

        1.     A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.

        2.     A beneficial stockholder may assert dissenter's rights as to shares held on his or her behalf only if the beneficial stockholder:

          (a)   Submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

          (b)   Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.

NRS 92A.410. Notification of stockholders regarding right of dissent.

        1.     If a proposed corporate action creating dissenter's rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenter's rights under NRS 92A.300 to 92A.500, inclusive. If the domestic corporation concludes that dissenter's rights are or may be available, a copy of NRS 92A.300 to 92A.500, inclusive, must accompany the meeting notice sent to those record stockholders entitled to exercise dissenter's rights.

        2.     If the corporate action creating dissenter's rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenter's rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

NRS 92A.420. Prerequisites to demand for payment for shares.

        1.     If a proposed corporate action creating dissenter's rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights with respect to any class or series of shares:

          (a)   Must deliver to the subject corporation, before the vote is taken, written notice of the stockholder's intent to demand payment for his or her shares if the proposed action is effectuated; and

          (b)   Must not vote, or cause or permit to be voted, any of his or her shares of such class or series in favor of the proposed action.

        2.     If a proposed corporate action creating dissenter's rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenter's rights with respect to any class or series of shares must not consent to or approve the proposed corporate action with respect to such class or series.

        3.     A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his or her shares under this chapter.

NRS 92A.430. Dissenter's notice: Delivery to stockholders entitled to assert rights; contents.

        1.     The subject corporation shall deliver a written dissenter's notice to all stockholders of record entitled to assert dissenter's rights in whole or in part, and any beneficial stockholder who has previously asserted dissenter's rights pursuant to NRS 92A.400.

        2.     The dissenter's notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:

          (a)   State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

          (b)   Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

          (c)   Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not the person acquired beneficial ownership of the shares before that date;

          (d)   Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and

          (e)   Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.440. Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.

        1.     A stockholder who receives a dissenter's notice pursuant to NRS 92A.430 and who wishes to exercise dissenter's rights must:

          (a)   Demand payment;

          (b)   Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

          (c)   Deposit the stockholder's certificates, if any, in accordance with the terms of the notice.

        2.     If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder's shares as after-acquired shares under NRS 92A.470.

        3.     Once a stockholder deposits that stockholder's certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.

        4.     A stockholder who has complied with subsection 1 may nevertheless decline to exercise dissenter's rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter's notice pursuant to NRS 92A.430. A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation's written consent.

        5.     The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his or her shares under this chapter.

        NRS 92A.450. Uncertificated shares: Authority to restrict transfer after demand for payment.    The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

NRS 92A.460. Payment for shares: General requirements.

        1.     Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of the dissenter's shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

          (a)   Of the county where the subject corporation's principal office is located;

          (b)   If the subject corporation's principal office is not located in this State, in the county in which the corporation's registered office is located; or

          (c)   At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office.

        The court shall dispose of the complaint promptly.

        2.     The payment must be accompanied by:

          (a)   The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

          (b)   A statement of the subject corporation's estimate of the fair value of the shares; and

          (c)   A statement of the dissenter's rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation's obligations under this chapter.

NRS 92A.470. Withholding payment for shares acquired on or after date of dissenter's notice: General requirements.

        1.     A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter's notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed action.

        2.     To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall notify the dissenters described in subsection 1:

          (a)   Of the information required by paragraph (a) of subsection 2 of NRS 92A.460;

          (b)   Of the subject corporation's estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;

          (c)   That they may accept the subject corporation's estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;

          (d)   That those stockholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and

          (e)   That those stockholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480 shall be deemed to have accepted the subject corporation's offer.

        3.     Within 10 days after receiving the stockholder's acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder who agreed to accept the subject corporation's offer in full satisfaction of the stockholder's demand.

        4.     Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder described in paragraph (e) of subsection 2.

NRS 92A.480. Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.

        1.     A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter's own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460. A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his or her shares and interest due.

        2.     A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter's stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation's payment or offer of payment under NRS 92A.460 or 92A.470 and is entitled only to the payment made or offered.

NRS 92A.490. Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

        1.     If a demand for payment pursuant to NRS 92A.480 remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant to NRS 92A.480 plus interest.

        2.     A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State. If the principal office of the subject corporation is not located in this State, the right to dissent arose from a merger, conversion or exchange and the principal office of the surviving entity, resulting entity or the entity whose shares were acquired, whichever is applicable, is located in this State, it shall commence the proceeding in the county where the principal office of the surviving entity, resulting entity or the entity whose shares were acquired is located. In all other cases, if the principal office of the subject corporation is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation's registered office is located.

        3.     The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

        4.     The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

        5.     Each dissenter who is made a party to the proceeding is entitled to a judgment:

          (a)   For the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the subject corporation; or

          (b)   For the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

NRS 92A.500. Assessment of costs and fees in certain legal proceedings.

        1.     The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

        2.     The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

          (a)   Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

          (b)   Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

        3.     If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

        4.     In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

        5.     To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.

        6.     This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68.

PRELIMINARY COPY SPECIAL MEETING OF STOCKHOLDERS OF AFFINITY GAMING [ * ], 2016 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/17361 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00030300300000000000 5 the execution of this proxy of the Notice of Special Meeting of Stockholders. changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1 Merger Proposal: To approve the adoption of the Agreement and Plan of Merger, dated as of August 22, 2016, among Z Capital Affinity Owner, LLC, Affinity Merger Sub, Inc., and Affinity (as it may be amended from time to time). 2 Merger-Related Compensation Proposal: To approve, on an advisory (non-binding) basis, the payment of certain compensation to our named executive officers in connection with the merger. 3. Adjournment Proposal: To approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Proposal. The undersigned acknowledges receipt from the company before Stockholders and a Proxy Statement for the Special Meeting of To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate:

- 0 AFFINITY GAMING SPECIAL MEETING OF STOCKHOLDERS To be held at the offices of: Morrison & Foerster LLP 250 West 55th Street New York, NY 10019 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AFFINITY GAMING The undersigned appoints David Reganato and Eric V. Tanjeloff as proxies, each with full power of substitution to vote all shares of common stock of Affinity Gaming (the "Company") which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company scheduled to be held on [-], 2016 at [-] Eastern Daylight Time at the offices of Morrison & Foerster LLP, 250 West 55th Street, New York, NY 10019 (including any adjournments or postponements thereof and any meeting called in lieu thereof, the "Special Meeting"). The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorney and proxy, his substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorney and proxy or his substitutes with respect to any other matters as may properly come before the Special Meeting. IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS. (Continued and to be signed on the reverse side) 14475 1.1